                                                Filed pursuant to Rule 424(b)(3)
                                                Registration File No. 333-52667

                            KIMCO REALTY CORPORATION
                                      AND
                              THE PRICE REIT, INC.
                             JOINT PROXY STATEMENT

                            KIMCO REALTY CORPORATION
                                   PROSPECTUS

    This Joint Proxy Statement and Prospectus (the 'Joint Proxy Statement/ Prospectus') is being furnished to the holders of shares of common stock, par value $.01 per share (the 'Kimco Common Stock'), of Kimco Realty Corporation, a Maryland corporation ('Kimco'), in connection with the solicitation of proxies by the Board of Directors of Kimco for use at the 1998 Annual Meeting of Stockholders of Kimco to be held at 410 Park Avenue, 4th Floor Boardroom, New York, New York 10022, at 10:00 a.m., New York City time on June 19, 1998, and at any adjournments or postponements thereof (the 'Kimco Annual Meeting'). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Kimco with respect to the issuance of shares of Kimco Common Stock and depositary shares (the 'Kimco Class D Depositary Shares' and, together with the Kimco Common Stock, the 'Merger Consideration'), each of which represents a one-tenth fractional interest in a share of a new issue of 7.5% Class D Cumulative Convertible Preferred Stock, liquidation preference $250.00 per share (the 'Kimco Class D Preferred Stock'), of Kimco, to be issued to holders of common stock, par value $.01 per share (the 'Price REIT Common Stock'), of The Price REIT, Inc., a Maryland corporation ('Price REIT'), in connection with the Merger (as defined herein). Pursuant to the Merger, each share of Price REIT Common Stock will be converted (on a tax-free basis) into the right to receive a combination of Kimco Common Stock and Kimco Class D Depositary Shares intended to provide the holders of Price REIT Common Stock with not less than $45.00 of value, based on the Kimco Average Price (as defined herein) and the liquidation preference of the Kimco Class D Depositary Shares, in exchange for each share of Price REIT Common Stock converted in the Merger. No assurance, however, can be given that the Merger Consideration will actually have such intended value. If the actual price of the Kimco Common Stock on the closing date of the Merger is less than the Kimco Average Price, then the Merger Consideration may have, on such date, a value less than $45.00. See 'Description of Kimco Securities.' Assuming the Kimco Average Price is $35.00, Price REIT stockholders will receive
(i) one share of Kimco Common Stock and (ii) 0.40 Kimco Class D Depositary Shares. The Merger Consideration is subject to adjustment depending on the Kimco Average Price. Examples of the Merger Consideration, assuming various Kimco Average Prices, are set forth herein. See 'Summary--Conversion of Securities' and 'The Merger Agreement--Pre-Closing Adjustments.' The dividend rate on the Kimco Class D Depositary Shares will be the greater of (i) 7.5% per annum or
(ii) the dividend on the shares of Kimco Common Stock into which a Kimco Class D Depositary Share is convertible plus $0.0275 quarterly.

    The Kimco Class D Depositary Shares will be convertible into Kimco Common Stock at a conversion price of $40.25 per share, subject to certain adjustments,

at any time by the holder and may be redeemed by Kimco at the conversion price in shares of Kimco Common Stock at any time after the third anniversary of the Merger if, for any 20 trading days during a rolling period of 30 consecutive trading days, the Kimco Common Stock closing price exceeds $48.30, subject to adjustment. Such adjustments are described in this Joint Proxy Statement/Prospectus. See 'Description of Kimco Securities--Kimco Class D Depositary Shares.'

    Since the determination of the Merger Consideration will not occur until after the date of this Joint Proxy Statement/Prospectus, holders of Price REIT Common Stock will be able to obtain the exact Merger Consideration that they may receive in exchange for their Price REIT Common Stock by calling (888) 212-7101 on or after June 11, 1998.

    Kimco Common Stock is traded on the New York Stock Exchange, Inc. (the 'NYSE') under the symbol 'KIM.' On May 12, 1998, the closing price for Kimco Common Stock as reported by the NYSE Composite Tape was $39.00 per share. At the Kimco Annual Meeting, Kimco stockholders will be asked to (i) approve the issuance of the Merger Consideration in connection with the Merger (the 'Kimco Share Proposal'), (ii) elect six Directors to serve for a term of one year and until their successors are duly elected and qualified, (iii) consider and vote on a proposal to approve and adopt the 1998 Equity Participation Plan of Kimco Realty Corporation (the 'Kimco 1998 Equity Participation Plan'), (iv) to consider and vote upon the postponement or adjournment of the Kimco Annual Meeting in order to solicit additional votes for the Kimco Share Proposal (the 'Kimco Adjournment Proposal') if the Chairman of the Kimco Annual Meeting determines that there are not sufficient votes to approve the Kimco Share Proposal and (v) consider and vote upon any other matters that may properly come before the Kimco Annual Meeting or any adjournments or postponements thereof.

    This Joint Proxy Statement/Prospectus is also being furnished to the holders of Price REIT Common Stock in connection with the solicitation of proxies by the Board of Directors of Price REIT for use at a Special Meeting of Stockholders of Price REIT to be held at the Town and Country Resort Hotel, Regency Hall, 500 Hotel Circle North, San Diego, California on June 19, 1998, at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof (the 'Price REIT Special Meeting').

    This Joint Proxy Statement/Prospectus relates to the proposed merger (the 'Merger') of Price REIT with and into REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ('Merger Sub'), pursuant to the Agreement and Plan of Merger, dated as of January 13, 1998, as amended as of March 5, 1998 and May 14, 1998 (the 'Merger Agreement'), among Kimco, Merger Sub and Price REIT. Upon completion of the Merger, the separate corporate existence of Price REIT will cease and Merger Sub will be the surviving corporation in the Merger (sometimes hereinafter referred to as the 'Surviving Corporation'). Consummation of the Merger is subject to various conditions (which must be satisfied or waived), including approval of the Merger by the holders of a majority of the outstanding shares of Price REIT Common Stock at the Price REIT Special Meeting, and approval of the Kimco Share Proposal by the holders of a majority of the votes cast at the Kimco Annual Meeting; provided that the total vote cast at the Kimco Annual Meeting represents over 50% in interest of all Kimco Common Stock entitled to vote on the Kimco Share Proposal.


    Holders of Price REIT Common Stock will also be asked to consider and vote upon the postponement or adjournment of the Price REIT Special Meeting in order to solicit additional votes for the Merger (the 'Price REIT Adjournment Proposal') if the Chairman of the Price REIT Special Meeting determines that there are not sufficient votes to approve the Merger. No other business may be transacted at the Price REIT Special Meeting or at any adjournments or postponements thereof.

    SEE 'RISK FACTORS' BEGINNING ON PAGE 22 FOR A DISCUSSION OF THE MATERIAL RISKS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER DESCRIBED HEREIN AND THE SECURITIES OFFERED HEREBY.

    All information contained in this Joint Proxy Statement/Prospectus with respect to Kimco and Merger Sub has been provided by Kimco. All information contained in this Joint Proxy Statement/Prospectus with respect to Price REIT has been provided by Price REIT.

    This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Kimco and Price REIT on or about May 18, 1998. A stockholder of Kimco or Price REIT who has given a proxy may revoke it at any time prior to its exercise.

                            ------------------------

THE SECURITIES ISSUABLE PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE
  NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
    OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Joint Proxy Statement/Prospectus is May 15, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KIMCO, MERGER SUB OR PRICE REIT. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Summary and under the captions 'Risk Factors,' 'The Merger--Kimco's Reasons for the Merger; Positive and Negative Factors Considered,' '--Recommendation of the Board of Directors of Kimco,' '--Opinion of Kimco's Financial Advisor,' '--Price REIT's Reasons for the Merger; Positive and Negative Factors Considered,' '--Recommendation of the Board of Directors of Price REIT,' '--Opinion of Price REIT's Financial Advisor' and elsewhere in this Joint Proxy Statement/Prospectus constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Kimco, Price REIT and the Surviving Corporation or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, affect demand for rental space, availability and creditworthiness of prospective tenants, rental rates and the availability of financing; adverse changes in the real estate markets including, among other things, competition with other companies; risks of real estate development and acquisition; governmental actions and initiatives; environmental/safety requirements; and other changes and factors referenced in this Joint Proxy Statement/Prospectus. See 'Risk Factors.'

                             AVAILABLE INFORMATION

     Kimco and Price REIT are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Website is http://www.sec.gov. Material filed by Kimco and Price REIT can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Kimco Common Stock and Price REIT Common Stock are listed.

     Kimco has filed with the Commission a Registration Statement on Form S-4 (the 'Registration Statement') (of which this Joint Proxy Statement/Prospectus is a part) under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the securities offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted

                                       ii
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as permitted by the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding Kimco and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Kimco and Price REIT with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

Kimco (Commission File No. 1-10899):

     1. Annual Report on Form 10-K for the year ended December 31, 1997 filed March 26, 1998, as amended on Form 10-K/A filed April 29, 1998; and

     2. Current Reports on Form 8-K filed January 21, 1998, January 22, 1998, January 30, 1998, March 12, 1998, April 15, 1998 and May 6, 1998 and the amendment to the Current Report on Form 8-K/A filed April 21, 1998.

Price REIT (Commission File No. 1-13432):

     1. Annual Report on Form 10-K for the year ended December 31, 1997 filed March 27, 1998; and

     2. Current Reports on Form 8-K filed January 21, 1998 and March 11, 1998, the amendments to Current Reports on Form 8-K/A filed May 9, 1997, July 24, 1997, November 7, 1997 and December 29, 1997 and the amendment to Current Report on Form 8-K/A filed May 5, 1998.

     In addition, all reports and other documents filed by each of Kimco and

Price REIT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Kimco Annual Meeting and the Price REIT Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO, IN THE CASE OF DOCUMENTS RELATING TO KIMCO, KIMCO REALTY CORPORATION, 3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NEW YORK, 11042-0020, ATTENTION BRUCE M. KAUDERER (TELEPHONE NO. (516) 869-9000), OR, IN THE CASE OF DOCUMENTS RELATING TO PRICE REIT, THE PRICE REIT, INC., 7979 IVANHOE AVENUE, SUITE 524, LA JOLLA, CALIFORNIA 92037, ATTENTION GEORGE M. JEZEK (TELEPHONE NO. (619) 551-2320). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 12, 1998. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                                      iii


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                               TABLE OF CONTENTS

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
SUMMARY..................................................................................................      1
  The Companies..........................................................................................      1
  Risk Factors...........................................................................................      3
  Interests of Certain Persons in the Merger; Possible Conflicts of Interest.............................      5
  The Meetings...........................................................................................      6
  The Kimco Annual Meeting...............................................................................      6
  The Merger.............................................................................................      8
  The Merger Consideration...............................................................................     14
  Federal Income Tax Consequences........................................................................     17
  Comparative Rights of Stockholders.....................................................................     17
  Material Contracts Between Price REIT and Kimco........................................................     17
  Summary Historical and Unaudited Pro Forma Combined Financial Data.....................................     18

RISK FACTORS.............................................................................................     22
  Additional Leverage of Combined Entity.................................................................     22
  Relationship of Kimco Common Stock to Outstanding Preferred Stock......................................     22
  Decrease in Distributions Per Share to Holders of Price REIT Common Stock..............................     22
  Possible Conflicts of Interest; Benefits to Certain Price REIT Directors and Officers..................     22
  Real Estate Investment Risks...........................................................................     22
  Venture Stores, Inc....................................................................................     23
  Risks Relating To Realization Of Benefits..............................................................     23
  Dependence On Key Personnel............................................................................     23
  Possible Adverse Effects On Stock Price Arising From Shares Available For Future Sale..................     23
  Impact Of Interest Rates And Other Factors On Stock Price..............................................     23
  Potential Stock Price Fluctuations.....................................................................     23
  No Appraisal Rights....................................................................................     23
  Adverse Consequences of Failure to Qualify as a REIT...................................................     24
  Possible Environmental Liabilities.....................................................................     24
  Ownership Limits.......................................................................................     24
  Control and Influence by Significant Stockholder.......................................................     25

COMPARATIVE PER SHARE DATA...............................................................................     26

COMPARATIVE MARKET DATA..................................................................................     27

KIMCO ANNUAL MEETING.....................................................................................     28
  Purpose of the Kimco Annual Meeting....................................................................     28
  Record Date; Voting Rights; Proxies....................................................................     28
  Solicitation of Kimco Proxies..........................................................................     29
  Quorum.................................................................................................     29
  Required Vote..........................................................................................     29


PRICE REIT SPECIAL MEETING...............................................................................     30
  Purpose of the Price REIT Special Meeting..............................................................     30
  Record Date; Voting Rights; Proxies....................................................................     30
  Solicitation of Price REIT Proxies.....................................................................     30
  Quorum.................................................................................................     31
  Required Vote..........................................................................................     31

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                         TABLE OF CONTENTS--(CONTINUED)

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
THE COMPANIES............................................................................................     32
  Kimco..................................................................................................     32
  Price REIT.............................................................................................     33
  Merger Sub.............................................................................................     34
  Combined Entity........................................................................................     34

RECENT DEVELOPMENTS......................................................................................     35
  Kimco..................................................................................................     35
  Price REIT.............................................................................................     36
  Impact of Year 2000....................................................................................     37

THE MERGER...............................................................................................     38
  General................................................................................................     38
  Background of the Merger...............................................................................     38
  Kimco's Reasons for the Merger; Positive and Negative Factors Considered...............................     41
  Recommendation of the Board of Directors of Kimco......................................................     42
  Opinion of Kimco's Financial Advisor...................................................................     43
  Price REIT's Reasons for the Merger; Positive and Negative Factors Considered..........................     48
  Recommendation of the Board of Directors of Price REIT.................................................     49
  Opinion of Price REIT's Financial Advisor..............................................................     50
  Interests of Certain Persons in the Merger; Possible Conflicts of Interest.............................     55
  Accounting Treatment...................................................................................     56
  Regulatory Approval....................................................................................     56
  Resale Restrictions....................................................................................     57
  No Appraisal Rights....................................................................................     57


THE MERGER AGREEMENT.....................................................................................     57
  Terms of the Merger....................................................................................     57
  Conversion of Price REIT Common Stock..................................................................     58
  Pre-Closing Adjustments................................................................................     58
  Conversion of Price REIT Preferred Stock...............................................................     59
  Kimco Special Second Quarter Dividend..................................................................     59
  Price REIT Special Second Quarter Dividend.............................................................     60
  Exchange of Price REIT Stock Certificates..............................................................     60
  Representations and Warranties.........................................................................     61
  Certain Covenants......................................................................................     61
  No Solicitation of Transactions........................................................................     63
  Stock Exchange Listing.................................................................................     63
  Indemnification........................................................................................     64
  Insurance..............................................................................................     64
  Governance.............................................................................................     64
  Employees..............................................................................................     64
  Conditions to the Merger...............................................................................     64
  Termination............................................................................................     65
  Break-Up Fees and Expenses.............................................................................     66
  Amendment and Waiver...................................................................................     67

FEDERAL INCOME TAX CONSEQUENCES..........................................................................     68
  Federal Income Tax Consequences........................................................................     68
  Taxation of Kimco Stockholders.........................................................................     72
PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET............................................................     77

                                       v
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                         TABLE OF CONTENTS--(CONTINUED)

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

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME......................................................     80

MATERIAL CONTRACTS BETWEEN KIMCO AND PRICE REIT..........................................................     83

COMPARISON OF STOCKHOLDER RIGHTS.........................................................................     83
  Maryland Control Share Statute.........................................................................     83
  Amendment of Charter...................................................................................     83
  Notice of Adjournment..................................................................................     83
  Special Meetings.......................................................................................     84
  Voting Rights..........................................................................................     84
  Directors..............................................................................................     84
  Dividends and Other Distributions......................................................................     84
  Transactions with Directors, Officers and Affiliates...................................................     85
  Ownership Limits.......................................................................................     85
  Investment Policy......................................................................................     85


DESCRIPTION OF KIMCO SECURITIES..........................................................................     86
  General................................................................................................     86
  Kimco Common Stock.....................................................................................     86
  Kimco Class D Depositary Shares........................................................................     87
  Kimco Class D Preferred Stock..........................................................................     89
  Kimco Class E Preferred Stock..........................................................................     92
  Kimco Outstanding Depositary Shares....................................................................     93
  Kimco Outstanding Preferred Stock......................................................................     93
  Ownership Limit; Restrictions on Transfer..............................................................     95
  Certain Provisions of the Kimco Charter and Kimco Bylaws and of Maryland Law...........................     98
  Maryland Business Combination Law......................................................................     98
  Control Share Acquisitions.............................................................................     98
  Kimco Dividend Reinvestment Plan.......................................................................     98

ELECTION OF KIMCO DIRECTORS..............................................................................     99
  Information Regarding Nominees.........................................................................     99
  Committees of the Board of Directors...................................................................    100
  Compensation of Directors..............................................................................    100
  Vote Required..........................................................................................    101
  Security Ownership of Certain Beneficial Owners and Management.........................................    101
  Executive Compensation and Transactions with Management and Others.....................................    103
  Kimco Option Grants in Last Fiscal Year................................................................    104
  Kimco Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values................    104
  Compensation Committee Interlocks and Insider Participation............................................    105
  Report of the Executive Compensation Committee of Kimco on Executive Compensation......................    106
  Performance Graph......................................................................................    109
  Stock Option Plan......................................................................................    110
  401(k) Plan............................................................................................    110
  Certain Relationships and Related Transactions.........................................................    110
  Independent Public Accountants.........................................................................    111
  Section 16(a) Beneficial Ownership Reporting Compliance................................................    112

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
PROPOSAL TO APPROVE KIMCO 1998 EQUITY PARTICIPATION PLAN.................................................    112
  Kimco 1998 Equity Participation Plan...................................................................    112
  Administration.........................................................................................    112
  Eligibility............................................................................................    113
  Awards under the Kimco 1998 Equity Participation Plan..................................................    113
  Securities Laws and Federal Income Taxes...............................................................    113
  Vote Required..........................................................................................    114

ADJOURNMENT PROPOSALS....................................................................................    114
  Kimco Adjournment Proposal.............................................................................    114

  Price REIT Adjournment Proposal........................................................................    115


OTHER MATTERS............................................................................................    115

LEGAL MATTERS............................................................................................    115

EXPERTS..................................................................................................    115

KIMCO STOCKHOLDER PROPOSALS..............................................................................    115

LOCATION OF DEFINED TERMS................................................................................    116

ANNEX A--MERGER AGREEMENT................................................................................    A-1
  Original Agreement
  First Amendment
  Second Amendment

ANNEX B--OPINION OF JEFFERIES & COMPANY, INC.............................................................    B-1

ANNEX C--OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED...................................    C-1

ANNEX D--KIMCO 1998 EQUITY PARTICIPATION PLAN............................................................    D-1

                                      vii

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

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Agreement and Plan of Merger dated as of January 13, 1998, as amended as of March 5, 1998 and May 14, 1998 (the 'Merger Agreement'), among Kimco Realty Corporation ('Kimco'), REIT Sub, Inc., a wholly owned subsidiary of Kimco ('Merger Sub'), and The Price REIT, Inc. ('Price REIT'), and the proposed merger of Price REIT with and into Merger Sub (the 'Merger'), and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Joint Proxy Statement/Prospectus. Stockholders of Kimco and Price REIT should read carefully this Joint Proxy Statement/Prospectus in its entirety. See 'Location of Defined Terms' beginning on page 116 for the location of the definitions of certain terms used in this Joint Proxy Statement/Prospectus.

THE COMPANIES

Kimco

     Kimco began operations through a predecessor in 1966, and today Kimco believes, based upon its review of industry publications and other publicly available sources, that it is one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area ('GLA')). Kimco's neighborhood and community shopping center properties are designed to attract local area customers and typically are anchored by a supermarket, discount department store or drugstore tenant offering day-to-day necessities rather than high-priced luxury items. As of February 1, 1998, Kimco's portfolio was comprised of 339 property interests, including 273 neighborhood and community shopping center properties, two regional malls, 62 retail store leases, a leased parcel of undeveloped land and a distribution center comprising, in total, approximately 41.7 million square feet of GLA, located in 37 states.

     As of February 1, 1998, Kimco's portfolio included approximately 35.8 million square feet of GLA in 273 neighborhood and community shopping center properties and two regional malls, located in 30 states ('Total Shopping Center GLA'). Neighborhood and community shopping centers comprise the primary focus of Kimco's current portfolio, representing approximately 97% of Kimco's Total Shopping Center GLA. As of February 1, 1998, approximately 90% of Kimco's neighborhood and community shopping center space was leased, and the average annualized base rent per leased square foot of the neighborhood and community shopping center portfolio was $6.37.

     In addition to its neighborhood and community shopping center portfolio, as of February 1, 1998, Kimco had interests in retail store leases totaling approximately 5.6 million square feet of anchor store premises in 62 neighborhood and community shopping centers located in 24 states. As of February 1, 1998, approximately 98% of these premises had been sublet to retailers that lease the stores pursuant to net lease agreements providing for average annualized base rental payments to Kimco of $3.73 per square foot. Kimco's average annualized base rental obligation pursuant to its retail store leases with the fee owners of such subleased premises is approximately $2.74 per square foot. The average remaining primary term of Kimco's retail store leases (and similarly the remaining primary terms of its sublease agreements with the tenants currently leasing such space) is approximately 4.8 years, excluding options to renew such leases for terms which generally range from 5-25 years.

     Kimco's investment objective has been to increase cash flow, current income and consequently the value of its existing portfolio of properties, and to seek continued growth through (i) the strategic retenanting, renovation and expansion of its existing centers, and (ii) the selective acquisition of established income-producing real estate properties, and properties requiring significant re-tenanting and redevelopment, primarily in neighborhood and community shopping centers in geographic regions in which Kimco presently operates. Kimco intends to consider investments in other real estate sectors and in geographic markets where it does not presently operate should suitable opportunities arise.

     In view of current market conditions, Kimco has deemed it advisable to explore the creation of a new entity that would invest in real estate properties with characteristics that, in its view, would be more appropriately financed through greater leverage than Kimco traditionally uses. Such characteristics would include, but not be limited to, high grade properties with strong, stable cash flow from credit-worthy retailers. Assuming consummation of the Merger, Mr. Joseph K. Kornwasser, the current President and Chief Executive Officer of Price REIT, has entered into an employment agreement with Kimco that provides that he will be the Chairman of the Spin-Off REIT (as defined herein). In order to establish the Spin-Off REIT, it is contemplated that certain of the properties of the Combined Entity that have such characteristics would be contributed to the new entity, and a majority interest in such entity would be spun-off to stockholders of the Combined Entity with Kimco retaining the balance of the ownership interest. However, no specific properties have been identified as likely to be contributed to the Spin-Off REIT. Assuming consummation of the Merger, Kimco anticipates that the Spin-Off REIT will be created in 1998; however, no assurance regarding such timing can be given. As exploration of the Spin-Off REIT is in the preliminary stages, no determinations have yet been made by Kimco regarding the ultimate structure, size or scope of the Spin-Off REIT, and no assurances can be given that such transaction will occur.

     Kimco is self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 30 years. The executive officers are engaged in the day-to-day management and operation of real estate exclusively with Kimco, with nearly all operating functions, including leasing, legal, construction, data processing, maintenance, finance and accounting administered by Kimco.

     Kimco's executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and its telephone number is (516) 869-9000. Unless the context indicates otherwise, the term 'Kimco' as used herein is intended to include subsidiaries of Kimco.


Price REIT

     Price REIT is a self-administered and self-managed equity real estate investment trust (a 'REIT') that is primarily focused on the acquisition, development, management and redevelopment of destination retail shopping center properties known as 'power centers.' As of December 31, 1997, Price REIT owned or had interests in 37 properties, consisting of 33 power and community centers, one stand-alone retail warehouse, one project under development and two undeveloped land parcels, located in 15 states containing approximately 7.3 million square feet of GLA with approximately 540 tenants. The overall occupancy rate of the power and community centers was approximately 98.4% with an average base rent per leased square foot of $10.13 at December 31, 1997.

     Price REIT's executive offices are located at 7979 Ivanhoe Avenue, Suite 524, La Jolla, California 92037 and its telephone number is (619) 551-2320. Price REIT's administrative offices are located at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036 and its telephone number is (213) 937-8200. Unless the context indicates otherwise, the term 'Price REIT' as used herein is intended to include subsidiaries of Price REIT.

Merger Sub

     Merger Sub is a Maryland corporation, recently organized as a wholly owned subsidiary of Kimco solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger.

     Merger Sub's executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and its telephone number is (516) 869-9000.

Combined Entity

     The combined operations of Kimco and Price REIT (the 'Combined Entity') at February 1, 1998, after giving effect to the Merger, would consist of approximately 48.8 million square feet of GLA in 308 shopping center properties (comprising neighborhood and community shopping centers and power centers), two regional malls, 62 retail store leases, one stand-alone retail warehouse, one distribution center, one project under development and three undeveloped land parcels, located in 38 states. At February 1, 1998, after giving effect to the Merger, it is expected that the Combined Entity would have an average annualized base rent per leased square foot of $7.06 and an overall occupancy rate of the neighborhood and community shopping centers, power centers and malls of approximately 91.0%.

     The broad geographic diversity of the portfolio of the Combined Entity should reduce the potential adverse impact of fluctuations in local economies. The integration of Price REIT's acquisition, development and management capabilities with Kimco's construction management capabilities and related in-house legal support system should result in the Combined Entity being a more fully integrated real estate company than Kimco and Price REIT independently. As a result, the management team of the Combined Entity is expected to be more vertically integrated from a development and management perspective. The Combined Entity may also benefit from economies of scale and operating efficiencies resulting from the Merger, primarily in terms of the integration of back office facilities and regulatory compliance. In addition, the Combined Entity is expected to have an increased market capitalization, a stronger balance sheet, a larger portfolio and additional development capabilities, which may provide greater liquidity, including expanded access to the capital markets at a reduced cost, enabling it to improve its results of operations and financial position.

RISK FACTORS

     In considering whether to approve the Kimco Share Proposal or the Merger Agreement, as the case may be, stockholders of Kimco and Price REIT should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the material risks discussed under 'Risk Factors.' Such matters include:

          o Additional Leverage of Combined Entity. Holders of Price REIT Common Stock should consider that the pro forma combined outstanding indebtedness of Kimco at December 31, 1997, giving effect to the Merger, would be approximately $831 million, as compared to Price REIT's indebtedness at December 31, 1997 of approximately $300 million.

          o Relationship of Kimco Common Stock to Outstanding Preferred Stock. Outstanding issues of Kimco Preference Shares (as defined herein) will be senior to the Kimco Common Stock which will be issued in connection with the Merger with respect to distribution rights and liquidation preference.

          o Decrease in Distributions Per Share to Holders of Price REIT Common Stock. Assuming Kimco continues to make distributions at the same rate as was declared for the quarter ended December 31, 1997, and assuming the issuance of one share of Kimco Common Stock and 0.40 Kimco Class D Depositary Shares in the Merger, each holder of a share of Price REIT Common Stock converted into Merger Consideration in the Merger would be entitled to receive a quarterly distribution of $0.48 for each share of Kimco Common Stock and $0.1875 for each
            0.40 Kimco Class D Depositary Share (for an aggregate distribution of $0.6675) as compared to the $0.725 per share that was declared on each share of Price REIT Common Stock in the quarter ended December 31, 1997.

          o Possible Conflicts of Interest; Benefits to Certain Price REIT Directors and Officers. Certain officers and directors of Price REIT have certain individual interests in the Merger that are in addition to the interests of other holders of Price REIT Common Stock. Those additional individual interests may result in conflicts of interest with respect to their obligations to Price REIT in connection with the Merger and with respect to their recommendation to the holders of Price REIT Common Stock to vote FOR the Merger.


          o Real Estate Investment Risks. Following the Merger, Kimco will continue the businesses undertaken separately by Kimco and Price REIT prior to the Merger of owning, operating, managing, acquiring and developing neighborhood and community shopping centers and power centers. The business risks to be faced by Kimco after the Merger will be similar to those now faced separately by Kimco and Price REIT.

          o Venture Stores, Inc. Venture Stores, Inc. ('Venture'), a tenant which provides approximately 11.2% of Kimco's annualized base rental revenue as of February 1, 1998 (8.5% on a pro forma basis, giving effect to the Merger), has recently filed for protection under Chapter 11 of the United States Bankruptcy Code. Kimco has not received notice that Venture will be delinquent in the payment of any rents due. There can be, however, no assurance that Venture will continue to pay rents as they become due or that the trustee in bankruptcy will not reject the leases under which Venture is bound.

          o Risks Relating to Realization of Benefits. There can be no assurance that the anticipated benefits from the Merger will be realized or that the integration of Kimco and Price REIT will be successfully and timely implemented.

          o Dependence on Key Personnel. Kimco, following the Merger, will depend on the services of Messrs. Milton Cooper, Joseph K. Kornwasser, Michael J. Flynn and Jerald Friedman. Kimco and Price REIT believe that the loss of the services of any of these key personnel could have an adverse effect on Kimco.

          o Possible Adverse Effects on Stock Price Arising from Shares Available for Future Sale. Substantially all of the shares of Kimco Common Stock to be issued in the Merger to the holders of Price REIT Common Stock and holders of options to purchase Price REIT Common Stock (approximately 12,636,279 shares, subject to adjustment) and those currently outstanding will be freely tradeable by the holders thereof upon consummation of the Merger. Sales of a substantial number of shares of Kimco Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of Kimco Common Stock which could adversely impact Kimco's ability to raise additional capital in the public equity market.

          o Impact of Interest Rates and Other Factors on Stock Price. Any significant increase in market interest rates from their current levels could lead holders of Kimco Common Stock to seek higher yields through other investments, which could adversely affect the market price of the Kimco Common Stock.

          o Potential Stock Price Fluctuations.  The relative stock prices of the Kimco Common Stock and the Price REIT Common Stock on the Closing Date (as defined herein) may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger or the Kimco Share Proposal. In addition, there can be no assurance as to the prices at which the Kimco Common Stock and Kimco Class D Depositary Shares will trade after the Merger.

          o No Appraisal Rights. Under the Maryland General Corporation Law (the 'MGCL'), the holders of Price REIT Common Stock will not be entitled to appraisal rights in connection with the Merger because the Price REIT Common Stock is listed on the NYSE.

          o Adverse Consequences of Failure to Qualify as a REIT. If Kimco fails to qualify as a REIT, Kimco will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. If Price REIT failed to qualify as a REIT prior to the consummation of the Merger, Price REIT may be liable for Federal income taxes as a result of such failure and Kimco and Merger Sub would succeed to this tax liability upon the Merger.

          o Possible Environmental Liabilities. Under various Federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral.

          o Ownership Limits. As a REIT, not more than 50% in value of the outstanding shares of Kimco may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the 'Code')). In order to maintain its qualification as a REIT, the Kimco Charter (as defined herein) imposes certain limits on the ownership of Kimco capital stock, as described below. These ownership limits, as well as the ability of Kimco to issue other classes of common and preferred stock, may delay, defer or prevent a change in control of Kimco and may also
            (i) deter tender offers for the Kimco Common Stock, which offers may be attractive to the stockholders, or (ii) limit the opportunity for stockholders to receive a premium for their shares of Kimco Common Stock that might otherwise exist if an investor were attempting to assemble a block of shares in excess of the relevant ownership limit or otherwise effect a change in control of Kimco. Subject to certain exceptions specified in the Kimco Charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 2% (the 'Ownership Limit') in value of the outstanding shares of Kimco Common Stock nor may any holder acquire more than 9.8% in value or number of the outstanding shares of Kimco Class D Preferred Stock. Moreover, because of its convertibility into Kimco Common Stock, the ownership of Kimco Class D Preferred Stock would be taken into account in determining compliance with the Ownership Limit. Furthermore, as more fully set forth in the Kimco Class D Preferred Stock Articles Supplementary (the 'Kimco Class D Preferred Stock Articles Supplementary'), Kimco Class D Preferred Stock is subject to an overall restriction under which no holder may own, as a result of ownership of Kimco Class D Preferred Stock, in the aggregate, in excess of 5.0% in value of all the outstanding Kimco capital stock. The constructive ownership rules are complex and may cause Kimco Common Stock owned actually or constructively by a group of related individuals and/or entities to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 2% in value of Kimco Common Stock or less than 9.8% of Kimco Class D Preferred Stock (or the acquisition of an interest in an entity which owns Kimco Common Stock or Kimco Class D Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 2% in value of the Kimco Common Stock or 9.8% of Kimco Class D Preferred Stock, and thus subject such Kimco Common Stock or Kimco Class D Preferred Stock to the Ownership Limit or the Preferred Stock Ownership Limit (as defined herein).

          o Control and Influence by Significant Stockholder. As of May 8, 1998, Mr. Milton Cooper, Chairman and Chief Executive Officer of Kimco, and a related private corporation in which Mr. Cooper owns a controlling interest, beneficially owned in the aggregate approximately 11.3% of the shares of Kimco Common Stock. Accordingly, Mr. Cooper may continue to have substantial influence over Kimco and on the outcome of any matters submitted to Kimco's stockholders for approval.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST

     In considering the recommendation of the Board of Directors of Price REIT with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain officers and directors of Price REIT have individual interests in the Merger that are in addition to the interests of other holders of Price REIT Common Stock. Those additional individual interests may result in conflicts of interest with respect to their obligations in connection with the Merger and with respect to their recommendation to the holders of Price REIT Common Stock to vote FOR the Merger. Those interests include the following: (i) certain employees and directors of Price REIT will receive Kimco Common Stock and Kimco Class D Depositary Shares, in the same proportion as such securities are issued as Merger Consideration to holders of Price REIT Common Stock generally as consideration for the cancellation of their options to purchase shares of Price REIT Common Stock; (ii) Joseph K. Kornwasser, President and Chief Executive Officer and a Director of Price REIT, will become a member of the Board of Directors of Kimco, Senior Executive Vice President of Kimco and, in the event that Kimco proceeds with its contemplated 'leveraged REIT' affiliate (the 'Spin-Off REIT'), the occurrence of which is not assured, Chairman of the Spin-Off REIT, pursuant to a three-year employment agreement providing for an annual base salary of $425,000 per year and an annual bonus equal to $225,000, and will be granted options to purchase 250,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the date of the closing of the Merger (the 'Closing Date') (and options to acquire shares of common stock of the Spin-Off REIT, the exercise price of which will equal the distribution value for tax purposes of the underlying shares at the time of such distribution ('Spin-Off REIT Options'), equal to 1.5% of the outstanding (not-fully diluted) common shares of the Spin-Off REIT immediately following their contemplated distribution to Kimco stockholders ('Spin-Off REIT Outstanding Stock')); (iii) Jerald Friedman, Senior Executive Vice President and Chief Operating Officer of Price REIT, will become Executive Vice President of Kimco pursuant to a three-year employment agreement providing for an annual base salary of $300,000 per year and an annual bonus equal to $150,000, and will be granted options to purchase 100,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the Closing Date (and Spin-Off REIT Options to acquire 0.40% of the Spin-Off REIT Outstanding Stock); (iv) Lawrence M. Kronenberg, Executive Vice President--Finance of Price REIT, will become a Vice President of Kimco and Chief Financial Officer of the Spin-Off REIT, in the event of its occurrence, pursuant to a three-year employment agreement providing for an annual base salary of $190,000 per year and an annual bonus equal to $90,000, and will be granted options to purchase 50,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the Closing Date (and Spin-Off REIT Options to acquire 0.25% of the Spin-Off REIT Outstanding Stock);
(v) George M. Jezek, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Price REIT, will be entitled to receive a severance payment in the amount of $199,452 under his employment agreement with Price REIT; and (vi) directors and officers of Price REIT will be provided with certain indemnification rights under the bylaws of the Surviving Corporation. See 'The Merger--Interests of Certain Persons in the Merger; Possible Conflicts of Interest' for additional information relating to such interests.

THE MEETINGS

     Time, Place and Date

     The 1998 Kimco Annual Meeting will be held at 410 Park Avenue, 4th Floor Boardroom, New York, New York 10022 on June 19, 1998 at 10:00 a.m., New York City time.

     The Price REIT Special Meeting will be held at the Town and Country Resort Hotel, Regency Hall, 500 Hotel Circle North, San Diego, California on June 19, 1998 at 10:00 a.m., Pacific time.

Purpose of the Meetings

     The Kimco Annual Meeting
     At the Kimco Annual Meeting, holders of Kimco Common Stock will be asked to:


          1. Approve the Kimco Share Proposal pursuant to which Kimco will issue Kimco Common Stock and Kimco Class D Depositary Shares, each of which represents a one-tenth fractional interest in a share of Kimco Class D Preferred Stock, in connection with the Merger, the terms and conditions of which are set forth in the Merger Agreement. Pursuant to the Merger, each share of Price REIT Common Stock will be converted (on a tax-free basis) into the right to receive a combination of Kimco Common Stock and Kimco Class D Depositary Shares intended to provide the holders of Price REIT Common Stock with not less than $45.00 of value, based on the Kimco Average Price (as defined herein) and the liquidation preference of the Kimco Class D Depositary Shares, in exchange for each share of Price REIT Common Stock converted in the Merger. No assurance, however, can be given that the Merger Consideration will actually have such intended value. If the actual price of the Kimco Common Stock on the closing date of the Merger is less than the Kimco Average Price, then the Merger Consideration may have, on such date, a value less than $45.00. Assuming the Kimco Average Price is $35.00, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock and (ii) 0.40 Kimco Class D Depositary Shares. The Merger Consideration is subject to adjustment depending on the Kimco Average Price. Examples of the Merger Consideration, assuming various Kimco Average Prices, are set forth herein. See 'Summary--Conversion of Securities' and 'The Merger Agreement--Pre-Closing Adjustments.' The dividend rate on the Kimco Class D Depositary Shares will be the greater of
     (i) 7.5% per annum or (ii) the dividend on the shares of Kimco Common Stock into which a Depositary Share is convertible plus $0.0275 quarterly. The Kimco Class D Depositary Shares will be convertible into Kimco Common Stock at a conversion price of $40.25 per share, subject to certain adjustments, at any time by the holder and may be redeemed by Kimco at the conversion price in shares of Kimco Common Stock at any time after the third anniversary of the Merger if, for any 20 trading days during a rolling period of 30 consecutive trading days, the Kimco Common Stock closing price exceeds $48.30, subject to adjustment. Such adjustments are described in this Joint Proxy Statement/Prospectus.

          2. Elect six Directors to serve for a term of one year and until their successors are duly elected and qualified.

          3. Consider and vote on a proposal to approve and adopt the Kimco 1998 Equity Participation Plan.

          4. Consider and vote upon the Kimco Adjournment Proposal if the Chairman of the Kimco Annual Meeting determines that there are not sufficient votes to approve the Kimco Share Proposal.

          5. Consider and vote upon any other matters that may properly come before the Kimco Annual Meeting.

     THE BOARD OF DIRECTORS OF KIMCO HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE KIMCO SHARE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT KIMCO STOCKHOLDERS VOTE FOR APPROVAL OF THE KIMCO SHARE PROPOSAL. SEE 'THE MERGER--BACKGROUND OF THE MERGER', '--KIMCO'S REASONS FOR THE MERGER; POSITIVE AND NEGATIVE FACTORS CONSIDERED' AND '--RECOMMENDATION OF THE BOARD OF DIRECTORS OF KIMCO.' THE BOARD OF DIRECTORS OF KIMCO ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES FOR THE BOARD OF DIRECTORS OF KIMCO SET FORTH IN

THIS JOINT PROXY STATEMENT/PROSPECTUS, FOR THE APPROVAL OF THE KIMCO 1998 EQUITY PARTICIPATION PLAN AND FOR THE APPROVAL OF THE KIMCO ADJOURNMENT PROPOSAL.

     The Price REIT Special Meeting

     At the Price REIT Special Meeting, holders of Price REIT Common Stock will be asked (i) to consider and vote upon a proposal to approve the Merger, the terms and conditions of which are set forth in the Merger Agreement, and the consummation of the transactions contemplated thereby and (ii) to consider and vote upon the Price REIT Adjournment Proposal if the Chairman of the Price REIT Special Meeting determines that there are not sufficient votes to approve the Merger.

     No other business may be transacted at the Price REIT Special Meeting or at any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF PRICE REIT HAS UNANIMOUSLY DECLARED THE MERGER ADVISABLE, HAS APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PRICE REIT COMMON STOCK VOTE TO APPROVE THE MERGER AND VOTE TO APPROVE THE PRICE REIT ADJOURNMENT PROPOSAL. SEE 'THE MERGER--BACKGROUND OF THE MERGER', '--PRICE REIT'S REASONS FOR THE MERGER; POSITIVE AND NEGATIVE FACTORS CONSIDERED,' '--RECOMMENDATION OF THE BOARD OF DIRECTORS OF PRICE REIT,' '--INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST' AND 'ADJOURNMENT PROPOSALS--PRICE REIT ADJOURNMENT PROPOSAL.'

  Votes Required; Record Date

     Kimco. Holders of Kimco Common Stock are entitled to one vote per share. Each of the Kimco Share Proposal and the approval of the Kimco 1998 Equity Participation Plan requires approval, in each case, by the affirmative vote of the holders of a majority of the votes cast at the Kimco Annual Meeting; provided that the total vote cast at the Kimco Annual Meeting, in each case, represents over 50% in interest of all Kimco Common Stock entitled to vote on such proposal. Directors are elected by vote of a plurality of the shares of Kimco Common Stock present, in person or by proxy, and entitled to vote at the Kimco Annual Meeting. The approval of the Kimco Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Kimco Common Stock represented at the Kimco Annual Meeting, whether or not a quorum is present. Only holders of Kimco Common Stock at the close of business on May 8, 1998 (the 'Kimco Record Date') will be entitled to notice of and to vote at the Kimco Annual Meeting. As of the Kimco Record Date, directors and executive officers of Kimco and their affiliates, all of whom have indicated that they will vote for the Kimco Share Proposal, for each of the nominees for the Board of Directors set forth in this Joint Proxy Statement/Prospectus, for the approval of the Kimco 1998 Equity Participation Plan and for the Kimco Adjournment Proposal, were beneficial owners of 8,109,835 shares of Kimco Common Stock, representing approximately 19.0% of the outstanding Kimco Common Stock. Accordingly, the affirmative votes by the holders of these shares may affect the outcome of the vote on each of these matters. See 'The Kimco Annual Meeting.'


     Price REIT. The Merger will require approval by the affirmative vote of the holders of a majority of the outstanding shares of Price REIT Common Stock entitled to vote thereon. The approval of the Price REIT Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Price REIT Common Stock represented at the Price REIT Special Meeting, whether or not a quorum is present. Holders of Price REIT Common Stock are entitled to one vote per share. Only holders of Price REIT Common Stock at the close of business on May 8, 1998 (the 'Price REIT Record Date') will be entitled to notice of and to vote at the Price REIT Special Meeting. As of the Price REIT Record Date, directors and executive officers of Price REIT and their affiliates, all of whom have indicated that they will vote for approval of the Merger, were beneficial owners of 878,395 shares of Price REIT Common Stock (including 15,000 shares of Price REIT Common Stock with respect to which beneficial ownership is disclaimed), representing approximately 7.1% of the outstanding shares of Price REIT Common Stock. Accordingly, the affirmative votes by the holders of these shares may affect the outcome of the vote. See 'Price REIT Special Meeting.'

THE MERGER

     The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and which is incorporated by reference herein.

  Kimco's Reasons for the Merger; Positive and Negative Factors Considered

     The factors that the Kimco Board of Directors considered in reaching its determination to approve the Merger Agreement and to recommend approval of the Kimco Share Proposal to the Kimco stockholders are that: (i) the Merger provides Kimco with the opportunity to expand significantly the size and geographic diversity of its portfolio in a single transaction, which may reduce the potential adverse impact on the overall portfolio of fluctuations in local economies and will result in a combined company that will be national in scale;
(ii) the Merger will result in the addition to the Kimco portfolio of properties viewed by the Kimco Board of Directors as being very well maintained, with strong credit quality tenants that will provide additional diversity to the Kimco tenant base; (iii) management's belief, based in part on its financial advisor's analyses, that the Merger would be accretive, on a going-forward basis, to Kimco's funds from operations per share; (iv) the integration of Price REIT's acquisition, development and management capabilities will add complementary expertise to Kimco's construction management capabilities and its related in-house legal support system; (v) the Merger will add to senior management's strength by adding complementary expertise that will facilitate Kimco's expansion into real estate development activities and increased activity in geographic areas in which Kimco does not currently have a presence; (vi) management's belief that the increased market capitalization, stronger balance sheet, the increase in the size of Kimco's portfolio and the addition of development capabilities may provide Kimco with greater liquidity, including expanded access to the capital markets at a reduced cost, enabling it to improve its results of operations and financial position; (vii) the opinion of Kimco's financial advisor that the proposed consideration to be paid by Kimco pursuant to the Merger was fair to the public common stockholders of Kimco from a financial point of view; (viii) the Merger is intended to qualify as a tax-free reorganization for Federal income tax purposes; (ix) the ability to effectuate the Merger through the issuance of equity securities; (x) the opportunities for economies of scale and operating efficiencies that should result from the Merger; and (xi) the belief of the Board of Directors of Kimco that the overall terms of the Merger Agreement are fair to Kimco.

     The Kimco Board of Directors also considered certain potentially negative factors that could arise from the proposed Merger. The material potentially negative factors considered were as follows: (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of Kimco and Price REIT; (ii) the possible adverse effects on the market for Kimco Common Stock and upon Kimco's ability to raise capital in both the public and private markets that might result if the Merger were not consummated; (iii) that, if the Merger does not occur, under certain circumstances Kimco could have to pay either $6.25 million or $12.5 million as liquidated damages to Price REIT, plus, in certain instances, expenses; (iv) that, to the extent that the Kimco Average Price is less than $33.75, the number of shares of Kimco Common Stock to be issued will be increased to arrive at a Notional Value (as defined herein) of $45.00, thereby reducing the calculation of Kimco's funds from operations ('FFO') per share (a supplemental measure considered by most industry analysts and equity REITs, including Kimco, to appropriately reflect the performance of an equity REIT, calculated in accordance with the National Association of Real Estate Investment Trusts ('NAREIT') FFO definition); and (v) the risk that the anticipated benefits of the Merger might not be fully realized. In the view of the Kimco Board of Directors, the negative factors were not sufficient, either individually or collectively, to outweigh the advantages of the Merger.

  Recommendation of the Board of Directors of Kimco

     At meetings held on January 13, 1998, March 5, 1998 and May 14, 1998 the Board of Directors of Kimco unanimously approved the Original Merger Agreement (as defined herein), the First Amendment (as defined herein) and the Second Amendment (as defined herein), respectively, and unanimously recommends a vote FOR approval of the Kimco Share Proposal by the stockholders of Kimco. The Board of Directors of Kimco believes that the terms of the Merger are fair to and in the best interests of Kimco and its stockholders. For a discussion of the factors considered by the Board of Directors in reaching its decision, see 'The Merger--Kimco's Reasons for the Merger; Positive and Negative Factors Considered' and '--Recommendation of the Board of Directors of Kimco.'


  Price REIT's Reasons for the Merger; Positive and Negative Factors Considered

     The reasons that Price REIT's Board of Directors approved the Merger Agreement and is recommending its approval are: (i) the Merger affords holders of Price REIT Common Stock a significant participation in a substantially larger and more diverse property portfolio which will also include neighborhood and community centers as well as power centers; (ii) the Merger will result in geographic diversification of the operations of Kimco and Price REIT such that the combined company will be a truly national company; (iii) as a result of the Merger, Kimco will have a more diverse tenant base, which will include major retailers and discount stores; (iv) management's belief that the increased market capitalization of Kimco following the Merger, its resulting stronger balance sheet, the increase in the size of Kimco's portfolio and the addition of development capabilities may provide Kimco following the Merger with greater access to the capital markets and a lower cost of funds, thereby facilitating further growth of what will be one of the largest non-mall retail REITs in the United States; (v) Kimco's management, construction and in-house legal capabilities will complement Price REIT's acquisition, development and management capabilities; (vi) the Merger will combine the strong senior management of Kimco and Price REIT at all levels, adding complementary expertise to Kimco that will permit the expansion into multiple shopping center product types, and will permit Kimco to focus on opportunities for existing property development, redevelopment and expansion; (vii) the value of the Merger Consideration represents a premium over the historic trading prices for Price REIT Common Stock; (viii) the opinion of Price REIT's financial advisor that the proposed consideration to be paid by Kimco pursuant to the Merger was fair to the holders of Price REIT Common Stock from a financial point of view; (ix) the Merger is intended to qualify as a tax-free reorganization for Federal income tax purposes; (x) the belief of the Price REIT Board of Directors that the overall terms of the Merger Agreement are fair to the holders of Price REIT Common Stock; (xi) the issuance of equity securities of Kimco in the Merger, including the Kimco Class D Depositary Shares, with what management believes are attractive terms, will allow holders of Price REIT Common Stock to participate in the future growth of Kimco and in the Spin-Off REIT, in the event of its occurrence; (xii) that, if the Kimco Average Price exceeds $35.00, the Notional Value (as defined herein) will exceed $45.00; and (xiii) the opportunities for economies of scale and operating efficiencies that are expected to result from the Merger.

     The Price REIT Board of Directors also considered certain potentially negative factors that could arise from the proposed Merger. The material potentially negative factors considered were as follows: (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of Kimco and Price REIT; (ii) the possible adverse effects on the market for Price REIT Common Stock and upon Price REIT's ability to raise capital in both the public and private markets that might result if the Merger were not consummated; (iii) that, if the Merger does not occur, under certain circumstances Price REIT could have to pay a fee of $12.5 million to Kimco, plus, in certain instances, expenses of up to $2 million; (iv) expectations that the distributions payable with respect to the Merger Consideration will be less than the distributions currently payable with respect to each share of Price REIT Common Stock; and (v) the risk that the anticipated benefits of the Merger might not be fully realized. In the view of the Price REIT Board of Directors, the negative factors were not sufficient, either individually or collectively, to outweigh the advantages of the Merger.

  Recommendation of the Board of Directors of Price REIT

     At a meeting held on January 13, 1998, the Board of Directors of Price REIT declared the Merger to be advisable and, by unanimous vote of those Directors present at the meeting, approved and adopted the Merger and the Original Merger Agreement. At a meeting held on March 5, 1998, the Board of Directors of Price REIT, by unanimous vote, approved and adopted the First Amendment. By unanimous written consent, the Board of Directors of Price REIT, on May 13, 1998, approved and adopted the Second Amendment. The Board of Directors of Price REIT believes that the terms of the Merger are fair to and in the best interests of Price REIT and its stockholders and unanimously recommends a vote FOR approval of the Merger by the holders of Price REIT Common Stock. For a discussion of the factors considered by the Board of Directors in reaching its decision, see 'The Merger--Price REIT's Reasons for the Merger; Positive and Negative Factors Considered' and '--Recommendation of the Board of Directors of Price REIT.'

  Conversion of Price REIT Common Stock

     Upon completion of the Merger, each share of Price REIT Common Stock issued and outstanding immediately prior to the Effective Time (as defined herein) will be converted into the right to receive:

          (A) in the event that the sum of (i) the Kimco Average Price (as hereinafter defined) and (ii) $10.00 (the sum being referred to herein as the 'Notional Value') is less than or equal to $45.00: one share of Kimco Common Stock, plus a number of Kimco Class D Depositary Shares equal to a fraction, the numerator of which is $45.00 less the Kimco Average Price and the denominator of which is $25.00; provided, however, that if the Kimco Average Price is less than $33.75, each share of Price REIT Common Stock will be converted into the right to receive 0.45 Kimco Class D Depositary Shares plus a number of shares of Kimco Common Stock equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Kimco Average Price; and

          (B) if the Notional Value is greater than $45.00: one share of Kimco Common Stock plus a number of Kimco Class D Depositary Shares equal to 0.40 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Kimco Class D Depositary Shares issued in respect of one share of Price REIT Common Stock be less than
     0.36. However, holders of Price REIT Common Stock will never receive less than $9.00 in liquidation preference of Kimco Class D Depositary Shares. Thus, as a result of the Merger, holders of Price REIT Common Stock will obtain the benefit of 50% of the increase in value of Kimco Common Stock as reflected in the Kimco Average Price between $35.00 and $37.00 and 100% of any increase above $37.00. As used herein, the 'Kimco Average Price' shall be the average of the daily high and low sales prices of the Kimco Common Stock on the NYSE as reported in The Wall Street Journal, or, if not reported thereby, by another authoritative source, during the fifteen (15) randomly selected trading days within the thirty (30) consecutive trading days ending on and including the seventh trading day immediately preceding the date of the Kimco Annual Meeting. The random selection of trading days will be made under the joint supervision of the financial advisors retained by Kimco and Price REIT in connection with the transactions contemplated by the Merger Agreement.

     Set out below, for illustrative purposes only, are seven examples of the Merger Consideration to be received by the holders of Price REIT Common Stock upon consummation of the Merger, depending on the Kimco Average Price:

          1. If the Kimco Average Price is equal to $39.00

          If the Kimco Average Price is equal to $39.00, holders of Price REIT Common Stock will receive one share of Kimco Common Stock valued at the Kimco Average Price of $39.00 and $9.00 in liquidation preference of Kimco Class D Depositary Shares, or 0.36 Kimco Class D Depositary Shares, per share of Price REIT Common Stock for a Notional Value of $48.00 (i.e., $39.00 +$9.00 = $48.00).

          2. If the Kimco Average Price is equal to $37.00

          If the Kimco Average Price is $37.00, holders of Price REIT Common Stock will receive one share of Kimco Common Stock valued at the Kimco Average Price of $37.00 and $9.00 in liquidation preference of Kimco Class D Depositary Shares, or 0.36 Kimco Class D Depositary Shares, per share of Price REIT Common Stock for a Notional Value of $46.00 (i.e., $37.00 + $9.00 = $46.00).

          3. If the Kimco Average Price is less than $37.00 but greater than $35.00

          If the Kimco Average Price is $35.50, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $35.50 and (ii) $9.75 (i.e., $10.00--$0.25 = $9.75) in
     liquidation preference of Kimco Class D Depositary Shares or 0.39 (i.e., $9.75/$25.00 = 0.39) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.25 (i.e., $35.50 + $9.75 = $45.25).

          4. If the Kimco Average Price is equal to $35.00

          If the Kimco Average Price is $35.00, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $35.00 and (ii) $10.00 in liquidation preference of Kimco Class D Depositary Shares or 0.40 (i.e., $10.00/$25.00 = 0.40) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.00 (i.e., $35.00 + $10.00 = $45.00).

          5. If the Kimco Average Price is less than $35.00, but greater than or equal to $33.75

          If the Kimco Average Price is $33.75, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $33.75 and (ii) $11.25 ($45.00 minimum value--$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or
     0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.00 (i.e., $33.75 + $11.25 = $45.00).

          6. If the Kimco Average Price is less than $33.75, but greater than or equal to $32.00

          If the Kimco Average Price is $32.00, holders of Price REIT Common Stock will receive (i) 1.05 ($33.75/$32.00) shares of Kimco Common Stock valued at the Kimco Average Price of $32.00 to deliver $33.75 of Kimco Common Stock value and (ii) $11.25 ($45.00 minimum value--$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or 0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.00 (i.e., $33.75 + $11.25 = $45.00).

          7. If the Kimco Average Price is less than $32.00

          If the Kimco Average Price is $31.00, holders of Price REIT Common Stock will receive 1.09 ($33.75/$31.00) shares of Kimco Common Stock valued at the Kimco Average Price of $31.00 to deliver $33.75 of Kimco Common Stock Value and (iii) $11.25 ($45.00 minimum value--$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or 0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a combined value of $45.00 (i.e., $33.75 + $11.25 = $45.00). Kimco, however, may elect to terminate the Merger Agreement in the event the Kimco Average Price or the closing price of Kimco Common Stock on the Closing Date or on either of the two immediately preceding business days is less than $32.00. See '--Termination.'

     SINCE THE DETERMINATION OF THE MERGER CONSIDERATION WILL NOT OCCUR UNTIL AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, HOLDERS OF PRICE REIT COMMON STOCK WILL BE ABLE TO OBTAIN THE EXACT MERGER CONSIDERATION THAT THEY MAY RECEIVE IN EXCHANGE FOR THEIR PRICE REIT COMMON STOCK BY CALLING (888) 212-7101 ON OR AFTER JUNE 11, 1998.

     As a result of the Merger, all shares of Price REIT Common Stock will cease to be outstanding and will be cancelled and retired, and each holder of a certificate representing any shares of Price REIT Common Stock (each a 'Certificate') will cease to have any rights with respect to such shares of Price REIT Common Stock, except the right to receive, without interest, the Merger Consideration and cash in lieu of fractional shares of Kimco Common Stock and/or Kimco Class D Depositary Shares upon the surrender of such Certificate.


     No fractional shares of Merger Consideration will be issued in connection with the Merger. In lieu of the issuance of any fractional shares of Merger Consideration, cash adjustments will be paid to the holders of Price REIT Common Stock in respect of any fractional shares of Merger Consideration that would otherwise be issuable.

  Conversion of Price REIT Preferred Stock

     If, prior to the merger, Price REIT has issued shares of Class A Floating Rate Cumulative Preferred Stock, liquidation preference $1,000 per share ('Price REIT Preferred Stock'), then upon completion of the Merger, each outstanding share of Price REIT Preferred Stock will be converted into the right to receive 10 Class E Depositary Shares of Kimco (the 'Kimco Class E Depositary Shares'), each of which will represent a one-tenth fractional interest in a share of a new issue of Kimco Class E Floating Rate Cumulative Preferred Stock, liquidation preference $1,000 per share ('Kimco Class E Preferred Stock'). For additional information regarding the Price REIT Preferred Stock and the Kimco Class E Preferred Stock, see 'Recent Developments--Price REIT' and 'Description of
Kimco Securities--Kimco Class E Preferred Stock.'

  Opinion of Financial Advisor to Kimco

     On January 13, 1998, Jefferies & Company, Inc. ('Jefferies') delivered its oral opinion to Kimco's Board of Directors and confirmed such opinion in writing as of the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such date, the proposed consideration to be paid by Kimco pursuant to the Merger was fair to the public common stockholders of Kimco from a financial point of view. A copy of the full text of the Jefferies

Opinion (as defined herein), which sets forth the assumptions made, procedures followed, matters considered and limits on the scope of Jefferies' review, is attached as Annex B to this Joint Proxy Statement/Prospectus, and should be read carefully in its entirety. See 'The Merger--Opinion of Kimco's Financial Advisor.'

  Opinion of Financial Advisor to Price REIT

     On January 13, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') delivered its written opinion to Price REIT's Board of Directors to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the Merger Consideration to be received by the holders of Price REIT Common Stock in the Merger was fair to such stockholders from a financial point of view. A copy of the Merrill Lynch Opinion (as defined herein), which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of Merrill Lynch's review, is attached as Annex C to this Joint Proxy Statement/Prospectus, and should be read carefully in its entirety. See 'The Merger--Opinion of Price REIT's Financial Advisor.'


  Conditions to the Merger

     The obligations of Kimco and Price REIT to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, (i) the obtaining by Kimco and Price REIT of the required stockholder approval, (ii) the absence of any material adverse change in the financial condition, business or operations of the other party (other than any such change that affects both parties in a substantially similar manner), (iii) the absence of any injunction prohibiting consummation of the Merger, (iv) the receipt of certain legal opinions with respect to the tax consequences of the Merger, (v) the receipt of certain legal opinions with respect to the organization and operation in conformity with the requirements for qualification as a REIT under the Code of Kimco and Price REIT, respectively, (vi) obtaining all material consents, authorizations, orders and approvals of governmental agencies and third parties and (vii) the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, having become effective. There is currently no intention on the part of either Kimco or Price REIT to waive any of the conditions to the Merger. If, however, either Kimco or Price REIT were to decide to waive any of these conditions, such party would consider the necessity of resoliciting its stockholders. See 'The Merger Agreement--Conditions to the Merger.'

  Effective Time of the Merger

     The Merger will become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland or at such later time, not to exceed 30 days after acceptance of the Articles of Merger for record, which Kimco and Price REIT shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the 'Effective Time'). Subject to the satisfaction (or waiver) of the other conditions to the obligations of Kimco and Price REIT to consummate the Merger, it is currently expected that the Merger will be consummated on June 19, 1998 or as soon thereafter as such conditions are satisfied (or waived).

  Kimco Special Second Quarter Dividend

     In connection with the Merger, on May 14, 1998, the Kimco Board of Directors declared a dividend (the 'Kimco Special Second Quarter Dividend') of $0.42 per share of Kimco Common Stock for the period beginning on April 1, 1998 and ending on June 18, 1998, payable on July 2, 1998 to Kimco stockholders of record on June 18, 1998, the last business day prior to the Kimco Annual Meeting. The per share amount of the Kimco Special Second Quarter Dividend represents the pro rata portion of Kimco's quarterly dividend for the second quarter of 1998 ($0.48).

  Price REIT Special Second Quarter Dividend

     In connection with the Merger, on May 13, 1998, the Price REIT Board of Directors declared a dividend (the 'Price REIT Special Second Quarter Dividend') of $0.651 per share of Price REIT Common Stock for the period beginning on April 1, 1998 and ending on June 18, 1998, payable on June 29, 1998 to holders of Price REIT Common Stock of record on June 18, 1998, the last business day prior to the Price REIT Special Meeting. The per share amount of the Price REIT

Special Second Quarter Dividend represents the pro rata portion of Price REIT's quarterly dividend for the second quarter of 1998 ($0.75).

  Exchange of Price REIT Stock Certificates

     Upon completion of the Merger, each holder of a Certificate or Certificates outstanding immediately prior to the Merger, upon the surrender thereof (duly endorsed, if required) to BankBoston, N.A. ('BankBoston'), as exchange agent (the 'Exchange Agent'), will be entitled to receive a certificate or certificates representing the number of whole shares of Kimco Common Stock and a receipt or receipts representing the number of whole Kimco Class D Depositary Shares into which such shares of Price REIT Common Stock will have been automatically converted as a result of the Merger. Upon the completion of the Merger, the holder of a certificate or certificates representing Price REIT Preferred Stock, upon surrender thereof (duly endorsed, if required) to the Exchange Agent will be entitled to receive a receipt or receipts representing Kimco Class E Depositary Shares representing the number of shares of Kimco Class E Preferred Stock into which the Price REIT Preferred Stock will have been automatically converted as a result of the Merger.

     After the consummation of the Merger, Kimco will cause the Exchange Agent to mail a letter of transmittal and instructions to all holders of record of Price REIT Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing the Merger Consideration. Certificates should not be surrendered until the letter of transmittal and instructions are received. See 'The Merger Agreement--Exchange of Certificates.'

  No Appraisal Rights

     Holders of Price REIT Common Stock are not entitled to any appraisal rights in connection with the Merger because the Price REIT Common Stock is listed on the NYSE. Under the MGCL, the holder of Price REIT Preferred Stock has appraisal rights in connection with the Merger, however the sole holder of such stock has agreed to waive such rights. See 'Recent Developments--Price REIT.'

  Termination

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Kimco Share Proposal and the Merger by the stockholders of Kimco and Price REIT, respectively, under the following circumstances, among others, (a) by the mutual consent of Kimco and Price REIT; (b) by action of either the Board of Directors of Kimco or Price REIT if (i) the Merger shall not have been consummated by June 30, 1998 (provided that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of such failure to consummate the Merger) or (ii) a meeting of Kimco's stockholders or Price REIT's stockholders shall have been duly convened and held and the approval by such stockholders of the Kimco Share Proposal or the Merger and the transactions contemplated thereby, respectively, shall not have been obtained at such meeting or any adjournment thereof; (c) by action of the Board of Directors of Price

REIT, if (i) a majority of the Board of Directors of Price REIT determines in good faith that such termination is required because a pending Acquisition Proposal (as defined herein) has been made for Price REIT, (ii) Kimco or any of its directors or officers participate in negotiations regarding an Acquisition Proposal for Kimco in breach of the terms of the Merger Agreement, (iii) there has been a breach by Kimco or Merger Sub of any representation or warranty contained in the Merger Agreement that would have or would be reasonably likely to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Kimco and its subsidiaries taken as a whole, which is not curable by June 29, 1998, or (iv) there has been a material breach by Kimco of any covenant or agreement set forth in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach; or (d) by action of the Board of Directors of Kimco if
(i) a majority of the Board of Directors of Kimco determines in good faith that such termination is required because a pending Acquisition Proposal has been made for Kimco, (ii) Price REIT or any of its directors or officers participate in negotiations regarding an Acquisition Proposal for Price REIT in breach of the terms of the Merger Agreement, (iii) there has been a breach by Price REIT of any representation or warranty contained in the Merger Agreement that would have or would be reasonably likely to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Price REIT and its subsidiaries taken as a whole, that is not curable by June 29, 1998, (iv) there has been a material breach by Price REIT of any covenant or agreement set forth in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach, or (v) the Kimco Average Price or the closing price of Kimco Common Stock on the Closing Date or on either of the two immediately preceding business days is less than $32.00. See 'The Merger Agreement--Termination.'

     In the event the Merger is not consummated for any reason, Kimco will continue to pursue its business objectives of increasing cash flow, current income and consequently the value of its existing portfolio of properties, and to seek continued growth through (i) the strategic re-tenanting, renovation and expansion of its existing centers and (ii) the selective acquisition of established income-producing real estate properties, and properties requiring significant re-tenanting and redevelopment--all primarily neighborhood and community shopping centers in geographic regions where Kimco presently operates. Kimco intends to consider investments in other real estate sectors and in geographic markets where it does not presently operate should suitable opportunities arise.

     In the event the Merger is not consummated for any reason, Price REIT will continue to pursue its business objectives of (i) maximizing cash flow, income and capital appreciation of its property portfolio through active property management and the acquisition and development of additional properties, contractual rent increases and percentage rent, reletting of existing space at higher rents and expansion or remodeling of existing properties; (ii) holding properties for long term investment; and (iii) maintaining Price REIT's existing reputation as a high quality developer, owner and operator of power and community centers.

     If the Merger does not occur, under certain circumstances, Kimco will be entitled to receive a fee of $12.5 million, plus, in certain instances, expenses, from Price REIT and under other circumstances Price REIT will be entitled to receive a fee of either $6.25 million or $12.5 million from Kimco, plus, in certain instances, expenses.

  Accounting Treatment

     Kimco will account for the Merger in accordance with the purchase method of accounting. See 'The Merger--Accounting Treatment.'

  Resale Restrictions

     The Kimco Common Stock and Kimco Class D Depositary Shares received by holders of Price REIT Common Stock in the Merger will be freely transferable, except that the Kimco Common Stock and Kimco Class D Depositary Shares received by persons who are deemed to be 'affiliates' (as such term is defined under the Securities Act) of Price REIT at the time of the Price REIT Special Meeting may be resold by them only in certain permitted circumstances. See 'The Merger--Resale Restrictions.'

  New York Stock Exchange Listing

     The Price REIT Common Stock is listed on the NYSE. It is a condition to Price REIT's obligation to consummate the Merger that the Kimco Common Stock and Kimco Class D Depositary Shares to be issued as Merger Consideration shall have been approved for listing on the NYSE, subject only to official notice of issuance.

THE MERGER CONSIDERATION

  Kimco Common Stock

     All shares of Kimco Common Stock, when issued in connection with the Merger, will be duly authorized, fully paid and nonassessable. Holders of Kimco Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of Kimco, out of assets legally available therefor. Payment and declaration of dividends on the Kimco Common Stock and purchases of shares thereof by Kimco will be subject to certain restrictions if Kimco fails to pay dividends on the Kimco Preference Shares. See 'Description of Kimco Securities--Kimco Class D Preferred Stock' and '--Kimco Outstanding Preferred Stock.' Upon any liquidation, dissolution or winding up of Kimco, holders of Kimco Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Kimco and the preferential amounts owing with respect to any outstanding Kimco Preference Shares. The Kimco Common Stock possesses ordinary voting rights for the election of directors, and in respect of other corporate matters, with each share entitling the holder thereof to one vote.

     See 'Description of Kimco Securities--Kimco Common Stock.'

  Kimco Class D Depositary Shares

     The Kimco Class D Depositary Shares to be issued as part of the Merger Consideration will each represent a one-tenth fractional interest in a share of Kimco Class D Preferred Stock. Subject to the terms of the Deposit Agreement, each owner of a Kimco Class D Depositary Share will be entitled, in proportion to the one-tenth fractional interest of a share of Kimco Class D Preferred Stock represented by the Class D Depositary Share, to all of the rights and preferences of the Kimco Class D Preferred Stock. The Kimco Class D Depositary Shares will be evidenced by receipts issued pursuant to the Deposit Agreement.

     Dividends. Whenever the Depositary (as defined herein) receives any cash dividend or other cash distribution on the deposited shares of Kimco Class D Preferred Stock, the Depositary will distribute to Holders (as defined herein) of record on the record date fixed by the Board of Directors of Kimco such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Kimco Class D Depositary Shares held by such Holders. The dividend rate on the Kimco Class D Depositary Shares will be the greater of (i) 7.5% per annum or (ii) the dividend on the shares of Kimco Common Stock into which a Kimco Class D Depositary Share is convertible plus $0.0275 quarterly.

     Voting Rights. Upon the written request of a Holder on a record date for any meeting at which the holders of deposited shares of Kimco Class D Preferred Stock are entitled to vote, the Depositary will vote or cause to be voted the amount of Kimco Class D Preferred Stock represented by the Kimco Class D Depositary Shares evidenced by such receipt in accordance with the instructions set forth in such request. Each share of Kimco Class D Preferred Stock is entitled to 10 votes and, accordingly, each Kimco Class D Depositary Share is entitled to one vote.

     Redemption by Kimco. Subject to the terms of the Kimco Class D Preferred Stock Articles Supplementary, in the event that notice of redemption has been properly given and Kimco has irrevocably set aside Kimco Common Stock and cash in lieu of fractional shares, in trust for the benefit of the Holders, with the Depositary, the Depositary will redeem the number of Kimco Class D Depositary Shares representing such Kimco Class D Preferred Stock so called for redemption.

     Conversion. Subject to the terms of the Kimco Class D Preferred Stock Articles Supplementary, Holders may direct the Depositary to convert all of the outstanding deposited shares of Kimco Class D Preferred Stock represented by any whole number of Kimco Class D Depositary Shares held by such Holder into Kimco Common Stock.

     Conversion of Kimco Class D Preferred Stock into Kimco Class D Excess Preferred Stock. As provided in the Kimco Class D Preferred Stock Articles Supplementary, upon the happening of certain events, shares of Kimco Class D Preferred Stock will be automatically converted into Kimco Class D Excess Preferred Stock (as defined herein).

     Surrender of Receipts and Withdrawal of Deposited Kimco Class D Preferred Stock. Any Holder may withdraw any or all of the deposited shares of Kimco

Class D Preferred Stock represented by Kimco Class D Depositary Shares and all money and other property, if any, represented by such Kimco Class D Depositary Shares by surrendering such Holder's receipt or receipts at the corporate office of the Depositary, provided that such Kimco Class D Preferred Stock has not been previously redeemed or called for redemption or has been converted into Kimco Common Stock or Kimco Class D Excess Preferred Stock.

     Subscription Rights, Preferences or Privileges. If Kimco, at any time offers or causes to be offered to the persons in whose names deposited shares of Kimco Class D Preferred Stock are registered on the books of Kimco any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges will in each such instance be made available by the Depositary to the Holders in such manner as Kimco instructs (including by the issue to such Holders of warrants representing such rights, preferences or privileges).

     See 'Description of Kimco Securities--Kimco Class D Depositary Shares.'

  Kimco Class D Preferred Stock

     Upon consummation of the Merger, the issued and outstanding shares of Kimco Class D Preferred Stock issued as part of the Merger Consideration will be duly authorized, fully paid and nonassessable. The shares of Kimco Class D Preferred Stock are evidenced by receipts evidencing Kimco Class D Depositary Shares. Kimco

Class D Preferred Stock is pari passu with the Kimco Class E Preferred Stock and the Kimco Outstanding Preferred Stock (as defined herein) as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up the affairs of Kimco.

     Dividends. Holders of Kimco Class D Preferred Stock will be entitled to receive dividends, when and as declared by the Board of Directors of Kimco, out of funds legally available therefor. Such dividends will be payable by Kimco in cash at the rate per share equal to the greater of (i) $18.75 per annum or (ii) the cash dividends on the shares of Kimco Common Stock, into which a share of Kimco Class D Preferred Stock is convertible plus $0.0275 per quarter. Dividends on the Kimco Class D Preferred Stock will be cumulative from the Effective Time and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day.

     Voting Rights. Whenever dividends on Kimco Class D Preferred Stock are in arrears for six or more quarterly periods, holders of such Kimco Class D Preferred Stock will be entitled to vote separately as a class with the holders of all Kimco Parity Stock for the election of two additional directors of Kimco. Such election shall be held at a special meeting called by the holders of record of at least 10% of the outstanding Kimco Class D Preferred Stock or the outstanding Kimco Parity Stock or, if the request for a special meeting is received by Kimco less than 90 days prior to the next annual or special meeting of stockholders, at the next annual or such special meeting of stockholders and at each subsequent annual meeting of stockholders until all arrearages and the dividend for the then current dividend period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. In addition to the foregoing voting rights, for so long as any Kimco Class D Preferred Stock is outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, Kimco Preferred Stock ranking senior to the Kimco Class D Preferred Stock or any amendment of the Kimco Charter, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of the Kimco Class D Preferred Stock or the holders thereof must be approved by holders of at least two-thirds of the Kimco Class D Preferred Stock outstanding at the time.

     No Preemptive Rights. Holders of Kimco Class D Preferred Stock do not have preemptive rights.

     Redemption by Kimco. On or after the third anniversary of the initial issue date of the Kimco Class D Preferred Stock, the shares of Kimco Class D Preferred Stock may be redeemed, in whole or from time to time in part, at the option of Kimco, if during any 20 trading days during a 30 consecutive trading day period the closing price of the Kimco Common Stock is greater than 120% of the Conversion Price (as defined herein). Upon redemption, holders of Kimco Class D Preferred Stock will receive such number of shares of Common Stock into which Kimco Class D Preferred Stock is convertible (at the Conversion Price) as of the opening of business of the date set for redemption by the Board of Directors of Kimco.

     Conversion. Each holder of shares of Kimco Class D Preferred Stock will have the right, at his or her option at any time, to convert all or a portion of such shares (including fractions of such shares so long as such fractions are in integral multiples of one-tenth of a share), unless previously redeemed, into Kimco Common Stock at the conversion price of $40.25 per share, subject to adjustment from time to time (the 'Conversion Price'). For purposes of such conversion, each share of Kimco Class D Preferred Stock will be valued at $250.00.

     Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Kimco, subject to the prior preferences and other rights of any class or series of stock ranking senior to Kimco Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of Kimco, but before any distribution or payment will be made to the holders of any class or series of Kimco Junior Stock, the holders of Kimco Class D Preferred Stock will be entitled to receive out of the assets of Kimco available for distribution to stockholders remaining after payment or provision for payment of all debts and other liabilities of Kimco other than Kimco's obligations with respect to any outstanding Kimco Junior Stock, a liquidation preference of $250.00 per share for the Kimco Class D Preferred Stock, plus an amount equal to all accrued and unpaid dividends to the date of payment.

     See 'Description of Kimco Securities--Kimco Class D Preferred Stock.'

FEDERAL INCOME TAX CONSEQUENCES

     It is the opinion of Gibson, Dunn & Crutcher LLP, special counsel to Price REIT in connection with the Merger, which opinion has been rendered to Price REIT, that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Price REIT and Kimco will each be a party to that reorganization within the meaning of
Section 368(b) of the Code, that no gain or loss will be recognized by Price REIT as a result of the Merger and that no gain or loss will be recognized by a holder of Price REIT Common Stock who receives Merger Consideration for Price REIT Common Stock exchanged therefor (except with respect to any cash received in lieu of a fractional interest in Merger Consideration).

     Brown & Wood LLP, special counsel to Kimco in connection with the Merger, is of the opinion that, on the basis of certain facts, representations and assumptions set forth in an opinion letter rendered to Kimco, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Price REIT and Kimco will each be a party to that reorganization within the meaning of Section 368(b) of the Code. See 'Federal Income Tax Consequences--Federal Income Tax Consequences of the Merger.'

COMPARATIVE RIGHTS OF STOCKHOLDERS

     The rights of stockholders of Price REIT currently are governed by the Price REIT Charter and Price REIT Bylaws (as defined herein) and applicable law. Upon completion of the Merger, stockholders of Price REIT will become stockholders of Kimco, and their rights as stockholders of Kimco will be governed by the Kimco Charter and Kimco Bylaws (as defined herein) and applicable law. Both Kimco and Price REIT are incorporated under and governed by the laws of the State of Maryland.

     Certain material differences between the rights of stockholders of Price REIT and the rights of stockholders of Kimco are described under 'Comparison of Stockholder Rights.'

MATERIAL CONTRACTS BETWEEN PRICE REIT AND KIMCO

     On April 23, 1996, Kimco and Price REIT formed a partnership (the 'Partnership') to purchase Hayden Plaza North, a 191,000 square foot shopping center in Phoenix, Arizona, at a cost of $3,490,000. The acquisition was completed by the Partnership on May 3, 1996. Each of Kimco and Price REIT owns a 50% interest in the Partnership.


     Price REIT, Kimco and Lehman Brothers Inc. ('Lehman Bros.') intend to enter into a Purchase Agreement (the 'Purchase Agreement') pursuant to which Lehman Bros. will agree to purchase up to $65.0 million of Price REIT Preferred Stock. Price REIT currently expects to issue 65,000 shares of Price REIT Preferred Stock (with an aggregate purchase price of $65.0 million) in May 1998. Pursuant to the Second Amendment, the Price REIT Preferred Stock will be exchanged in the Merger for Kimco Class E Depositary Shares. Because the transaction remains subject to completion of definitive documentation, no assurance can be given that the issuance of Price REIT Preferred Stock will occur within the anticipated time frame or at all. For more information about this proposed agreement, the Price REIT Preferred Stock and the Kimco Class E Depositary Shares, see 'Recent Developments--Price REIT.'

                        SUMMARY HISTORICAL AND UNAUDITED
                       PRO FORMA COMBINED FINANCIAL DATA

KIMCO SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

                                                                           YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------------------------------
                                                      1997             1996            1995            1994         1993
                                                   ----------       ----------       ---------       ---------    ---------
                                                             (In thousands, except for number of shopping centers
                                                                             and per share data)
OPERATING DATA:
  Revenues from rental property(1)..............   $  198,929       $  168,144       $ 143,132       $ 125,272    $  98,854
  Income before extraordinary items.............   $   85,836(4)    $   73,827(4)    $  51,922       $  41,071    $  35,159(5)
  Income before extraordinary items, per common
    share
    Basic.......................................   $     1.80(4)    $     1.61(4)    $    1.33       $    1.17    $    1.17(5)
    Diluted.....................................   $     1.78(4)    $     1.59(4)    $    1.32       $    1.16    $    1.17(5)
  Net income....................................   $   85,836       $   73,827       $  51,922       $  40,247    $  34,573
  Dividends paid on common shares(2)............   $   64,123       $   55,385       $  47,140       $  40,092    $  35,282
  Dividends per common share(2).................   $     1.72       $     1.56       $    1.44       $    1.33    $    1.25
  Weighted average number of shares of common
    stock outstanding (Basic)...................       37,388           35,906          33,388          30,072       28,657
  Shopping center gross leasable area (square
    feet at end of period)......................       34,581(6)        27,360(6)       23,465(6)       21,125       19,609
  Shopping center properties (at end of
    period).....................................          264(6)           210(6)          174(6)          157          148

BALANCE SHEET DATA (at end of period):
  Real estate, before accumulated
    depreciation................................   $1,404,196(6)    $1,072,056(6)    $ 932,390(6)    $ 796,611    $ 662,874
  Total assets..................................   $1,343,890       $1,023,033       $ 884,242       $ 736,709    $ 652,823
  Total debt....................................   $  531,614       $  364,655       $ 389,223       $ 372,999    $ 290,886
  Stockholders' equity..........................   $  743,319       $  605,771       $ 447,150       $ 320,712    $ 336,212

OTHER DATA:
  Funds from Operations(3):
    Net Income..................................   $   85,836       $   73,827       $  51,922       $  40,247    $  34,573
    Depreciation and amortization...............       30,053           27,067          26,188          23,478       19,898
    (Gain) loss on sales of properties and early
      repayment of mortgage debt................         (244)            (802)           (370)            824       (2,895)
    Preferred stock dividends...................      (18,438)         (16,134)         (7,631)         (5,812)      (1,582)
    Other.......................................          976            1,148           2,019             901          875
                                                   ----------       ----------       ---------       ---------    ---------
    Funds from Operations.......................   $   98,183       $   85,106       $  72,128       $  59,638    $  50,869
                                                   ----------       ----------       ---------       ---------    ---------
                                                   ----------       ----------       ---------       ---------    ---------

    Cash flow provided by operations............   $  125,108       $  101,892       $  74,233       $  62,933    $  54,886
    Cash flow used for investing activities.....   $ (280,823)      $ (144,027)      $(127,261)      $(142,183)   $(119,788)
    Cash flow provided by financing
      activities................................   $  149,269       $   63,395       $  58,248       $  37,047    $ 109,384

------------------
(1) Does not include revenues from rental property relating to unconsolidated joint ventures or revenues relating to the investment in retail store leases.

(2) Dividends paid during the period indicated.

(3) Most industry analysts and equity REITs, including Kimco, generally consider FFO to be an appropriate supplemental measure of the performance of an equity REIT. In March 1995, NAREIT modified the definition of FFO, among other things, to eliminate adding back amortization of deferred financing costs and depreciation of non-real estate items to net income when computing FFO. Kimco adopted this new method as of January 1, 1996. FFO is defined as net income applicable to common shares before depreciation and amortization, extraordinary items, gains or losses on sales of real estate, plus FFO of unconsolidated joint ventures determined on a consistent basis. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of results of operations, or for cash flows from operations calculated in accordance with generally accepted accounting principles as a measure of liquidity. In addition, the comparability of Kimco's FFO with the FFO reported by other REITs may be affected by the differences that may exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

(4) Includes $0.2 million or $.01 per share in 1997 and $0.8 million or $.02 per share in 1996, respectively, relating to non-recurring gains from the disposition of a shopping center in each year.

(5) Income before extraordinary items and Income before extraordinary items, per common share for the year ended December 31, 1993 include $3.4 million or $0.12 per share, respectively, in non-recurring gains related to the disposition of a shopping center and a casualty claim related to a joint venture property.

(6) Shopping center gross leasable area, Shopping center properties and Real estate, before accumulated depreciation do not include Kimco's investment in retail store leases.

PRICE REIT SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                 YEAR ENDED DECEMBER 31,
                                                                ----------------------------------------------------------
                                                                  1997         1996        1995        1994        1993
                                                                ---------    --------    --------    --------    ---------
                                                                   (IN THOUSANDS, EXCEPT FOR NUMBER OF SHOPPING CENTERS
                                                                                   AND PER SHARE DATA)
OPERATING DATA:
  Revenues from rental property(1)...........................   $  69,335    $ 51,292    $ 40,152    $ 37,599    $  27,332
  Income before extraordinary items..........................   $  26,254    $ 16,919    $ 16,386    $ 16,904    $   9,128
  Income per common share, before extraordinary items:
    Basic....................................................   $    2.39    $   1.98    $   1.98    $   2.07    $    1.84
    Diluted..................................................   $    2.36    $   1.98    $   1.98    $   2.07    $    1.84
  Net income.................................................   $  26,254    $ 16,919    $ 16,386    $ 16,904    $   9,128
  Dividends paid on common shares(2).........................   $  32,439    $ 24,336    $ 22,038    $ 20,859    $  12,128
  Dividends per common share(2)..............................   $    2.90    $   2.80    $   2.67    $   2.56    $    2.38
  Weighted average number of shares of common stock
    outstanding (Basic)......................................      10,982       8,560       8,259       8,165        4,957
  Shopping center gross leasable area (square feet at end of
    period) .................................................       7,335       5,188       4,628       3,662        3,317
  Shopping center properties (at end of period) .............          37          24          19          14           12
BALANCE SHEET DATA (AT END OF PERIOD):
  Real estate, before accumulated depreciation...............   $ 642,141    $422,093    $381,648    $307,939    $ 296,459
  Total assets...............................................   $ 637,503    $428,071    $382,478    $312,419    $ 292,195
  Total debt.................................................   $ 299,628    $184,908    $157,832    $ 86,750    $  65,000
  Stockholders' equity.......................................   $ 326,246    $236,982    $221,238    $224,600    $ 226,261
OTHER DATA:
  Funds from operations(3)...................................
    Net income...............................................   $  26,254    $ 16,919    $ 16,386    $ 16,904    $   9,128
    Depreciation and amortization............................      15,752      11,876       9,686       9,165        6,797
    Gain on sale of property.................................      (2,787)         --          --          --           --
    Other....................................................         704         661         510         202         (396)
                                                                ---------    --------    --------    --------    ---------
    Funds from operations....................................   $  39,923    $ 29,456    $ 26,582    $ 26,271    $  15,529
                                                                ---------    --------    --------    --------    ---------
                                                                ---------    --------    --------    --------    ---------
    Cash flow provided by operations.........................   $  35,662    $ 25,247    $ 24,220    $ 22,184    $  14,164
    Cash flow used for investing activities..................   $(195,179)   $(30,084)   $(74,436)   $(26,266)   $(146,851)
    Cash flow provided by financing activities...............   $ 151,622    $ 14,965    $ 49,364    $  3,186    $ 134,003

------------------
(1) Does not include revenues from rental property related to unconsolidated joint ventures.

(2) Dividends paid during the period indicated.


(3) Most industry analysts and equity REITs, including Price REIT, consider FFO an appropriate supplemental measure of operating performance of an equity REIT. In general, FFO adjusts net income for non-cash charges such as depreciation, certain amortization expenses and most non-recurring gains or losses. However, FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered an alternative to net income as an indication of the results of Price REIT's performance or to cash flows as a measure of liquidity. In May 1995, NAREIT modified the definition of FFO, among other things, to eliminate amortization of deferred financing costs and depreciation of non-real estate items added back to net income when computing FFO. Price REIT implemented the new method of calculating FFO under the NAREIT provisions on the NAREIT-suggested adoption date of January 1, 1996. Price REIT has recalculated and presented FFO for the periods in the table above, including periods prior to 1996, under the new definition.

SUMMARY PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED)

                                                                                                  DECEMBER 31, 1997
                                                                                                  -----------------
                                                                                                       (000'S)
PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET DATA:
Assets:
     Real estate, net of accumulated depreciation..............................................      $ 2,007,046
     Investment in retail store leases.........................................................           15,938
     Investments and advances to real estate joint ventures....................................           30,669
     Cash and cash equivalents.................................................................           23,452
     Accounts and notes receivable.............................................................           17,504
     Deferred charges and prepaid expenses.....................................................           31,558
     Other assets..............................................................................           64,729
                                                                                                  -----------------
                                                                                                     $ 2,190,896
                                                                                                  -----------------
                                                                                                  -----------------
Liabilities:
     Notes payable.............................................................................      $   672,343
     Mortgages payable.........................................................................          158,899
     Accounts payable and accrued expenses.....................................................           66,046
     Other liabilities.........................................................................            9,769
                                                                                                  -----------------
                                                                                                         907,057
                                                                                                  -----------------
Minority interests in partnerships.............................................................            5,269
                                                                                                  -----------------
Stockholders' Equity:
     Preferred stock...........................................................................            1,376
     Common stock..............................................................................              523
     Paid-in capital...........................................................................        1,392,314
     Cumulative distributions in excess of net income..........................................         (115,643)
                                                                                                  -----------------
                                                                                                       1,278,570
                                                                                                  -----------------
                                                                                                     $ 2,190,896
                                                                                                  -----------------
                                                                                                  -----------------

------------------
See Notes to Kimco Realty Corporation and Subsidiaries
Unaudited Pro Forma Combined Consolidated Financial Data.

SUMMARY PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED)
(CONTINUED)

                                                                                           YEAR ENDED
                                                                                        DECEMBER 31, 1997
                                                                                        -----------------
                                                                                         (000'S, EXCEPT
                                                                                               PER
                                                                                           SHARE DATA)
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT DATA:
Revenues from rental property........................................................       $ 297,615
                                                                                        -----------------
Rental property expenses-
Rent.................................................................................           4,909
Real estate taxes....................................................................          37,250
Interest.............................................................................          58,075
Operating and maintenance............................................................          31,655
Depreciation and amortization........................................................          49,371
                                                                                        -----------------
                                                                                              181,260
                                                                                        -----------------
Income from rental property..........................................................         116,355
Income from investment in retail store leases........................................           3,572
                                                                                        -----------------
                                                                                              119,927
Management fee income................................................................           3,575
General and administrative expenses..................................................         (14,642)
Equity in income (losses) of real estate joint ventures, net.........................           2,682
Minority interests in income of partnerships, net....................................            (296)
Other income (expenses), net.........................................................           7,295
                                                                                        -----------------
  Income before gain on sale of shopping center properties...........................         118,541
Gain on sale of shopping center properties...........................................           2,787
                                                                                        -----------------
       Net income....................................................................       $ 121,328
                                                                                        -----------------
                                                                                        -----------------
       Net income applicable to common shares........................................       $  93,972
                                                                                        -----------------
                                                                                        -----------------
       Net income per common share
          Basic......................................................................       $    1.91
          Diluted....................................................................       $    1.89

Pro forma basic weighted average number of shares outstanding........................          49,283
                                                                                        -----------------
Pro forma diluted weighted average number of shares outstanding......................          49,745
                                                                                        -----------------
Pro forma dividends paid on common shares............................................       $  84,581
                                                                                        -----------------
Pro forma cash dividends per common share............................................       $    1.72
                                                                                        -----------------

------------------
See Notes to Kimco Realty Corporation and Subsidiaries
Unaudited Pro Forma Combined Consolidated Financial Data.

                                  RISK FACTORS

     Kimco stockholders and holders of Price REIT Common Stock should carefully consider, among other things, the following risk factors before voting to approve the Kimco Share Proposal or the Merger, as the case may be. Certain statements set forth below may constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. See 'Special Note Regarding Forward-Looking Statements' for additional factors relating to such statements.

ADDITIONAL LEVERAGE OF COMBINED ENTITY

     The pro forma combined outstanding indebtedness of Kimco at December 31, 1997, giving effect to the Merger, would be approximately $831 million, as compared to Price REIT's indebtedness at December 31, 1997 of approximately $300 million.

RELATIONSHIP OF KIMCO COMMON STOCK TO OUTSTANDING PREFERRED STOCK

     Outstanding issues of Kimco Class A Preferred Stock, Kimco Class B Preferred Stock and Kimco Class C Preferred Stock (each as defined herein), which are entitled to cumulative annual cash distributions ranging from $1.9375 to $2.125 per depositary share (such depositary shares representing a one-tenth fractional interest in such shares of such classes of preferred stock) and a liquidation preference of $25.00 per depositary share, as well as the Kimco Class D Preferred Stock (represented by the Kimco Class D Depositary Shares) included in the Merger Consideration and the Kimco Class E Preferred Stock (represented by the Kimco Class E Depositary Shares) to be issued in connection with the Merger to holders of Price REIT Preferred Stock, will be senior to the Kimco Common Stock that will be issued in connection with the Merger with respect to such distribution rights and liquidation preference.

DECREASE IN DISTRIBUTIONS PER SHARE TO HOLDERS OF PRICE REIT COMMON STOCK

     Assuming Kimco continues to make distributions at the same rate as was declared for the quarter ended December 31, 1997, and assuming the issuance of one share of Kimco Common Stock and 0.40 Kimco Class D Depositary Shares in the Merger, each holder of a share of Price REIT Common Stock converted into Merger Consideration in the Merger would be entitled to receive a quarterly distribution of $0.48 for each share of Kimco Common Stock and $0.1875 for each
0.40 Kimco Class D Depositary Share (for an aggregate distribution of $0.6675) as compared to the $0.725 per share that was declared on each share of Price REIT Common Stock for the quarter ended December 31, 1997. Stockholders of Kimco, in considering whether to approve the Kimco Share Proposal, should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, that, as a result of the Merger, Kimco will become obligated to repay amounts outstanding under Price REIT's existing line of credit which had outstanding borrowings of approximately $58 million at December 31, 1997.


POSSIBLE CONFLICTS OF INTEREST; BENEFITS TO CERTAIN PRICE REIT DIRECTORS AND OFFICERS

     In considering the recommendation of the Board of Directors of Price REIT with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain officers and directors of Price REIT have certain individual interests in the Merger that are in addition to the interests of other holders of Price REIT Common Stock. Those additional individual interests may result in conflicts of interest with respect to their obligations to Price REIT in connection with the Merger and with respect to their recommendation to the holders of Price REIT Common Stock to vote FOR the Merger. See 'Summary--Interests of Certain Persons in the Merger; Possible Conflicts of Interest' and 'The Merger--Interests of Certain Persons in the Merger; Possible Conflicts of Interest' for additional information relating to such interests.

REAL ESTATE INVESTMENT RISKS

     Following the Merger, Kimco will continue the businesses undertaken separately by Kimco and Price REIT prior to the Merger of owning, operating, managing, acquiring and developing neighborhood and community shopping centers and power centers. The business risks to be faced by Kimco after the Merger will be similar to those now faced separately by Kimco and Price REIT.

VENTURE STORES, INC.

     Venture, a tenant which provides approximately 11.2% of Kimco's annualized base rental revenue as of February 1, 1998 (8.5% on a pro forma basis, giving effect to the Merger), has recently filed for protection under Chapter 11 of the United States Bankruptcy Code. Kimco has not received notice that Venture will be delinquent in the payment of any rents due. There can be, however, no assurance that Venture will continue to pay rents as they become due or that the trustee in bankruptcy will not reject the leases under which Venture is bound. While Kimco believes, based upon current market conditions in the areas where Venture is a tenant, that it could replace any defaulted or discharged leases with leases that are on terms no less favorable than the leases currently in place, no such assurance can be given. See 'The Companies--Recent Developments.'

RISKS RELATING TO REALIZATION OF BENEFITS

     Kimco and Price REIT are large enterprises and considerable management time and resources will be devoted to their integration. There can be no assurance, however, that the anticipated benefits from the Merger will be realized or that the integration will be successfully and timely implemented.

DEPENDENCE ON KEY PERSONNEL

     Following the Merger, Kimco will depend on the services of Messrs. Milton Cooper, Joseph K. Kornwasser, Michael J. Flynn and Jerald Friedman. Kimco and Price REIT believe that the loss of the services of any of these key personnel could have an adverse effect on Kimco.


POSSIBLE ADVERSE EFFECTS ON STOCK PRICE ARISING FROM SHARES AVAILABLE FOR FUTURE SALE

     Substantially all of the shares of Kimco Common Stock to be issued in the Merger and those currently outstanding will be freely tradeable by the holders thereof upon consummation of the Merger (approximately 12,636,279 shares, subject to adjustment). Further, an additional 500,000 shares of Kimco Common Stock (the 'Kimco Option Shares') will be issuable by Kimco upon exercise of stock options expected to be outstanding upon consummation of the Merger (including stock options to be issued to Messrs. Kornwasser, Friedman and Kronenberg). It is expected that Kimco Option Shares will be included in an effective registration statement of Kimco and the holders thereof will, therefore, generally be able to resell such shares without resale restrictions under the Securities Act. Sales of a substantial number of shares of Kimco Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price for the Kimco Common Stock. If such sales reduce the market price of Kimco Common Stock, Kimco's ability to raise additional capital in the public equity market could be adversely affected.

IMPACT OF INTEREST RATES AND OTHER FACTORS ON STOCK PRICE

     Any significant increase in market interest rates from their current levels could lead holders of Kimco Common Stock to seek higher yields through other investments, which could adversely affect the market price of the shares of Kimco Common Stock. One of the factors that may influence the price of Kimco Common Stock in public markets will be the annual distribution rate on Kimco Common Stock as compared with the yields on alternative investments. Moreover, numerous other factors, such as governmental regulatory action and tax laws, could have a significant impact on the future market price of Kimco Common Stock.

POTENTIAL STOCK PRICE FLUCTUATIONS

     The relative stock prices of the Kimco Common Stock and the Price REIT Common Stock on the Closing Date may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger or the Kimco Share Proposal, due to changes in the business, operations and prospects of Kimco or Price REIT, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions, and other factors.

NO APPRAISAL RIGHTS

     Under the MGCL, holders of Price REIT Common Stock will not be entitled to appraisal rights in connection with the Merger because the Price REIT Common Stock is listed on the NYSE. Under the MGCL, the holder of Price REIT Preferred Stock has appraisal rights in connection with the Merger; however, the Purchase Agreement is expected to provide that the sole holder of such stock will waive such rights. See 'Recent Developments.'

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     Kimco believes that it has operated so as to qualify as a REIT under the Code since its formation in 1991. Although management of Kimco believes that Kimco is organized and is operating in such a manner, no assurance can be given that Kimco will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within Kimco's control. For example, in order to qualify as a REIT, at least 95% of Kimco's gross income in any year must be derived from qualifying sources and Kimco must make distributions to stockholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. Kimco, however, is not aware of any currently pending tax legislation that would adversely affect its ability to continue to operate as a REIT.

     If Kimco fails to qualify as a REIT, Kimco will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, Kimco will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of Kimco available for investment or distributions to stockholders because of the additional tax liability to Kimco for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to stockholders would have been made in anticipation of Kimco's qualifying as a REIT, Kimco might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Failing to qualify as a REIT would also constitute a default under certain debt obligations of Kimco.

     Price REIT believes that, since its formation, it has operated so as to qualify as a REIT under the Code. The failure of Price REIT to qualify as a REIT prior to consummation of the Merger would have consequences generally similar to the consequences of any failure by Kimco to qualify as a REIT, as described above, and Kimco and Merger Sub would succeed to any such tax liability upon the Merger.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under various Federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. All of the real estate properties owned or leased by Kimco or Price REIT (the 'Properties') have been subjected to Phase I or similar environmental audits (which involve inspection without soil sampling or ground water analysis) by independent environmental consultants. These environmental audit reports have not revealed any significant environmental liability, nor is Kimco or Price REIT aware of any environmental liability with respect to the Properties that Kimco's or Price REIT's management believes would have a material adverse effect on Kimco's business, assets or results of operations. No assurance can be given that existing environmental studies with respect to the Properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition not known to Kimco or Price REIT.

OWNERSHIP LIMITS

     As a REIT, not more than 50% in value of the outstanding shares of Kimco may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code). In order to maintain its qualification as a REIT, the Kimco Charter imposes certain limits on the ownership of Kimco stock, as described below. To minimize the possibility that Kimco will fail to qualify as a REIT under this test, the Kimco Charter authorizes the directors to take such action as may be required to preserve its qualification as a REIT and limits the ownership of Kimco's shares by any particular stockholder. These ownership limits, as well as the ability of Kimco to issue other classes of common and preferred stock, may delay, defer or prevent a change in control of Kimco and may also (i) deter tender offers for the Kimco Common Stock, which offers may be attractive to the stockholders, or (ii) limit the opportunity for stockholders to receive a premium for their shares of Kimco Common Stock that might otherwise exist if an investor were attempting to assemble a block of shares in excess of the relevant ownership limit or otherwise effect a change in control of Kimco. Subject to certain exceptions specified in the Kimco Charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than the Ownership Limit of 2% in value of the outstanding shares of Kimco Common Stock nor may any holder acquire more than 9.8% in value or number of the outstanding shares of Kimco Class D Preferred Stock. Moreover, because of its convertibility into Kimco Common Stock, the ownership of Kimco Class D Preferred Stock would be taken into account in determining compliance with the Ownership Limit. Furthermore, as more fully set forth in the Kimco Class D Preferred Stock Articles Supplementary, Kimco Class D Preferred Stock is subject to an overall restriction under which no holder may own, as a result of ownership of Kimco Class D Preferred Stock, in the aggregate, in excess of 5.0% in value of all the outstanding Kimco capital stock. The constructive ownership rules are complex and may cause Kimco Common Stock owned actually or constructively by a group of related individuals and/or entities to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 2% in value of Kimco Common Stock or less than 9.8% of Kimco Class D Preferred Stock (or the acquisition of an interest in an entity which owns Kimco Common Stock or Kimco Class D Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 2% in value of the Kimco Common Stock or 9.8% of Kimco Class D Preferred Stock, and thus subject such Kimco Common Stock or Kimco Class D Preferred Stock to the Ownership Limit or the Preferred Stock Ownership Limit. See 'Description of Kimco Securities--Ownership Limit; Restrictions on Transfer.'


CONTROL AND INFLUENCE BY SIGNIFICANT STOCKHOLDER

     As of May 8, 1998, Mr. Milton Cooper, Chairman and Chief Executive Officer of Kimco, and a related private corporation in which Mr. Cooper owns a controlling interest, beneficially owned in the aggregate approximately 11.3% of the shares of Kimco Common Stock. Accordingly, Mr. Cooper may continue to have substantial influence over Kimco and on the outcome of any matters submitted to Kimco's stockholders for approval.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for Kimco and Price REIT certain historical per common share data, unaudited pro forma per common share data, based upon the historical financial results of Kimco and Price REIT, giving effect to the Merger using the purchase method of accounting, and the equivalent pro forma combined per common share amounts of Price REIT. The following pro forma data should be read in conjunction with the historical financial statements of Kimco and Price REIT incorporated by reference herein and pro forma combined financial statements included herein. The unaudited pro forma combined financial data is not necessarily indicative of the financial position or the results of operations that may occur in the future or what the financial position or results of operations would have been had the Merger been consummated for the periods or as of the dates for which such information is presented.

                                                                                   YEAR ENDED DECEMBER 31, 1997
                                                                                            (UNAUDITED)
                                                                            -------------------------------------------
                                                                                                           PRICE REIT
                                                                            HISTORICAL    PRO FORMA(1)    EQUIVALENT(2)
                                                                            ----------    ------------    -------------
Book Value per common share
  Kimco..................................................................     $12.83         $17.87
  Price REIT.............................................................     $27.88                         $ 17.87
Cash Dividends per common share(3)
  Kimco..................................................................     $ 1.72         $ 1.72
  Price REIT.............................................................     $ 2.90                         $  2.47
Net Income per common share (Basic)
  Kimco..................................................................     $ 1.80         $ 1.91
  Price REIT.............................................................     $ 2.39                         $  1.91
Net Income per common share (Diluted)
  Kimco..................................................................     $ 1.78         $ 1.89
  Price REIT.............................................................     $ 2.36                         $  1.89

------------------
(1) The pro forma per common share data for Kimco has been calculated assuming that in the Merger each share of Price REIT Common Stock is exchanged for one share of Kimco Common Stock and 0.40 Kimco Class D Depositary Shares (the 'Assumed Exchange Ratio').

(2) The equivalent pro forma per share amounts of Price REIT are calculated by multiplying the pro forma book value per share of Kimco Common Stock and pro forma net income per share of Kimco Common Stock by the Assumed Exchange Ratio. The Price REIT equivalent pro forma cash dividends per share is calculated by multiplying the pro forma cash dividends per share of Kimco Common Stock by the Assumed Exchange Ratio, which includes dividends of $0.1875 per quarter for each of the 0.40 shares of Kimco Class D Depositary Shares.

(3) Kimco currently pays a quarterly dividend of $0.48 per common share. Kimco intends to continue to pay such regular quarterly dividends. Future distributions by Kimco will be at the discretion of the Board of Directors of Kimco and will depend on the FFO of Kimco, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors of Kimco deems relevant.

                            COMPARATIVE MARKET DATA

     The Kimco Common Stock and Price REIT Common Stock trade on the NYSE under the symbols 'KIM' and 'RET,' respectively. The table below sets forth, for the quarterly periods indicated, the high and low sales prices per share reported by the NYSE Composite Tape and dividends declared per share for the Kimco Common Stock and Price REIT Common Stock.

                                                                 KIMCO COMMON STOCK           PRICE REIT COMMON STOCK
                                                              --------------------------    -----------------------------
                                                              HIGH     LOW     DIVIDENDS    HIGH      LOW       DIVIDENDS
                                                              ----     ---     ---------    ----      ---       ---------
1996:
  First Quarter............................................   $28      $25 1/4   $0.39      $31 1/2   $27 7/8   $ 0.70
  Second Quarter...........................................   $28 1/2  $25 5/8   $0.39      $32 3/8   $28 3/4   $ 0.70
  Third Quarter............................................   $30 1/4  $26 1/2   $0.39      $32 5/8   $31       $ 0.70
  Fourth Quarter...........................................   $34 7/8  $28 3/8   $0.43      $38 3/4   $31 1/2   $ 0.70
1997:
  First Quarter............................................   $34 5/8  $31 3/4   $0.43      $38 5/8   $35 3/4   $ 0.725
  Second Quarter...........................................   $33 3/8  $30 1/4   $0.43      $38 5/8   $35 7/8   $ 0.725
  Third Quarter............................................   $36 3/16 $31 3/4   $0.43      $40 3/16  $36 1/2   $ 0.725
  Fourth Quarter...........................................   $35 1/2  $30 1/2   $0.48      $42 15/16 $38 11/16 $ 0.725
1998:
  First Quarter............................................   $35 15/16 $33 7/16 $0.48      $45 5/8   $40 15/16 $ 0.75
  Second Quarter (through May 12, 1998)....................   $39       $34 7/8    (1)      $47 1/2   $44 1/4     (2)

------------------

(1) Dividends are normally declared at the end of the quarter. However, in connection with the Merger, the Board of Directors of Kimco declared the Kimco Special Second Quarter Dividend of $0.42 per share of Kimco Common Stock. See 'The Merger Agreement--Kimco Special Second Quarter Dividend.'
(2) Dividends are normally declared at the end of the quarter. However, in connection with the Merger, the Board of Directors of Price REIT declared the Price REIT Special Second Quarter Dividend of $0.651 per share of Price REIT Common Stock. See 'The Merger Agreement--Price REIT Special Second Quarter Dividend.'

     As of the Kimco Record Date, there were approximately 620 record holders of Kimco Common Stock. Directors and executive officers of Kimco and their affiliates, all of whom have indicated that they will vote for the Kimco Share Proposal, for each of the nominees for the Board of Directors and for the Kimco 1998 Equity Participation Plan, were the owners of 8,109,835 shares of Kimco Common Stock, representing approximately 19.0% of the outstanding Kimco Common Stock. As of the Price REIT Record Date, there were approximately 1,117 recordholders of Price REIT Common Stock. Directors and executive officers of Price REIT and their affiliates, all of whom have indicated that they will vote for approval of the Merger, were beneficial owners of 878,395 shares of Price REIT Common Stock (including 15,000 shares of Price REIT Common Stock with respect to which beneficial ownership is disclaimed), representing approximately 7.1% of the outstanding Price REIT Common Stock.

     The following table sets forth the last reported sales prices per share of Kimco Common Stock and Price REIT Common Stock on January 12, 1998, the last trading day preceding public announcement of the Merger, and on May 12, 1998, the most recent date for which prices were available prior to printing this Joint Proxy Statement/Prospectus. The table also indicates, as of each such date, the market value on an equivalent per share basis of Price REIT Common Stock.

                                                                                                     PRICE REIT
                                                                       KIMCO         PRICE REIT     COMMON STOCK
                                                                    COMMON STOCK    COMMON STOCK    EQUIVALENT(1)
                                                                    ------------    ------------    ------------
January 12, 1998.................................................       $ 34 7/8        $ 41 7/8        $45.00
May 12, 1998.....................................................       $ 39            $ 47 3/8        $48.00

------------------
(1) Assumes the Merger Consideration consists of one share of Kimco Common Stock and Kimco Class D Depositary Shares having a liquidation preference of $10.125 for each Kimco Class D Depositary Share on January 12, 1998 and $9.00 on May 12, 1998, respectively. See 'The Merger Agreement--Pre-Closing Adjustments.'

     STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR KIMCO COMMON STOCK AND PRICE REIT COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE PRICES AT WHICH THE KIMCO COMMON STOCK AND KIMCO CLASS D DEPOSITARY SHARES WILL TRADE AFTER THE MERGER.


     SINCE THE DETERMINATION OF THE MERGER CONSIDERATION WILL OCCUR AFTER THE DATE OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, HOLDERS OF PRICE REIT COMMON STOCK WILL BE ABLE TO OBTAIN THE EXACT MERGER CONSIDERATION BY CALLING
(888) 212-7101 ON OR AFTER JUNE 11, 1998.

                              KIMCO ANNUAL MEETING

PURPOSE OF THE KIMCO ANNUAL MEETING

     At the Kimco Annual Meeting, holders of Kimco Common Stock will be asked to: (i) vote upon the Kimco Share Proposal, which provides for the issuance of Kimco Common Stock and Kimco Class D Depositary Shares in the Merger, pursuant to which Price REIT will be merged with and into Merger Sub, and each outstanding share of Price REIT Common Stock will be converted into the right to receive Kimco Common Stock and Kimco Class D Depositary Shares; (ii) elect six Directors to serve for a term of one year and until their successors are duly elected and qualified; (iii) consider and vote on a proposal to approve and adopt the Kimco 1998 Equity Participation Plan; and (iv) consider and vote on the Kimco Adjournment Proposal if the Chairman of the Kimco Annual Meeting determines that there are not sufficient votes to approve the Kimco Share Proposal.

     Although neither Maryland law nor the Kimco Charter requires that Kimco obtain stockholder approval of the Merger because Price REIT is merging with a subsidiary of Kimco rather than Kimco itself, due to the number of shares of Kimco Common Stock to be issued in the Merger, the rules of the NYSE require Kimco to obtain stockholder approval of the issuance of such shares of Kimco Common Stock.

     Other Matters. Kimco stockholders will also consider and vote upon any other matters that may properly come before the Kimco Annual Meeting.

     THE BOARD OF DIRECTORS OF KIMCO HAS APPROVED THE MERGER AGREEMENT, THE KIMCO SHARE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT KIMCO STOCKHOLDERS VOTE FOR APPROVAL OF THE KIMCO SHARE PROPOSAL. SEE 'THE MERGER--BACKGROUND OF THE MERGER' AND '--RECOMMENDATION OF THE BOARD OF DIRECTORS OF KIMCO.' THE BOARD OF DIRECTORS OF KIMCO ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES FOR THE BOARD OF DIRECTORS OF KIMCO SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, FOR APPROVAL OF THE KIMCO 1998 EQUITY PARTICIPATION PLAN AND FOR APPROVAL OF THE KIMCO ADJOURNMENT PROPOSAL. SEE 'ELECTION OF KIMCO DIRECTORS,' 'PROPOSAL TO APPROVE KIMCO 1998 EQUITY PARTICIPATION PLAN' AND 'ADJOURNMENT PROPOSALS--KIMCO ADJOURNMENT PROPOSAL.'

RECORD DATE; VOTING RIGHTS; PROXIES

     The Kimco Board of Directors has fixed the close of business on May 8, 1998 as the Kimco Record Date for determining those holders entitled to notice of and to vote at the Kimco Annual Meeting or any adjournments or postponements thereof.

     As of the Kimco Record Date, there were 42,712,839 shares of Kimco Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Kimco Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF KIMCO COMMON STOCK WILL BE VOTED FOR THE KIMCO SHARE PROPOSAL, FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS OF KIMCO

SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, FOR THE APPROVAL OF THE KIMCO 1998 EQUITY PARTICIPATION PLAN AND FOR APPROVAL OF THE KIMCO ADJOURNMENT PROPOSAL. Kimco does not know of any matters other than as described in the accompanying Notice of Kimco Annual Meeting that are to come before the Kimco Annual Meeting. If any other matter or matters are properly presented for action at the Kimco Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A Kimco stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Kimco, by signing and returning a later dated proxy or by voting in person at the Kimco Annual Meeting; however, mere attendance at the Kimco Annual Meeting will not in and of itself have the effect of revoking the proxy.

     Under Maryland law and the Kimco Bylaws, shares represented by proxies that reflect abstentions or 'broker non-votes' (i.e., shares held by a broker or nominee which are represented at the Kimco Annual Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) will be counted toward the presence of a quorum. Under the rules of the NYSE, brokers do not have discretionary authority to vote shares held by them on the Kimco Share Proposal or the Kimco 1998 Equity Participation Plan. However, brokers do have discretionary authority to vote shares held by them on the Kimco Adjournment Proposal. Thus, although present for purposes of determining a quorum under Maryland law, such shares represented by proxies reflecting abstentions or broker non-votes are not entitled to vote on the Kimco Share Proposal and the Kimco 1998 Equity Participation Plan under the rules of the NYSE.

SOLICITATION OF KIMCO PROXIES

     Kimco will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Kimco Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Kimco, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. In addition, Corporate Investor Communications, Inc. has been engaged by Kimco to act as proxy solicitors and will receive a fee of $5,000 plus expenses.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Kimco Common Stock entitled to vote at the Kimco Annual Meeting is necessary to constitute a quorum at the Kimco Annual Meeting.

REQUIRED VOTE

     Each of the Kimco Share Proposal, the adoption of the Kimco 1998 Equity

Participation Plan and the Kimco Adjournment Proposal requires approval, in each case, by the affirmative vote of the holders of a majority of the votes cast at the Kimco Annual Meeting; provided that the total vote cast at the Kimco Annual Meeting, in the case of the Kimco Share Proposal and the adoption of the Kimco 1998 Equity Participation Plan, represents over 50% in interest of all Kimco Common Stock entitled to vote on such proposal. For purposes of the vote on the Kimco Share Proposal and the adoption of the Kimco 1998 Equity Participation Plan, abstentions will have the effect of a vote against such proposal, unless holders of more than 50% in interest of all securities entitled to vote on such proposal cast votes, in which event abstentions will have no effect on the result of such vote. Abstentions will have the effect of a vote against the Kimco Adjournment Proposal if submitted for a vote at the Kimco Annual Meeting. A broker non-vote will have no effect on the result. Directors of Kimco are elected by vote of a plurality of the shares of Kimco Common Stock present, in person or by proxy, and entitled to vote at the Kimco Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted as votes cast and will have no effect on the result of the vote. As of the Kimco Record Date, directors and executive officers of Kimco and their affiliates, all of whom have indicated that they will vote for the Kimco Share Proposal, for each of the nominees for the Board of Directors of Kimco set forth in this Joint Proxy Statement/Prospectus, for the Kimco 1998 Equity Participation Plan and for the Kimco Adjournment Proposal were beneficial owners of 8,109,835 shares of Kimco Common Stock representing approximately 19.0% of the outstanding Kimco Common Stock. Accordingly, the affirmative votes of the holders of these shares may affect the outcome of the vote on each of these matters.

     THE MATTERS TO BE CONSIDERED AT THE KIMCO ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF KIMCO. ACCORDINGLY, STOCKHOLDERS OF KIMCO ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           PRICE REIT SPECIAL MEETING

PURPOSE OF THE PRICE REIT SPECIAL MEETING

     At the Price REIT Special Meeting, holders of Price REIT Common Stock will be asked to (i) consider and vote upon a proposal to approve the Merger, the terms and conditions of which are described herein and set forth in the Merger Agreement attached hereto as Annex A, and consummation of the transactions contemplated thereby and (ii) consider and vote upon the Price REIT Adjournment Proposal if the Chairman of the Price REIT Special Meeting determines that there are not sufficient votes to approve the Merger.

     THE BOARD OF DIRECTORS OF PRICE REIT HAS UNANIMOUSLY DECLARED THE MERGER ADVISABLE, HAS APPROVED AND ADOPTED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PRICE REIT COMMON STOCK VOTE TO APPROVE THE MERGER AND FOR THE PRICE REIT ADJOURNMENT PROPOSAL. SEE 'THE MERGER--BACKGROUND OF THE MERGER,' '--RECOMMENDATION OF THE BOARD OF DIRECTORS OF PRICE REIT,' '--INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE

CONFLICTS OF INTEREST' AND 'ADJOURNMENT PROPOSALS--PRICE REIT ADJOURNMENT PROPOSAL.'

RECORD DATE; VOTING RIGHTS; PROXIES

     The Price REIT Board of Directors has fixed the close of business on May 8, 1998 as the Price REIT Record Date for determining holders entitled to notice of and to vote at the Price REIT Special Meeting or any adjournments or postponements thereof.

     As of the Price REIT Record Date, there were 11,731,479 shares of Price REIT Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Price REIT Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF PRICE REIT COMMON STOCK WILL BE VOTED TO APPROVE THE MERGER AND FOR THE PRICE REIT ADJOURNMENT PROPOSAL. A holder of Price REIT Common Stock who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Price REIT, by signing and returning a later dated proxy, or by voting in person at the Price REIT Special Meeting; however, mere attendance at the Price REIT Special Meeting will not in and of itself have the effect of revoking the proxy.

     Shares of Price REIT Common Stock represented by proxies that reflect abstentions or 'broker non-votes' (i.e., shares held by a broker or nominee which are represented at the Price REIT Special Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) will be counted toward the presence of a quorum and will have the same effect as votes cast against approval of the Merger. However, brokers do have discretionary authority to vote shares held by them with respect to the Price REIT Adjournment Proposal. See '--Required Vote.'

SOLICITATION OF PRICE REIT PROXIES

     Price REIT will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Price REIT Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Price REIT, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. In addition, Corporate Investor Communications, Inc. has been engaged by Price REIT to act as proxy solicitors and will receive a fee of $4,500 plus expenses.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Price REIT Common Stock is necessary to constitute a quorum at the Price REIT Special Meeting.


REQUIRED VOTE

     The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Price REIT Common Stock. The approval of the Price REIT Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares represented at the Price REIT Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the effect of votes against approval of the Merger and abstentions will have the effect of votes against the Price REIT Adjournment Proposal if submitted for a vote at the Price REIT Special Meeting. As of the Price REIT Record Date, directors and executive officers of Price REIT and their affiliates, all of whom have indicated that they will vote for approval of the Merger, were beneficial owners of 878,395 shares of Price REIT Common Stock (including 15,000 shares of Price REIT Common Stock with respect to which beneficial ownership is disclaimed), representing approximately 7.1% of the outstanding shares of Price REIT Common Stock. Accordingly, the affirmative votes by the holders of these shares may affect the outcome of the vote.

     THE MATTERS TO BE CONSIDERED AT THE PRICE REIT SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE HOLDERS OF PRICE REIT COMMON STOCK. ACCORDINGLY, HOLDERS OF PRICE REIT COMMON STOCK ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 THE COMPANIES

KIMCO

     Kimco is one of the nation's largest owners and operators of neighborhood and community shopping centers. As of February 1, 1998, Kimco's portfolio was comprised of 339 property interests, including 273 neighborhood and community shopping center properties, two regional malls, 62 retail store leases, one leased parcel of undeveloped land and one distribution center comprising, in total, approximately 41.7 million square feet of GLA, located in 37 states. Kimco believes, based upon its review of industry publications and other publicly available sources, that its portfolio of neighborhood and community shopping center properties is one of the largest (measured by GLA) currently held by any publicly-traded REIT. Kimco is a self-administered REIT and manages its properties through present management which has owned and operated neighborhood and community shopping centers for more than 30 years. Kimco has not engaged, nor does it expect to retain, any REIT advisors in connection with the operation of its properties.

     Kimco began operations through its predecessor, The Kimco Corporation, which was organized in 1966 upon the contribution of several shopping center properties owned by its principal stockholders. In 1973, these principals formed Kimco as a Delaware corporation, and in 1985, the operations of The Kimco Corporation were merged into Kimco. Kimco completed its initial public stock offering in November 1991, and reorganized as a Maryland corporation during 1994.

     Kimco's growth through its first 15 years resulted primarily from the ground-up development and construction of its shopping centers. By 1981, Kimco had assembled a portfolio of 77 properties that provided an established source of income and positioned Kimco for an expansion of its asset base. At that time, Kimco revised its strategy to focus on the acquisition of existing shopping centers because it generally believed that available financial returns did not justify the risks of continued ground-up development of properties. Furthermore, Kimco's management believed that existing properties with below market-rate leases were available in the market at attractive prices. Kimco considers such properties to offer greater leasing flexibility in the event space becomes available or should there be an overcapacity of space in the local economy. Kimco also believes that opportunities exist to create value through the redevelopment and re-tenanting of existing shopping centers. As a result of this change in strategy, Kimco has developed only two of the 262 property interests added to its portfolio since 1981, as compared with 68 of the 77 properties owned prior to that time.


     Kimco has operated in a manner to qualify as a REIT under Sections 856 through 860 of the Code. Under those sections of the Code, Kimco must distribute at least 95% of its taxable income and meet certain other asset and income tests. As a result, pretax income of Kimco effectively flows through to its stockholders who are taxed on the income on their individual income tax returns eliminating the double taxation (at the corporate and stockholder levels) that generally results from investment in a corporation.


Kimco's Policies with Respect to Certain Activities

     Kimco has authority to issue shares of capital stock or other senior securities in exchange for property and to repurchase or otherwise acquire its Common Stock or other securities and may engage in such activities in the future. Although it is not presently contemplated, Kimco may consider offering purchase money financing in connection with the sale of properties where the provision of such financing will increase the value received by Kimco for the property sold. Kimco will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, Kimco intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code for the regulations promulgated thereunder, the Kimco Board determines that it is no longer in the best interests of Kimco to qualify as a REIT.

Kimco's Investment Policy

     Investments in Real Estate or Interests in Real Estate. Kimco's investment objective has been to increase cash flow, current income and consequently the value of its existing portfolio of properties, and to seek continued growth through (i) the strategic re-tenanting, renovation and expansion of its existing centers and (ii) the selective acquisition of established income-producing real estate properties, and properties requiring significant re-tenanting and redevelopment, primarily in neighborhood and community shopping centers in geographic regions in which Kimco presently operates. Kimco intends to consider investments in other real estate sectors and in geographic markets where it does not presently operate should suitable opportunities arise. Future investments, however, including the activities described below, will not be limited to any geographical area or a specified percentage of Kimco's assets.

     Kimco's neighborhood and community shopping center properties are designed to attract local area customers and typically are anchored by a supermarket, discount department store or drugstore tenant offering day-to-day necessities rather than high-priced luxury items. Kimco may either purchase or lease income-producing properties in the future, and may also participate with other entities in property ownership through partnerships, joint ventures or similar types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over Kimco's equity interest in such property. Kimco may make loans to joint ventures in which it may or may not participate in the future.

     While Kimco has historically held its properties for long-term investment, and accordingly has placed strong emphasis on its ongoing program of regular maintenance, periodic renovation and capital improvement, it is possible that properties in the portfolio may be sold, in whole or in part, as circumstances warrant, subject to REIT qualification rules.

     Investments in Real Estate Mortgages.  While Kimco's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to neighborhood and community shopping centers. The mortgages in which Kimco may invest may be either first mortgages or junior mortgages and may or may not be insured by a governmental agency. In addition, Kimco may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities. Kimco may legally invest in the securities of other issuers, for the purpose, among others, of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. Kimco may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with Kimco's investment policies. In any event, Kimco does not intend that its investments in securities will require it to register as an 'investment company' under the Investment Company Act of 1940.

     Kimco emphasizes equity real estate investments but may, in its discretion, invest in mortgages, other real estate interests and other investments.

     Kimco's policies with respect to the aforementioned activities may be reviewed and modified from time to time by the Kimco's Board of Directors without notice to or the vote of the Kimco stockholders.

The Spin-Off REIT

     In view of current market conditions, Kimco has deemed it advisable to explore the creation of a new entity that would invest in real estate properties with characteristics that, in its view, would be more appropriately financed through greater leverage than Kimco traditionally uses. Such characteristics would include, but not be limited to, high grade properties with strong, stable cash flow from credit-worthy retailers. Assuming consummation of the Merger, Mr. Joseph K. Kornwasser's employment agreement provides that he will be the Chairman of the Spin-Off REIT. In order to establish the Spin-Off REIT, it is contemplated that certain of the properties of the Combined Entity that have such characteristics would be contributed to the new entity, and a majority interest in such entity would be spun-off to stockholders of the Combined Entity with Kimco retaining the balance of the ownership interest. However, no specific properties have been identified as likely to be contributed to the Spin-Off REIT. Assuming consummation of the Merger, Kimco anticipates that the Spin-Off REIT will be created in 1998; however, no assurance regarding such timing can be given. As exploration of the Spin-Off REIT is in the preliminary stages, no determinations have yet been made by Kimco regarding the ultimate structure, size or scope of the Spin-Off REIT, and no assurances can be given that such transaction will occur.

PRICE REIT

     Price REIT is a self-administered and self-managed equity REIT which is primarily focused on the acquisition, development, management and redevelopment of destination retail shopping center properties known as 'power centers.' As of December 31, 1997, Price REIT owned or had interests in 37 properties, consisting of 33 power and community centers, one stand-alone retail warehouse, one project under development and two undeveloped land parcels, located in 15 states containing approximately 7.3 million square feet of GLA with approximately 540 tenants. The overall occupancy rate of the power and community centers was approximately 98.4% with an average base rent per leased square foot of $10.13 at December 31, 1997.

     Power centers are typically open-air centers ranging in size from 200,000 to 700,000 square feet of GLA, and are usually comprised of one or more national retail anchor tenants, often in a warehouse format. Anchor retail tenants typically occupy between 60% and 90% of the total square footage in a power center. The tenant mix in a power center is designed to draw consumers from up to a 15-mile radius, creating a shopping 'destination.' The majority of Price REIT's anchor tenants are retail warehouses, which are consumer-oriented facilities with at least 25,000 to 100,000 square feet of gross leasable area offering a variety of products for business use, personal use or resale. The retail warehouse format of merchandise display, direct manufacturer purchasing, low mark-ups and rapid inventory turnover is designed to provide substantial consumer savings compared to other sources of similar merchandise.

     Each of Price REIT's power centers is anchored by one or more national retail tenants such as Home Depot, Costco, HomeBase and The Sports Authority. Price REIT typically seeks to structure tenant leases as 'triple net' leases, under the terms of which the tenant is responsible for its pro rata share of costs and expenses associated with the ongoing operation of the property, including but not limited to real property taxes and assessments, repairs and maintenance, and insurance. The anchor tenants generally have primary lease terms of five to ten years. Price REIT's leases generally provide for contractual rent increases over the life of the lease based on a fixed amount or consumer price indices, and, in certain cases, percentage rent, calculated as a percentage of a tenant's gross sales above a predetermined threshold.

     Price REIT's strategy is to continue to acquire, develop, own and manage power centers anchored by national retail tenants who enter into long term triple net leases. Price REIT's business objective is to increase its funds from operations per share through the acquisition and development of additional properties, contractual rent increases and percentage rent, reletting of existing space at higher rents and expansion or remodeling of existing properties.

     Price REIT intends to pursue opportunities for acquisitions with expansion potential and to develop additional power centers and community centers and stand-alone retail warehouses. Price REIT conducts its development activities, including site planning, construction management and leasing, primarily through its in-house personnel.

     Price REIT operates in a manner to qualify as a REIT under Sections 856 through 860 of the Code. Under those sections of the Code, Price REIT must distribute at least 95% of its taxable income and meet certain other asset and income tests. As a result, pretax income of Price REIT flows though to its stockholders who are taxed on the income on their individual income tax returns eliminating the double taxation (at the corporate and stockholder levels) that generally results from investment in a corporation.

     For a discussion of Price REIT's investment policies, see 'Comparison of Stockholder Rights--Investment Policy.'

MERGER SUB

     Merger Sub is a Maryland corporation, recently organized as a wholly owned subsidiary of Kimco solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger.

COMBINED ENTITY

     The Combined Entity, at February 1, 1998, after giving effect to the Merger, would consist of approximately 48.8 million square feet of GLA in 308 shopping center properties (comprising neighborhood and community shopping centers and power centers), two regional malls, 62 retail store leases, one stand-alone retail warehouse, one distribution center, one project under development and three undeveloped land parcels, located in 38 states. At February 1, 1998, after giving effect to the Merger, it is expected that the Combined Entity would have an average annualized base rent per leased square foot of $7.06 and an overall occupancy rate of the neighborhood and community shopping centers, power centers and malls of approximately 91.0%.

     The broad geographic diversity of the portfolio of the Combined Entity should reduce the potential adverse impact of fluctuations in local economies. The integration of Price REIT's acquisition, development and management capabilities with Kimco's construction management capabilities and related in-house legal support system should result in the Combined Entity being a more fully integrated real estate company than Kimco and Price REIT independently. As a result, the management team of the Combined Entity is expected to be more vertically integrated from a development and management perspective. The Combined Entity may also benefit from economies of scale and operating efficiencies resulting from the Merger, primarily in terms of the integration of back office facilities and regulatory compliance. In addition, the Combined Entity is expected to have an increased market capitalization, a stronger balance sheet, a larger portfolio and additional development capabilities, which may provide greater liquidity, including expanded access to the capital markets at a reduced cost, enabling it to improve its results of operations and financial position.

                              RECENT DEVELOPMENTS

KIMCO

Shopping Center Acquisitions

     During 1997, certain subsidiaries of Kimco acquired 14 neighborhood and community shopping center properties comprising approximately 2.0 million square feet of GLA in eight states. These shopping center properties were acquired in separate transactions for an aggregate purchase price of approximately $141.7 million, including the assumption of approximately $14 million of mortgage debt. For a further discussion regarding these shopping center acquisitions, see the Current Report on Form 8-K of Kimco, filed January 22, 1998.

     During January 1998, Kimco acquired seven neighborhood and community shopping center properties comprising 0.6 million square feet of GLA in the Denver, Colorado market for approximately $43.6 million, including the assumption of $4.2 million of mortgage debt. In addition, an affiliate of Kimco acquired three retail properties in the Chicago, Illinois market comprising 0.5 million square feet of GLA for an aggregate purchase price of $23.7 million.

Venture Stores, Inc. Portfolio Acquisition

     In August 1997, Kimco acquired certain real estate assets from Venture for the aggregate price of approximately $130 million, consisting of $70.5 million in cash and the assumption of approximately $59.5 million of existing mortgage debt on certain of these assets. This acquisition consisted of interests in 49 fee and leasehold properties totaling approximately 5.9 million square feet of leasable area located in Illinois, Missouri, Texas, Oklahoma, Kansas, Indiana and Iowa (collectively, the 'Venture Properties Acquisition'). The transaction included approximately 573,000 square feet of non-Venture retail space. In addition, Kimco was granted (i) an option to acquire two other properties for $4.5 million, (ii) an option to acquire up to 11 additional properties should certain conditions be satisfied and (iii) rights of first refusal, for a period of five years, to acquire 31 additional properties containing 4.2 million square feet of leasable area. Simultaneously with this transaction, Kimco entered into a long-term unitary net lease with Venture covering all premises occupied by Venture on these properties. As a result of this transaction, Venture was the primary or sole tenant at 60 locations representing approximately 11.2% of the annualized base rental revenues of Kimco as of February 1, 1998.

     In January 1998, Venture filed for protection under Chapter 11 of the United States Bankruptcy Code. Kimco has not received notice that Venture will be delinquent in the payment of any rents due. There can be, however, no assurance that Venture will continue to pay rents as they become due or that the trustee in bankruptcy will not reject the leases under which Venture is bound.

     Irrespective of Venture's current financial status, management believes that the Venture Properties Acquisition represents a unique strategic opportunity for Kimco, based on the significant intrinsic value in the underlying real estate assets as a result of (i) attractive geographic locations, (ii) current below market-rate leases and (iii) the opportunity to lease-up the remaining 165,000 square feet of vacant non-Venture retail space. In addition to its intrinsic real estate value, the Venture Properties Acquisition also provides Kimco with (i) strong initial yields, (ii) increased geographic diversification and (iii) options to acquire additional properties. While Kimco believes, based upon current market conditions in the areas where Venture is a tenant, that it could replace any defaulted or discharged leases with leases that are on no less favorable terms than the leases currently in place, no such assurance can be given.


     On April 27, 1998, Kimco announced that it had reached an agreement to purchase Venture's leasehold position at 89 locations, including 56 properties pursuant to two unitary leases currently in place with Kimco, 30 properties pursuant to a master lease with Metropolitan Life Insurance Co. ('Metropolitan Life') and three properties leased by Venture from others. The purchase price for the leasehold positions will be $95.0 million, less certain closing adjustments, but is subject to upward adjustment based on the success of Kimco's attempts to re-tenant the properties over a two-year period. The agreement is subject to the approval of the U.S. Bankruptcy Court, which is expected to review the Kimco offer (which has the support of the official committee representing Venture's creditors) and any competing bids for the lease rights and rule on the proposed transaction at a hearing on June 1, 1998.

     On May 1, 1998, Kimco entered into an agreement to lease 49 of these locations to Kmart Corporation. Kimco is also negotiating with several other major retailers to lease certain of the remaining Venture locations. No assurances, however, can be given regarding the terms or timing of such other transactions. Kimco also announced that it had reached an agreement with Metropolitan Life to purchase the 30 fee and leasehold positions of the properties currently leased by Metropolitan Life to Venture. Such transactions are contingent upon the approval of the U.S. Bankruptcy Court of the purchase by Kimco of Venture's leasehold positions in the 89 locations described above and, accordingly, no assurances can be given that final agreements will be entered into or, if entered into, whether the terms of such final agreements will materially differ from the terms described above.

Revolving Credit Facility

     In March 1998, Kimco obtained an additional $150 million interim unsecured revolving credit facility from Chase Bank (as defined herein) and First Chicago NBD Corporation to both finance the purchase of properties and meet any short-term working capital requirements. This facility is scheduled to expire in June 1998; however, it is Kimco's intention to extend the term of this facility and establish it as a continuing part of Kimco's total unsecured revolving credit availability.

     During April 1998, Kimco completed the sale of an aggregate 2,259,020 shares of Kimco Common Stock in four separate transactions consisting of a primary public stock offering of 460,000 shares of Kimco Common Stock at $36.0625 per share and three private placements of 415,945 shares, 546,075 shares and 837,000 shares, respectively, of Kimco Common Stock priced at $36.0625, $36.625 and $36.25 per share, respectively. The Kimco Common Stock sold in these private placements will be deposited in separate unit investment trusts. The net cash proceeds from these offerings, totaling approximately $77.6 million (after related transaction costs of approximately $4.4 million), will be used for general corporate purposes, including the acquisition of interests in neighborhood and community shopping centers as suitable opportunities arise and the expansion and improvement of properties in Kimco's portfolio. Pending such use, Kimco may (i) temporarily repay borrowings under Kimco's revolving credit facilities or (ii) invest in short-term income providing investments such as investments in commercial paper, government securities or money market funds that invest in government securities.

Commitment to Issue Preferred Stock

     Kimco intends to enter into the Purchase Agreement. See '--Price REIT' below for additional information.

PRICE REIT

Issuance of Preferred Stock

     Price REIT, Kimco and Lehman Bros. intend to enter into the Purchase Agreement pursuant to which Lehman Bros. will agree to purchase an aggregate of up to $65.0 million of Price REIT Preferred Stock. Price REIT currently expects to issue 65,000 shares of Price REIT Preferred Stock (with an aggregate purchase price of $65.0 million) in May 1998. Pursuant to the Second Amendment, the Price REIT Preferred Stock will be exchanged in the Merger for Kimco Class E Depositary Shares. Because the transaction remains subject to completion of definitive documentation, no assurance can be given that the issuance of Price REIT Preferred Stock will occur within the anticipated time frame or at all. In general, following the Merger, Kimco will assume Price REIT's obligations under the Purchase Agreement and, through the issuance of the Kimco Class E Depositary Shares, will assume the obligations of the Price REIT Preferred Stock.

     The material terms of or applicable to the Price REIT Preferred Stock are expected to be as follows:

     Liquidation Preference and Dividend Rate. The Price REIT Preferred Stock has a liquidation preference of $1,000 per share and entitles the holder to dividends at a floating rate. The dividend rate is equal to the three month LIBOR rate plus 2.0% and is payable quarterly on a cumulative basis. The terms of the Price REIT Preferred Stock are expected to provide that the three month LIBOR rate will be reset each quarter, two business days before the first day of the relevant dividend period.

     Optional Call. The Purchase Agreement is expected to provide that Price REIT (or, following the Merger, Kimco) may exercise a contractual right to call (the 'Price REIT Optional Call') any outstanding Price REIT Preferred Stock (or, following the Merger, Kimco Class E Depositary Shares) at a price equal to the liquidation preference plus accrued but unpaid dividends not later than the earlier of: (i) 150 days after the Merger and (ii) the first anniversary of the date of the Purchase Agreement (the 'Price REIT Optional Call Period').

     Form of Offering. The Price REIT Preferred Stock will be issued to Lehman Bros. in a private offering pursuant to Section 4(2) under the Securities Act.

     Subsequent Secondary Offering. If the Price REIT Optional Call is not exercised by Price REIT (or, after the Merger, by Kimco), then Price REIT (or Kimco, as the case may be) will be required to register under the Securities Act the resale of the Price REIT Preferred Stock (or depositary shares representing Price REIT Preferred Stock). If the Merger does not occur and the Price REIT Preferred Stock remains outstanding, then Price REIT will register for resale depositary shares representing the Price REIT Preferred Stock. The depositary shares will have identical terms, rights, preferences and privileges as the Price REIT Preferred Stock, except that such depositary shares will be eligible for redemption by the depositary beginning five years after the end of the Price REIT Optional Call Period. If the Merger occurs, the Price REIT Preferred Stock will be converted as a result of the Merger into the right to receive Kimco Class E Depositary Shares. Kimco will then be obligated to register the resale by Lehman Bros. of the Kimco Class E Depositary Shares.

     Treatment of Price REIT Preferred Stock in the Merger. Upon completion of the Merger, each outstanding share of Price REIT Preferred Stock will be converted into the right to receive 10 Kimco Class E Depositary Shares, each of which will represent a one-tenth fractional interest in a share of newly issued Kimco Class E Preferred Stock.

     Voting Rights. Holders of shares of Price REIT Preferred Stock will have no voting rights, except that if distributions on such shares are in arrears for more than six dividend periods, the number of directors on the Price REIT Board of Directors will be increased by one and the holder(s) of the shares of Price REIT Preferred Stock will have the right, voting as a separate class, to elect one additional director. The number of additional directors that may be elected under such circumstances may be increased to two if the Price REIT Charter is amended to so allow.

     Appraisal Rights. Under the MGCL, the holder of Price REIT Preferred Stock has appraisal rights in connection with the Merger; however, the Purchase Agreement is expected to provide that the sole holder of such stock will waive such rights.

     Terms of Kimco Class E Depositary Shares and Kimco Class E Preferred
Stock. The terms of each of the Kimco Class E Depositary Shares and the Kimco Class E Preferred Stock represented thereby will entitle the holders thereof to substantially the same rights as the holders of the Price REIT Preferred Stock are entitled and, if applicable, the rights to which holders of the depositary shares that Price REIT may be required to issue, as described under '--Subsequent Secondary Offering,' are entitled. In addition, the Kimco Class E Preferred Stock will be subject to an overall ownership limitation as more fully described under 'Description of Kimco Securities--Kimco Class E Preferred Stock.'

Increase in Line of Credit

     On February 27, 1998, Price REIT increased the availability under its unsecured line of credit from $75 million to $100 million. The terms of such line of credit were not otherwise changed in any material respect.


IMPACT OF YEAR 2000

     Like most corporations, Kimco and Price REIT are reliant upon technology to run their respective businesses. Many computer systems process dates using two digits to identify the year, and some systems are unable to properly process dates beginning with the year 2000. Kimco and Price REIT are currently assessing and addressing this 'Year 2000' issue and do not believe the costs connected with this assessment will have a material adverse effect on either company's results of operations.

                                   THE MERGER

GENERAL

     The Merger Agreement provides for a business combination between Kimco and Price REIT in which Price REIT would be merged with and into Merger Sub, a wholly owned subsidiary of Kimco, and the holders of Price REIT Common Stock would be issued Merger Consideration in a transaction which will be treated as a purchase for accounting purposes and is intended to qualify as a tax-free reorganization for Federal income tax purposes. The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

     Milton Cooper, the Chairman and Chief Executive Officer of Kimco, and Joseph K. Kornwasser, the President and Chief Executive Officer of Price REIT, first met in May 1993. Thereafter, Messrs. Cooper and Kornwasser met on many occasions and discussed their respective businesses. Prior to June 1996, however, no meaningful discussions were held about a merger of Kimco and Price REIT.

     In May 1996, Kimco and Price REIT formed the Partnership to purchase the Hayden Plaza North shopping center in Phoenix, Arizona. Price REIT owns a 50% interest in the Partnership and a wholly owned subsidiary of Kimco owns the remaining 50% interest. Price REIT and Kimco have been working together successfully on the redevelopment and expansion of the Hayden Plaza North shopping center since that time.

     In June 1996, Messrs. Cooper and Kornwasser held very preliminary discussions to determine if there was a mutual interest in pursuing discussions with the intention of forming some type of strategic alliance between Kimco and Price REIT. Following such discussions, which did not result in any substantive agreement, Messrs. Cooper and Kornwasser sporadically had informal conversations over the course of the ensuing year regarding the possibility of engaging in some type of strategic alliance without arriving at a mutually acceptable structure for such an alliance.

     On November 4, 1997, Messrs. Cooper and Kornwasser met at Mr. Cooper's request and discussed the possibility of exploring a potential business combination between Kimco and Price REIT.

     On November 13, 1997, Price REIT received an unsolicited proposal from Price Enterprises, Inc. ('PEI') regarding a possible business combination between Price REIT and PEI. Price REIT was formerly affiliated with a predecessor of PEI. However, Price REIT has no current relationship with PEI. On November 17, 1997, PEI announced its delivery of the proposal to Price REIT. On November 18, 1997, Price REIT announced the receipt of PEI's proposal.

     Pursuant to an engagement letter dated November 20, 1997, Price REIT retained Merrill Lynch to act as financial advisor to Price REIT with respect to any proposed business combinations between Price REIT and a third party.

     On November 24, 1997, Price REIT advised PEI of and announced Price REIT's rejection of PEI's proposal because such proposal was not deemed to be in the best interests of Price REIT or its stockholders. The Price REIT Board of Directors, in consultation with its legal and financial advisors, determined that PEI's proposal was not in the best interests of Price REIT or its stockholders because of the Board's belief that, among other things, the proposed combined company's capital structure would be viewed unfavorably (as compared to industry peers) and would have negatively impacted the proposed combined company's credit rating and debt capacity. In addition, the Price REIT Board of Directors concluded that the preferred stock offered by PEI would likely be discounted significantly from its stated liquidation preference by the public markets due to the illiquidity of the preferred stock which would represent a significant portion of the combined company's equity market capitalization.

     On November 25, 1997, Mr. Cooper called Mr. Kornwasser to discuss further the possibility of a proposed business combination between Kimco and Price REIT. Messrs. Cooper and Kornwasser continued discussions by telephone on multiple occasions over the ensuing days regarding the proposed business combination.

     On December 1, 1997, Kimco delivered a letter (the 'December 1 Letter') to Price REIT in which Kimco proposed a strategic combination of the two companies. The December 1 Letter outlined, in general terms, the proposed combination of the two companies and stated Kimco's willingness to pay a total of $45.00 per share to holders of Price REIT Common Stock payable in Kimco securities (consisting of 80% Kimco Common Stock and 20% from a new class of Kimco preferred stock). The December 1 Letter did not describe in detail the terms of the proposed combination. It did, however, ask that Price REIT execute an accompanying confidentiality agreement which would facilitate negotiations on the proposed combination. The confidentiality agreement was signed by Price REIT on December 1 and returned to Kimco.

     In early December, Jefferies began to act as financial advisor to Kimco (and was formally engaged by Kimco pursuant to a letter agreement dated December 16, 1997) with respect to any proposed business combinations between Kimco and a third party. Mr. Richard G. Dooley, a director of Kimco, serves on the Board of Directors of Jefferies.

     On December 3, 1997, a special meeting of the Board of Directors of Price REIT was held at which representatives from Merrill Lynch and Price REIT's legal advisors were present. The Board of Price REIT discussed the proposal from Kimco and authorized management to continue to explore the proposal.

     From December 4, 1997 through January 12, 1998, the management of Kimco and Price REIT and each company's respective financial and legal advisors had numerous discussions regarding various business and legal issues.


     On December 8, 1997, Mr. Cooper, Michael Flynn (Vice Chairman of Kimco) and Michael Pappagallo (Vice President--Chief Financial Officer of Kimco) and Mr. Kornwasser, along with representatives of their respective financial advisors, met with the objective of discussing the specific terms and structure of a potential merger between Kimco and Price REIT and to see if the parties could reach a mutually acceptable resolution on unresolved issues.

     Reciprocal due diligence commenced on December 9, 1997 and was completed by January 13, 1998 to the satisfaction of both parties.

     On December 15, 1997, a special meeting of the Board of Directors of Price REIT was held at which management, along with representatives from Merrill Lynch and outside legal counsel advised the Directors of Price REIT of the status of negotiations with Kimco regarding the proposed business combination. After discussion, the Price REIT Board of Directors authorized management to continue discussions with Kimco regarding the proposed transaction. Also on December 15, 1997, a special meeting of the Board of Directors of Kimco was held at which management, along with representatives from Jefferies and outside legal counsel, advised the Board of Directors of Kimco of the status of negotiations with Price REIT regarding the proposed business combination. After discussion, the Kimco Board of Directors authorized management to continue discussions with Price REIT regarding the proposed transaction. Management of Kimco and Price REIT and their respective legal counsel began to negotiate the terms of a draft merger agreement and subsequently engaged in numerous discussions regarding the specific terms and conditions of such agreement.

     On December 29, 1997, a series of conversations took place between Kimco, Price REIT, their respective financial and legal advisors, regarding Price REIT's requirement that the holders of Price REIT Common Stock be able to participate through their receipt of the Merger Consideration in any increase in value of the Kimco Common Stock above $35.00 per share during the calculation period of the Kimco Average Price. While no agreement was reached on this issue, it was agreed that the parties would continue negotiations in an effort to reach a mutually beneficial arrangement.

     On January 5, 1998, Kimco, Price REIT and their respective financial and legal advisors met by telephone conference to discuss the details of the proposed Merger. At such meeting, several outstanding issues were discussed, with agreements being reached that the formula to determine the Merger Consideration would provide that the holders of Price REIT Common Stock would participate in any increase above $35.00 in the Kimco Common Stock during the calculation period of the Kimco Average Price per share. During the next several days, Messrs. Cooper and Kornwasser as well as respective legal counsel for Kimco and Price REIT held several telephone discussions in which all outstanding terms and conditions to the Original Merger Agreement (as defined herein) were finalized for submission to the respective Boards of Directors of Kimco and Price REIT for their consideration.

     On January 13, 1998, a special meeting of the Board of Directors of Price REIT was held at which management, representatives from Merrill Lynch and legal counsel were present. At the meeting, the Price REIT

Board of Directors was updated on the status of discussions with Kimco regarding the potential merger transaction between Kimco and Price REIT. Mr. Kornwasser reviewed with the Board of Directors (i) a summary of the terms of the proposed merger, (ii) the status of Price REIT's financial and business plans with and without the proposed merger, (iii) pertinent due diligence findings with respect to Kimco and (iv) the potential benefits as well as the risks of the proposed merger transaction as described below under '--Price REIT's Reasons for the Merger; Positive and Negative Factors Considered.'

     At that meeting, Price REIT's legal counsel made a presentation to the Price REIT Board of Directors in which it explained the material terms of the proposed merger, briefed the Board on certain legal issues raised by the proposed merger transaction and advised the Board of Directors of its fiduciary duties in connection with such transaction.

     In addition, Merrill Lynch at that meeting presented its financial analysis of the proposed merger transaction between Kimco and Price REIT. Merrill Lynch concluded its presentation by delivering to the Price REIT Board of Directors its written opinion to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the consideration to be received by the holders of Price REIT Common Stock in the proposed merger was fair to such stockholders from a financial point of view.

     Following such presentations, and after extensive discussion of the advantages and disadvantages of the proposed merger transaction, as described under '--Price REIT's Reasons for the Merger; Positive and Negative Factors Considered,' the Board of Directors of Price REIT concluded that the advantages of the proposed merger outweighed the potential negative factors, and, by unanimous vote of those Directors present at the meeting, approved the Merger, a definitive merger agreement (the 'Original Merger Agreement') and all transactions contemplated thereby.

     On January 13, 1998, a special meeting of the Board of Directors of Kimco was held at which management, representatives from Jefferies and legal counsel were present. At the meeting, the Kimco Board of Directors was updated on the status of discussions with Price REIT regarding the proposed merger transaction between Price REIT and Kimco. Mr. Cooper and the representatives from Jefferies reviewed with the Board of Directors (i) a summary of the terms of the proposed merger, (ii) the status of Kimco's financial and business plans with and without the proposed merger, (iii) pertinent due diligence findings with respect to Price REIT and (iv) the potential benefits as well as the risks of the proposed merger transaction as described below under '--Kimco's Reasons for the Merger; Positive and Negative Factors Considered.'

     At that meeting, Kimco's legal counsel made a presentation to the Kimco Board of Directors in which it explained the material terms of the proposed merger, briefed the Board on certain legal issues raised by the proposed merger transaction and advised the Board of Directors of its fiduciary duties in connection with such transaction.

     In addition, Jefferies at that meeting presented its financial analysis of the proposed merger transaction between Kimco and Price REIT. Jefferies concluded its presentation by orally presenting to the Kimco Board of Directors its opinion to the effect that, as of that date, the consideration to be paid by Kimco in the proposed merger was fair to the public common stockholders of Kimco from a financial point of view.

     Following such presentations, and after extensive discussion of the advantages and disadvantages of the proposed merger transaction, as described under '--Kimco's Reasons for the Merger; Positive and Negative Factors Considered,' the Board of Directors of Kimco concluded that the advantages of the proposed merger outweighed the potential negative factors, and, by unanimous vote of the Directors of Kimco approved the Merger, the Original Merger Agreement and all transactions contemplated thereby, including the Kimco Share Proposal.

     The Original Merger Agreement was executed on January 13, 1998.

     On February 20, 1998, Mr. Cooper contacted Mr. Kornwasser to express his concern that the stock prices of the Kimco Common Stock and the Price REIT Common Stock might be vulnerable to artificial movement prior to the Closing Date. Mr. Kornwasser stated his belief that such movements of the stock prices were not in the best interest of either party's stockholders. In an attempt to address this situation, Messrs. Cooper and Kornwasser agreed to modify the calculation of the Kimco Average Price so that the days to be used in such calculation would be randomly selected.

     On March 5, 1998, the Board of Directors of Kimco and the Board of Directors of Price REIT each held a meeting to approve and adopt, and each by unanimous vote approved and adopted, the First Amendment to the Original Merger Agreement (the 'First Amendment'). The First Amendment provides for the Kimco Average Price to be calculated based on the average daily high and low prices of the Kimco Common Stock on 15 randomly selected trading days within a rolling period of 30 consecutive trading days ending on the seventh day prior to the date of the Kimco Annual Meeting.

     The First Amendment was executed on March 5, 1998.

     On May 14, 1998, the Board of Directors of Kimco held a meeting to approve and adopt, and by unanimous vote approved and adopted, the Second Amendment to the Original Merger Agreement (the 'Second Amendment'). By unanimous written consent, on May 13, 1998, the Board of Directors of Price REIT approved and adopted the Second Amendment. The Second Amendment revised the Articles Supplementary setting forth the terms of the Kimco Class D Preferred Stock, included as Exhibit A to the Merger Agreement, to address certain voting and ownership restriction issues that had been agreed upon by the parties and added additional provisions required in order to provide for the conversion of the Price REIT Preferred Stock into Kimco Class E Preferred Stock upon the consummation of the Merger.

     The Second Amendment was executed on May 14, 1998.

KIMCO'S REASONS FOR THE MERGER; POSITIVE AND NEGATIVE FACTORS CONSIDERED


     The material positive factors that the Kimco Board of Directors considered in reaching its determination to approve the Merger Agreement and to recommend approval of the Kimco Share Proposal are set forth below:

          (i) the Merger provides Kimco with the opportunity, in a single transaction, to expand significantly the size and geographic diversity of its portfolio by acquiring a portfolio of 37 properties, consisting of 33 major destination retail shopping power center properties, one retail warehouse property, one property currently under development and two additional properties held for development. These properties are located primarily in the western United States, an area where Kimco has only a limited presence, which may reduce the potential adverse impact on the overall portfolio of fluctuations in local economies and will result in a combined company that will be national in scale;

          (ii) the properties that will be added to the Kimco portfolio as a result of the Merger are viewed by the Kimco Board of Directors as being very well maintained with strong credit quality tenants that will provide additional diversity to the Kimco tenant base;

          (iii) the belief of Kimco's management, based in part on Jefferies' analyses, that the Merger would be accretive, on a going-forward basis, to Kimco's FFO per share;

          (iv) the integration of Price REIT's acquisition, development and management capabilities will add complementary expertise to Kimco's construction management capabilities and its related in-house legal support system and will result in Kimco being a more fully integrated real estate company with a management team that is more vertically integrated from a development and management perspective;

          (v) the Merger will add to senior management's strength by adding complementary expertise that will facilitate Kimco's expansion into real estate development activities and increased activity in geographic areas in which Kimco does not currently have a presence. In connection therewith, Messrs. Kornwasser, Friedman and Kronenberg have entered into employment agreements with Kimco pursuant to which they will become, upon consummation of the Merger, Senior Executive Vice President, Executive Vice President and Vice President of Kimco, respectively. In addition, Mr. Kornwasser will become a member of the Kimco Board of Directors. The Board of Directors of Kimco viewed this as favorable because it believes that each of these executives is a seasoned and skilled manager who will be able to make a valuable contribution to Kimco;

          (vi) management's belief that the increased market capitalization, a stronger balance sheet, the increase in the size of Kimco's portfolio and the addition of development capabilities may provide Kimco with greater liquidity, including expanded access to the capital markets at a reduced cost, enabling it to improve its results of operations and financial position;

          (vii) the opinion of Jefferies given on January 13, 1998 that, as of such date, the proposed consideration to be paid by Kimco pursuant to the

     Merger was fair to the public stockholders of Kimco from a financial point of view. While the Kimco Board of Directors did not explicitly adopt Jefferies' opinion, it relied on such opinion and Jefferies' analyses in its overall evaluation of the Merger and viewed Jefferies' opinion as favorable because the independent conclusion reached by Jefferies was consistent with the opinion of Kimco's management;

          (viii) the Merger is intended to qualify as a tax-free reorganization for Federal income tax purposes. The Board of Directors of Kimco viewed this as favorable because no gain or loss will be recognized by Kimco as a result of the Merger;

          (ix) the ability to effectuate the Merger through the issuance of equity rather than through the use of cash or a public offering of securities, which the Kimco Board of Directors viewed as favorable in part because it will result in Kimco having a stronger balance sheet;

          (x) the opportunities for economies of scale and operating efficiencies that should result from the Merger, primarily in terms of the integration of back office facilities and regulatory compliance; and

          (xi) the Kimco Board of Directors' view that the overall terms of the Merger Agreement are fair to Kimco.

     The Board of Directors of Kimco believes that these reasons are relevant to and support its ultimate conclusion because they are consistent with Kimco's previously stated mission of maximizing long-term profitability for its stockholders. In addition, by acquiring these assets in a single transaction and instituting certain operating efficiencies going forward, the Kimco Board of Directors believes that Kimco will recognize certain cost savings by eliminating the management time and effort required to acquire a substantial number of properties on an individual basis and, to a lesser extent, management's estimate of the annual general and administrative cost savings resulting from the Merger.

     The Kimco Board of Directors also considered certain potentially negative factors that could arise from the proposed Merger. The material potentially negative factors considered were as follows:

          (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of Kimco and Price REIT;

          (ii) the possible adverse effects upon the market for Kimco Common Stock and upon Kimco's ability to raise capital and issue equity in both the public and private markets that might result if the Merger were not consummated;

          (iii) that, if the Merger does not occur, under certain circumstances Kimco could have to pay to Price REIT a fee of either $6.25 million or $12.5 million plus, in certain instances, expenses;


          (iv) that, if the Kimco Average Price is less than $33.75, the number of shares of Kimco Common Stock to be issued will be increased to arrive at a Notional Value of $45.00, thereby reducing the calculation of Kimco's FFO per share (a supplemental measure considered by most industry analysts and equity REITs, including Kimco, to appropriately reflect the performance of an equity REIT, calculated in accordance with NAREIT's FFO definition); and

          (v) the risk that the anticipated benefits of the Merger might not be fully realized. In the view of the Kimco Board of Directors, the negative factors were not sufficient, either individually or collectively, to outweigh the advantages of the Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF KIMCO

     The Kimco Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Kimco and its stockholders. ACCORDINGLY, AT SPECIAL MEETINGS HELD ON JANUARY 13, 1998, MARCH 5, 1998 AND MAY 14, 1998, THE KIMCO BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE ORIGINAL MERGER AGREEMENT, THE FIRST AMENDMENT AND THE SECOND AMENDMENT, RESPECTIVELY, AND RECOMMENDS APPROVAL OF THE KIMCO SHARE PROPOSAL BY THE STOCKHOLDERS OF KIMCO. In reaching its conclusion, the Kimco Board of Directors consulted with Kimco's management, as well as its financial advisors, legal counsel and accountants, and considered a number of factors in separate conversations with Kimco's management and at meetings of the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Kimco Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF KIMCO UNANIMOUSLY RECOMMENDS THAT KIMCO STOCKHOLDERS VOTE FOR THE APPROVAL OF THE KIMCO SHARE PROPOSAL.

OPINION OF KIMCO'S FINANCIAL ADVISOR

     Kimco engaged Jefferies to opine on the fairness of the consideration to be paid by Kimco pursuant to the Merger, from a financial point of view, to the public common stockholders of Kimco. The Board of Directors of Kimco selected Jefferies because, as part of its investment banking business, Jefferies is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructuring and other financial services. No limitations were imposed by the Kimco Board of Directors on the scope of Jefferies' investigation or the procedures to be followed in rendering the Jefferies Opinion. Mr. Richard G. Dooley, a director of Kimco also serves on the Board of Directors of Jefferies.

     Jefferies delivered its oral opinion to the Kimco Board of Directors on

January 13, 1998 and confirmed such opinion in writing as of the date of this Joint Proxy Statement/Prospectus (the 'Jefferies Opinion'), to the effect that, as of such date and based on the matters described therein, the consideration to be paid by Kimco pursuant to the Merger is fair to the public common stockholders of Kimco from a financial point of view. For purposes of the Jefferies Opinion, the term 'consideration to be paid by Kimco pursuant to the Merger' includes the exchange of each outstanding share of Price REIT Common Stock into 1.00 share of Kimco Common Stock and 0.40 Kimco Class D Depositary Shares, subject to the adjustments described in Section 4.1(b) of the Merger Agreement. Jefferies did not recommend to the Kimco Board of Directors that any specific consideration would constitute the appropriate consideration in the Merger. Except as set forth below, no limitations were imposed by the Kimco Board of Directors on the scope of Jefferies' investigations or procedures to be followed in rendering the Jefferies Opinion. Jefferies was not requested to opine as to, and the Jefferies Opinion did not address, the underlying business decision of the Kimco Board of Directors to proceed with or to effect the Merger.

     THE FULL TEXT OF THE JEFFERIES OPINION IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. KIMCO STOCKHOLDERS ARE URGED TO READ THE JEFFERIES OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, THE MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW BY JEFFERIES IN ARRIVING AT THE CONCLUSIONS EXPRESSED THEREIN. THE MERGER CONSIDERATION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN KIMCO AND PRICE REIT AND WAS APPROVED BY THE KIMCO BOARD OF DIRECTORS. THE SUMMARY OF THE JEFFERIES OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE JEFFERIES OPINION.

     In rendering the Jefferies Opinion, Jefferies noted that the consummation of the Merger is conditioned upon the approval by the Kimco stockholders of the Kimco Share Proposal, and that Jefferies is not recommending that Kimco, the Kimco Board of Directors, any of its stockholders, or any other person, should take any specific action in connection with the Merger. The Jefferies Opinion also does not constitute a recommendation of the Merger over any alternative transactions which may be available to Kimco, and does not address Kimco's underlying business decision to effect the Merger. In addition, the Jefferies Opinion does not opine as to the market value or the prices at which any of the securities of Kimco may trade at any time.

     In connection with the preparation of the Jefferies Opinion, Jefferies, among other things: (i) reviewed Merger Agreement (including any schedules and exhibits thereto); (ii) reviewed certain financial and other information that was publicly available; (iii) reviewed information furnished to Jefferies by Kimco and Price REIT, including certain internal financial analyses, budgets, reports and other information prepared by the respective managements of the companies; (iv) held discussions with various members of senior management of Kimco and Price REIT concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the Merger; (v) reviewed the share price and trading history of Kimco's and Price REIT's publicly traded securities from January 2, 1996 to January 12,

1998; (vi) reviewed the valuations of publicly traded companies which Jefferies deemed comparable to Kimco and Price REIT; (vii) reviewed the acquisition valuation multiples and stock purchase price premiums of publicly traded companies which Jefferies deemed comparable to Kimco and Price REIT; (viii) reviewed the net asset valuations of both Kimco and Price REIT and the net asset valuations of publicly traded companies which Jefferies deemed comparable to Kimco and Price REIT; (ix) analyzed the combined FFO and funds available for distribution ('FAD') per share of the combined company on a pro forma basis (a supplemental measure considered by most industry analysts and Jefferies to appropriately reflect the performance of an equity REIT, calculated in accordance with NAREIT's FFO definition); (x) prepared discounted cash flow analyses of Kimco and Price REIT on a stand-alone basis; and (xi) prepared a relative contribution analysis of revenue, net operating income, FFO and FAD contributed by each of Kimco and Price REIT. In addition, Jefferies conducted such other reviews, analyses and inquiries relating to Kimco and Price REIT as it considered appropriate in rendering the Jefferies Opinion.

     In Jefferies' review and analysis and in rendering the Jefferies Opinion, Jefferies relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to it by Kimco or Price REIT or that was publicly available (including, without limitation, the information described above and the financial projections and financial models prepared by Kimco and Price REIT in the ordinary course of conducting their respective business and not in contemplation of the Merger, regarding the estimated future performance of the respective companies). The Jefferies Opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

     With respect to the financial projections and financial models provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to vast uncertainty. Jefferies assumed that such projections and models were reasonably prepared and reflect the best currently available estimates and good faith judgments of the respective managements of Kimco and Price REIT as to the future performance of each company. In addition, Jefferies noted that although it has performed sensitivity analyses thereon, in rendering the Jefferies Opinion, Jefferies has assumed that each company will perform in accordance with such projections and models for all periods specified therein. In addition, although such projections and models did not form the principal basis for the Jefferies Opinion, but rather constituted one of many items that Jefferies employed, changes to such projections and models could affect the Jefferies Opinion. Jefferies also assumed that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes and will be treated, for accounting purposes, as a purchase. Jefferies also assumed that the final form of the Original Merger Agreement will be substantially similar to the last draft reviewed by it. As a matter of policy, neither Kimco nor Price REIT publicly disclose internal management forecasts, projections or estimates of the type furnished to Jefferies in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management of Kimco, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

     The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Jefferies believes its analyses must be considered as a whole, and that considering any portion of such analyses or any portion of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the Jefferies Opinion. In its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and other conditions, many of which are beyond the control of Kimco and Price REIT. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following paragraphs summarize the significant financial and comparative analyses performed by Jefferies in arriving at the conclusions expressed in the Jefferies Opinion. The information presented below is based on the estimated financial condition of Kimco and Price REIT as of December 31, 1997 and share price information of Kimco Common Stock and Price REIT Common Stock through the close of the market on January 12, 1998. The following paragraphs do not purport to be a complete description of the analyses performed or the matters considered by Jefferies in rendering the Jefferies Opinion.

     Jefferies reviewed the methodology and calculations of the proposed conversion of all of the shares of Price REIT Common Stock into Kimco Common Stock and Kimco Class D Depositary Shares pursuant to the Merger. Based on the exchange ratio (as of January 13, 1998) of 1.00 shares of Kimco Common Stock and
0.40 Kimco Class D Depositary Shares for each share of Price REIT Common Stock outstanding as of January 13, 1998, holders of Price REIT Common Stock would receive securities equivalent to 14,849,585 fully-diluted shares of Kimco Common Stock, or approximately 26.4% of the Kimco Common Stock outstanding as of the Effective Time of the Merger. Jefferies noted that the implied equity purchase price for Price REIT, based on a value of $45.00 per share of Price REIT Common Stock, was approximately $535.2 million.

  Valuation Analysis of Price REIT

     Comparable Company Analysis. Jefferies compared certain financial data and multiples of financial parameters accorded certain other publicly traded REITs comparable to Kimco and Price REIT. Financial data generally compared included total revenues, net operating income, FFO and FAD. Multiples compared included equity capitalization to FFO and equity capitalization to FAD. Jefferies looked at these parameters because of the equity market's reliance upon these measures in analyzing REIT performance. Companies compared to Kimco and Price REIT included Alexander Haagen Properties, Burnham Pacific Properties, JDN Realty Investors, JP Realty, Inc., Weingarten Realty Investors, Vornado Realty Trust, Developers Diversified Realty and Excel Realty Trust, each of which is a self-managed and infinite-life REIT. Jefferies compared the market value of each such company, as determined by the closing price recorded for each company's common stock on January 12, 1998, with each company's historical and projected FFO and FAD. Jefferies' calculations resulted in the following ranges of multiples for these companies: a mean equity capitalization to historical 1996 FFO multiple of 13.5x; a mean equity capitalization to projected 1997 FFO multiple of 13.1x; a mean equity capitalization to projected 1998 FFO multiple of 11.2x; a mean equity capitalization to historical 1996 FAD multiple of 13.9x; a mean equity capitalization to projected 1997 FAD multiple of 12.9x; and a mean equity capitalization to projected 1998 FAD multiple of 11.7x. Similar calculations resulted in the following ranges of multiples for Kimco and Price REIT, respectively: a mean equity capitalization to historical 1996 FFO multiple of 14.7x and 12.2x; a mean equity capitalization to projected 1997 FFO multiple of 13.3x and 11.4x; a mean equity capitalization to projected 1998 FFO multiple of 11.9x and 10.3x; a mean equity capitalization to historical 1996 FAD multiple of 15.8x and 13.3x; a mean equity capitalization to projected 1997 FAD multiple of 13.8x and 11.9x; and a mean equity capitalization to projected 1998 FAD multiple of 12.4x and 10.7x.


     Price REIT's implied equity value ranged from between approximately $562.8 million and $588.4 million based on price to projected 1998 FFO multiples of 11.0x to 11.5x. Price REIT's implied equity value ranged from between approximately $567.2 million and $591.9 million based on price to projected 1998 FAD multiples of 11.5x to 12.0x. These ranges of equity values for Price REIT were compared to the implied equity purchase price to be paid to Price REIT pursuant to the Merger of approximately $535.2 million.

     None of the companies utilized in the above analysis for comparative purposes is identical to Kimco or Price REIT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as that of Kimco and Price REIT. In addition, the multiples to estimated and projected FFO and FAD are based on projections, in the case of the comparable companies, published by research analysts unrelated to Jefferies and, in the case of Kimco and Price REIT, provided by management. Accordingly, such projections may or may not prove to be accurate.

     Net Asset Valuation. Jefferies calculated the implied net asset value of the real estate of certain other publicly traded REITs comparable to Kimco and Price REIT. Companies compared to Kimco and Price REIT included Alexander Haagen Properties, Burnham Pacific Properties, JDN Realty Investors, JP Realty, Inc., Weingarten Realty Investors, Vornado Realty Trust, Developers Diversified Realty and Excel Realty Trust, each of which is a self-managed and infinite-life REIT. Jefferies calculated the implied net asset value of the real estate of each company, utilizing the closing price recorded for each company's common stock on January 12, 1998 as well as certain other financial information contained in each company's Quarterly Report of Form 10-Q for the quarter ended September 30, 1997 as well as each company's Annual Report on Form 10-K for the year ended December 31, 1996. After calculating the implied net asset value of each company's real estate, Jefferies calculated implied capitalization rates for each company by dividing the 1998 projected net operating income adjusted for straight line rent for each company by the implied net asset value of each company's real estate. Such analysis yielded a mean implied capitalization rate of 8.9%, with a high implied capitalization rate of 14.9% and a low implied capitalization rate of 5.7%. These estimates of 1998 projected net operating income adjusted for straight line rent were published by research analysts unrelated to Jefferies.

     Jefferies also calculated the implied net asset value of the real estate of Price REIT, utilizing the closing price of Price REIT Common Stock on January 12, 1998 as well as certain other financial information contained in Price REIT's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 as well as the Annual Report on Form 10-K for the year ended December 31, 1996. After calculating the implied net asset value of Price REIT's real estate, Jefferies calculated Price REIT's implied capitalization rate by dividing 1998 projected net operating income adjusted for straight line rent by the implied net asset value of Price REIT's real estate. Such analysis yielded an implied capitalization rate of 9.9%. Jefferies then repeated the same analysis, utilizing a $45.00 price for Price REIT Common Stock. Such analysis yielded an implied capitalization rate of 9.4%. Price REIT's estimate of 1998 projected net operating income adjusted for straight line rent was provided by a research analyst from Jefferies.

     The implied capitalization rate of 9.4% calculated utilizing a $45.00 price for Price REIT Common Stock is greater than the mean implied capitalization rate of 8.9% calculated for the other publicly traded REITs comparable to Kimco and to Price REIT. Jefferies considered this analysis relevant to the fairness to Kimco's public common stockholders from a financial point of view of the consideration to be paid by Kimco pursuant to the Merger because, to the extent that the implied capitalization rate calculated by Jefferies utilizing a $45.00 price for Price REIT Common Stock is less than the mean implied capitalization rate calculated for the other publicly traded REITs comparable to Kimco and to Price REIT, the return to the Kimco stockholders would adversely affect the fairness of the consideration to be paid. Conversely, to the extent that the implied capitalization rate calculated by Jefferies utilizing a $45.00 price for Price REIT Common Stock is greater than the mean implied capitalization rate calculated for the other publicly traded REITs comparable to Kimco and to Price REIT, the return to the Kimco stockholders would positively affect the fairness of the consideration to be paid. This would generally support a conclusion that the transaction is fair. As a result, Jefferies considered the net asset valuation analysis to support the Jefferies Opinion.

     None of the companies utilized in the above analysis for comparative purposes is identical to Kimco or Price REIT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as that of Kimco and Price REIT. In addition, the estimates of 1998 projected net operating income adjusted for straight line rent are based on projections, in the case of the comparable companies, published by research analysts unrelated to Jefferies and, in the case of Price REIT, provided by a research analyst from Jefferies. Accordingly, such projections may or may not prove to be accurate.

     Comparable Merger and Acquisition Transaction Analysis. Jefferies reviewed the consideration paid in 13 recent acquisitions of publicly traded real estate investment trusts: Columbus Realty Trust (target)/Post Properties, Inc. (acquiror); Santa Anita Realty Enterprises/Meditrust SBI; Wellsford Residential Properties/Equity Residential Properties Trust; Paragon Group, Inc./Camden Property Trust; California Jockey Club/Patriot American Hospitality; South West Property Trust, Inc./United Dominion Realty Trust; ROC Communities/Chateau Properties; Regency Realty Corporation/Security Capital US Realty; Kahler Realty Corp./Tiger Real Estate Fund LP; Crocker Realty Trust/Highwoods Properties, Inc.; DeBartolo Realty Corp./Simon Property Group, Inc.; McArthur-Glen Realty/Horizon Outlet Centers; and America First REIT,

Inc./Mid-American Apartment Communities. Jefferies analyzed the consideration paid in such transactions as a multiple of the target companies' FFO for the latest twelve month ('LTM') period prior to the acquisition of the target. Such analysis yielded a mean multiple of 10.6x LTM FFO. Jefferies compared this multiple with the 12.1x multiple of consideration to be paid by Kimco pursuant to the Merger to annualized estimated FFO of Price REIT for the three months ended December 31, 1997 ('Run Rate'). Jefferies believes that Run Rate results are more appropriate than LTM results when evaluating Price REIT's historical acquisition multiple due to Price REIT's significant recent acquisition activity.

     Price REIT's implied equity value ranged from between approximately $464.5 million and $486.7 million based on price to historical acquisition multiples of between 10.5x to 11.0x FFO. These ranges of equity values for Price REIT were compared to the implied equity purchase price to be paid to Price REIT pursuant to the Merger of approximately $535.2 million.

     Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of Price REIT and the companies engaged in the selected transactions, Jefferies believes that a purely quantitative comparable transaction analysis is not particularly meaningful. An appropriate use of a comparable transaction analysis in this instance necessarily involves complex considerations and qualitative judgments concerning, among other things, differences between the characteristics of these transactions and the Merger that could affect the public trading value of the companies to which Price REIT is being compared.

     Premiums Paid Analysis. Jefferies examined the premiums paid in 13 completed acquisitions of publicly traded REITs announced on or after February 27, 1995 as screened by Securities Data Company. The mean premiums paid in these completed transactions based on the target's stock price one day, one week and four weeks prior to the announcement were 16.5%, 18.7% and 19.4%, respectively. In the proposed Merger, the assumed offer price of $45.000 per share of Price REIT common stock represents, based on the closing bid prices of $41.875 per share of Price REIT common stock on January 12, 1998, $40.875 per share on December 30, 1997, and $39.625 per share on November 26, 1997, an approximate premium of 7.5%, 10.1% and 13.6%, respectively.

     Discounted Cash Flow Analysis. Jefferies also performed discounted cash flow analyses for Price REIT based upon projections of Price REIT's cash flow from operations using a range of discount rates and ranges of terminal capitalization rates and terminal FFO multiples. Based on a five-year analysis, using discount rates ranging from 8.75% to 9.25% and terminal capitalization rates ranging from 9.25% to 9.75%, these calculations indicated an implied enterprise value ranging from approximately $1,156.8 million to $1,230.1 million for Price REIT. Based on a five-year analysis, using discount rates ranging from 8.75% to 9.25% and terminal FFO multiples ranging from 11.0x to 11.5x, these calculations indicated an implied enterprise value ranging from approximately $968.3 million to $1,020.7 million for Price REIT. Jefferies then determined the implied equity value of Price REIT by subtracting the assumed long-term debt balance of Price REIT at December 31, 1997 ($298.6 million) from the above enterprise value computations. Based on a five-year analysis, using discount rates ranging from 8.75% to 9.25% and terminal capitalization rates ranging from 9.25% to 9.75%, this calculation indicated an implied equity value ranging from approximately $858.2 million to $931.5 million for Price REIT. Based on a five-year analysis, using discount rates ranging from 8.75% to 9.25% and terminal FFO multiples ranging from 11.0x to 11.5x, this calculation indicated an implied equity value ranging from approximately $669.7 million to $722.1 million for Price REIT. These ranges of equity values for Price REIT were compared to the implied equity purchase price to be paid to Price REIT pursuant to the Merger of approximately $535.2 million.

  Analysis of Kimco After Giving Effect to the Merger

     Pro Forma Merger Analysis. Jefferies compared the anticipated FFO and FAD per share of Kimco on a stand-alone basis to the FFO and FAD per share of Kimco and Price REIT combined on a pro forma basis after giving effect to the Merger. Each scenario was based on the financial models and projections provided by Kimco and Price REIT and assumed that the Merger was consummated on January 1, 1998. Jefferies observed that the Merger could be expected to be accretive on an FFO per share basis in each year of the projection period from 1998 through 2002. At the January 13, 1998 implied exchange ratio, FFO per share is accretive in 1998, assuming the Merger was consummated on January 1, 1998 and in 1999. At the January 13, 1998 implied exchange ratio, FAD per share is accretive in 1998, assuming that the Merger was consummated on January 1, 1998, and accretive in 1999.

     Relative Contribution Analysis. Jefferies compared the relative contribution of Kimco and Price REIT to projected combined revenues, net operating income, FFO and FAD of the combined companies for 1997 through 2002, based on the financial models provided by the managements of the companies. FFO and FAD of Kimco on a stand-alone basis were projected to increase from 1998 through 2002 at a compound annual growth rate of approximately 11.2% and 11.4%, respectively. Jefferies noted that Kimco's contribution was approximately 72.7% and 71.3% of combined revenues; approximately 71.0% and 69.6% of combined net operating income; 70.1% and 68.8% of combined FFO; and approximately 70.0% and 68.7% of combined FAD in projected 1998 and 1999, respectively. Jefferies compared these projected contribution percentages with the approximately 73.6% fully-diluted ownership that current Kimco common stockholders would have in the combined company. Jefferies considered this analysis relevant to the fairness to Kimco's public common stockholders from a financial point of view of the consideration to be paid by Kimco pursuant to the Merger because, to the extent that the percentage ownership of the holders of Price REIT Common Stock in the combined company exceeds the projected contribution by Price REIT to the combined operating results, the proportionate return to the Kimco stockholders would adversely affect the fairness of the consideration to be paid. Conversely, to the extent that the proportionate ownership of the holders of Price REIT Common Stock following the Merger is lower than the anticipated contribution of Price REIT to the combined operating results, the Merger could be expected to improve per share results of operations from the perspective of current Kimco common stockholders. This would generally support a conclusion that the transaction is fair. As a result, Jefferies considered the relative contribution analysis to support the Jefferies Opinion.


     Based on the analyses and factors summarized above, Jefferies rendered the Jefferies Opinion; however, the summary set forth above does not purport to be a complete description of the analysis performed and the factors considered by Jefferies in rendering the Jefferies Opinion.

     Pursuant to an engagement letter dated December 16, 1997 between Kimco and Jefferies, as compensation for Jefferies' services in connection with its delivery of a fairness opinion to Kimco with respect to the Merger, Kimco has paid Jefferies fees as follows: (i) a fee of $100,000 paid in cash on December 16, 1997 and (ii) an additional fee of $500,000 (without regard to whether the Jefferies Opinion ultimately would be favorable or unfavorable), paid in cash on January 13, 1998 which such fees, as described in clauses (i) and (ii) will be credited against the Jefferies Advisory Fee (as defined herein), if earned. In addition, in connection with Jefferies' role as exclusive financial advisor to Kimco, Kimco will pay to Jefferies an advisory fee of 0.45% of the transaction value on the Closing Date, or approximately $3.8 million (the 'Jefferies Advisory Fee'). Kimco has also agreed to indemnify Jefferies against certain liabilities, including liabilities arising under the Federal securities laws, and to reimburse Jefferies promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel). In the ordinary course of its business, Jefferies may actively trade the securities of Kimco and Price REIT for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

PRICE REIT'S REASONS FOR THE MERGER; POSITIVE AND NEGATIVE FACTORS CONSIDERED

     The material positive factors considered by the Price REIT Board of Directors in approving the Merger and recommending its approval are set forth below:

          (i) the Merger affords holders of Price REIT Common Stock a significant participation in a substantially larger and more diverse property portfolio which will also include neighborhood and community centers as well as power centers;

          (ii) the Merger will result in geographic diversification of the operations of Kimco and Price REIT such that the combined company will be a truly national company;

          (iii) as a result of the Merger, Kimco will have a more diverse tenant base, which will include major retailers and discount stores;

          (iv) management's belief that the increased market capitalization of Kimco following the Merger, its resulting strong balance sheet, the increase in the size of Kimco's portfolio and the addition of development capabilities may provide Kimco following the Merger with greater access to the capital markets and a lower cost of funds, thereby facilitating further growth of what will be one of the largest non-mall retail REITs in the United States;


          (v) Kimco's management, construction and in-house legal capabilities will synergistically complement Price REIT's acquisition, development and management capabilities;

          (vi) the Merger will combine the strong senior management of Kimco and Price REIT at all levels, adding complementary expertise to Kimco that will permit the expansion into multiple shopping center product types, and will permit Kimco to focus on opportunities for existing property development, redevelopment and expansion;

          (vii) the value of the Merger Consideration represents a premium over the historic trading prices for Price REIT Common Stock;

          (viii) the opinion of Merrill Lynch, Price REIT's financial advisor, to the effect that the proposed consideration to be received by the holders of Price REIT Common Stock pursuant to the Merger was fair to the holders of Price REIT Common Stock from a financial point of view;

          (ix) the Merger is intended to qualify as a tax-free organization for Federal income tax purposes;

          (x) the belief of the Price REIT Board of Directors that the overall terms of the Merger Agreement are fair to Price REIT and its stockholders;

          (xi) the issuance of equity securities of Kimco in the Merger, including the Kimco Class D Depositary Shares with what management believes are attractive terms, will allow holders of Price REIT Common Stock to participate in the future growth of Kimco and in the Spin-Off REIT, in the event of its occurrence;

          (xii) that, if the Kimco Average Price exceeds $35.00, the Notional Value will exceed $45.00; and

          (xiii) the opportunities for economies of scale and operating efficiencies that are expected to result from the Merger.

     The Board of Directors of Price REIT also considered certain potentially negative factors in its deliberations concerning the Merger. The material potentially negative factors considered were as follows:

          (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of Kimco and Price REIT;

          (ii) the possible adverse effects on the market for Price REIT Common Stock and upon Price REIT's ability to raise capital in both the public and private markets that might result if the Merger were not consummated;

          (iii) that, if the Merger does not occur, under certain circumstances Price REIT could have to pay a fee of $12.5 million to Kimco, plus, in certain instances, expenses of up to $2.0 million;

          (iv) expectations that the distributions payable with respect to the Merger Consideration will be less than the distributions currently payable with respect to each share of Price REIT Common Stock; and

          (v) the risk that the anticipated benefits of the Merger might not be fully realized.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF PRICE REIT

     The Price REIT Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Price REIT and its stockholders. ACCORDINGLY, AT A SPECIAL MEETING HELD ON JANUARY 13, 1998, THE PRICE REIT BOARD OF DIRECTORS, BY UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT AT THE MEETING, APPROVED THE MERGER AND THE ORIGINAL MERGER AGREEMENT, AT A MEETING HELD ON MARCH 5, 1998, THE PRICE REIT BOARD OF DIRECTORS, BY UNANIMOUS VOTE, APPROVED AND ADOPTED THE FIRST AMENDMENT AND, BY UNANIMOUS WRITTEN CONSENT, THE PRICE REIT BOARD OF DIRECTORS, ON MAY 13, 1998, APPROVED AND ADOPTED THE SECOND AMENDMENT AND RECOMMENDS APPROVAL OF THE MERGER BY THE HOLDERS OF PRICE REIT COMMON STOCK. In reaching its conclusion, the Price REIT Board of Directors consulted with Price REIT's management and financial and legal advisors, and considered a number of factors at meetings of the Board of Directors. While the Price REIT Board of Directors did not explicitly adopt the Merrill Lynch Opinion, it relied in part on such opinion and Merrill Lynch's analysis in its overall evaluation of the Merger. In the view of the Price REIT Board of Directors, the negative factors were not sufficient, either individually or collectively, to outweigh the advantages of the Merger.

     In view of the wide variety of factors considered by the Board of Directors of Price REIT, the Board of Directors of Price REIT did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

     THE BOARD OF DIRECTORS OF PRICE REIT UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PRICE REIT COMMON STOCK VOTE TO APPROVE THE MERGER.

OPINION OF PRICE REIT'S FINANCIAL ADVISOR

     At the meeting of the Price REIT Board of Directors held on January 13, 1998, Merrill Lynch delivered a written opinion (the 'Merrill Lynch Opinion') to the Price REIT Board of Directors to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in the Merrill Lynch Opinion, the consideration to be received by the holders of Price REIT Common Stock in the Merger was fair to such stockholders from a financial point of view. In the opinion of the Price REIT Board of Directors, there have been no material events or developments since the date of the Merrill Lynch Opinion which might affect Merrill Lynch's analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of Price REIT Common Stock in the Merger. In the event that the Merger Agreement is amended subsequent to the date of this Joint Proxy Statement/Prospectus, the Price REIT Board of Directors will make a determination at the time of such amendment as to whether to request a new opinion from Merrill Lynch.


     THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. EACH HOLDER OF PRICE REIT COMMON STOCK IS URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE PRICE REIT BOARD OF DIRECTORS, WAS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF PRICE REIT COMMON STOCK IN THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY TRANSACTION RELATED THERETO. THE MERGER CONSIDERATION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN PRICE REIT AND KIMCO AND WAS APPROVED BY THE PRICE REIT BOARD OF DIRECTORS. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things: (i) reviewed certain publicly available business and financial information relating to Price REIT and Kimco that Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Price REIT and Kimco, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the 'Expected Synergies') furnished to Merrill Lynch by Price REIT and Kimco, respectively; (iii) conducted discussions with members of senior management of Price REIT and Kimco concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the Price REIT Common Stock and the Kimco Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (v) reviewed the results of operations of Price REIT and Kimco and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (vii) participated in certain discussions and negotiations among representatives of Price REIT and Kimco and their financial and legal advisors; (viii) reviewed the potential pro forma impact of the Merger; (ix) reviewed a draft, dated January 12, 1998, of the Original Merger Agreement, including the form of Articles Supplementary of Kimco setting forth the preferences, rights and designations for the Kimco Class D Preferred Stock included as an exhibit to the Original Merger Agreement; and
(x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch also did not assume any responsibility for independently verifying such information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Price REIT or Kimco, and Merrill Lynch has not been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Price REIT or Kimco. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by Price REIT or Kimco, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Price REIT's or Kimco's management as to the expected future financial performance of Price REIT or Kimco, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes. Merrill Lynch also assumed that the final form of the Original Merger Agreement would be substantially similar to the last draft reviewed by it. As a matter of policy, neither Kimco nor Price REIT publicly disclose internal management forecasts, projections or estimates of the type furnished to Merrill Lynch in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management of Price REIT, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

     The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Merrill Lynch as of the date of the Merrill Lynch Opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch also assumed that the combined entity will continue to qualify after the Merger as a REIT for U.S. Federal income tax purposes.

     In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch was not authorized by Price REIT or the Price REIT Board of Directors to solicit, nor has Merrill Lynch solicited, third-party indications of interest for the acquisition of all or any part of Price REIT. In addition, Merrill Lynch expressed no opinion as to the prices at which the Price REIT Common Stock or the Kimco Common Stock will trade following the announcement of the Merger or as to the prices at which the Kimco Common Stock or the Kimco Class D Depositary Shares will trade following the consummation of the Merger.

     At the meeting of the Price REIT Board of Directors held on January 13, 1998, Merrill Lynch presented certain financial and comparative analyses in connection with the delivery of the Merrill Lynch Opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion.

  Valuation of Price REIT

     Historical Trading Performance and Current Capitalization. Merrill Lynch reviewed certain trading information for Price REIT and, on the basis thereof,

calculated its market value, market capitalization and trading multiples based on its stock price, as of January 9, 1998, of $41.75. For this purpose, Merrill Lynch defined 'total market capitalization' as the market value of Price REIT's common equity plus total debt, less cash and short-term investments (debt and cash balances were based on Price REIT year-end estimates). Merrill Lynch then calculated the market value of Price REIT as a multiple of projected FFO (a supplemental measure considered by most industry analysts and Merrill Lynch to appropriately reflect the performance of an equity REIT, calculated in accordance with NAREIT's FFO definition) (based on mean estimates of FFO provided by First Call, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms ('First Call')), and FFO less recurring capital expenditures ('AFFO'). Price REIT's FFO multiples for 1997, 1998 and 1999 were 11.5x, 10.8x and 10.1x, respectively, and AFFO multiples for 1997, 1998 and 1999 were 11.8x, 11.0x and 10.3x, respectively.

     Merrill Lynch also reviewed Kimco's offer for Price REIT and, on the basis thereof, calculated an aggregate net offer value for the Price REIT Common Stock (the 'Net Offer Value') of $537.4 million (including $10.9 million attributable to the acquisition of employee options to acquire Price REIT Common Stock). Using

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an estimate of Price REIT's debt balances as of December 31, 1997 provided by
Price REIT's management, Merrill Lynch also calculated an aggregate transaction value (the 'Transaction Value') of $835.7 million which consisted of the Net Offer Value, plus total debt of $298.6 million, less an estimate of Price REIT's cash balance at December 31, 1997 of $0.3 million. With respect to the Net Offer Value, Merrill Lynch calculated FFO multiples for 1997, 1998 and 1999 of 12.3x, 11.1x, and 10.1x, respectively, and AFFO multiples for 1997, 1998 and 1999 of 12.7x, 11.4x and 10.4x, respectively (in each case, based on FFO or AFFO projections provided by Price REIT's management).

     Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call, and taken from Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for Price REIT with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and/or acquisition of retail shopping centers. For the purposes of its analysis, the following companies were used as comparable companies to Price REIT: JDN Realty Corporation, Alexander Haagen Properties, Inc., Excel Realty Trust, Inc., IRT Property Co., Burnham Pacific Properties, Inc., Western Investment Real Estate Trust and Kranzco Realty Trust (collectively, the 'Price REIT Comparable Companies').

     Merrill Lynch's calculations resulted in the following relevant ranges for the Price REIT Comparable Companies and for Price REIT as of January 9, 1998: a range of debt to total market capitalization (defined as equity market capitalization plus long-term debt outstanding less cash on hand) of 23.4% to 55.9%, with a mean of 35.6% (as compared to Price REIT at 38.0%); a range of market value as a multiple of projected 1997 FFO of 10.3x to 13.1x, with a mean of 11.7x (as compared to Price REIT at 11.5x); a range of market value as a multiple of projected 1998 FFO of 9.8x to 11.8x, with a mean of 10.6x (as compared to Price REIT at 10.8x); a range of market value as a multiple of projected 1997 AFFO of 11.1x to 13.6x, with a mean of 12.4x (as compared with Price REIT at 11.8x); and a range of market value as a multiple of projected 1998 AFFO of 10.5x to 12.3x, with a mean of 11.3x (as compared to Price REIT at 11.0x). Based upon projected 1998 FFO multiples, the implied per share valuation of the Price REIT Common Stock was from $39.53 to $47.59.

     None of the Price REIT Comparable Companies is, of course, identical to Price REIT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Price REIT Comparable Companies and other factors that could affect the public trading value of the Price REIT Comparable Companies, as well as that of Price REIT. In addition, the multiples of market value to projected 1997 and 1998 FFO and AFFO for the Price REIT Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Comparable Transaction Analysis. Merrill Lynch also compared certain financial ratios of the Merger with those of selected other mergers and strategic transactions involving retail shopping center oriented REITs. These transactions were Horizon Outlet Centers, Inc.'s acquisition of McArthur Glen Realty Corporation, Bradley Real Estate, Inc.'s acquisition of Tucker Properties Corporation, Simon Property Group L.P.'s acquisition of DeBartolo Realty Corporation and Prime Retail, Inc.'s acquisition of Horizon Group, Inc. (collectively, the 'Price REIT Comparables').

     Using publicly available information, Merrill Lynch calculated the premium of the implied offer prices (based on the acquiror's stock price) relative to the acquired company's stock price on the day before the announcement of the respective transaction and the implied offer value per share for the acquired company (based on the acquiror's stock price), as of the day before the announcement of the respective transaction, as a multiple of LTM FFO per share for such company. This analysis yielded a range of premiums (or discounts) of (0.82%) to 11.59% with a mean of 3.53% and a median of 1.67% and a range of transaction offer values as a multiple of LTM FFO of 7.4x to 11.3x with a mean of 9.1x and a median of 8.9x, resulting in an implied per share valuation from $27.01 to $41.25 for the Price REIT Common Stock.

     Discounted Cash Flow Analyses. Merrill Lynch performed discounted cash flow analyses (i.e., an analysis of the present value of projected levered cash flows using the discount rates indicated) for Price REIT based upon projections provided by Price REIT's management for the years 1998 through 2002, inclusive, using discount rates reflecting a cost of equity ranging from 15.5% to 17.5% and terminal value multiples of calendar year 2002

                                       52
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AFFO ranging from 11.5x to 12.5x. AFFO and dividends per share of Price REIT
Common Stock were projected by Price REIT's management to increase from 1997 through 2002 at compound annual growth rates of approximately 7.9% and 3.6%, respectively. The projections prepared by management of Price REIT were estimates only and are inherently subject to known and unknown risks, uncertainties, and other factors, many of which are outside of Price REIT's and Merrill Lynch's control, which may cause the actual results to differ significantly from those set forth in the projections. The range of implied present values per share of Price REIT Common Stock was $36.21 to $41.52 using a discounted dividend method and $40.03 to $45.54 using a discounted AFFO method.

     Net Asset Valuation Analysis. Merrill Lynch performed a net asset valuation for Price REIT based upon an aggregate real estate valuation of Price REIT's properties (including net operating income attributable to joint venture interests but less capital expenditures), an estimation of the current value of Price REIT's other assets and liabilities and an estimation of Price REIT's debt balances as of December 31, 1997. For the operating portfolio of Price REIT, the real estate valuation utilized projected property net operating income for 1998, as prepared by Price REIT management, and a range of capitalization rates of 9.50% to 10.50%. These calculations indicated a per share net asset valuation range for the Price REIT Common Stock of $32.64 to $39.07.

  Valuation of Merger Consideration

     Historical Trading Performance and Current Capitalization. Merrill Lynch reviewed certain trading information for the Kimco Common Stock and, on the basis thereof, calculated its market value, market capitalization and trading multiples based on its per share price, as of January 9, 1998, of $35.25. For this purpose, Merrill Lynch defined 'total market capitalization' as the market value of Kimco's common equity, plus preferred stock at liquidation value, plus total debt, less cash and short-term investments (debt and cash balances were based on Kimco year-end estimates). Merrill Lynch then calculated the market value of the Kimco Common Stock as a multiple of projected FFO (based on mean estimates of FFO provided by First Call) and AFFO. The FFO multiples for 1997, 1998 and 1999 were 13.5x, 12.4x and 11.5x, respectively, and AFFO multiples for 1997, 1998 and 1999 were 14.8x, 13.6x and 12.6x, respectively.

     Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call, and taken from Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for Kimco with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and/or acquisition of retail shopping centers. For the purpose of its analysis, the following companies were used as comparable companies to Kimco: Vornado Realty Trust, New Plan Realty Trust, Weingarten Realty Investors, Regency Realty Corporation, Federal Realty Investment Trust and Developers Diversified Realty Corporation (collectively, the 'Kimco Comparable Companies').

     Merrill Lynch's calculations resulted in the following relevant ranges for the Kimco Comparable Companies and for Kimco as of January 9, 1998: a range of debt to total market capitalization of 16.8% to 38.4%, with a mean of 29.6% (as compared to Kimco at 25.3%); a range of market value of the common equity as a multiple of projected 1997 FFO of 11.0x to 13.9x, with a mean of 12.8x (as compared to Kimco at 13.5x); a range of market value of the common equity as a multiple of projected 1998 FFO of 10.1x to 12.8x, with a mean of 11.8x (as compared to Kimco at 12.4x); a range of market value of the common equity as a multiple of projected 1997 AFFO of 11.5x to 15.1x, with a mean of 13.8x (as compared to Kimco at 14.8x); a range of market value of the common equity as a multiple of projected 1998 AFFO of 10.5x to 13.8x, with a mean of 12.7x (as compared to Kimco at 13.6x). Based upon projected 1998 FFO multiples, the implied per share valuation of the Kimco Common Stock was from $30.29 to $38.47.

     None of the Kimco Comparable Companies is, of course, identical to Kimco. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial operating characteristics of the Kimco Comparable Companies and other factors that could affect the public trading value of the Kimco Comparable Companies, as well as that of Kimco. In addition, the multiples of market value to estimated 1997 and projected 1998 FFO and AFFO for the Kimco Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Discounted Cash Flow Analyses. Merrill Lynch performed discounted cash flow analyses (i.e., an analysis of the present value of projected levered cash flows using the discount rates indicated) for Kimco based upon projections provided by Kimco's management for the years 1998 through 2002, inclusive, using discount rates reflecting a cost of equity ranging from 14.5% to 16.5% and terminal value multiples of calendar year 2002 AFFO ranging from 13.0x to 14.0x. The range of implied present values per share of Kimco Common Stock was $33.66 to $38.56 using a discounted dividend method and $36.66 to $41.71 using a discounted AFFO method.

     Net Asset Valuation Analysis. Merrill Lynch performed a net asset valuation for Kimco based upon an aggregate real estate valuation of Kimco's properties (less capital expenditures), an estimation of the current value of Kimco's other assets and liabilities and an estimation of Kimco's debt balances as of December 31, 1997. For the operating portfolio of Kimco, the real estate valuation utilized projected property net operating income for 1998, as prepared by Kimco management, and capitalization rates ranging from 9.00% to 10.00%. These calculations indicated a per share net asset valuation range for the Kimco Common Stock of $22.42 to $26.66.

     Analysis of Preferred Stock. In reviewing the terms of the Kimco Class D Preferred Stock, Merrill Lynch considered the following factors: (i) the overall bond market, economic and other conditions as of January 13, 1998; (ii) Kimco's senior subordinated credit rating; (iii) the dividend yield on the Kimco Common Stock; (iv) Kimco's public market float and equity market capitalization; (v) the historical stock price volatility of the Kimco Common Stock; (vi) the current trading levels of Kimco's outstanding perpetual preferred stock issues;
(vii) assumed trading levels of Kimco senior subordinated debt; and (viii) other previously completed REIT convertible preferred offerings. Merrill Lynch then selected other recent public offerings of convertible preferred stock by REITs and compared the following characteristics of such offerings and/or the issuers thereof to the Kimco Class D Preferred Stock and/or Kimco: (i) the issuance amount; (ii) the offer price per share; (iii) the offer yield; (iv) the conversion premium; (v) the call protection; (vi) the issuer's credit rating;
(vii) the issuer's public float and equity market capitalization; (viii) the historical common stock price volatility; (ix) the common stock dividend yield;
(x) the spread between the offer yield and the common stock dividend yield; and
(xi) the treasury yield at the offer date.

     Pro Forma Merger Consequences. Merrill Lynch analyzed the pro forma effects resulting from the Merger, including the potential impact on the projected stand-alone FFO per share of Kimco Common Stock and the anticipated per share FFO accretion (i.e., the incremental increase) to such stock resulting from the Merger. Merrill Lynch observed that, after giving effect to the Expected Synergies, the Merger would be accretive to the projected FFO per share of Kimco Common Stock in each of the years 1998 through 2002, inclusive.

     The summary set forth above does not purport to be a complete description of the analysis performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by Merrill Lynch, without considering all such factors and analyses, could create a misleading view of the process underlying the Merrill Lynch Opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Price REIT's, Kimco's and Merrill Lynch's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

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

     Except as set forth herein, no limitations were imposed by the Price REIT Board of Directors on the scope of Merrill Lynch's investigations or the procedures to be followed in rendering the Merrill Lynch Opinion.

     The Price REIT Board of Directors selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with Price REIT and its business. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated November 20, 1997, Price REIT agreed to pay Merrill Lynch fees as follows: (i) a fee of $100,000, payable in cash on the date of the letter agreement; (ii) an additional fee of $500,000 payable in cash on the date Merrill Lynch delivered the Merrill Lynch Opinion; and (iii) on the date the Merger is consummated, a fee equal to approximately $4.6 million against which the fees described in clauses (i) and (ii) will be credited. In addition, Price REIT has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement.

     Merrill Lynch has, in the past, provided financial advisory services to Price REIT and Kimco and may continue to do so and has received, and may receive, fees for the rendering of such services. In the past two years, Merrill Lynch has acted as investment banker in connection with, and has received customary compensation for, (x) the offering by Price REIT of (i) $55 million in principal amount of 7.50% Senior Notes due 2006, (ii) an aggregate of 2,290,000 shares of Price REIT Common Stock (issued on two separate occasions) and (iii) $50 million in principal amount of 7.125% Senior Notes due 2004; and (y)(i) the offering by Kimco of 4,000,000 depositary shares representing interests in the Kimco Class C Preferred Stock, (ii) the establishment by Kimco of a $150 million medium term note program and (iii) the offering by Kimco of 4,000,000 shares of Kimco Common Stock. In addition, in the ordinary course of its business, Merrill Lynch may actively trade in the securities of Price REIT or Kimco, for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST

     In considering the recommendation of the Board of Directors of Price REIT with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain officers and directors of Price REIT have certain interests in the Merger that are in addition to their interests as holders of Price REIT Common Stock, which may result in conflicts of interest with respect to their obligations to Price REIT in determining whether it should consummate the Merger. Certain of these interests are set forth below.

     Stock Options. At the Effective Time, each option (a 'Price REIT Stock Option') to purchase shares of Price REIT Common Stock which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, will be satisfied and cancelled and, in the case of each such satisfied and cancelled Price REIT Stock Option, each holder thereof will receive from Kimco as soon as practicable, but in no event later than five business days following the Effective Time, a number of shares of the Kimco Common Stock and Kimco Class D Depositary Shares, subject to certain withholding provisions, in the same proportion as such stock is issued as Merger Consideration to holders of Price REIT Common Stock generally (the 'Option Consideration') (and cash in lieu of fractional shares of Option Consideration), having a value equal to (A) the product of (i) the amount by which the value of the Merger Consideration payable per share of Price REIT Common Stock pursuant to the Merger Agreement, assuming such Price REIT Stock Option had been exercised immediately prior to the Effective Time, exceeds the per share exercise price of such Price REIT Stock Option and (ii) the number of shares subject to such Price REIT Stock Option minus (B) applicable withholding taxes.

     Employment Agreements. Joseph K. Kornwasser, President and Chief Executive Officer and a Director of Price REIT, will become a member of the Board of Directors of Kimco, Senior Executive Vice President of Kimco and Chairman of the Spin-Off REIT, in the event of its occurrence, pursuant to a three-year employment agreement providing for an annual base salary of $425,000 per year and an annual bonus equal to $225,000, and will be granted options to purchase 250,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the Closing Date (and Spin-Off REIT Options equal to 1.5% of the Spin-Off REIT Outstanding Stock). Jerald Friedman, Senior Executive Vice President and Chief Operating Officer of Price REIT, will become Executive Vice President of Kimco pursuant to a three-year employment agreement providing for an annual base salary of $300,000 per year and an annual bonus equal to $150,000, and will be granted options to purchase 100,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the Closing Date (and Spin-Off REIT Options to acquire 0.40% of the Spin-Off REIT Outstanding Stock). Lawrence M. Kronenberg, Executive Vice President-Finance of Price REIT, will become a Vice President of Kimco and Chief Financial Officer of the Spin-Off REIT, in the event of its occurrence, pursuant to a three-year employment agreement providing for an annual base salary of $190,000 and an annual bonus equal to $90,000, and will be granted options to purchase 50,000 shares of Kimco Common Stock at an exercise price based on the closing price of Kimco Common Stock on the Closing Date (and Spin-Off REIT Options to acquire 0.25% of the Spin-Off REIT Outstanding Stock).

     Severance Payment. George M. Jezek, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Price REIT, will be entitled to receive a severance payment in the amount of $199,452 under his employment agreement with Price REIT as a result of the Merger.

     Indemnification. Kimco has agreed to cause the Surviving Corporation to keep in effect provisions in its charter and bylaws providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the Price REIT Charter and Price REIT Bylaws as of the date of the Merger Agreement, subject to Maryland law. In addition, Kimco has agreed to cause the Surviving Corporation not to amend, repeal or otherwise modify any of the foregoing provisions of the Surviving Corporation's charter and bylaws for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Price REIT in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Kimco has also agreed from and after the Effective Time, to guaranty the obligations of the Surviving Corporation under the indemnification provisions of the Price REIT Charter and Price REIT Bylaws existing on the date of the Merger Agreement to the directors, officers, employees or agents of Price REIT who at any time prior to the Effective Time were entitled to indemnification thereunder in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement).

     Insurance. Kimco has agreed that, for a period of two years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Price REIT (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount equal to 200% of current annual premiums paid by Price REIT for such insurance.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase for accounting and financial reporting purposes. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, debt securities, etc.) given by the acquiring firm is used as the valuation basis of the combination. The assets and liabilities of the acquired firm are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.

REGULATORY APPROVAL

     Kimco and Price REIT believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the 'FTC') or the Antitrust Division of the Department of Justice (the 'Antitrust Division') pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the 'HSR Act') and that no waiting period requirements under the HSR Act are applicable to the Merger. However, there can be no assurance that the consummation of the Merger will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Kimco or Price REIT. At any time before or after the Effective Time, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Price REIT or assets of Kimco or Price REIT by Kimco. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

RESALE RESTRICTIONS

     All Kimco Common Stock and Kimco Class D Depositary Shares received by holders of Price REIT Common Stock in the Merger will be freely transferable, except that Kimco Common Stock and Kimco Class D Depositary Shares received by persons who are deemed to be 'affiliates' of Price REIT prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act ('Rule 145') (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Kimco) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Kimco or Price REIT generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party, as well as principal stockholders of such party. The Merger Agreement requires Price REIT to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the Kimco Common Stock or Kimco Class D Depositary Shares issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 or (c) in the opinion of counsel, reasonably satisfactory to Kimco, or a 'no action' letter obtained by such person from the staff of the Commission, such sale, transfer or other disposition is exempt from registration under the Securities Act.

NO APPRAISAL RIGHTS

     Holders of Price REIT Common Stock will not be entitled to appraisal rights as a result of the Merger because the Price REIT Common Stock is listed on the NYSE. Under the MGCL, the holder of Price REIT Preferred Stock has appraisal rights in connection with the Merger, however the sole holder of such stock has agreed to waive such rights. See 'Recent Developments--Price REIT.'

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

TERMS OF THE MERGER

     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the Effective Time, Price REIT will be merged with and into Merger Sub, the separate corporate existence of Price REIT will cease and Merger Sub will continue as the Surviving Corporation.

     Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, Kimco and Price REIT will cause Articles of Merger, meeting the requirements of the MGCL, to be properly executed, verified and delivered for filing. In accordance with the MGCL, the Merger will become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland or at such later time, not to exceed 30 days after acceptance of the Articles of Merger for record, which the parties have agreed upon and designated in the Articles of Merger as the effective time of the Merger.

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

CONVERSION OF PRICE REIT COMMON STOCK

     As a result of the Merger and without any action on the part of the holders thereof, each share of Price REIT Common Stock issued and outstanding immediately prior to the Effective Time will be converted (on a tax-free basis)

into the right to receive a combination of Kimco Common Stock and Kimco Class D Depositary Shares intended to provide holders of Price REIT Common Stock with not less than $45.00, based on the Kimco Average Price and the liquidation preference of the Kimco Class D Depositary Shares. No assurances, however, can be given that the Merger Consideration will actually have such intended value. If the actual price of the Kimco Common Stock on the closing date of the Merger is less than the Kimco Average Price, then the Merger Consideration may have, on such date, a value less than $45.00. The dividend rate on the Kimco Class D Depositary Shares will be the greater of (i) 7.5% per annum or (ii) the dividend on the shares of Kimco Common Stock into which a Kimco Class D Depositary Share is convertible plus $0.0275 quarterly. The Kimco Class D Depositary Shares will be convertible into Kimco Common Stock at a conversion price of $40.25, subject to certain adjustments, per share, at any time by the holder and may be redeemed by Kimco at the conversion price in shares of Kimco Common Stock at any time after the third anniversary of the Merger if, for any 20 trading days during a rolling 30 day consecutive trading day period, the Kimco Common Stock closing price exceeds 120% of the Conversion Price.

PRE-CLOSING ADJUSTMENTS

     The Merger Agreement provides for a pre-closing adjustment to the number of shares of Kimco Common Stock and Kimco Class D Depositary Shares issuable per share of Price REIT Common Stock (the 'Pre-Closing Adjustment'). Specifically, in the event that the Notional Value is less than $45.00 the face amount of the Kimco Class D Depositary Shares will be increased up to a maximum of $11.25 (based on a liquidation preference of $25.00 per Kimco Class D Depositary Share) to arrive at a Notional Value of $45.00. To the extent that the issuance of $11.25 of Kimco Class D Depositary Shares would still result in less than $45.00 of combined Notional Value, the number of shares of Kimco Common Stock issuable per share of Price REIT Common Stock will be increased in order to arrive at a total Notional Value of $45.00 delivered in Kimco securities. However, Kimco may elect to terminate the Merger Agreement in the event the Kimco Average Price is less than $32.00.

     In the event the Kimco Average Price plus $10.00 is greater than $45.00, each share of Price REIT Common Stock would continue to be converted into one share of Kimco Common Stock, and the amount of Kimco Class D Depositary Shares will be decreased by 50% of the amount by which the Kimco Average Price plus $10.00 exceeds $45.00.

     Set forth below, for illustrative purposes only, are seven examples of the Pre-Closing Adjustments:

          1.  If the Kimco Average Price is equal to $39.00

          If the Kimco Average Price is equal to $39.00, holders of Price REIT Common Stock will receive one share of Kimco Common Stock valued at the Kimco Average Price of $39.00 and $9.00 in liquidation preference of Kimco Class D Depositary Shares, or 0.36 Kimco Class D Depositary Shares, per share of Price REIT Common Stock for a Notional Value of $48.00 (i.e., $39.00 + $9.00 = $48.00).

          2.  If the Kimco Average Price is equal to $37.00


          If the Kimco Average Price is $37.00, holders of Price REIT Common Stock will receive one share of Kimco Common Stock valued at the Kimco Average Price of $37.00 and $9.00 in liquidation preference of Kimco Class D Depositary Shares, or 0.36 Kimco Class D Depositary Shares, per share of Price REIT Common Stock for a Notional Value of $46.00 (i.e., $37.00 + $9.00 = $46.00).

          3. If the Kimco Average Price is less than $37.00 but greater than $35.00

          If the Kimco Average Price is $35.50, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $35.50 and (ii) $9.75 (i.e., $10.00-$0.25 = $9.75) in
     liquidation preference of Kimco Class D Depositary Shares or 0.39 (i.e., $9.75/$25.00 = 0.39) Kimco Class D Depositary Shares. As a result, Price REIT stockholders will receive a Notional Value of $45.25 (i.e., $35.50 + $9.75 = $45.25).

          4.  If the Kimco Average Price is equal to $35.00

          If the Kimco Average Price is $35.00, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $35.00 and (ii) $10.00 in liquidation preference of Kimco Class D Depositary Shares or 0.40 (i.e., $10.00/$25.00 = 0.40) Kimco Class D Depositary Shares. As a result, Price REIT stockholders will receive a Notional Value of $45.00 (i.e., $35.00 + $10.00 = $45.00).

          5. If the Kimco Average Price is less than $35.00, but greater than or equal to $33.75

          If the Kimco Average Price is $33.75, holders of Price REIT Common Stock will receive (i) one share of Kimco Common Stock valued at the Kimco Average Price of $33.75 and (ii) $11.25 ($45.00 minimum value-$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or
     0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.00 (i.e., $33.75 + $11.25 = $45.00).

          6. If the Kimco Average Price is less than $33.75, but greater than or equal to $32.00

          If the Kimco Average Price is $32.00, holders of Price REIT Common Stock will receive (i) 1.05 (i.e., $33.75/$32.00) shares of Kimco Common Stock valued at the Kimco Average Price of $32.00 to deliver $33.75 of Kimco Common Stock value and (ii) $11.25 ($45.00 minimum value-$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or
     0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares. As a result, holders of Price REIT Common Stock will receive a Notional Value of $45.00 (i.e., $33.75 + $11.25 = $45.00).


          7.  If the Kimco Average Price is less than $32.00

          If the Kimco Average Price is $31.00, holders of Price REIT Common Stock will receive 1.09 (i.e., $33.75/$31.00) shares of Kimco Common Stock valued at the Kimco Average Price of $31.00 to deliver $33.75 of Kimco Common Stock Value and (iii) $11.25 ($45.00 minimum value-$33.75 = $11.25) in liquidation preference of Kimco Class D Depositary Shares or 0.45 (i.e., $11.25/$25.00 = 0.45) Kimco Class D Depositary Shares.

     As a result, holders of Price REIT Common Stock will receive a combined value of $45.00 (i.e., $33.75 + $11.25 = $45.00). Kimco, however, may elect to terminate the Merger Agreement in the event the Kimco Average Price or the closing price of Kimco Common Stock on the Closing Date or on either of the two immediately preceding business days is less than $32.00. See'--Termination.'

     SINCE THE DETERMINATION OF THE MERGER CONSIDERATION WILL NOT OCCUR UNTIL AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, HOLDERS OF PRICE REIT COMMON STOCK WILL BE ABLE TO OBTAIN THE EXACT MERGER CONSIDERATION THAT THEY MAY RECEIVE IN EXCHANGE FOR THEIR PRICE REIT COMMON STOCK BY CALLING (888) 212-7107 ON OR AFTER JUNE 11, 1998.

     At the Effective Time, each Price REIT Stock Option which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, will be satisfied and cancelled and, in the case of each such satisfied and cancelled Price REIT Stock Option, each holder thereof will receive from Kimco, as soon as practicable but in no event later than five business days following the Effective Time, the Option Consideration (and cash in lieu of fractional shares of Option Consideration) having a value equal to (A) the product of (i) the amount by which the value of the Merger Consideration payable per share of Price REIT Common Stock pursuant to the Merger Agreement, assuming such Price REIT Stock Option had been exercised immediately prior to the Effective Time, exceeds the per share exercise price of such Price REIT Stock Option and (ii) the number of shares subject to such Price REIT Stock Option minus (B) applicable withholding taxes. See 'The Merger--Interests of Certain Persons in the Merger; Possible Conflicts of Interest.'

CONVERSION OF PRICE REIT PREFERRED STOCK

     If, prior to the Merger, Price REIT has issued shares of Price REIT Preferred Stock, then upon completion of the Merger, each outstanding share of Price REIT Preferred Stock will be converted into the right to receive 10 Kimco Class E Depositary Shares, each of which will represent a one-tenth fractional interest in a share of Kimco Class E Preferred Stock. For additional information regarding the Price REIT Preferred Stock and the Kimco Class E Preferred Stock, see 'Recent Developments--Price REIT' and 'Description of Kimco Securities-- Kimco Class E Preferred Stock.'

KIMCO SPECIAL SECOND QUARTER DIVIDEND

     In connection with the Merger, the Kimco Board of Directors declared the Kimco Special Second Quarter Dividend of $0.42 per share of Kimco Common Stock for the period beginning on April 1, 1998 and ending on June 18, 1998, payable on July 2, 1998 to Kimco stockholders of record on June 18, 1998, the last business day prior to the Kimco Annual Meeting. The per share amount of the

Kimco Special Second Quarter Dividend represents the pro rata portion of Kimco's quarterly dividend for the second quarter of 1998 ($0.48).

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

PRICE REIT SPECIAL SECOND QUARTER DIVIDEND

     In connection with the Merger, the Price REIT Board of Directors declared the Price REIT Special Second Quarter Dividend of $0.651 per share of Price REIT Common Stock for the period beginning on April 1, 1998 and ending on June 18, 1998, payable on June 29, 1998 to holders of Price REIT Common Stock of record on June 18, 1998, the last business day prior to the Price REIT Special Meeting. The per share amount of the Price REIT Special Second Quarter Dividend represents the pro rata portion of Price REIT's quarterly dividend for the second quarter of 1998 ($0.75).

EXCHANGE OF PRICE REIT COMMON STOCK CERTIFICATES

     Promptly after the Effective Time, Kimco will cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of shares of Price REIT Common Stock, a letter of transmittal to be used by such holders in forwarding the Certificates and instructions for effecting the surrender of the Certificates in exchange for certificates representing Merger Consideration and cash in lieu of fractional shares of Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a duly executed and completed letter of transmittal, the holder of such Certificate will be entitled to receive certificates representing that number of whole shares of Merger Consideration, cash in lieu of any fractional shares (as described below) and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered, after giving effect to any required withholding tax, and the Certificate so surrendered will be cancelled. HOLDERS OF PRICE REIT COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     No fractional shares of Merger Consideration will be issued and any holder of shares of Price REIT Common Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to such fractional proportion of the Kimco Average Price per share of Kimco Common Stock and of the liquidation preference per Kimco Class D Depositary Share, as applicable.

     No dividends or other distributions on the Merger Consideration will be paid with respect to any shares of Price REIT Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of Certificates representing whole shares of Merger Consideration issued in exchange therefor, without interest (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Merger Consideration and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such whole shares of Merger Consideration less the amount of any withholding taxes, which may be required thereon.

     At or after the Effective Time, there will be no transfers on the transfer books of Price REIT of shares of Price REIT Common Stock which were outstanding immediately prior to the Effective Time.

     Any portion of the Merger Consideration held by the Exchange Agent (together with cash in lieu of fractional shares of the Merger Consideration and the proceeds of any investments thereof) that are unclaimed by the former holders of Price REIT Common Stock one year after the Effective Time will be delivered to the Surviving Corporation. Any former holders of Price REIT Common Stock who have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look only to the Surviving Corporation for payment of their shares constituting the Merger Consideration, cash in lieu of fractional shares of Merger Consideration and any unpaid dividends and distributions on the Merger Consideration, deliverable in respect of each share of Price REIT Common Stock such stockholder holds. Notwithstanding the foregoing, none of Kimco, Price REIT, the Exchange Agent or any other person will be liable to any former holder of shares of Price REIT Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving

Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash in lieu of fractional shares and any unpaid dividends and distributions on the Merger Consideration, as described above.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due incorporation, good standing, authority and compliance with law of Kimco and Price REIT and similar corporate matters; (b) the corporate power, authorization, execution, delivery and enforceability of the Merger Agreement; (c) the capital structure of Kimco and Price REIT; (d) subsidiaries of Kimco and Price REIT; (e) investment interests of Kimco and Price REIT; (f) conflicts under charter or bylaws, breaches, violations, defaults or conflicts of any instruments or law and required consents or approvals; (g) certain documents filed by each of Kimco and Price REIT with the Commission and the accuracy of information contained therein; (h) litigation; (i) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (j) taxes; (k) books and records;
(l) properties; (m) environmental matters; (n) employee benefit plans; (o) labor matters; (p) brokers' and finders' fees with respect to the Merger; (q) receipt of fairness opinions; (r) ownership of the capital stock of the other company;
(s) related party transactions; (t) contracts and commitments; (u) leases; (v) non-applicability of the Investment Company Act of 1940 to Price REIT; (w) certain development rights of Price REIT; (x) certain payments by Price REIT resulting from the Merger; and (y) non-applicability of certain provisions of the MGCL.

CERTAIN COVENANTS

     Each of Kimco and Price REIT has agreed, among other things, prior to the consummation of the Merger, unless the other party agrees in writing or as otherwise required or permitted by the Merger Agreement, (i) to use its reasonable efforts, and to cause its subsidiaries to use their reasonable efforts, to preserve intact their business organization and goodwill and keep available the services of their officers and employees, (ii) to confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions, (iii) promptly to notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained in the Merger Agreement, (iv) to set the record date for the quarterly dividend payable with respect to the Kimco Common Stock and any outstanding Kimco Preference Shares and Price REIT Common Stock, respectively, for the first calendar quarter of 1998 to a date not later than April 1, and (v) promptly to deliver to the other true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Merger Agreement.

     Price REIT has agreed that, among other things, prior to the consummation of the Merger, except as previously disclosed to Kimco, unless Kimco agrees in writing, Price REIT (i) shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as previously conducted, subject to clause (ii) below; (ii) shall not, and shall cause its subsidiaries not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct retail shopping center properties or other real estate projects, except in an amount not to exceed $150,000,000 in the aggregate; (iii) shall not amend its charter or bylaws; (iv) shall not, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Merger Agreement and disclosed pursuant to the Merger Agreement, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction other than a private placement or a sale pursuant to Rule 415 promulgated under the Securities Act under an effective Price REIT registration statement of capital stock of Price REIT for an amount not to exceed $75,000,000; (v) shall not grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of its capital stock; (vi) shall not increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors; (vii) shall not adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by applicable law or are less favorable to participants in such plans; (viii) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (a) a dividend per share of Price REIT Preferred Stock not to exceed $20.00 per quarter pro-rated for the period from the date of issuance of such share to and including the Closing Date, (b) a dividend not to exceed $0.75 per share of Price REIT Common Stock for the last quarter of the year ended December 31, 1997 and (c) a dividend per share of Price REIT Common Stock in an amount equal to the greater of (I) $0.75 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Price REIT's estimated undistributed real estate investment trust taxable income (calculated without regard to the dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of Section 857(b)(2) of the Code for Price REIT's 1998 taxable year ending on the Closing Date and (B) Price REIT's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Price REIT's 1998 taxable year ending on the Closing Date; (ix) shall not, except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Price REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its subsidiaries, or make any commitment for any such action; (x) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its subsidiaries to, sell, lease, mortgage or otherwise encumber or otherwise dispose of any Price REIT properties or any of its capital stock of or other interests in subsidiaries or any of its other assets which are material, individually or in the aggregate; (xi) shall not, and shall not permit any of its subsidiaries to, incur, assume or prepay any indebtedness for borrowed money in an amount in excess of $100,000,000, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any third party or make any loans, advances or capital contributions to, or investments in any other person, other than loans, advances and capital contributions to its subsidiaries; (xii) shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Price REIT included in Price REIT's filings with the Commission as of the date of the Merger Agreement or incurred in the ordinary course of business consistent with past practice since that time; (xiii) shall not, and shall not permit any of its subsidiaries to, enter into any commitment which may result in total payments or liability by or to it in excess of $200,000 except (A) tenant reimbursements and leases entered into in the ordinary course consistent with past practice and (B) certain capital expenditures previously disclosed to Kimco; (xiv) shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director, consultant or affiliate of Price REIT or any of its subsidiaries other than the payment to each of Messrs. Kornwasser, Friedman and Kronenberg of an amount equal to their respective 1997 bonus awards paid to such individuals by Price REIT pro-rated for the period from January 1, 1998 up to and including the Effective Time; (xv) shall not and shall not permit any of its subsidiaries to take any action that would cause the representations and warranties as to conduct of business in the ordinary course, contained in the Merger Agreement, to be no longer true and correct; and (xvi) shall not acquire, or announce any proposed acquisition of, 50% or more of the voting securities, or all or substantially all of the assets, of another entity which has net assets in excess of $25,000,000.

     Kimco has agreed that, among other things, prior to the consummation of the Merger, unless Price REIT agrees in writing, Kimco (i) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed subsidiary of Kimco), except (1)(v) (subject to the allowance for the quarterly dividend for the first calendar quarter of 1998) a dividend in an amount not to exceed $0.48 per share of Kimco Common Stock for the last calendar quarter of 1997, (w) a dividend in the amount of $0.484375 per depositary share representing the Kimco Class A Preferred Stock, (x) a dividend in the amount of $0.53125 per depositary share representing the Kimco Class B Preferred Stock, (y) a dividend in the amount of $0.52345 per depositary share representing the Kimco Class C Preferred Stock and (z) a dividend per share of Kimco Common Stock in an amount equal to the greater of (I) $0.48 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Kimco's estimated undistributed real estate investment trust taxable income (calculated without regard to dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the

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meaning of Section 857(b)(2) of the Code for Kimco's 1998 taxable year through the Closing Date and (B) Kimco's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Kimco's 1998 taxable year through the Closing Date and except (2) in connection with the use of shares of its capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Kimco, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its subsidiaries, or make any commitment for any such action; and (ii) shall not amend its charter or bylaws.

     Price REIT has agreed to use all reasonable efforts to obtain and deliver to Kimco prior to the Closing Date certain letters from 'affiliates' of Price REIT as defined under Rule 145. Kimco has agreed to file reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and to take such further action as any affiliate of Price REIT may reasonably request, all to the extent required from time to time to enable such affiliate to sell the Merger Consideration received by such affiliate in the Merger without registration under the Securities Act pursuant to Rule 145(d)(1) or any successor rule or regulation adopted by the Commission.


     Kimco and Price REIT have agreed that, during the period from the date of the Merger Agreement until the Effective Time, neither Price REIT nor Kimco nor any of their respective subsidiaries or other affiliates will knowingly take or knowingly fail to take any action which would jeopardize the qualification of the Merger as a 'reorganization' within the meaning of Section 368(a) of the Code.

NO SOLICITATION OF TRANSACTIONS

     Each of Kimco and Price REIT has agreed that it will not, nor will it permit any of its subsidiaries to, nor authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power or all or substantially all the assets of either Kimco or Price REIT, as the case may be (each such proposal is referred to as an 'Acquisition Proposal'), or (B) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Board of Directors of either Kimco or Price REIT determines in good faith, after consultation with its respective outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its respective stockholders under applicable law, such Board of Directors may, in response to an Acquisition Proposal, subject to providing prior written notice of its decision to take such action to the other party, (x) furnish information with respect to itself and its subsidiaries to any person making an Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by such party after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

     In addition, each of Kimco and Price REIT has agreed to immediately advise the other party orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. Each of Kimco and Price REIT has agreed to keep the other party reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

     Neither Kimco nor Price REIT will be prohibited from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of either Kimco or Price REIT, as the case may be, after consultation with its respective outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

STOCK EXCHANGE LISTING


     Kimco has agreed to promptly prepare and submit to the NYSE a listing application covering the Kimco Common Stock and Kimco Class D Depositary Shares issuable in the Merger, and to use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Kimco Common Stock and Kimco Class D Depositary Shares, subject to official notice of issuance.

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INDEMNIFICATION

     From and after the Effective Time, Kimco has agreed to cause the Surviving Corporation to keep in effect provisions in its charter and bylaws providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the charter and bylaws of Price REIT as of the date of the Merger Agreement, subject to Maryland law. In addition, Kimco has agreed to cause the Surviving Corporation not to amend, repeal or otherwise modify any of the foregoing provisions of the Surviving Corporation's charter and bylaws for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Price REIT in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Kimco has also agreed from and after the Effective Time, to guaranty the obligations of the Surviving Corporation under the indemnification provisions of the charter and bylaws of Price REIT existing on the date of the Merger Agreement to the directors, officers, employees or agents of Price REIT who at any time prior to the Effective Time were entitled to indemnification thereunder in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement).

INSURANCE

     Kimco has agreed that, for a period of two years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Price REIT (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount equal to 200% of current annual premiums paid by Price REIT for such insurance.

GOVERNANCE

     The Kimco Board of Directors is obligated to take all action necessary to cause the directors comprising the full Board of Directors of Kimco at the Effective Time to be increased by one Director and to take all such action necessary to cause Joseph K. Kornwasser to be selected as a Director of Kimco for a term expiring at the 1999 annual meeting of stockholders following the Effective Time, in order to fill the vacancy resulting from such newly created directorship.


EMPLOYEES

     Subject to considerations relating to the particular geographic region in which the employee is located, it is the intent of Kimco and Price REIT that the employees of Price REIT employed by the Surviving Corporation after the Effective Time shall in general receive compensation and benefits on the same basis and subject to the same standards as the employees of Kimco.

CONDITIONS TO THE MERGER

     The respective obligations of Kimco and Price REIT to consummate the Merger are subject to the fulfillment at or prior to the Closing Date or waiver of the following conditions, among others: (a) the Kimco Share Proposal, the Merger and the Merger Agreement shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Kimco and Price REIT, respectively, entitled to vote thereon; (b) none of the parties to the Merger Agreement shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by the Merger Agreement; (c) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective under the Securities Act and all necessary state securities or 'blue sky' permits or approvals required to carry out the transactions contemplated by the Merger Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect; (d) Kimco shall have obtained the approval for the listing of the Kimco Common Stock and Kimco Class D Depositary Shares issuable in the Merger on the NYSE, subject to official notice of issuance; and (e) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or third party required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made (except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Kimco and Price REIT (and their respective subsidiaries), taken as a whole, following the Effective Time).

     The obligations of each of Kimco and Price REIT to effect the Merger are also subject to the fulfillment at or prior to the Closing Date or waiver by the other party prior to the Effective Time of the following conditions, among others: (a) the other party shall have performed all its agreements contained in the Merger Agreement and the representations and warranties of the other party set forth in the Merger Agreement shall be true in all material respects as of the Effective Time unless, except for certain specified representations, the failure of any such representation or warranty to be so true and correct would not have or would not be reasonably likely to have a material adverse effect on the business of such party and its subsidiaries taken as a whole; (b) each party shall have received the opinion of its tax counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Kimco and Price REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code;
(c) each party shall have received an opinion of the other's counsel to the effect that the other party was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Code, and it operates in a manner consistent with maintaining such status; (d) Kimco and Price REIT shall have each received a 'comfort' letter from the other party's independent accountants covering matters customarily included in such comfort letters relating to transactions similar to the Merger; (e) each party shall have received the opinion of its counsel that the Merger may be effected under Maryland law; and (f) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, or operations of the other party that would have or would be reasonably likely to have a material adverse effect on the other party and its subsidiaries taken as a whole, other than any such change that affects both Kimco and Price REIT in a substantially similar manner. There is currently no intention on the part of either Kimco or Price REIT to waive any of the conditions to the Merger. If, however, either Kimco or Price REIT were to decide to waive any of these conditions, such party would consider the necessity of resoliciting its stockholders.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Kimco Share Proposal and the Merger by the stockholders of Kimco and Price REIT, respectively, under the following circumstances: (a) by the mutual written consent of Kimco and Price REIT; (b) by action of the Board of Directors of Kimco or the Board of Directors of Price REIT if (i) the Merger shall not have been consummated by June 30, 1998 (provided that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of such failure to consummate the Merger), (ii) a meeting of Price REIT's stockholders shall have been duly convened and held and the approval of the Merger by holders of Price REIT Common Stock shall not have been obtained at such meeting or at any adjournment thereof, (iii) a meeting of Kimco's stockholders shall have been duly convened and held and the approval of the Kimco Share Proposal by Kimco's stockholders shall not have been obtained at such meeting or at any adjournment thereof, or (iv) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate the Merger Agreement pursuant to this clause (iv) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; (c) by action of the Board of Directors of Price REIT if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of Price REIT determines that such termination is required because an Acquisition Proposal, that is reasonably capable of being consummated, has been made for Price REIT and there is a substantial probability that holders of Price

REIT Common Stock will not approve the Merger because of such Acquisition Proposal, (ii) Kimco or any of its directors or officers participate in negotiations regarding an Acquisition Proposal for Kimco in breach of the terms of the Merger Agreement (see '--No Solicitation of Transactions'), (iii) there has been a breach by Kimco of any representation or warranty contained in the Merger

Agreement that would have or would be reasonably likely to have a material adverse effect on Kimco and its subsidiaries taken as a whole, which breach is not curable by June 29, 1998, or (iv) there has been a material breach of any covenant or agreement contained in the Merger Agreement on the part of Kimco that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Price REIT to Kimco; or (d) by action of the Board of Directors of Kimco if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of Kimco determines that such termination is required because an Acquisition Proposal, that is reasonably capable of being consummated, has been made for Kimco and there is a substantial probability that the Kimco stockholders will not approve the Kimco Share Proposal because of such Acquisition Proposal, (ii) Price REIT or any of its directors or officers participate in negotiations regarding an Acquisition Proposal for Price REIT in breach of the terms of the Merger Agreement (see '--No Solicitation of Transactions'), (iii) there has been a breach by Price REIT of any representation or warranty contained in the Merger Agreement that would have or would be reasonably likely to have a material adverse effect on Price REIT and its subsidiaries taken as a whole, which breach is not curable by June 29, 1998,
(iv) there has been a material breach of any covenant or agreement contained in the Merger Agreement on the part of Price REIT that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Kimco to Price REIT or (v) in the event the Kimco Average Price or the closing price of Kimco Common Stock on the Closing Date or on either of the two immediately preceding business days is less than $32.00.

BREAK-UP FEES AND EXPENSES

     If the Merger Agreement is terminated (i) by Price REIT by action of its Board of Directors because a majority thereof determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Acquisition Proposal for Price REIT is more favorable to holders of Price REIT Common Stock than the Merger, (B) that such Acquisition Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the adoption of the Merger by the holders of Price REIT Common Stock will not be obtained because of the pending Acquisition Proposal for Price REIT or (ii) by Kimco if (A) Price REIT or any of its directors or officers participates in discussions or negotiations regarding an Acquisition Proposal for Price REIT in breach of the terms of the Merger Agreement or (B) there has been a material breach by Price REIT of certain of the covenants or agreements set forth in the Merger Agreement, which breach is not cured within 30 days after written notice of such breach by Kimco to Price REIT (provided, the Board of Directors of Kimco makes a good faith determination that such breach materially impairs either the ability to consummate the Merger on the terms contemplated in the Merger Agreement or the economic benefit of the Merger to Kimco), then Price REIT will pay to Kimco a fee (the 'Break-Up Fee') equal to the lesser of (x) $12,500,000 plus Break-Up Expenses (as defined herein) (the 'Base Amount') and (y) the maximum amount that can be paid to Kimco without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ('Qualifying Income'), as determined by independent accountants to the party which becomes entitled to the Break-Up Fee. Notwithstanding the foregoing, in the event the fee recipient receives a letter from outside counsel indicating that the fee recipient has received a ruling from the IRS holding that the fee recipient's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the 'REIT Requirements'), the Break-Up Fee will be an amount equal to the Base Amount. If the Merger Agreement is terminated by Kimco because (A) there has been a breach by Price REIT of certain of the representations or warranties contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect and which is not curable by June 29, 1998, (B) there has been a material breach of certain other covenants or agreements set forth in the Merger Agreement on the part of Price REIT, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Kimco to Price REIT, provided the Board of Directors of Kimco makes a good faith determination that such breach materially impairs either the ability to consummate the Merger on the terms contemplated in the Merger Agreement or the economic benefit of the Merger to Kimco or (C) because a meeting of Price REIT's stockholders was convened and held and the holders of Price REIT Common Stock did not approve the Merger at such meeting, then Price REIT will pay Kimco an amount (the 'Break-Up Expenses') equal to the lesser of (i) $2,000,000, (ii) the out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby and (iii) the maximum amount that can be paid without causing the recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the recipient. Notwithstanding the foregoing, in the event the recipient receives a letter from outside counsel indicating that the recipient has received a ruling from the IRS holding that the recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Break-Up Expenses shall be determined without regard to clause (iii) above.

     If the Merger Agreement is terminated by Kimco because the Kimco Average Price or the closing price of Kimco Common Stock on the Closing Date or on either of the two immediately preceding business days is less than $32.00, then Kimco will pay Price REIT $6,250,000. If the Merger Agreement is terminated (i) by Kimco by action of its Board of Directors because a majority thereof determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Acquisition Proposal for Kimco is more favorable to Kimco's stockholders than the Merger, (B) that such

Acquisition Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the approval of the Kimco Share Proposal by the stockholders of Kimco will not be obtained because of the pending Acquisition Proposal for Kimco or (ii) by Price REIT if Kimco or any of its directors or officers participates in discussions or negotiations regarding an Acquisition Proposal for Kimco in breach of the terms of the Merger Agreement, then Kimco will pay to Price REIT the Break-Up Fee. If the Merger Agreement is terminated by Price REIT because (x) there has been a material breach of the representations or warranties contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect and which is not curable by June 29, 1998, (y) there has been a material breach of certain of the covenants or agreements set forth in the Merger Agreement, which breach is not cured within 30 days after written notice of such breach by Price REIT to Kimco (provided the Board of Directors of Kimco makes a good faith determination that such breach materially impairs either the ability to consummate the Merger on the terms contemplated in the Merger Agreement or the economic benefit of the Merger to Price REIT) or (z) because a meeting of Kimco's stockholders was convened and held and the Kimco stockholders did not approve the Kimco Share Proposal at such meeting, then Kimco will pay Price REIT the Break-Up Expenses.

     If the Merger is not consummated (other than due to the mutual consent of Kimco and Price REIT or because a meeting of Kimco stockholders was convened and held and the approval of the Kimco Share Proposal was not obtained at such meeting or adjournment thereof or Kimco's failure to perform its obligations under the Merger Agreement in such a manner so as to entitle Price REIT to terminate the Merger Agreement, and at the time of such termination an Acquisition Proposal for Price REIT has been received by Price REIT, and either prior to the termination of the Merger Agreement or within twelve (12) months thereafter Price REIT enters into any written acquisition agreement which is subsequently consummated (whether or not such acquisition agreement is related to the Acquisition Proposal that had been received at the time of the termination of the Merger Agreement), then Price REIT shall pay the Break-Up Fee to Kimco. If the Merger is not consummated (other than due to the termination of the Merger Agreement due to mutual consent of Kimco and Price REIT, or because a meeting of Price REIT's stockholders was convened and held and the approval by the holders of Price REIT Common Stock of the Merger has not been obtained at such meeting or adjournment thereof or Kimco's failure to perform its obligations under the Merger Agreement in such a manner so as to entitle Kimco to terminate the Merger Agreement) and at the time of the termination of the Merger Agreement an Acquisition Proposal for Kimco has been received by Kimco, and either prior to the termination of the Merger Agreement or within twelve
(12) months thereafter Kimco enters into any written acquisition agreement which is subsequently consummated (whether or not such acquisition agreement is related to the Acquisition Proposal for Kimco that had been received at the time of the termination of the Merger Agreement), then Kimco shall pay the Break-Up Fee to Price REIT.


AMENDMENT AND WAIVER

     The parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law. The conditions to each party's obligation to consummate the Merger may be waived by the other party in whole or in part to the extent permitted by applicable law.

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

                        FEDERAL INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a general summary of the material United States Federal income tax consequences of the Merger to Price REIT, Kimco and the holders of Price REIT Common Stock. The following summary is based upon current provisions of the Code, temporary and final regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all United States Federal income tax consequences of the Merger that may be relevant to particular holders of Kimco Common Stock or Price REIT Common Stock, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax exempt entities, holders who do not hold their shares as capital assets and holders that, for United States Federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts. Holders of Kimco Common Stock and Price REIT Common Stock are urged to consult with their own legal and tax advisers regarding the United States Federal income tax consequences of the Merger and any other consequences of the Merger under state, local and foreign tax laws.

     It is the opinion of Gibson, Dunn & Crutcher LLP, special counsel to Price REIT in connection with the Merger, which opinion has been rendered to Price REIT, that on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Price REIT and Kimco will each be a party to that reorganization within the meaning of
Section 368(b) of the Code, that no gain or loss will be recognized by Price REIT as a result of the Merger and that no gain or loss will be recognized by a holder of Price REIT Common Stock who receives Merger Consideration in exchange for Price REIT Common Stock (except with respect to any cash received in lieu of a fractional interest in Merger Consideration).

     Brown & Wood LLP, special counsel to Kimco in connection with the Merger, is of the opinion that, on the basis of certain facts, representations and assumptions set forth in an opinion letter rendered to Kimco, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Price REIT and Kimco will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     Holders of Price REIT Common Stock and Kimco should be aware that such opinions of counsel are not binding on the Internal Revenue Service (the 'IRS'),

and no assurance can be given that the IRS will not adopt a contrary position or that such position will not be sustained by a court.

  Consequences to Holders of Price REIT Common Stock

     The aggregate basis of the Kimco Common Stock and Kimco Class D Depositary Shares to be received by the holders of Price REIT Common Stock in connection with the Merger will be the same as the aggregate tax basis in the Price REIT Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received), which basis will be allocated between the Kimco Common Stock and Kimco Class D Depositary Shares based on the relative fair market values of the Kimco Common Stock and the Kimco Class D Depositary Shares at the time of the Merger. The holding period of the Kimco Common Stock and Kimco Class D Depositary Shares to be received by the holders of Price REIT Common Stock in connection with the Merger will include the holding period of the Price REIT Common Stock surrendered in exchange therefor, provided that the Price REIT Common Stock is held as a capital asset at the Effective Time.

     Cash received in lieu of a fractional interest in Merger Consideration will be treated as received in redemption for such fractional interest, resulting in the recognition of gain or loss, measured by the difference between the amount of cash received and the portion of the basis of the shares of Price REIT Common Stock allocable to such interest. Such gain or loss will constitute capital gain or loss from the sale of stock if the shares of Price REIT Common Stock have been held by the stockholder as a capital asset. Net capital gain of non-corporate stockholders will generally be taxed at a 28% rate or 20% rate if the shares of Price REIT Common Stock were held by the stockholder for more than one year or eighteen months, respectively, as of the Effective Time.

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

  REIT Qualification of Kimco and Price REIT

     General. Kimco elected REIT status commencing with its taxable year beginning January 1, 1992. In the opinion of Brown & Wood LLP, special counsel to Kimco, Kimco was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Brown & Wood LLP has opined that, subsequent to the Merger, Kimco's proposed method of operation described in this Joint Proxy Statement/Prospectus and as represented by Kimco will enable it to meet the requirements for qualification and taxation as a REIT.

     Price REIT elected REIT status commencing with its taxable year ending December 31, 1991. In the opinion of Gibson, Dunn & Crutcher LLP, which has acted as special counsel to Price REIT, commencing with its taxable year ended December 31, 1991, Price REIT was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it (and will enable it up to the Effective Time of the Merger) to continue to meet the requirements for qualification and taxation as a REIT under the Code.


     It must be emphasized that these opinions are based on various assumptions relating to the organization and operation of various entities. In general, Brown & Wood's opinion is based on various assumptions relating to the organization and operation of various entities, including Kimco and Merger Sub, and is conditioned upon certain representations made by Kimco as to factual matters relating to the organization, operation, income, assets, distributions, stockholder recordkeeping requirements and share ownership of Kimco. Kimco's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels, stockholder recordkeeping requirements and diversity of share ownership, the various qualification tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Brown & Wood LLP. Accordingly, no assurance can be given that the actual results of Kimco's operations for any particular taxable year have satisfied or will satisfy such requirements.

     Gibson, Dunn & Crutcher's opinion is based on various assumptions relating to the organization and operation of various entities, including Price REIT, and is conditioned upon the accuracy of certain representations made by Price REIT as to factual matters relating to the organization, operation, income, assets, distributions, stockholder recordkeeping requirements and stock ownership of Price REIT. Price REIT's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels, stockholder recordkeeping requirements and diversity of stock ownership, the various qualification tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of Price REIT's operations for any particular taxable year have satisfied or will satisfy such requirements.

     An opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge Kimco's or Price REIT's eligibility for taxation as a REIT. Further, the federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

  Taxation of Kimco as a REIT

     If Kimco qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the 'double taxation' (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, Kimco will be subject to Federal income tax as follows: First, Kimco will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income (as defined in the Code), including undistributed net capital gains. However, provided that Kimco elects to retain and pay tax on its net capital gains, its stockholders will receive a refund or credit, as the case may be, for their proportionate share of such tax. Second, under certain circumstances, Kimco may be subject to the 'alternative minimum tax' on its items of tax preference. Third, if Kimco has
(i) net income from the sale or other disposition of 'foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if Kimco has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if Kimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which Kimco fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect Kimco's profitability. Sixth, if Kimco should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income (as defined in the Code) for such year,
(ii) 95% of its real estate investment trust capital gain net income (as defined in the Code) for such year, and (iii) any undistributed taxable income from prior periods, Kimco would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period beginning on the first day of the first taxable year for which Kimco qualified as a REIT (the 'Recognition Period'), Kimco recognizes gain on the disposition of any asset held by Kimco as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) Kimco's adjusted basis in such asset as of the beginning of such Recognition Period (the 'Built-in Gain'), such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated. Eighth, if Kimco acquires any asset from a corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of Kimco is determined by reference to the basis of the asset (or any other property) in the hands of the corporation, and Kimco recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by Kimco, then, to the extent of the Built-in Gain, such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-in Gain assume that Kimco will make an election pursuant to IRS Notice 88-19. Kimco intends to make a protective election under Notice 88-19 with respect to the Merger.

     Income Tests. In order to maintain qualification as a REIT, Kimco annually must satisfy two gross income requirements. First, at least 75% of Kimco's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including 'rents from real property') and, in certain circumstances, interest, or income from certain types of temporary investments. Second, at least 95% of Kimco's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     1. The 75% Test. At least 75% of Kimco's gross income for each taxable year must be 'qualifying income.' Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Kimco's trade or business ('dealer property'); (iv) distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of a mortgage secured by such property ('foreclosure property');
(vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by Kimco in exchange for its shares (including the Securities offered hereby) during the one-year period following the receipt of such new capital.

     Rents received by Kimco will qualify as 'rents from real property' in satisfying the gross income requirements described above only if several conditions are met. Rents received from a tenant will not qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if Kimco, or an owner of 10% or more of Kimco, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the

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

income or profits of any person. Finally, for rents received to qualify as rents from real property, Kimco generally must not operate or manage the property or furnish or render services to tenants (other than those allowed under a de minimis exception), other than through an 'independent contractor' from whom Kimco derives no income. The 'independent contractor' requirement, however, does not apply to the extent that the services provided by Kimco are 'usually or customarily rendered' in connection with the rental of space for occupancy only, and are not otherwise considered 'rendered to the occupant.'

     2. The 95% Test. At least 95% of Kimco's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not secured by an interest in real property and any payments made to or on behalf of Kimco by a financial institution pursuant to certain rate protection agreements will be included as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% test. For purposes of determining whether Kimco complies with the 75% and 95% income tests, qualifying income does not include income from prohibited transactions. A 'prohibited transaction' is, in general, a sale of dealer property, other than foreclosure property.

     If Kimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if Kimco's failure to meet such test was due to reasonable cause and not due to willful neglect, Kimco attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Kimco would be entitled to the benefit of these relief provisions.

     Asset Tests. Kimco, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Kimco's total assets must be represented by real estate assets (including (i) assets held by Kimco's qualified REIT subsidiaries and Kimco's allocable share of real estate assets held by partnerships in which Kimco owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of Kimco), cash, cash items and government securities. Second, not more than 25% of Kimco's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by Kimco may not exceed 5% of the value of Kimco's total assets and Kimco may not own more than 10% of any one issuer's outstanding voting securities (other than a qualified REIT subsidiary).

     Kimco presently owns 100% of the non-voting stock of Kimco Realty Services, Inc. ('KRS'), which interest entitles Kimco to 95% of all dividends and liquidating distributions of KRS. KRS is not a 'qualified REIT subsidiary.' The Clinton Administration's 1999 budget proposal announced on February 2, 1998, includes a proposal to amend the REIT asset tests to prohibit a REIT from owning more than 10% of the value of the outstanding stock of any corporation that is not a qualified REIT subsidiary (a 'non-qualified REIT subsidiary'). Existing non-qualified REIT subsidiaries would be exempt from this provision, and therefore subject only to the 5% asset test and 10% voting securities test of current law, except that such exemption would terminate if the subsidiary engaged in a new trade or business or acquired substantial new assets after the legislation becomes effective. If this proposal were enacted, Kimco's ability to engage in certain activities through a non-qualified REIT subsidiary, such as KRS, would be limited or prohibited. No prediction can be made as to whether the above-mentioned provision will be enacted and if enacted, whether the final legislation will be in a form substantially similar to that in the proposal.

     Annual Distribution Requirements. In order to qualify as a REIT, Kimco, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of Kimco's 'REIT taxable income' (computed without regard to the dividends paid deduction and Kimco's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if Kimco disposes of any asset during its Recognition Period, Kimco will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Kimco timely files its tax return for such year and if paid on or before the first regular dividend payment


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

after such declaration. To the extent that Kimco does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if Kimco should fail to distribute during each calendar year at least the sum of
(i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Kimco would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Kimco intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that Kimco, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of Kimco. In the event that such timing differences occur, in order to meet the 95% distribution requirement, Kimco may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

TAXATION OF KIMCO STOCKHOLDERS

     As used herein, the term 'U.S. Stockholder' means a holder of Kimco Common Stock or Kimco Preference Shares who is (for United States federal income tax purposes) (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A holder that is not a U.S. Stockholder as defined above will be considered a 'Non-U.S. Stockholder.'

     General. As long as Kimco qualifies as a REIT, distributions made to Kimco's stockholders with respect to their shares out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for stockholders that are corporations. For purposes of determining whether distributions on the stock is out of current or accumulated earnings and profits, the earnings and profits of Kimco will be allocated first to the holders of Kimco Preference Shares and second to the holders of Kimco Common Stock. Dividends that are designated as capital gain dividends will be taxed as capital gains without regard to the period for which the stockholder has held its securities. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that Kimco makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the stockholder, reducing the tax basis of a stockholder's securities by the amount of such distribution (but not below zero), with distributions in excess of the stockholder's tax basis taxable as capital gains (if the stock is held as a capital asset). In addition, any dividend declared by Kimco in October, November or December of any year and payable to a stockholder of record on a specific date in any such month will be treated as both paid by Kimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Kimco during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Kimco.

     Pursuant to the Taxpayer Relief Act of 1997, for taxable years of Kimco that begin on or after January 1, 1998, Kimco may elect to retain and pay income tax on its net long-term capital gain attributable to such taxable year. If Kimco makes this election, its stockholders will be required to include in their income as long-term capital gain their proportionate share of such amount so designated by Kimco. A stockholder will be treated as having paid his or her share of the tax paid by Kimco in respect of such amount so designated by Kimco, for which such stockholder will be entitled to a credit or refund. In addition, each stockholder's adjusted basis in Kimco stock will be increased by the excess of the amount so includible in income over the tax deemed paid on such amount. Kimco must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its stockholders within 60 days of the close of the taxable year.

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

     Distributions made by Kimco and gain arising from the sale or exchange by a stockholder of Kimco stock will not be treated as passive activity income, and, as a result, stockholders will not be able to apply any 'passive losses' against such income or gain. Distributions made by Kimco (to the extent that they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Kimco stock (and distributions treated as such), however, will not be treated as investment income unless a stockholder so elects, in which case such capital gains will be taxed at ordinary income rates.

     Upon any sale or other disposition of Kimco stock (subject to the discussion below concerning the possible application of Section 306 in the case of Kimco Class D Depositary Shares), a stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Kimco stock for tax purposes. Net capital gain of a non-corporate shareholder will generally be taxed at a 28% rate or a 20% rate if such shares have been held for more than one year or eighteen months, respectively. In general, any loss recognized by a stockholder upon the sale or other disposition of shares of Kimco stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such stockholders from Kimco which were required to be treated as long-term capital gains.

     Section 306 Stock.  Under Section 306 of the Code, preferred stock received in a reorganization, such as the Merger, that meets certain requirements ('Section 306 Stock') may be subject to special tax treatment under the Code. Specifically, and as described in more detail below, treatment of Kimco Class D Depositary Shares as Section 306 Stock could affect whether any gain recognized on the subsequent disposition of such shares would be taxable at capital gain or income rates, but will not affect the tax treatment of the receipt of Kimco Class D Depository Shares by holders of Price REIT Common Stock who receive such shares in the Merger. Preferred stock received in a reorganization will be treated as Section 306 Stock to the extent that, in addition to certain other requirements being satisfied, the effect of the transaction is 'substantially the same as the receipt of a stock dividend.' Whether or not the receipt of preferred stock in a reorganization is substantially the same as the receipt of a stock dividend will depend upon the specific circumstances of each holder of Price REIT Common Stock receiving Kimco Class D Depositary Shares. Moreover, there exists very little authority interpreting this standard in the context of a reorganization similar to the Merger where preferred stock having terms similar to the Kimco Class D Depositary Shares is received. Accordingly, it is uncertain whether Kimco Class D Depositary Shares received in the Merger by any particular holder of Price REIT Common Stock will be treated as Section 306 Stock, and such determination will depend upon the specific circumstances of each holder of Price REIT Common Stock receiving Kimco Class D Depositary Shares in the Merger. Although the matter is not free from doubt, based upon a published ruling of the IRS, assuming that a particular holder of Price REIT Common Stock's percentage of stock ownership in Kimco is minimal and the stockholder exercises no control over the affairs of Kimco, the receipt of Kimco Class D Depositary Shares by such stockholder should not be considered substantially the same as the receipt of a stock dividend and, therefore, such Kimco Class D Depositary Shares received by such a holder of Price REIT Common Stock should not be considered Section 306 Stock. Although the matter is uncertain, based upon the foregoing published ruling and the underlying purposes of Section 306 of the Code, it is anticipated that in most cases Kimco Class D Depositary Shares received by a holder of Price REIT Common Stock pursuant to the Merger should not be treated as Section 306 Stock. Nevertheless, due to the lack of authority addressing the matter and the factual nature of such a determination, holders of Price REIT Common Stock receiving Kimco Class D Depositary Shares pursuant to the Merger should consult their own tax advisors as to whether or not the Kimco Class D Depositary Shares received by them will be treated as Section 306 Stock.

     If Kimco Class D Depositary Shares received by a particular holder of Price REIT Common Stock are treated as Section 306 Stock, such holder of Price REIT Common Stock will be subject to special tax treatment upon a sale of such Kimco Class D Depositary Shares under Section 306 of the Code. In general, subject to certain exceptions (as more fully described below), upon the sale of such Kimco Class D Depositary Shares, the amount realized would be treated first as ordinary income to the extent of the amount which would have been treated as a dividend to the holder of Price REIT Common Stock at the time of the Merger if the holder of Price REIT Common Stock had received money (in lieu of the Kimco Class D Depositary Shares) in an amount equal

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

to the fair market value of such Kimco Class D Depositary Shares at the

Effective Time. Any amount realized in excess of the ordinary income amount (described above) would be treated first as a tax-free return of the holders of Price REIT Common Stock basis in the Kimco Class D Depositary Shares sold (to the extent of such basis), and then as long-term, mid-term or short-term capital gain. To the extent that the portion of the amount realized that is not treated as ordinary income, if any, is less than the holder of Price REIT Common Stock's basis in the Kimco Class D Depositary Shares sold (i.e., such that the holder of Price REIT Common Stock does not fully recover such stockholder's basis in the Kimco Class D Depositary Shares sold), any remaining basis in the Kimco Class D Depositary Shares sold would be added to any shares of Kimco Common Stock owned by such stockholder. No loss would be allowed upon such a sale of Kimco Class D Depositary Shares.

     The foregoing consequences of a sale of any Kimco Class D Depositary Shares that are treated as Section 306 Stock will not apply (1) if the disposition constitutes a complete termination of the stockholder's ownership interest in Kimco (i.e., if the stockholder does not own any stock in Kimco after the disposition) or (2) if both the acquisition and disposition of the Kimco Class D Depositary Shares were not in pursuance of a plan having as one of its principal purposes the avoidance of Federal income tax. Although there is little authority addressing the issue and, therefore, the matter is uncertain, even if Kimco Class D Depositary Shares received by a holder of Price REIT Common Stock pursuant to the Merger were treated as Section 306 Stock, it is anticipated that in many cases the facts and circumstances surrounding the acquisition and subsequent sale of such Kimco Class D Depositary Shares by a holder of Price REIT Common Stock would more likely than not support a conclusion that both the acquisition and sale of the Kimco Class D Depositary Shares were not in pursuance of a plan having as one of its principal purposes the avoidance of Federal income tax. Assuming that the surrounding facts and circumstances support such a conclusion with respect to any particular Price REIT stockholder, the sale of Kimco Class D Depositary Shares by such stockholder would not be subject to the adverse tax consequences described above. Accordingly, holders of Price REIT Common Stock receiving Kimco Class D Depositary Shares pursuant to the Merger should consult their own tax advisors in this regard. In addition to the foregoing, Kimco Common Stock received by a stockholder upon conversion of Kimco Class D Depositary Shares will not be treated as Section 306 Stock, even if the Kimco Class D Depositary Shares so converted were treated as Section 306 Stock.

     In applying the foregoing rules, certain constructive ownership rules will apply. Under these rules, a stockholder will be deemed to own stock owned and, in some cases, constructively owned by certain family members, certain estates and trusts of which the stockholder is a beneficiary, and certain affiliated entities, as well as stock that is subject to certain options which are actually or constructively owned by the stockholder or such other persons.

     Due to the complexity of the foregoing rules and the importance of each stockholder's specific circumstances in applying such rules, holders of Price REIT Common Stock are urged to consult their own tax advisors concerning the application of Section 306 of the Code to them in light of their specific circumstances.

     Conversion of Kimco Class D Depositary Shares into Kimco Common Stock. As a general rule, no gain or loss will be recognized by a stockholder upon the conversion of the Kimco Class D Depositary Shares into shares of Kimco Common Stock. Income will generally be recognized, however, to the extent Kimco Common Stock is received in payment of dividends in arrears. In addition, gain or loss may be recognized to the extent that a stockholder receives cash in lieu of fractional shares of Kimco Common Stock. Such gain or loss will be capital gain or loss if the stock was held as a capital asset, measured by the difference between the cash received for the fractional share interest and the stockholder's basis in the fractional share interest.

     Generally, a stockholder's basis in the Kimco Common Stock received upon conversion of the Kimco Class D Depositary Shares, other than shares of Kimco Common Stock taxed as dividends upon receipt, will equal the adjusted tax basis of the converted Kimco Class D Depositary Shares (exclusive of any basis allocable to a fractional share interest) and the holding period of such Kimco Common Stock will include the holding period of the converted Kimco Class D Depositary Shares. As a general rule, a stockholder's basis in shares of Kimco Common Stock taxed as dividends upon receipt will equal the fair market value thereof and the holding period for such Kimco Common Stock will begin on the day following the conversion.

     Adjustment of Conversion Price. Section 305 of the Code treats certain actual or constructive distributions of stock with respect to stock or convertible securities, such as Kimco Class D Depositary Shares, as a

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

distribution taxable as a dividend to the extent of the issuing corporation's current or accumulated earnings and profits (as determined for federal income tax purposes). Treasury regulations treat holders of convertible preferred stock as having received such a constructive distribution when the conversion price of such preferred stock is adjusted to reflect certain taxable distributions with respect to the stock into which such preferred stock is convertible. Thus, under certain circumstances, an adjustment to the conversion price of the Kimco Class D Depositary Shares may give rise to a deemed taxable stock dividend to the stockholders thereof, whether or not such stockholders exercise their conversion privilege. This may occur in the event that Kimco proceeds with its contemplated Spin-Off REIT and the conversion price of the Kimco Class D Depositary Shares is reduced in connection therewith. In addition, the failure to fully adjust the conversion price of the Kimco Class D Depositary Shares to reflect distributions of stock dividends with respect to Kimco Common Stock (or rights to acquire such stock) may give rise to a deemed taxable stock dividend to the holders of the Kimco Common Stock.

     Taxation of Tax-Exempt Stockholders. Most tax-exempt employees' pension trusts are not subject to Federal income tax except to the extent of their receipt of 'unrelated business taxable income' as defined in Section 512(a) of the Code ('UBTI'). Distributions by Kimco to a holder that is a tax-exempt entity will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its securities with 'acquisition indebtedness' within the meaning of the Code and the securities are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, for taxable years beginning on or after January 1, 1994, certain pension trusts that own more than 10% of a 'pension-held REIT' may be required to report a portion of the distribution that they receive from such a REIT as UBTI. Kimco has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

     Taxation of Foreign Stockholders. The following is a discussion of certain anticipated U.S. Federal income tax consequences of the ownership and disposition of Kimco stock applicable to Non-U.S. Stockholders of such securities.

     1. Ordinary Dividends. The portion of dividends received by Non-U.S. Stockholders payable out of Kimco's earnings and profits which are not attributable to capital gains of Kimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable treaty). In general, Non-U.S. Stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Kimco stock. In cases where the dividend income from a Non-U.S. Stockholder's investment in securities is (or is treated as) effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation).

     2. Non-Dividend Distributions. Distributions by Kimco which are not dividends out of the earnings and profits of Kimco will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Kimco's current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of Kimco.

     3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ('FIRPTA'), a distribution made by Kimco to a Non-U.S. Stockholder, to the extent attributable to gains from dispositions of United States real property interests ('USRPIs'), such as the properties beneficially owned by Kimco, will be considered effectively connected with a U.S. trade or business of the Non-U.S. Stockholder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, Kimco will be required to withhold tax equal to 35% of any distribution to a Non-U.S. Stockholder that could be designated as capital gain dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.

     4. Dispositions of Kimco Stock. Unless Kimco stock constitutes a USRPI, a sale of such stock by a Non-U.S. Stockholder generally will not be subject to U.S. taxation under FIRPTA. Kimco stock will not constitute a

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


USRPI if Kimco is a 'domestically controlled REIT.' A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. Kimco believes that it has been and anticipates that it will continue to be a domestically controlled REIT, and therefore that the sale of Kimco stock will not be subject to taxation under FIRPTA. Because the Kimco stock will be publicly traded, however, no assurance can be given Kimco will continue to be a domestically controlled REIT. If Kimco were not to qualify as a domestically controlled REIT, a Non-U.S. Stockholder's sale of Kimco stock generally would still not be subject to tax under FIRPTA provided that the selling Non-U.S. Stockholder held 5% or less of that class of Kimco's outstanding stock at all times during a specified testing period. If gain on the sale of stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Stockholder in two cases: (i) if the Non-U.S. Stockholder's investment in stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Stockholder, the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain, or (ii) if the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a 'tax home' in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

     Backup Withholding. Kimco reports to its stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder (a) is a corporation or comes within one of the exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide Kimco with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Kimco may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to Kimco.

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') that make certain modifications to the backup withholding rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  Failure to Qualify


     If Kimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Kimco will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Such a failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the Kimco stock. Distributions to stockholders in any year in which Kimco fails to qualify will not be deductible by Kimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Kimco will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Kimco would be entitled to such statutory relief.

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                               December 31, 1997
                               ------------------
                                  (Unaudited)
                                    (000's)

     The following unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the proposed Merger as if the Merger had occurred on December 31, 1997, under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

     The unaudited Pro Forma Combined Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of Kimco and Price REIT would have been at December 31, 1997, nor does it purport to represent the future combined financial position of Kimco and Price REIT. This information should be read in conjunction with the audited consolidated financial statements and other financial information contained in Kimco's Annual Report on Form 10-K and Price REIT's Annual Report on Form 10-K for the year ended December 31, 1997, including the notes thereto, in each case incorporated by reference herein.

                                                                                                          COMBINED
                                                                KIMCO       PRICE REIT     PRO FORMA     PRO FORMA
                                                              HISTORICAL    HISTORICAL    ADJUSTMENTS     RESULTS
                                                              ----------    ----------    -----------    ----------
                                                                                     (000'S)
Assets:
  Real estate, net of accumulated depreciation.............   $1,196,788     $588,075      $ 222,183     $2,007,046
  Investment in retail store leases........................       15,938           --             --         15,938
  Investments and advances to real estate joint ventures...        9,794       22,555         (1,680)        30,669
  Cash and cash equivalents................................       30,978        3,474        (11,000)        23,452
  Accounts and notes receivable............................       16,203        1,301             --         17,504
  Deferred charges and prepaid expenses....................       21,260       10,298             --         31,558
  Other assets.............................................       52,929       11,800             --         64,729
                                                              ----------    ----------    -----------    ----------
                                                              $1,343,890     $637,503      $ 209,503     $2,190,896
                                                              ----------    ----------    -----------    ----------
                                                              ----------    ----------    -----------    ----------
Liabilities:
  Notes payable............................................   $  410,250     $262,093      $      --     $  672,343
  Mortgages payable........................................      121,364       37,535             --        158,899
  Accounts payable and accrued expenses....................       56,834        9,212             --         66,046
  Other liabilities........................................        7,590           --          2,179          9,769
                                                              ----------    ----------    -----------    ----------
                                                                 596,038      308,840          2,179        907,057
                                                              ----------    ----------    -----------    ----------
  Minority interests in partnerships.......................        4,532        2,417         (1,680)         5,269
                                                              ----------    ----------    -----------    ----------

Stockholders' Equity:
  Preferred stock..........................................          900           --            476          1,376
  Common stock.............................................          404          117              2            523
  Paid-in capital..........................................      857,659      354,941        179,714      1,392,314
  Cumulative distributions in excess of net income.........     (115,643)     (28,812)        28,812       (115,643)
                                                              ----------    ----------    -----------    ----------
                                                                 743,320      326,246        209,004      1,278,570
                                                              ----------    ----------    -----------    ----------
                                                              $1,343,890     $637,503      $ 209,503     $2,190,896
                                                              ----------    ----------    -----------    ----------
                                                              ----------    ----------    -----------    ----------

    The accompanying notes are an integral part of these pro forma combined consolidated financial statements.

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
             NOTES TO PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

1. Basis of Presentation

    The accompanying historical Consolidated Balance Sheets of Kimco and Price REIT include the accounts of each company, their subsidiaries, all of which are wholly owned, and all majority-owned partnerships. All significant intercompany balances have been eliminated in consolidation.

    The unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the proposed Merger as if the Merger had occurred on December 31, 1997, under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

2. Reclassification

    Certain amounts reflected in the historical financial statements of both companies have been reclassified to conform to the Pro Forma Combined Consolidated Balance Sheet presentation.

3. Pro Forma Adjustments

          (i) Real estate net of accumulated depreciation -

           Real estate assets are stated at cost, less accumulated depreciation and amortization. If there is an event or a change in circumstances that indicates that the basis of Kimco's property may not be recoverable, Kimco will assess any impairment in value by making a comparison of (i) the current and projected operating cash flows (undiscounted and without interest charges) of the property over its remaining useful life and (ii) the net carrying amount of the property. If the current and projected operating cash flows (undiscounted and without interest charges) are less than the carrying value of the property, the carrying value would be written down to an amount to reflect the fair value of the property.

           The adjustment to Real estate, net of accumulated depreciation reflects the increase in book value of Price REIT's real estate assets based upon the Kimco purchase price (assuming Kimco Common Stock is valued at $35 per share) and an exchange ratio of one share of Price REIT Common Stock for one share of Kimco Common Stock and
           0.40 'Kimco Class D Depositary Shares, each representing a one-tenth fractional interest in a new issue of Kimco Class D Cumulative Convertible Preferred Stock as follows:


                                                                                                 (000's)
                                                                                                ---------
Issuance of:
          (1)  11,894,444 shares of Kimco Common Stock (assumed value of $35 per share) based
               on an exchange ratio of one for one and.......................................   $ 416,306
          (2)  Issuance of 475,778 shares of Kimco Class D Preferred Stock (represented by
               4,757,780 Kimco Class D Depositary Shares) based on an exchange ratio of 0.04 shares of Kimco Class D Preferred Stock (represented by .40 Kimco Class D
               Depositary Shares) for one share of Price REIT Common Stock in exchange for
               11,894,444 shares of Price REIT Common Stock..................................     118,944
     Assumption of Price REIT liabilities....................................................       2,179
     Merger costs............................................................................      11,000  see (ii)
                                                                                                ---------
     Purchase price..........................................................................     548,429
     Less: Historical book basis of Price REIT's net assets acquired.........................    (326,246)
                                                                                                ---------
     Real estate, net of accumulated depreciation............................................
     Pro Forma adjustment....................................................................   $ 222,183
                                                                                                ---------
                                                                                                ---------

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
      NOTES TO PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET--(CONTINUED)

3. Pro Forma Adjustments--(Continued)
          (ii) Cash and cash equivalents -

           The adjustment to cash and cash equivalents reflects the estimated fees and other expenses relating to the Merger, including, but not limited to, investment banking fees, legal and accounting fees, printing, filing and other related costs.

          (iii) Investments and advances in real estate, joint ventures and Minority interests in partnerships -

           During April 1996 Kimco and Price REIT formed a partnership to purchase a property in Phoenix, AZ. Kimco has consolidated this partnership for accounting purposes and Price REIT has recorded their interest using the equity method. The adjustments to Investments and advances in real estate joint ventures and Minority interests in partnerships reflect the elimination of partnership accounting for this partnership as a result of the Merger.

          (iv) Stockholders' equity -

           The adjustments to stockholders' equity reflect the issuance of 11,894,444 shares of Kimco Common Stock, par value $.01 per share,

           and 475,778 shares of Kimco Class D Preferred Stock (represented by 4,757,780 Kimco Class D Depositary Shares) based on the exchange ratio of one share of Price REIT Common Stock for one share of Kimco Common Stock and 0.04 shares of Kimco Class D Preferred Stock (represented by 0.40 Kimco Class D Depositary Shares) as follows:

                                                                                               CUMULATIVE
                                                                                              DISTRIBUTIONS
                                                          COMMON    PREFERRED     PAID-IN     IN EXCESS OF
                                                          STOCK       STOCK       CAPITAL      NET INCOME
                                                          (000'S)    (000'S)      (000'S)        (000'S)
                                                          ------    ---------    ---------    -------------
Issuance of Kimco Common Stock.........................   $ 119       $  --      $ 416,187      $      --
Issuance of Kimco Class D Preferred Stock..............      --         476        118,468             --
Price REIT's historical Stockholders' equity...........    (117 )        --       (354,941)       (28,812)
                                                          ------    ---------    ---------    -------------
Stockholders' equity Pro Forma adjustments.............   $   2       $ 476      $ 179,714      $  28,812
                                                          ------    ---------    ---------    -------------

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
              PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                               ------------------
                                  (UNAUDITED)
                         (000'S EXCEPT PER SHARE DATA)

     The following unaudited Pro Forma Combined Consolidated Statement of Income for the year ended December 31, 1997 gives effect to the proposed Merger as if the Merger had occurred as of January 1, 1997 under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In addition, the Kimco Pro Forma Statement of Income column for the year ended December 31, 1997 assumes the completion, as of January 1, 1997, of the acquisition of 14 shopping center properties as previously reported in the Current Report on Form 8-K filed on January 22, 1998, incorporated by reference herein. The Price REIT Pro Forma Statement of Income columns for the year ended December 31, 1997 assumes the completion, as of January 1, 1997, of the acquisition of 13 shopping center properties as previously reported in the Current Report on Form 8-K/A dated November 13, 1997, incorporated by reference herein. (See Note 1 to the unaudited Pro Forma Combined Consolidated Statement of Income).

     The unaudited Pro Forma Combined Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual combined operating results of Kimco and Price REIT would have been for the year ended December 31, 1997, nor does it purport to represent the future combined operating results of Kimco and Price REIT. This information should be read in conjunction with the audited consolidated financial statements and other financial information contained in Kimco's Annual Report on Form 10-K and Price REIT's Annual Report on Form 10-K for the year ended December 31, 1997, respectively, including the notes thereto, in each case incorporated by reference herein.

                                                         KIMCO 1997                                 PRICE REIT
                                                          PROPERTY                                 1997 PROPERTY
                                                         ACQUISITION                                ACQUISITION
                                             KIMCO        PRO FORMA       KIMCO      PRICE REIT      PRO FORMA      PRICE REIT
                                           HISTORICAL    ADJUSTMENTS    PRO FORMA    HISTORICAL     ADJUSTMENTS     PRO FORMA
                                           ----------    -----------    ---------    ----------    -------------    ----------
Revenues from rental property...........    $ 198,929     $  13,559     $ 212,488     $ 69,335        $15,792        $ 85,127
                                           ----------    -----------    ---------    ----------    -------------    ----------
Rental property expenses-Rent...........        4,873            36         4,909           --             --              --
Real estate taxes.......................       26,346         1,580        27,926        7,671          1,653           9,324
Interest................................       31,745         2,311        34,056       15,667          8,352          24,019
Operating and maintenance...............       22,194         2,147        24,341        5,890          1,424           7,314
Depreciation and amortization...........       30,053         2,285        32,338       15,752          3,555          19,307
                                           ----------    -----------    ---------    ----------    -------------    ----------
                                              115,211         8,359       123,570       44,980         14,984          59,964
                                           ----------    -----------    ---------    ----------    -------------    ----------
  Income from rental property...........       83,718         5,200        88,918       24,355            808          25,163
Income from investment in retail store
  leases................................        3,572                       3,572
                                           ----------    -----------    ---------    ----------    -------------    ----------
                                               87,290         5,200        92,490       24,355            808          25,163
Management fee income...................        3,276            --         3,276          299             --             299
General and administrative expenses.....      (11,651)           --       (11,651)      (4,191)            --          (4,191)
Equity in income (losses) of real estate
  joint ventures, net...................        1,117            --         1,117        1,733             --           1,733
Minority interests in income of
  partnerships, net.....................         (464)           --          (464)          --             --              --
Other income (expenses), net............        6,024            --         6,024        1,271             --           1,271
                                           ----------    -----------    ---------    ----------    -------------    ----------
  Income before gain on sale of shopping
    center properties...................       85,592         5,200        90,792       23,467            808          24,275
Gain on sale of shopping center
  properties............................          244                         244        2,787                          2,787
                                           ----------    -----------    ---------    ----------    -------------    ----------
  Net income............................    $  85,836     $   5,200     $  91,036     $ 26,254        $   808        $ 27,062
                                           ----------    -----------    ---------    ----------    -------------    ----------
                                           ----------    -----------    ---------    ----------    -------------    ----------
  Net income applicable to common
    shares..............................    $  67,398     $   5,200     $  72,598     $ 26,254        $   808        $ 27,062
                                           ----------    -----------    ---------    ----------    -------------    ----------
                                           ----------    -----------    ---------    ----------    -------------    ----------
  Net income per common share
    Basic...............................    $    1.80                   $    1.94     $   2.39                       $   2.46
                                           ----------                   ---------    ----------                     ----------
    Diluted.............................    $    1.78                   $    1.92     $   2.36                       $   2.44
                                           ----------                   ---------    ----------                     ----------

Historical basic weighted average number
  of shares outstanding.................       37,388                      37,388       10,982                         10,982
                                           ----------                   ---------    ----------                     ----------
Historical diluted weighted average
  number of shares outstanding..........       37,850                      37,850       11,113                         11,113
                                           ----------                   ---------    ----------                     ----------
Pro Forma basic weighted number of
  shares outstanding....................
Pro Forma diluted weighted number of
  shares outstanding....................


                                            MERGER       COMBINED
                                           PRO FORMA     PRO FORMA
                                          ADJUSTMENTS     RESULTS
                                          -----------    ---------
Revenues from rental property...........    $    --      $ 297,615
                                          -----------    ---------
Rental property expenses-Rent...........         --          4,909
Real estate taxes.......................         --         37,250
Interest................................         --         58,075
Operating and maintenance...............         --         31,655
Depreciation and amortization...........     (2,274)        49,371
                                          -----------    ---------
                                             (2,274)       181,260
                                          -----------    ---------
  Income from rental property...........      2,274        116,355
Income from investment in retail store
  leases................................                     3,572
                                          -----------    ---------
                                              2,274        119,927
Management fee income...................         --          3,575
General and administrative expenses.....      1,200        (14,642)
Equity in income (losses) of real estate
  joint ventures, net...................       (168)         2,682
Minority interests in income of
  partnerships, net.....................        168           (296)
Other income (expenses), net............         --          7,295
                                          -----------    ---------
  Income before gain on sale of shopping
    center properties...................      3,474        118,541
Gain on sale of shopping center
  properties............................         --          3,031
                                          -----------    ---------
  Net income............................    $ 3,474      $ 121,572
                                          -----------    ---------
                                          -----------    ---------
  Net income applicable to common
    shares..............................    ($5,447)     $  94,213
                                          -----------    ---------
                                          -----------    ---------

  Net income per common share
    Basic...............................                 $    1.91
                                                         ---------
    Diluted.............................                 $    1.89
                                                         ---------
Historical basic weighted average number
  of shares outstanding.................

Historical diluted weighted average
  number of shares outstanding..........

Pro Forma basic weighted number of
  shares outstanding....................                    49,283
                                                         ---------
Pro Forma diluted weighted number of
  shares outstanding....................                    49,745
                                                         ---------

    The accompanying notes are an integral part of these pro forma combined consolidated financial statements.

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
                NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME


1. Basis of Presentation

     The Kimco Pro Forma Statement of Income for the year ended December 31, 1997 reflects the historical results of Kimco adjusted to give effect, as of January 1, 1997 to the purchase of 14 shopping center properties acquired by Kimco throughout 1997 as previously reported in the Current Report on Form 8-K filed on January 22, 1998 and incorporated by reference herein. The Price REIT Pro Forma Statement of Income for the year ended December 31, 1997 reflects the historical results of Price REIT adjusted to give effect, as of January 1, 1997 to the purchase of 13 shopping center properties acquired by Price REIT throughout 1997 as previously reported in the Current Report on Form 8-K/A dated November 13, 1997, and incorporated by reference herein.

2. Reclassification

     Certain amounts reflected in the historical financial statements of both companies have been reclassified to conform to the presentation of the unaudited Pro Forma Combined Statement of Income.

3. Pro Forma Adjustments

  (i) Depreciation and amortization--

     The adjustment to depreciation and amortization results from the net increase in real estate owned as a result of recording Price REIT's real estate assets at fair value versus historical cost. Depreciation is computed on the straight-line method based upon an estimated useful life of 39 years and an allocation of the stepped-up basis to land and building of 20% and 80%, respectively.

     Calculation of depreciation of real estate owned for the year ended December 31, 1997 is as follows:

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1997
                                                                         (000'S)
                                                                    -----------------
Depreciation expense based upon an estimated useful life of 39
  years..........................................................       $  16,621
Less: Pro Forma Price REIT depreciation of real estate owned
  based upon an estimated useful life of 15 to 25 years..........         (18,895)
                                                                    -----------------
Depreciation and amortization Pro Forma adjustment...............       $  (2,274)
                                                                    -----------------
                                                                    -----------------


  (ii) General and administrative--

     The adjustment to general and administrative expenses reflects the net estimated reduction of those costs which are anticipated to be eliminated or reduced as a result of the Merger, as follows:

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1997
                                                                         (000'S)
                                                                    -----------------
Net reduction in salary and benefit costs........................        $   550
Net reduction in duplication of public company expenses..........            500
Net reduction in directors and officers insurance and directors
  fees...........................................................            150
                                                                         -------
General and administrative Pro Forma adjustment..................        $ 1,200
                                                                         -------
                                                                         -------

  (iii) Equity in income of real estate joint ventures, net and Minority interests in income of partnerships, net--

     During April 1996, Kimco and Price REIT formed a partnership to purchase a property in Phoenix, AZ. Kimco has consolidated this partnership for accounting purposes and Price REIT has recorded their interest using the equity method. The adjustments to Equity in income of real estate joint ventures, net and Minority interests in

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
          NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME--(CONTINUED)

3. Pro Forma Adjustments--(Continued)
income of partnerships, net reflect the elimination of partnership accounting for this partnership as a result of the Merger.

  (iv) Weighted average number of common shares outstanding--

     The pro forma weighted average number of common shares outstanding for the year ended December 31, 1997 are computed as follows:


                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1997
                                                                              -----------------
Kimco's historical weighted average number of shares outstanding...........         37,388
Issuance of Kimco common stock at an exchange ratio of one for one for all
  Price REIT common stock outstanding in connection with the Merger........         11,701
Add: Conversion of Price REIT stock options to Kimco common stock in
  connection with the Merger...............................................            194
Pro Forma weighted average number of Kimco common shares outstanding
  (Basic)..................................................................         49,283
Effect of Dilutive Securities--Stock Options...............................            462
                                                                                   -------
Pro Forma weighted average number of Kimco common shares outstanding
  (Diluted)................................................................         49,745
                                                                                   -------
                                                                                   -------

                MATERIAL CONTRACTS BETWEEN KIMCO AND PRICE REIT

     On April 23, 1996, Kimco and Price REIT formed the Partnership to purchase Hayden Plaza North, a 191,000 square foot shopping center in Phoenix, Arizona, at a cost of $3,490,000. The acquisition was completed by the Partnership on May 3, 1996. Each of Kimco and Price REIT owns a 50% interest in the Partnership.

     Price REIT, Kimco and Lehman Bros. intend to enter into the Purchase Agreement pursuant to which Lehman Bros. will agree to purchase up to $65.0 million of Price REIT Preferred Stock. Price REIT currently expects to issue 65,000 shares of Price REIT Preferred Stock (with an aggregate purchase price of $65.0 million) in May 1998. Pursuant to the Second Amendment, the Price REIT Preferred Stock will be exchanged in the Merger for Kimco Class E Depositary Shares. Because the transaction remains subject to completion of definitive documentation, no assurance can be given that the issuance of Price REIT Preferred Stock will occur within the anticipated time frame or at all. For more information about this proposed agreement, the Price REIT Preferred Stock and the Kimco Class E Depositary Shares, see 'Recent Developments--Price REIT' and 'Description of Kimco Securities--Kimco Class E Preferred Stock.'

                        COMPARISON OF STOCKHOLDER RIGHTS

     Price REIT and Kimco are incorporated under and are governed by the laws of the State of Maryland in accordance with the MGCL. Upon consummation of the Merger, stockholders of Price REIT will become stockholders of Kimco. Their rights as stockholders will continue to be governed by the MGCL, but instead of being subject to the terms of the charter of Price REIT, as amended and in effect on the date hereof (the 'Price REIT Charter'), and the bylaws of Price REIT, as amended and in effect on the date hereof (the 'Price REIT Bylaws'), their rights as stockholders will be governed by the charter of Kimco, as amended and in effect on the date hereof (the 'Kimco Charter'), and the bylaws of Kimco, as amended and in effect on the date hereof (the 'Kimco Bylaws'). The following sets forth a summary of the differences between the Price REIT and Kimco organizational documents. The following summary is qualified in its entirety by reference to the Kimco Charter and the Kimco Bylaws, each of which is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and applicable law.

MARYLAND CONTROL SHARE STATUTE

     Acquisitions of Price REIT stock are currently subject to the control share provisions of Section 3-701 et seq. of the MGCL (the 'Maryland Control Share Statute'). The Maryland Control Share Statute is not currently applicable to acquisitions of Kimco Common Stock, nor will it be applicable to acquisitions of Kimco Common Stock following the consummation of the Merger.

AMENDMENT OF CHARTER

     Except as set forth in the Articles Supplementary that set forth the rights and preferences of the holders of Kimco Preference Shares, the Kimco Charter may be amended only by the affirmative vote of the holders of not less than two-thirds of shares of Kimco Common Stock then outstanding and entitled to vote thereon. The Price REIT Charter specifies that a majority of all the votes entitled to be cast by stockholders entitled to vote is necessary to amend the Price REIT Charter. Accordingly, holders of Price REIT Common Stock, upon conversion of their shares into Kimco Common Stock in connection with the Merger, will have a more limited right to amend the Kimco Charter than they had to amend the Price REIT Charter.

NOTICE OF ADJOURNMENT

     The Kimco Bylaws provide that notice of an adjourned meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

     The Price REIT Bylaws provide that, provided an alternate place and time is announced at the meeting at which adjournment is taken, notice of an adjourned meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting if the adjournment is more than 45 days or if a new record date for the adjourned meeting is fixed.

SPECIAL MEETINGS

     The Kimco Bylaws provide that the president may, or the president or the secretary at the written request of a majority of the board of directors, shall call a special meeting of Kimco's stockholders. A special meeting shall be called by the president or the secretary upon the written request of stockholders entitled to cast not less than 25% of all the votes entitled to be cast at such meeting.

     The Price REIT Bylaws provide that a special meeting of the stockholders may be called at any time by a majority of the board of directors or by a majority of independent directors, or by the chairman or the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 25% of the votes at that meeting.

VOTING RIGHTS

     The Kimco Charter states that each outstanding share of Kimco Common Stock entitles the holder thereof to one vote on all matters at all meetings of the stockholders of Kimco. The Kimco Bylaws provide that, if a quorum is present, any question brought before such meeting shall be decided by a majority of the stockholders having voting power thereat, unless otherwise provided by the MGCL or the Kimco Charter or the Kimco Bylaws. In certain circumstances, holders of Kimco Preference Shares are entitled to certain voting rights (see 'Description of Kimco Securities--Kimco Preferred Stock').

     The Price REIT Charter states that each outstanding share of Price REIT Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the holders of Price REIT Common Stock. The Price REIT Bylaws provide that, if a quorum is present, the affirmative vote of the majority of the shares represented at a meeting of stockholders and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, regardless of whether a greater of votes is required by the MGCL, unless otherwise provided under Maryland law or in the Price REIT Charter.

DIRECTORS

     The Kimco Bylaws provide that the number of directors constituting Kimco's Board of Directors cannot be fewer than three nor more than fifteen. The Price REIT Charter and Bylaws specify that the number of directors constituting Price REIT's Board of Directors shall not be less than three nor more than eight.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Kimco Charter permits the directors to pay dividends or other distributions to Kimco's stockholders in cash, property or securities of Kimco. The directors shall endeavor to declare and pay such dividends and distributions as shall be necessary for Kimco to qualify as a REIT under the Code. However, stockholders shall have no right to any dividend or distribution unless and until declared by the Board of Directors of Kimco.

     The Kimco Preference Shares rank senior to the Kimco Common Stock with respect to distribution rights and liquidation preference. See 'Description of Securities--Kimco Preferred Stock.'

     The Price REIT Charter permits the directors to pay dividends when authorized and declared. The directors shall endeavor to declare and pay such dividends and distributions as shall be necessary for Price REIT to qualify as a REIT under the Code.

     Pursuant to the Dividend Reinvestment and Share Purchase Plan (the 'Price REIT Reinvestment and Purchase Plan'), Price REIT provides eligible stockholders of Price REIT with a method of investing cash dividends and optional cash payments in additional shares of Price REIT Common Stock without payment of service fees, brokerage commissions or other charges. The Price REIT Reinvestment and Purchase Plan includes certain dollar limitations on participation and provides for eligible stockholders of Price REIT to elect dividend reinvestment on only a part of the shares registered in the name of a participant (while continuing to receive cash dividends on remaining shares). The Price REIT Reinvestment and Purchase Plan will terminate on the Effective Date. Following the Merger, former stockholders of Price REIT who become Kimco stockholders will be eligible to participate in and will receive information regarding the Kimco Dividend Reinvestment and Common Stock Purchase Plan (the 'Kimco Dividend Reinvestment Plan'). See 'Description of Kimco Securities--Kimco Dividend Reinvestment Plan.'

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TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

     The Kimco Bylaws state that Kimco shall not, without the approval of a majority of the disinterested directors, engage in any transactions with one or more directors, or any other corporation, firm, association or other entity in which one or more of its directors or officers of Kimco are financially interested.

     The Price REIT Charter provides that any of the officers and directors of Price REIT and their affiliates may engage in acquiring, developing, constructing, operating and managing real property, independently or with others, and the officers and directors of Price REIT and their affiliates have no obligation to make any such business opportunities available to Price REIT, and Price REIT has no interest in any such business opportunities other than business opportunities which the officers and directors of Price REIT and their affiliates in their sole discretion, have made available to Price REIT and in which Price REIT has invested.

     The Price REIT Bylaws provide that Price REIT will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of Price REIT, any advisor, a certain other entity or any affiliate of any of the foregoing unless a majority of the directors, including a majority of the independent directors, approve the transaction as fair and reasonable to Price REIT. Any investment by Price REIT in any property or other real estate interest pursuant to a transaction with any advisor, the directors, a certain other entity or affiliates thereof must be based upon appraisals of the underlying properties from independent qualified appraisers and will not be made at a price greater than the fair market value of such properties as determined by such appraisals. Independent appraisals are not required, however, in connection with certain sale leaseback transactions with a certain other entity. The Bylaws also provide that Price REIT will not sell any of its properties to any director, any advisor, a certain other entity or affiliates of the foregoing, except pursuant to the provisions of any lease with a certain other entity, or through the sale of all or part of Price REIT's interest in a venture to a party already possessing an interest in such venture.

OWNERSHIP LIMITS

     The Kimco Charter and Kimco Bylaws provide for certain percentage limits on ownership of shares of Kimco Common Stock and Kimco Preference Shares. See 'Description of Kimco Securities--Ownership Limit; Restrictions on Transfer.'

     The Price REIT Charter provides that the direct or indirect ownership of more than 9.8% in value of the outstanding Price REIT Common Stock and/or Price REIT Preferred Stock triggers an event, as a result of which the shares of Price REIT Common Stock exceeding the 9.8% limit (i) are deemed to be transferred to and held in trust by Price REIT and (ii) shall cease to be entitled to distributions, voting rights and other benefits. However, the Board of Directors of Price REIT may waive the foregoing restrictions, and has done or will do so prior to the ownership by Lehman Bros. of the Price REIT Preferred Stock exceeding the 9.8% limit.

INVESTMENT POLICY

     Neither the Kimco Charter nor the Kimco Bylaws set forth a specific investment policy for Kimco.

     The Price REIT Bylaws generally impose certain prohibitions and restrictions on various investment practices and activities of Price REIT,

including prohibitions against: (i) investing more than 10% of the value of its total assets in equity investments in, and mortgage loans secured by, unimproved real property, unless the property was acquired for the purpose of producing rental or other operating income or development or construction on such land is in progress or is planned to commence within one year; (ii) investing in commodities or commodity future contracts other than 'interest rate futures' contracts intended only for hedging purposes; (iii) investing in mortgage loans on any one property which in the aggregate with all other mortgage loans on the property would exceed 85% of the appraised value of the property, unless substantial justification exists because of the presence of other underwriting criteria; (iv) investing in mortgage loans that are subordinate to any mortgage or equity interest of any 'advisor' or any of the directors or any of their affiliates, or investing in mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such loans would be to cause the aggregate value of all such mortgage loans to exceed 25% of Price REIT's assets; (v) investing in equity securities of nongovernmental issuers for a period in excess of 18 months; (vi) engaging in trading of securities, as distinguished from investment activities; (vii) issuing equity securities redeemable at the option of holders thereof; (viii) engaging in underwriting or the agency distribution of securities issued by others; (ix) issuing options or warrants to purchase common stock at an exercise price less than the fair market value of the common stock on the date of the issuance or issuing options or warrants to purchase a number of shares of which, when added to the number of shares of common stock issuable pursuant to other options and warrants outstanding, would exceed 10% of the number of shares on the date of grant, provided, however, that issuing options or warrants ratably to all holders of shares of common stock or of another class of securities is not prohibited; (x) issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service that higher level of debt; (xi) investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title; (xii) issuing assessable common stock or common stock on a deferred basis; (xiii) subject in certain circumstances to the discretion of the Board of Directors of Price REIT, incurring indebtedness which, together with the amount of all then outstanding indebtedness, would exceed at the time of the borrowing 300% of the net assets of Price REIT; and (xiv) acquiring securities in any company holding investments, or engaging in activities, in which Price REIT is prohibited to invest or engage.

                        DESCRIPTION OF KIMCO SECURITIES

     The following summary of the terms of the capital stock of Kimco and certain provisions of the organizational documents of Kimco does not purport to be complete and is subject to and qualified in its entirety by reference to the Kimco Charter and Kimco Bylaws.

GENERAL

     The Kimco Charter provides that Kimco may issue up to 158,070,000 shares of capital stock, consisting of 100,000,000 shares of Kimco Common Stock, 51,000,000 shares of excess stock, par value $.01 per share ('Excess Stock'), 5,000,000 shares of Kimco Preferred Stock, par value $1.00 per share ('Kimco Preferred Stock'), 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, par value $1.00 per share ('Kimco Class A Preferred Stock'), 345,000 shares of Class A Excess Preferred Stock, par value $1.00 per share, 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, par value $1.00 per share ('Kimco Class B Preferred Stock'), 230,000 shares of Class B Excess Preferred Stock, par value $1.00 per share, 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share ('Kimco Class C Preferred Stock'), and 460,000 shares of Class C Excess Preferred Stock, par value $1.00 per share. In connection with the Merger, the Board of Directors of Kimco will reclassify 700,000 shares of Kimco Preferred Stock as Kimco Class D Preferred Stock and 700,000 shares of Kimco Preferred Stock as Kimco Class D Excess Preferred Stock, par value $1.00 per share ('Kimco Class D Excess Preferred Stock'), and the Board of Directors of Kimco may reclassify 65,000 shares of Kimco Preferred Stock as Kimco Class E Preferred Stock and 65,000 shares of Kimco Preferred Stock as Kimco Class E Excess Preferred Stock, par value $1.00 per share ('Kimco Class E Excess Preferred Stock'). Upon consummation of the Merger, at the Assumed Exchange Ratio, 55,349,118 shares of Kimco Common Stock will be outstanding and an additional 475,778 shares will be subject to conversion or redemption of shares of Kimco Class D Preferred Stock. Upon consummation of the Merger, 300,000 shares of Kimco Class A Preferred Stock, 200,000 shares of Kimco Class B Preferred Stock, 400,000 shares of Kimco Class C Preferred Stock, 475,458 shares of Kimco Class D Preferred Stock, at the Assumed Exchange Ratio, and no shares of Kimco Preferred Stock will be issued and outstanding.

     The Board of Directors of Kimco is authorized (i) to classify and reclassify any unissued shares of any series of Preferred Stock; (ii) to provide for the issuance of shares in other classes or series, including preferred stock in one or more series; (iii) to establish the number of shares in each class or series; and (iv) to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series.

KIMCO COMMON STOCK

     All shares of Kimco Common Stock, when issued in connection with the Merger, will be duly authorized, fully paid and nonassessable. Holders of Kimco Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of Kimco, out of assets legally available therefor. Payment and declaration of dividends on the Kimco Common Stock and purchases of shares thereof by Kimco will be subject to certain restrictions if Kimco fails to pay dividends on the Kimco Class A Preferred Stock, Kimco Class B Preferred Stock, Kimco Class C Preferred Stock, Kimco Class D Preferred Stock or Kimco Class E Preferred Stock (collectively, the 'Kimco Preference Shares'). See '--Kimco Preferred Stock.' Upon any liquidation, dissolution or winding up of Kimco, holders of Kimco Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and

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


other liabilities of Kimco and the preferential amounts owing with respect to any outstanding Kimco Preference Shares. The Kimco Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of Kimco Common Stock do not have cumulative voting rights in the election of directors, which means that holders of a plurality of all of the shares of Kimco Common Stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of Kimco Common Stock do not have preemptive rights, which means they have no right to acquire any additional shares of Kimco Common Stock that may be issued by Kimco at a subsequent date.

     Under the MGCL and the Kimco Charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, the company's total assets are greater than the company's total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock. Kimco has complied with this requirement in all of its prior distributions to holders of Kimco Common Stock.

     The Registrar and Transfer Agent for Kimco Common Stock is BankBoston.

KIMCO CLASS D DEPOSITARY SHARES

     The Kimco Class D Depositary Shares to be issued as part of the Merger Consideration shall each represent a one-tenth fractional interest in a share of Kimco Class D Preferred Stock. The shares of Kimco Class D Preferred Stock evidenced by receipts evidencing the Kimco Class D Depositary Shares shall be deposited with BankBoston (the 'Depositary') and BankBoston shall, pursuant to the terms of the Deposit Agreement between Kimco and BankBoston dated as of May 14, 1998 (the 'Deposit Agreement'), act as depositary and transfer agent for Kimco. Subject to the terms of the Deposit Agreement, each owner of a Kimco Class D Depositary Share will be entitled, in proportion to the one-tenth fractional interest of a share of Kimco Class D Preferred Stock represented by the Kimco Class D Depositary Share, to all of the rights and preferences of the Kimco Class D Preferred Stock. The Kimco Class D Depositary Shares will be evidenced by receipts issued pursuant to the Deposit Agreement.

     Dividends. Whenever the Depositary receives any cash dividend or other cash distribution on the deposited shares of Kimco Class D Preferred Stock, the Depositary will distribute to holders of receipts evidencing Kimco Class D Depositary Shares ('Holders') of record on the record date fixed by the Board of Directors of Kimco such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Kimco Class D Depositary Shares held by such Holders. Any amount made available for distribution or distributed in respect of Kimco Class D Depositary Shares subject to withholding taxes shall be reduced accordingly. No cash dividend or other distribution (other than distributions upon liquidation, dissolution or winding up) will be made in respect of any Kimco Class D Depositary Shares representing deposited shares of Kimco Class D Preferred Stock that have been converted into Kimco Class D Excess Preferred Stock. The dividend rate on the Kimco Class D Depositary Shares will be the greater of (i) 7.5% per annum or (ii) the dividend on the shares of Kimco Common Stock into which a Kimco Class D Depositary Share is convertible plus $0.0275 quarterly.

     Whenever the Depositary receives any distribution other than cash on the deposited shares of Kimco Class D Preferred Stock, the Depositary will distribute to Holders of record on the record date fixed by the Board of Directors such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Kimco Class D Depositary Shares evidenced by the receipts held by such Holders, in any manner that the Depositary and Kimco may deem equitable and practicable for accomplishing such distribution. However, no distribution (other than distributions upon liquidation, dissolution or winding up) will be made in respect of any Kimco Class D Depositary Shares representing shares of Kimco Class D Preferred Stock converted into shares of Kimco Class D Excess Preferred Stock. If, in the opinion of the Depositary after consultation with Kimco, such distribution cannot be made proportionately among such Holders, or if for any other reason (including any requirement that Kimco or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with Kimco, such distribution not to be feasible, the Depositary may, with the approval of Kimco, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to Holders in the case of a distribution received in cash. Kimco will not make any distribution of such securities or property to the Holders unless Kimco provides to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or are not required to be registered.

     Voting Rights. Upon receipt of notice of any meeting at which the Holders of deposited shares of Kimco Class D Preferred Stock are entitled to vote, the Depositary will, as soon as practicable thereafter, mail to the Holders a notice that will contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders at the close of business on a specified record date fixed by the Board of Directors will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Kimco Class D Preferred Stock represented by their respective Kimco Class D Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, the Depositary will vote or cause to be voted the amount of Kimco Class D Preferred Stock represented by the Kimco Class D Depositary Shares in accordance with the instructions set forth in such request. Each share of Kimco Class D Preferred Stock is entitled to 10 votes and, accordingly, each Kimco Class D Depositary Share is entitled to one vote. Kimco will take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of Kimco Class D Preferred Stock or cause such shares of Kimco Class D Preferred Stock to be voted. In the absence of specific instructions from the

Holder, the Depositary will abstain from voting to the extent of the shares of Kimco Class D Preferred Stock represented by the Kimco Class D Depositary Shares. The Depositary will not be required to exercise discretion in voting any shares of Kimco Class D Preferred Stock. Holders will have no right to direct the vote of the shares of Kimco Class D Preferred Stock represented by the Kimco Class D Depositary Shares.

     Redemption by Kimco. Subject to the terms of the Kimco Class D Preferred Stock Articles Supplementary, in the event that notice of redemption has been properly given and Kimco has irrevocably set aside Kimco Common Stock and cash in lieu of fractional shares, in trust for the benefit of the Holders, with the Depositary, the Depositary will redeem the number of Kimco Class D Depositary Shares representing such Kimco Class D Preferred Stock so called for redemption. From and after such redemption date, all dividends in respect of the deposited Kimco Class D Preferred Stock called for redemption will cease to accrue, Kimco Class D Depositary Shares called for redemption will be deemed no longer to be outstanding and all rights of the Holders (except the right to receive the shares of Kimco Common Stock and cash in lieu of fractional shares to which Holders were entitled upon such redemption) will, to the extent of such Kimco Class D Depositary Shares, cease and terminate.

     Conversion. Subject to the terms of the Kimco Class D Preferred Stock Articles Supplementary, Holders may direct the Depositary to convert all of the outstanding deposited shares of Kimco Class D Preferred Stock represented by any whole number of Kimco Class D Depositary Shares held by such Holder into Kimco Common Stock. To effect such a conversion, Holders must surrender the applicable receipt or receipts to the Depositary, together with a duly completed and executed notice of conversion in the form included in the receipt. Kimco and the Depositary will thereafter effect the cancellation of each receipt so surrendered for conversion and of the related Kimco Class D Preferred Stock, and Kimco will issue to the Holder effecting such conversion the number of shares of Kimco Common Stock into which such related shares of Kimco Class D Preferred Stock are convertible (at a conversion price of $402.50 per share of Kimco Class D Preferred Stock, subject to adjustment). Cash will be paid by Kimco in lieu of any fractional shares of Kimco Common Stock resulting from such conversion. Notwithstanding the foregoing, the right to convert any deposited shares of Kimco Class D Preferred Stock will terminate at the close of business on the date, if any, fixed for redemption of such Kimco Class D Preferred Stock.

     Conversion of Kimco Class D Preferred Stock into Kimco Class D Excess Preferred Stock. As provided in the Kimco Class D Preferred Stock Articles Supplementary, upon the happening of certain events, shares of Kimco Class D Preferred Stock will be automatically converted into Kimco Class D Excess Preferred Stock. In the event of such a conversion, receipts evidencing Kimco Class D Depositary Shares representing the deposited shares of Class D Preferred Stock so converted will no longer represent, to the extent of the shares so converted, deposited shares of Kimco Class D Preferred Stock but will instead represent Kimco Class D Excess Preferred Stock. Receipts evidencing Kimco Class D Depositary Shares representing Kimco Class D Excess Preferred Stock will be entitled to the proportional rights of such Kimco Class D Excess Preferred Stock as set forth in the

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


Kimco Class D Preferred Stock Articles Supplementary, and not of the proportional rights of Kimco Class D Preferred Stock. To the extent any shares of Kimco Class D Excess Preferred Stock are purchased by Kimco as provided by the Kimco Class D Preferred Stock Articles Supplementary, the Holders will be deemed to have offered to sell, and the Depositary will purchase, such Kimco Class D Depositary Shares on proportionally the same terms as such shares of Kimco Class D Excess Preferred Stock were purchased by Kimco. Upon the occurrence of any event causing Kimco Class D Excess Preferred Stock to be converted into Kimco Class D Preferred Stock, the receipts evidencing Kimco Class D Depositary Shares representing such Kimco Class D Excess Preferred Stock so converted will, to the extent of the shares so converted, no longer represent Kimco Class D Excess Preferred Stock but will instead represent shares of Kimco Class D Preferred Stock and Holders thereof will be entitled to all of the rights (subject to all of the limitations) of Holders of receipts evidencing Kimco Class D Depositary Shares representing shares of Kimco Class D Preferred Stock.

     Surrender of Receipts and Withdrawal of Deposited Kimco Class D Preferred Stock. Any Holder may withdraw any or all of the deposited shares of Kimco Class D Preferred Stock represented by Kimco Class D Depositary Shares and all money and other property, if any, represented by such Kimco Class D Depositary Shares by surrendering such Holder's receipt or receipts at the corporate office of the Depositary, provided that such Kimco Class D Preferred Stock has not been previously redeemed or called for redemption or converted into Kimco Common Stock or Kimco Class D Excess Preferred Stock. After such surrender, without unreasonable delay, the Depositary will deliver to such Holder the number of such whole or fractional shares of Kimco Class D Preferred Stock and all such money and other property, if any, represented by the Kimco Depositary Shares evidenced by the receipt or receipts surrendered for withdrawal. Delivery of Kimco Class D Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     Subscription Rights, Preferences or Privileges. If Kimco at any time offers or causes to be offered to the persons in whose names deposited shares of Kimco Class D Preferred Stock are registered on the books of Kimco any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges will in each such instance be made available by the Depositary to the Holders in such manner as Kimco instructs (including by the issue to such Holders of warrants representing such rights, preferences or privileges). However, the Depositary will, if so instructed by Kimco, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such Holders at public or private sale, at such place or places and upon such terms as it may deem proper (i) if at the time of issue or offer of any such rights, preferences or privileges Kimco determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the Holders (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by Holders who do not desire to exercise such rights, preferences or privileges. The net proceeds of any such sale will be distributed by the Depositary to the

Holders entitled thereto in the case of a distribution received in cash. Kimco will not make any distribution of such rights, preferences or privileges, unless Kimco shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

KIMCO CLASS D PREFERRED STOCK

     Upon consummation of the Merger, the issued and outstanding shares of Kimco Class D Preferred Stock issued as part of the Merger Consideration will be duly authorized, fully paid and nonassessable. The shares of Kimco Class D Preferred Stock are evidenced by receipts evidencing Kimco Class D Depositary Shares, each of which represents a one-tenth fractional interest in a share of Kimco Class D Preferred Stock. Kimco Class D Preferred Stock is pari passu with the Kimco Class E Preferred Stock and the Kimco Outstanding Preferred Stock as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up the affairs of Kimco.

     Dividends. Holders of Kimco Class D Preferred Stock will be entitled to receive dividends, when and as declared by the Board of Directors of Kimco, out of funds legally available therefor. Such dividends will be payable by Kimco in cash at the rate per share equal to the greater of (i) $18.75 per annum or (ii) the dividends on the shares of Kimco Common Stock into which a share of the Kimco Class D Preferred Stock is convertible, plus $0.0275 per quarter.

     Dividends on the Kimco Class D Preferred Stock will be cumulative from the Effective Time and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day. Dividends on the Kimco Class D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to the holders of record of Kimco Class D Preferred Stock as they appear in the stock transfer records of Kimco at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable dividend payment date falls on such other record date designated by the Board of Directors of Kimco for the payment of dividends that is not more than 30 days nor less than 10 days prior to such dividend payment date.

     No dividends on Kimco Class D Preferred Stock will be declared by the Board of Directors of Kimco or paid or set apart for payment if such declaration, payment or setting apart for payment would violate any agreement of Kimco or is restricted or prohibited by law. Dividends on the Kimco Class D Preferred Stock, if not paid on the applicable dividend payment date, will accrue whether or not dividends are authorized or declared for such dividend payment date, whether or not Kimco has earnings and whether or not there are funds legally available for the payment of such dividends.

     If any shares of Kimco Class D Preferred Stock are outstanding, no full dividends will be declared or paid or set apart for payment on any other class or series of Kimco preferred stock ranking in parity with the Kimco Class D Preferred Stock as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of Kimco ('Kimco Parity Stock') or ranking junior to the Kimco Class D Preferred Stock as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of Kimco ('Kimco Junior Stock') for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Kimco Class D Preferred Stock for all past dividend periods and the then current dividend period.

     Voting Rights. Holders of Kimco Class D Preferred Stock have no other voting rights except as described below.

     Whenever dividends on Kimco Class D Preferred Stock are in arrears for six or more quarterly periods, holders of such Kimco Class D Preferred Stock will be entitled to vote separately as a class with the holders of all Kimco Parity Stock for the election of two additional directors of Kimco. Such election shall be held at a special meeting called by the holders of record of at least 10% of the outstanding Kimco Class D Preferred Stock or the outstanding Kimco Parity Stock or, if the request for a special meeting is received by Kimco less than 90 days prior to the next annual or special meeting of stockholders, at the next annual or such special meeting of stockholders and at each subsequent annual meeting of stockholders until all arrearages and the dividend for the then current dividend period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. Vacancies for directors elected by holders of Kimco Class D Preferred Stock and Kimco Parity Stock will be filled by the remaining director so elected then in office, or there is no such remaining director, by vote of holders of a majority of the outstanding Kimco Class D Preferred Stock and the outstanding Kimco Parity Stock voting as a single class.

     In addition to the foregoing voting rights, for so long as any Kimco Class D Preferred Stock is outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, Kimco Preferred Stock ranking senior to the Kimco Class D Preferred Stock or any amendment of the Kimco Charter, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of the Kimco Class D Preferred Stock or the holders thereof must be approved by holders of at least two-thirds of the Kimco Class D Preferred Stock outstanding at the time. For purposes of the foregoing sentence, any amendment of the Kimco Charter resulting in any Kimco Class D Preferred Stock remaining outstanding with the terms thereof materially unchanged, any increase in the authorized amount of Kimco Class D Preferred Stock or any creation or issuance of any Kimco Parity Stock will not be deemed to materially and adversely affect any right, preference, privilege or voting power of any Kimco Class D Preferred Stock or the holders thereof.

     As to any matter on which the Kimco Class D Preferred Stock may vote, including any action by written consent, each share of Kimco Class D Preferred Stock shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof. With respect to each share of Kimco Class D Preferred Stock, the

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

holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per share of Kimco Class D Preferred Stock).

     Restrictions on Transferability and Ownership. The restrictions on transferability and ownership described in '--Ownership Limit; Restrictions on Transfer' below apply to Kimco Class D Preferred Stock.

     No Preemptive Rights. Holders of Kimco Class D Preferred Stock do not have preemptive rights.

     Redemption by Kimco. On or after the third anniversary of the initial issue date of the Kimco Class D Preferred Stock, the shares of Kimco Class D Preferred Stock may be redeemed, in whole or from time to time in part, at the option of Kimco, if during any 20 trading days during a 30 consecutive trading day period the closing price of the Kimco Common Stock is greater than 120% of the Conversion Price. Upon redemption, holders of Kimco Class D Preferred Stock will receive such number of shares of Common Stock into which Kimco Class D Preferred Stock is convertible (at the Conversion Price) as of the opening of business of the date set for redemption by the Board of Directors of Kimco, subject to the following limitations and to compliance by Kimco with the procedural requirements applicable to the redemption of Kimco Class D Preferred Stock. First, unless full cumulative dividends on all shares of Kimco Class D Preferred Stock have been or contemporaneously are authorized and paid and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period, no shares of such class shall be redeemed, and Kimco shall not purchase or otherwise acquire directly or indirectly any shares of such class, except in order to ensure that Kimco remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Kimco Class D Preferred Stock, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Kimco Class D Preferred Stock. Second, if less than all of the outstanding shares of Kimco Class D Preferred Stock are to be redeemed, such shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fraction shares) or by any other equitable method determined by Kimco.

     In case of redemption of less than all shares of Kimco Class D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by Kimco pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by Kimco that will not result in the issuance of any Kimco Class D Excess Preferred Stock.

     Any shares of Kimco Class D Preferred Stock that have been redeemed will, after such redemption, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of Kimco.

     Conversion. Each holder of shares of Kimco Class D Preferred Stock will have the right, at his or her option at any time, to convert all or a portion of such shares (including fractions of such shares so long as such fractions are in integral multiples of one-tenth of a share), unless previously redeemed, into Kimco Common Stock at the conversion price of $40.25 per share, subject to adjustment from time to time. For purposes of such conversion, each share of Kimco Class D Preferred Stock will be valued at $250.00.

     Holders of shares of Kimco Class D Preferred Stock at the close of business on a record date (as fixed by the Board of Directors of Kimco) shall be entitled to receive the dividend payable on the shares of Kimco Class D Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof following such record date and prior to such dividend payment date. However, shares of Kimco Class D Preferred Stock surrendered for conversion during the period between the close of business on any record date and the opening of business on the corresponding dividend payment date (except shares of Kimco Class D Preferred Stock converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, the Kimco Class D Preferred Stock being entitled to such dividend on the dividend payment date) must be accompanied by payment of an amount equal to the dividend payable on such Kimco Class D Preferred Stock on such dividend payment date. A holder of shares of Kimco Class D Preferred Stock on a record date who (or whose transferees) tenders any such shares of Kimco Class D Preferred Stock for conversion into shares of Kimco Common Stock on such dividend payment date will receive the dividend payable by Kimco on such Kimco Class D Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Kimco Class D Preferred Stock for conversion.

     Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Kimco, subject to the prior preferences and other rights of any class or series of stock ranking senior to Kimco

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Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of Kimco, but before any distribution or payment will be made to the holders of any class or series of Kimco Junior Stock, the holders of Kimco Class D Preferred Stock will be entitled to receive out of the assets of Kimco available for distribution to stockholders remaining after payment or provision for payment of all debts and other liabilities of Kimco other than Kimco's obligations with respect to any outstanding Kimco Junior Stock, a liquidation preference of $250.00 per share for the Kimco Class D Preferred Stock, plus an amount equal to all accrued and unpaid dividends to the date of payment. If upon any voluntary or involuntary liquidation, dissolution or winding up of Kimco, the legally available assets of Kimco shall be insufficient to make such full payments to holders of Kimco Class D Preferred Stock, then the holders of Kimco Class D Preferred Stock and Kimco Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Kimco Class D Preferred Stock will not be entitled to any further participation in any distribution of assets by Kimco. Neither a consolidation or merger of Kimco with or into another corporation nor a merger of substantially all of Kimco's property or business will be considered a liquidation, dissolution or winding of Kimco.

KIMCO CLASS E PREFERRED STOCK

     If, prior to the Merger, Price REIT issues Price REIT Preferred Stock, then upon completion of the Merger, each outstanding share of Price REIT Preferred Stock will be converted into the right to receive 10 Kimco Class E Depositary Shares, each of which will represent a one-tenth fractional interest in a share of Kimco Class E Preferred Stock. Upon consummation of the Merger, the issued and outstanding shares of Kimco Class E Preferred Stock issued in exchange for the Price REIT Preferred Stock will be duly authorized, fully paid and nonassessable. Kimco Class E Preferred Stock will be pari passu with the Kimco Class D Preferred Stock and the Kimco Outstanding Preferred Stock as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of Kimco.

     The material terms of the Kimco Class E Preferred Stock are expected to be as follows:

     Kimco Class E Depositary Shares. The shares of Kimco Class E Preferred Stock will be evidenced by receipts evidencing Kimco Class E Depositary Shares. Each Kimco Class E Depositary Share shall be entitled to one vote on each matter on which the Kimco Class E Preferred Stock may vote. In the event of any liquidation, dissolution or winding up of the affairs of Kimco, the holders of receipts evidencing Kimco Class E Depositary Shares shall be entitled to be paid a liquidation preference of $100.00 per Kimco Class E Depositary Share.

     Liquidation Preference and Dividend Rate. The Kimco Class E Preferred Stock will have a liquidation preference of $1,000 per share and will entitle the holder to dividends at a floating rate. The dividend rate will be equal to the three month LIBOR rate plus 2.0% and is payable quarterly on a cumulative basis. The terms of the Kimco Class E Preferred Stock will provide that the three month LIBOR rate will be reset each quarter, two business days before the first day of the relevant dividend period.

     Optional Call. Kimco will be entitled to exercise a contractual right to call (the 'Kimco Optional Call') any Kimco Class E Depositary Shares at a price equal to the liquidation preference plus accrued but unpaid dividends not later than the earlier of: (i) 150 days after the Merger and (ii) the first anniversary of the date of the Purchase Agreement (the 'Kimco Optional Call Period').

     Subsequent Secondary Offering. If the Kimco Optional Call is not exercised by Kimco, Kimco may be required to register the resale by Lehman Bros. of the Kimco Class E Preferred Stock (or the Kimco Class E Depositary Shares).

     Redemption. The Kimco Class E Preferred Stock will be redeemable, in whole or in part, on or after the fifth anniversary of the Purchase Agreement at a redemption price of $1,000 per share, plus all accrued and unpaid dividends, upon written notice to the holders thereof.

     Voting Rights. Holders of shares of Kimco Class E Preferred Stock will have no voting rights, except that if distributions on such shares are in arrears for more than six dividend periods, the number of directors on the Kimco Board of Directors will be increased by one and the holder(s) of the shares of Kimco Class E Preferred Stock will have the right, voting as a separate class with the holders of all Kimco Parity Stock, to elect one additional director.

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     Ownership Limitation.  Subject to certain exceptions contained in the
Articles Supplementary expected to be filed with respect to the Kimco Class E Preferred Stock, it is anticipated that no holder of Kimco Class E Preferred Stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, as a result of ownership of Kimco Class E Preferred Stock, in the aggregate, in excess of 9.8% in value of all the outstanding Kimco capital stock.

KIMCO OUTSTANDING DEPOSITARY SHARES

     The Kimco Class A Preferred Stock is represented by depositary shares, each representing a one-tenth fractional interest in a share of Kimco Class A Preferred Stock (the 'Kimco Class A Depositary Shares'). The Kimco Class B Preferred Stock is represented by depositary shares, each representing a one-tenth fractional interest in a share of the Kimco Class B Preferred Stock (the 'Kimco Class B Depositary Shares'). The Kimco Class C Preferred Stock is represented by depositary shares, each representing a one-tenth fractional interest in a share of Kimco Class C Preferred Stock (the 'Kimco Class C Depositary Shares' and, together with the Kimco Class A Depositary Shares and the Kimco Class B Depositary Shares, the 'Kimco Outstanding Depositary Shares'). Each Kimco Outstanding Depositary Share is entitled to one vote on each matter on which the Kimco Outstanding Preferred Stock may vote. In the event of any liquidation, dissolution or winding up of the affairs of Kimco, the holders of receipts evidencing Kimco Outstanding Depositary Shares are entitled to be paid a liquidation preference of $25.00 per Kimco Outstanding Depositary Share.

KIMCO OUTSTANDING PREFERRED STOCK

     The issued and outstanding Kimco Class A Preferred Stock, Kimco Class B Preferred Stock and Kimco Class C Preferred Stock (the 'Kimco Outstanding Preferred Stock') are all duly authorized, fully paid and nonassessable. The Kimco Outstanding Preferred Stock are each evidenced by receipts evidencing depositary shares, each of which represents a one-tenth fractional interest in a share of such class of preferred stock.

     Dividends. Holders of Kimco Class A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors of Kimco, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 7 3/4% of the $250.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.9375 per Kimco Class A Depositary Share). Holders of Kimco Class B Preferred Stock are entitled to receive, when and as authorized by the Board of Directors of Kimco, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8 1/2% of the $250.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.125 per Kimco Class B Depositary Share). Holders of Kimco Class C Preferred Stock are entitled to receive, when and as authorized by the Board of Directors of Kimco, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8 3/8% of the $250.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.09375 per Kimco Class C Depositary Share).

     Distributions on the Kimco Outstanding Preferred Stock are cumulative and are payable quarterly in arrears. Distributions on all classes of Kimco Outstanding Preferred Stock are or will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions are or will be payable to the holders of record of Kimco Outstanding Preferred Stock as they appear in the stock transfer records of Kimco at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution payment date falls on such other record date designated by the Board of Directors of Kimco for the payment of distributions that is not more than 30 days nor less than 10 days prior to such distribution payment date.

     No distributions on Kimco Outstanding Preferred Stock will be authorized by the Board of Directors of Kimco or paid or set apart for payment if such authorization, payment or setting apart for payment would violate any agreement of Kimco or is restricted or prohibited by law. Distributions on Kimco Outstanding Preferred Stock will, nonetheless, accrue whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not they are authorized, and accrued but unpaid distributions will accumulate as of the distribution payment date on which they first become payable.

     Except for pro rata distributions with respect to Kimco Outstanding Preferred Stock and any shares of Parity Stock, no distributions on any Kimco Parity Stock or shares of Kimco Junior Stock will be authorized, paid or set aside for payment (other than a distribution payable in Kimco Junior Stock) for any period, no other distribution on any Kimco Parity Stock or Kimco Junior Stock and no redemption, purchase or other acquisition for

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

consideration of Kimco Parity Stock or Kimco Junior Stock will be made, in each case unless full cumulative distributions on the Kimco Outstanding Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for full payment thereof is set aside.

     Voting Rights. Holders of Kimco Outstanding Preferred Stock have no other voting rights except as described below.

     Whenever distributions on Kimco Outstanding Preferred Stock are in arrears for six or more quarterly periods, holders of such Kimco Outstanding Preferred Stock will be entitled to vote separately as a class with the holders of all Kimco Parity Stock for the election of two additional directors of Kimco. Such election shall be held at a special meeting called by the holders of record of at least 10% of such outstanding Kimco Outstanding Preferred Stock or the outstanding Kimco Parity Stock or, if the request for a special meeting is received by Kimco less than 90 days prior to the next annual or special meeting of stockholders, at the next annual or such special meeting of stockholders and at each subsequent annual meeting of stockholders until all arrearages and the distribution for the then current distribution period shall have been fully paid or a sum sufficient for the full payment thereof shall have been set aside. Vacancies for directors elected by holders of Kimco Outstanding Preferred Stock and Kimco Parity Stock will be filled by the remaining director so elected then in office, or there is no such remaining director, by vote of holders of a majority of the outstanding Kimco Outstanding Preferred Stock and the outstanding Kimco Parity Stock voting as a single class.

     In addition to the foregoing voting rights, for so long as any shares of Kimco Outstanding Preferred Stock are outstanding, any authorization of, increase in the authorized amount of or number of issued, or reclassification of, Kimco Preferred Stock ranking senior to the Kimco Outstanding Preferred Stock or any amendment of the Kimco Charter, by merger, consolidation or otherwise, which materially and adversely affects any right, preference, privilege or voting power of any Kimco Outstanding Preferred Stock or the holders thereof must be approved by holders of at least two-thirds of such Kimco Outstanding Preferred Stock outstanding at the time. For purposes of the foregoing sentence, any amendment of the Kimco Charter resulting in any shares of Kimco Outstanding Preferred Stock remaining outstanding with the terms thereof materially unchanged, any increase in the authorized amount of Kimco Outstanding Preferred Stock or any creation or issuance of any Kimco Parity Stock will not be deemed to materially and adversely affect any right, preference, privilege or voting power of any shares of Kimco Outstanding Preferred Stock or the holders thereof.

     As to any matter on which the Kimco Outstanding Preferred Stock may vote, including any action by written consent, each share of such class of Kimco Outstanding Preferred Stock shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof. With respect to each share of such class of Kimco Outstanding Preferred Stock, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per share of such class of Kimco Outstanding Preferred Stock).

     Restrictions on Transferability and Ownership. The restrictions on transferability and ownership described in '--Ownership Limit; Restrictions on Transfer' below apply to all classes of Kimco Outstanding Preferred Stock.

     No Preemptive Rights. Holders of shares of Kimco Outstanding Preferred Stock do not have preemptive rights.

     Redemption. The shares of Kimco Outstanding Preferred Stock are not convertible, redeemable or entitled to the benefit of any sinking fund, except that (i) such shares may be purchased by Kimco under certain provisions of the Kimco Charter designed to enable Kimco to preserve its status as a REIT under the Code (see 'Federal Income Tax Consequences--Federal Income Tax Consequences of the Merger; Taxation of Kimco as a REIT') and (ii) such shares may be redeemed by Kimco as described below.

     On and after September 22, 1998, July 15, 2000, or April 15, 2001, Kimco, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem the Kimco Class A Preferred Stock, the Kimco Class B Preferred Stock or the Kimco Class C Preferred Stock, respectively, in whole or part, at any time or from time to time, for cash at a redemption price of $250.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest, subject to the following limitations and to compliance by Kimco with the procedural requirements applicable to the redemption of Kimco Class A Preferred Stock, Kimco Class B Preferred Stock or Kimco Class C Preferred Stock, as the case may be. First, if less than all of the outstanding Kimco Class A Preferred Stock, Kimco Class B Preferred Stock or Kimco Class C Preferred Stock

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

are to be redeemed, such shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fraction shares) or by any other equitable method determined by Kimco. Second, the redemption price of such shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of Kimco and any rights (other than debt securities convertible into or exchangeable for such equity securities) or options to purchase any of the forgoing. Third, unless full cumulative distributions on all shares of Kimco Class A Preferred Stock, Kimco Class B Preferred Stock or Kimco Class C Preferred Stock, as the case may be, have been or contemporaneously are authorized and paid and a sum sufficient for the payment thereof set apart for all past distribution periods and the then current distribution period, no shares of such class shall be redeemed, and Kimco shall not purchase or otherwise acquire directly or indirectly any shares of such class, except in order to ensure that Kimco remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Kimco Class A Preferred Stock, Kimco Class B Preferred Stock or Kimco Class C Preferred Stock, as the case may be, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such class.

     Any shares of Kimco Outstanding Preferred Stock that have been redeemed will, after such redemption, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of Kimco.

     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Kimco, the holders and any class of outstanding Kimco Outstanding Preferred Stock will be entitled to receive out of the assets of Kimco available for distribution to stockholders remaining after payment or provision for payment of all debts and other liabilities of Kimco other than Kimco's obligations with respect to any outstanding Kimco Junior Stock, a liquidation preference of $250.00 per share for the Kimco Outstanding Preferred Stock, plus an amount equal to any accrued and unpaid distributions to the date of payment. If upon any voluntary or involuntary liquidation, dissolution or winding up of Kimco, the assets of Kimco shall be insufficient to make such full payments to holders of shares of Kimco Outstanding Preferred Stock, then such assets will be distributed pro rata among holders of Kimco Outstanding Preferred Stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Kimco Outstanding Preferred Stock will not be entitled to any further participation in any distribution of assets by Kimco. Neither a consolidation or merger of Kimco with or into another corporation nor a merger of substantially all of Kimco's property or business will be considered a liquidation, dissolution or winding of Kimco.

OWNERSHIP LIMIT; RESTRICTIONS ON TRANSFER

     For Kimco to qualify as a REIT under the Code, not more than 50% in value of its outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from Related Party Tenants (as defined herein) is not qualifying income for purposes of the income tests under the Code.

     Subject to certain exceptions specified in the Kimco Charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 2% in value of the outstanding shares of Kimco Common Stock. The constructive ownership rules are complex and may cause Kimco Common Stock owned actually or constructively by a group of related individuals and/or entities to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 2% in value, by virtue of its convertibility into Kimco Common Stock (or the acquisition of an interest in an entity which owns Kimco Common Stock or Kimco Class D Preferred Stock), by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 2% in value of the Kimco Common Stock, and thus subject such Kimco Common Stock to the Ownership Limit.

     Existing stockholders who exceeded the Ownership Limit immediately after the completion of Kimco's initial public offering of its common stock (the

'IPO') in November 1991, may continue to do so and may acquire additional shares through the stock option plan, or from other existing stockholders who exceed the Ownership Limit, but may not acquire additional shares from such sources such that the five largest beneficial owners of common stock could own, actually or constructively, more than 49.6% of the outstanding common stock, and in any event may not acquire additional shares from any other sources. In addition, because rent from

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

tenants who are owned, actually or constructively, 10% or more by Kimco, or are a 10% owner of Kimco ('Related Party Tenants'), is not qualifying rent for purposes of the gross income tests under the Code, the Kimco Charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the Ownership Limit), in excess of 9.8% in value of the outstanding Kimco Common Stock (the 'Related Party Limit'). The Board of Directors of Kimco may waive the Ownership Limit and the Related Party Limit with respect to a particular stockholder (such Related Party Limit has been waived with respect to the existing stockholders who exceeded the Related Party Limit immediately after the IPO) if evidence satisfactory to the Board of Directors of Kimco and Kimco's tax counsel is presented that such ownership will not then or in the future jeopardize Kimco's status as a REIT. As a condition of such waiver, the Board of Directors of Kimco may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Kimco. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors of Kimco determines that it is no longer in the best interest of Kimco to attempt to qualify, or to continue to qualify, as a REIT. If shares of Kimco Common Stock in excess of the Ownership Limit or the Related Party Limit, or shares which would cause the REIT to be beneficially owned by less than 100 persons or which would cause Kimco to be 'closely held' within the meaning of the Code or would otherwise result in failure to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the Ownership Limit or the Related Party Limit, or shares which would otherwise cause Kimco to be 'closely held' within the meaning of the Code or would otherwise result in failure to qualify as a REIT, will automatically be exchanged for shares of Excess Stock that will be transferred by operation of law to Kimco as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until such time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold such shares at a price not to exceed (i) the price paid by the intended transferee, or (ii) if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for ordinary common stock. In addition, such shares of Excess Stock held in trust are purchasable by Kimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date Kimco determines to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives notice to Kimco of the transfer, or the date of the Board of Directors of Kimco determines that a violative transfer has occurred if no notice is provided.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must file an affidavit with Kimco containing the information specified in Kimco's Charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Kimco in writing such information with respect to the actual and constructive ownership of shares of stock of Kimco as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     All certificates representing shares of Kimco Common Stock will bear a legend referring to the restrictions described above.

     Subject to certain exceptions contained in the applicable Articles Supplementary for Kimco Class A Preferred Stock, Kimco Class B Preferred Stock and Kimco Class C Preferred Stock, no holder of such class of Kimco Preference Shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, Kimco Preference Shares in excess of 9.8% of the outstanding Kimco Preference Shares of any class (the 'Preferred Stock Ownership Limit'). In addition, as more fully set forth in the Kimco Class D Preferred Stock Articles Supplementary, Kimco Class D Preferred Stock may not be transferred or acquired in violation of the Preferred Stock Ownership Limit. Kimco Class D Preferred Stock is also subject to an overall restriction under which no holder may own, as a result of ownership of Kimco Class D Preferred Stock, in the aggregate, in excess of 5.0% in value of the outstanding Kimco Preference Shares and Kimco Common Stock (the 'Class D Aggregate Limit'). The constructive ownership rules are complex and may cause Kimco Preference Shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be

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

constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class of Kimco Preference Shares (or the acquisition of an interest in an entity which owns Kimco Preference Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of such class of Preference Shares, and thus subject such shares to the Preferred Stock Ownership Limit.

     The Board of Directors of Kimco is entitled to waive the Preferred Stock Ownership Limit with respect to a particular stockholder if evidence satisfactory to the Board of Directors, with advice of Kimco's tax counsel, is presented that such ownership will not then or in the future jeopardize Kimco's status as a REIT. As a condition of such waiver, the Board of Directors of Kimco may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Kimco.

     The Articles Supplementary for each class of Kimco Preference Shares provide that a transfer of the class of Kimco Preference Shares that results in a person actually or constructively owning Kimco Preference Shares in excess of the Preferred Stock Ownership Limit and, in the case of the Kimco Class D Preferred Stock, in excess of the Class D Aggregate Limit, or which would cause Kimco to be 'closely held' within the meaning of the Code or would otherwise result in failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares. In addition, shares actually or constructively owned by a person in excess of the Preferred Stock Ownership Limit and, in the case of the Kimco Class D Preferred Stock, in excess of the Class D Aggregate Limit, or which would otherwise cause Kimco to be 'closely held' within the meaning of the Code or would otherwise result in failure to qualify as a REIT, will be automatically exchanged for shares of a separate class of preferred stock that will be transferred, by operation of law to Kimco as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the Preferred Stock Ownership Limit) (the 'Excess Preferred Stock'). While held in trust, a class of Excess Preferred Stock will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and it will not be entitled to participate in any distributions made by Kimco (except upon liquidation). The intended transferee or owner may, at any time a class of Excess Preferred Stock is held by Kimco in trust, transfer the class of Excess Preferred Stock to any person whose ownership of such class of Excess Preferred Stock would be permitted under the Preferred Stock Ownership Limit, at a price not to exceed either (i) the price paid by the intended transferee or owner in the purported transfer which resulted in the issuance of such class of Excess Preferred Stock or (ii) if the intended transferee did not give full value for such class of Excess Preferred Stock, a price equal to the market price on the date of the purported transfer or the other event that resulted in the issuance of such class of Excess Preferred Stock, at which time such class of Excess Preferred Stock would automatically be exchanged for the corresponding class of Kimco Preference Shares. In addition, Kimco would have the right, for a period of 90 days during the time a class of Excess Preferred Stock is held by Kimco in trust, to purchase all or any portion of such class of Excess Preferred Stock from the intended transferee or owner at a price equal to the lesser of the price paid for the stock by the intended transferee or owner (or, if the intended transferee did not give full value for such class of Excess Preferred Stock, a price equal to the market price on the date of the purported transfer or other event that resulted in the issuance of such class of Excess Preferred Stock) and the closing market price for the corresponding class of Kimco Preference Shares on the date Kimco exercises its option to purchase the stock. This period commences on the date of the violative transfer of ownership if the intended transferee or owner gives notice of the transfer to Kimco, or the date the Board of Directors determines that a violative transfer or ownership has occurred if no notice is provided.

     All certificates representing a class of Kimco Preference Shares will bear a legend referring to the restrictions described above.

     The Preferred Stock Ownership Limit is set as a percentage of the number of outstanding shares of each class of Kimco Preference Shares. As a result, if the number of any class of Kimco Preference Shares (other than the Kimco Class D Preferred Stock) is reduced on a non-pro rata basis among all holders of such class or series, Excess Preferred Stock may be created as a result of such reduction. (This should not be the result, however, in the case of shares of

Kimco Class D Preferred Stock because such shares can become Excess Preferred Stock only upon an acquisition, and not merely the ownership, of such shares in excess of the Preferred Stock Ownership Limit.) In the event that Kimco's action causes such reduction of shares, Kimco has agreed to exercise its option to repurchase such shares of such class of Excess Preferred Stock if the intended owner notifies Kimco that it is unable to sell its rights to such class of Excess Preferred Stock.

     All persons who own a specified percentage (or more) of the outstanding stock of Kimco must file an affidavit with Kimco containing information regarding their ownership of stock as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of stock. In addition, each stockholder shall upon demand be required to disclose to Kimco in writing such information with respect to the actual and constructive ownership of shares of stock of Kimco as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

CERTAIN PROVISIONS OF THE KIMCO CHARTER AND KIMCO BYLAWS AND OF MARYLAND LAW

     The following summary of certain provisions of the MGCL and the Kimco Charter and Kimco Bylaws does not purport to be complete, and is qualified by reference to the MGCL and the Kimco Charter and Kimco Bylaws. See 'Comparison of Stockholder Rights.' Certain provisions in the Kimco Charter and Kimco Bylaws relating to the matters specified below could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Kimco Common Stock might believe to be otherwise in their best interests or in which such holders could receive a premium for their shares.

MARYLAND BUSINESS COMBINATION LAW

     The MGCL prohibits certain 'business combinations' (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person (i) who beneficially owns 10% or more of the voting power of the corporation's shares or (ii) who is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was an Interested Stockholder (as defined therein) or an affiliate or an associate thereof. Such business combinations are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock of the corporation, and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the Interested Stockholder who will (or whose affiliate will) be a party to the business combination, or by an affiliate or associate of the Interested Stockholder, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

     The Maryland Business Combination Law could have the effect of discouraging offers to acquire Kimco and of increasing the difficulty of consummating any such offer.

CONTROL SHARE ACQUISITIONS

     The Maryland Control Share Statute provides that 'control shares' of a Maryland corporation acquired in a 'control share acquisition' have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror. However, the Kimco Bylaws contain provisions which exempt Kimco from the Maryland Control Share Statute. No assurance can be given, however, that such provisions may not be removed at any time by amendment of the Kimco Bylaws.

KIMCO DIVIDEND REINVESTMENT PLAN

     The Kimco Dividend Reinvestment Plan provides Kimco stockholders an opportunity to automatically reinvest their cash dividends in additional shares of Kimco Common Stock and to make monthly or other voluntary cash investments of not less than $100 and not more than $25,000 per quarter. The Kimco Dividend Reinvestment Plan is administered by BankBoston.

                          ELECTION OF KIMCO DIRECTORS

     The Kimco Bylaws provide that directors will be elected at each Annual Meeting of Stockholders. Pursuant to such Bylaws, the Directors have fixed the number of directors to be elected at the Kimco Annual Meeting at six. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the six nominees for director designated below, all of whom are presently directors of Kimco, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. In addition, assuming consummation of the Merger, Kimco's Board of Directors is obligated to take all action necessary to cause the directors comprising the full Board of Directors of Kimco at the Effective Time to be increased by one Director and will take all such action necessary to cause Joseph K. Kornwasser to be selected as a Director of Kimco for a term expiring at the 1999 Annual Meeting of Stockholders following the Effective Time, in order to fill the vacancy resulting from such newly created directorship.

INFORMATION REGARDING NOMINEES (AS OF MAY 8, 1998)

                                                                         Present Principal Occupation or
Name                                                    Age        Employment and Five Year Employment History
-----------------------------------------------------   ---   -----------------------------------------------------
Martin S. Kimmel(2)(3)...............................   82    Chairman (Emeritus) of the Board of Directors of
                                                                Kimco since November 1991; Chairman of the Board of
                                                                Directors of Kimco for more than five years prior
                                                                to such date. Founding member of Kimco's
                                                                predecessor in 1966.
Milton Cooper(2)(3)..................................   69    Chairman of the Board of Directors of Kimco since
                                                                November 1991; Director and President of Kimco for
                                                                more than five years prior to such date. Founding
                                                                member of Kimco's predecessor in 1966.
Richard G. Dooley(1)(3)..............................   68    Director of Kimco since December 1991. Consultant to,
                                                                and from 1978 to 1993, Executive Vice President and
                                                                Chief Investment Officer of Massachusetts Mutual
                                                                Life Insurance Company. Director of Jefferies.
Michael J. Flynn(2)..................................   62    Vice Chairman of the Board of Directors of Kimco
                                                                since January 1996 and, since January 1997,
                                                                President and Chief Operating Officer; Director of
                                                                Kimco since December 1991. Chairman of the Board
                                                                and President of Slattery Associates, Inc. for more
                                                                than five years prior to joining Kimco in 1996.

Joe Grills(3)........................................   63    Director of Kimco since January 1997. Chief
                                                                Investment Officer for the IBM Retirement Funds
                                                                from 1986 to 1993.
Frank Lourenso(1)(3).................................   57    Director of Kimco since December 1991. Executive Vice
                                                                President of The Chase Manhattan Bank ('Chase Bank'
                                                                and successor by merger to Chemical Bank, N.A.)
                                                                since 1990. Senior Vice President of Chase Bank for
                                                                more than five years prior to that time.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

------------------
(1) Member of Audit Committee.
(2) Member of Executive Committee.
(3) Member of Executive Compensation Committee. Messrs. Dooley, Grills and Lourenso were elected to the Executive Compensation Committee on October 21, 1997 and first participated at the February 26, 1998 meeting.

     Mr. Cooper is also a director of Getty Realty Corp. and Blue Ridge Real Estate/Big Boulder Corporation and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is also a member and the past Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts and is a former chairman of the Shopping Center Committee of the Real Estate Board of New York, Inc.

     Mr. Dooley is also a director of Advest Group, Inc., Hartford Steam Boiler Inspection and Insurance Co. and Jefferies Group, Inc. and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

     Mr. Flynn is also Chairman of the Board of Directors of Blue Ridge Real Estate/Big Boulder Corporation and a director of Slattery Associates, Inc.

     Mr. Grills is also a Director of certain Merrill Lynch and Hotchkis and Wyley Mutual Funds, Duke Management Company and the LaSalle Street Fund. He also serves as a member of the Investment Advisory Committees of the State of New York Common Retirement Fund and the Howard Hughes Medical Institute. Mr. Grills is a member of the Financial Executives Institute Committee on Investment of Employee Benefit Assets, its executive committee and is a former chairman of that committee.

     All directors of Kimco serve terms of one year and until the election and qualification of their respective successors. Each of the above Directors was in attendance at each of the four regular meetings of the Board of Directors held during 1997, which occurred on January 28, April 30, July 30 and October 21, and at a special meeting held December 1, 1997, and each was in attendance at the 1997 Annual Meeting of Stockholders held on May 28, 1997.


COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors has established an Audit Committee consisting of two independent Directors to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of Kimco's internal accounting controls. One meeting of the Audit Committee was held during 1997 on January 28; in addition, the Audit Committee held a meeting on February 26, 1998.

     Executive Committee. The Executive Committee has been granted the authority to acquire and dispose of real property, to borrow money on behalf of Kimco and to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements (except for contracts between Kimco and KC Holdings, Inc. See 'Compensation Committee Interlocks and Insider Participation'). The Executive Committee convened twice during 1997, on April 30 and October 21.

     Executive Compensation Committee. The Board of Directors has established an Executive Compensation Committee to determine compensation for Kimco's executive officers, in addition to administering the Kimco Stock Option Plan (as defined herein). One meeting of the Executive Compensation Committee was held during 1997, on October 21; in addition, the Executive Compensation Committee held a meeting on February 26, 1998.

     Each of the Directors comprising these various Committees of the Board of Directors was in attendance at all meetings of such Committees held on the dates indicated above. The Board of Directors has not established a nominating committee.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors and Committees thereof who are not also employees of Kimco receive an annual fee of $12,000, plus fees of $1,000 for attending each regular or special meeting of the full Board. Directors, other than Mr. Kimmel, who are not also employees of Kimco, receive $500 for attending Committee meetings. Pursuant to such arrangements, each of Messrs. Kimmel, Dooley, Lourenso and Grills received directors' fees of $18,000, $18,500, $18,500 and $18,000 respectively, during 1997. Employees of Kimco who are also Directors are not paid any directors' fees.

     Effective January 1, 1998, the annual fees for the non-employee members of the Board of Directors of Kimco was increased to $24,000 plus fees of $2,000 for attending each regular or special meeting of the full Board of Directors of Kimco. Fees for attending Committee meetings remain at $500.

     During November 1995, 1996 and 1997, Kimco granted each then non-employee

Director (other than (a) Mr. Kimmel, and (b) Mr. Flynn with regard to 1995) options to acquire 7,500 shares of Kimco Common Stock at $24.92, $28.375 and $31.75 per share, respectively, the market prices on the dates of such option grants. See 'Executive Compensation and Transactions with Management and Others--Executive Compensation and Employment Contracts' for information concerning stock options granted to Mr. Flynn during 1995, 1996 and 1997. Kimco intends to grant non-employee Directors, other than Mr. Kimmel, options to acquire an additional 7,500 shares during November 1998 at the then current market price.

     Mr. Kimmel receives $50,000 per annum as payment for consulting services rendered to, and reimbursement of certain expenses incurred on behalf of, Kimco.

VOTE REQUIRED

     Directors of Kimco will be elected by vote of a plurality of the shares of Kimco Common Stock present, in person or by proxy, and entitled to vote at the Kimco Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of the votes.

     THE BOARD OF DIRECTORS OF KIMCO RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information available to Kimco as of May 8, 1998, with respect to shares of Kimco Common Stock and depositary shares representing Kimco Class A Preferred Stock, Kimco Class B Preferred Stock and Kimco Class C Preferred Stock (i) held by those persons known to Kimco to be the beneficial owners (as determined under the rules of the Commission) of more than 5% of such shares and (ii) held, individually and as a group, by the Directors and executive officers of Kimco:


                                                         SHARES OWNED                             PERCENT
                                                       BENEFICIALLY(#)                          OF CLASS(%)
                                             ------------------------------------    ---------------------------------
     NAME & ADDRESS (WHERE REQUIRED)                               DEPOSITARY                           DEPOSITARY
           OF BENEFICIAL OWNER                 COMMON STOCK          SHARES          COMMON STOCK         SHARES
------------------------------------------   ----------------   -----------------    ------------    -----------------

Cohen & Steers Capital                       4,531,000                --                10.6              --
Mgmt. Inc.
757 Third Avenue
New York, New York 10017

Milton Cooper                                4,436,550(1)(6)          --                10.4              --
c/o Kimco Realty Corporation
3333 New Hyde Park Rd.
New Hyde Park, New York 11042

Fleming Capital Mgmt.                        3,054,746                --                 7.2              --
320 Park Avenue
New York, New York 10027

Martin S. Kimmel                             2,691,958(2)             --(3)              6.3              --(3)
c/o Kimco Realty Corporation
3333 New Hyde Park Rd.
New Hyde Park, New York 11042

Helen Kimmel                                 1,929,962(4)        157,000(4)              4.5             5.2(4)
445 Park Avenue
New York, New York 10022

                                                         SHARES OWNED                             PERCENT
                                                       BENEFICIALLY(#)                          OF CLASS(%)
                                             ------------------------------------    ---------------------------------
     NAME & ADDRESS (WHERE REQUIRED)                               DEPOSITARY                           DEPOSITARY
           OF BENEFICIAL OWNER                 COMMON STOCK          SHARES          COMMON STOCK         SHARES
------------------------------------------   ----------------   -----------------    ------------    -----------------
Alex Weiss                                       177,865(5)            --                   *               --
Michael J. Flynn                                 149,590               --                   *               --
Joseph V. Denis                                   70,400               --                   *               --
Richard G. Dooley                                 66,746               --                   *               --
Frank Lourenso                                    53,678               --                   *               --
Bruce M. Kauderer                                 46,835               --                   *               --
Michael V. Pappagallo                             16,667               --                   *               --
Joe Grills                                        16,000               --                   *               --
All Directors and executive officers           7,726,289(6)            --                18.1               --
as a group (10 persons)

------------------

* Less than 1%

(1) Includes 1,070,889 shares held by Mr. Cooper as trustee for the benefit of Mr. Kimmel's son. Does not include 255,212 shares held by adult members of Mr. Cooper's family, as to all of which shares Mr. Cooper disclaims beneficial ownership.

(2) Does not include 1,070,889 shares held in trust by Mr. Cooper for Mr. Kimmel's son or 739,211 shares held by Helen Kimmel, his wife, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Also, does not include 1,190,751 shares held by foundations and trusts for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership.

(3) Does not include 157,000 depositary shares representing ownership of Kimco Class A Preferred Stock held by Helen Kimmel, his wife, and a foundation for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership.

(4) Does not include 2,691,958 shares held by Mr. Kimmel, her husband, or 1,070,889 shares held in trust by Mr. Cooper for Mr. Kimmel's son, as to all of which shares Mrs. Kimmel disclaims beneficial ownership. All depositary shares and Percent of Class represent ownership of Kimco Class A Preferred Stock.

(5) Does not include 1,154 shares held by Mrs. Linda Weiss, wife of Mr. Alex Weiss, an executive officer of Kimco, as to all of which shares Mr. Weiss disclaims beneficial ownership.


(6) Does not include 383,546 shares held by KC Holdings, Inc., a related, private corporation in which Mr. Cooper holds a controlling interest. See 'Compensation Committee Interlocks and Insider Participation--Transactions with KC Holdings, Inc.'

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Executive Compensation. The following table sets forth the summary compensation of the Chairman of the Board of Directors (and Chief Executive Officer) and the four other most highly paid executive officers of Kimco (the 'Named Executive Officers') for calendar years 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                      COMPENSATION AWARDS
                                                                                   -------------------------
                                                    ANNUAL COMPENSATION
                                         -----------------------------------------    (f)
             (a)                 (b)                                   (e)         RESTRICTED                         (h)
           NAME AND             PERIOD      (c)        (d)         OTHER ANNUAL      STOCK          (g)            ALL OTHER
      PRINCIPAL POSITION        ENDED    SALARY($)   BONUS($)   COMPENSATION($)(1) AWARDS($)   OPTIONS(#)(2)   COMPENSATION($)(3)
------------------------------  ------   ---------   --------   ------------------ ----------  -------------   ------------------
Milton Cooper ................   12/97     283,000    100,000            --               --             (4)          8,190
  Chief Exec. Officer and        12/96     282,500    100,000            --               --             (4)          8,190
  Chairman of the Board of       12/95     282,500    100,000            --               --             (4)          3,780
  Directors
Michael J. Flynn(5) ..........   12/97     358,000    100,000            --               --       73,000             4,563
  Vice Chairman of the Board     12/96     350,000    100,000            --           934,388(6)   73,000             4,563
  of Directors and President &   12/95          --         --            --               --       75,000                --
  Chief Operating Officer
  since January 1997
Joseph V. Denis ..............   12/97     157,500    112,500            --               --       12,500               870
  Vice President-Construction    12/96     157,500     75,000            --               --       12,500               870
                                 12/95     157,500     75,000            --               --       18,750               510
Bruce M. Kauderer(5) .........   12/97     208,000     20,000            --               --       18,750             1,872
  Vice President-Legal           12/96     179,543     45,000            --               --       18,750             1,296
  and, since December 15,        12/95      94,231     13,355            --               --       41,250               392
  1997, General Counsel and
  Secretary
Michael V. Pappagallo(5) .....   12/97     148,539     51,667            --               --      100,000               429
  Chief Financial Officer        12/96          --         --            --               --           --                --
  since                          12/95          --         --            --               --           --                --
   May 1997

------------------


(1) No named officer received perquisites or other personal benefits aggregating the lesser of 10% of annual salary and bonus or $50,000.

(2) Options to acquire shares of Kimco Common Stock at exercise prices equal to the fair market value on the dates of grant.

(3) The amounts shown represent the value of Kimco paid group term life insurance premiums.

(4) Mr. Cooper is ineligible to participate in the Kimco Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

(5) See 'Executive Compensation and Transactions with Management and Others--Employment Contracts.'

(6) Restricted stock award covering 37,500 shares of Kimco Common Stock valued at $1,321,875 based upon the closing price on the NYSE on December 31, 1997. Mr. Flynn is eligible to receive dividends on such restricted shares at such times and in such amounts as may be declared by the Board of Directors with respect to all shares of Kimco Common Stock then outstanding.

Note: Robert P. Schulman, formerly the Senior Vice President and Secretary of Kimco through December 15, 1997, did not receive compensation in such capacity. Mr. Schulman, principal in the Law Offices of Robert P. Schulman, received $250,000 for legal services rendered to Kimco during each of years 1997, 1996 and 1995. In addition, Mr. Schulman was granted options to acquire 15,000 shares of Kimco Common Stock during 1995 at an exercise price of $24.92, equal to the fair market value of such shares on the date of grant. Kimco paid group term life insurance premiums valued at $14,664, $8,190 and $8,190, on behalf of Mr. Schulman during years 1997, 1996 and 1995, respectively.

KIMCO OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options to acquire shares of Kimco Common Stock granted to the Named Executive Officers during 1997.

                                                                                                      POTENTIAL
                                                                                                 REALIZABLE VALUE AT
                                                            INDIVIDUAL GRANTS                    ASSUMED ANNUAL RATES
                                             -----------------------------------------------              OF
                    (a)                        (b)         (c)          (d)          (e)             STOCK PRICE
                                                        % OF TOTAL                                   APPRECIATION
                                                         OPTIONS                                  FOR OPTION TERM(1)
                                                        GRANTED TO                              ----------------------
                                             OPTIONS    EMPLOYEES     EXERCISE
                                             GRANTED    IN FISCAL      PRICE      EXPIRATION       (f)          (g)
NAME                                         (#)(2)        YEAR        ($/SH)        DATE        5% ($)       10% ($)
------------------------------------------   -------    ----------    --------    ----------    ---------    ---------
Milton Cooper.............................     (3)         (3)          (3)          (3)           (3)          (3)
Michael J. Flynn..........................   73,000        15.5         31.75       11/03/07    1,457,810    3,393,800
Michael V. Pappagallo.....................   50,000        10.6        31.125       05/01/07      978,500    2,480,000
                                             50,000        10.6         31.75       11/03/07      998,500    2,530,000
Joseph V. Denis...........................   12,500         2.7         31.75       11/03/07      249,625      632,500
Bruce M. Kauderer.........................   18,750         4.0         31.75       11/03/07      374,438      948,750

------------------
(1) Assumed annual rates of stock price appreciation, as determined by the Commission, for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and Kimco's financial performance. No assurance can be given that such rates will be achieved.

(2) Options become exercisable one-third on each of the first three anniversaries of the date of grant.

(3) Mr. Cooper is ineligible to participate in the Kimco Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

KIMCO AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides information on options to acquire shares of Kimco Common Stock exercised in 1997 by the Named Executive Officers, and the value of each such officer's unexercised options to acquire shares of Kimco Common Stock outstanding at December 31, 1997.


                   (a)                            (b)              (c)                (d)                    (e)
                                                                                                           VALUE OF
                                                                                   NUMBER OF             UNEXERCISED
                                                                                  UNEXERCISED            IN-THE-MONEY
                                                                                   OPTIONS AT             OPTIONS AT
                                                                                  YEAR END (#)         YEAR-END ($)(1)
                                            SHARES ACQUIRED       VALUE        ------------------    --------------------
NAME                                        ON EXERCISE (#)    REALIZED ($)     EXER.     UNEXER.      EXER.      UNEXER.
-----------------------------------------   ---------------    ------------    -------    -------    ---------    -------
Milton Cooper............................         (2)              (2)           (2)        (2)         (2)         (2)
Michael J. Flynn.........................         --               --          101,333    146,667    1,009,318    848,092
Michael V. Pappagallo....................         --               --            (3)      100,000       (3)       381,000
Joseph V. Denis..........................        6,500            72,000        70,417     27,083      908,002    165,561
Bruce M. Kauderer........................         --               --            (3)       78,750       (3)       582,488

------------------
(1) Based upon the closing price of Kimco Common Stock on the NYSE on December 31, 1997 of $35.25 per share.

(2) Mr. Cooper is ineligible to participate in the Kimco Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

(3) See 'Executive Compensation and Transactions with Management and Others--Employment Contracts.'

Note: Robert P. Schulman, formerly the Senior Vice President and Secretary of
      Kimco through December 15, 1997, holds options to acquire 71,250 shares of Kimco Common Stock as of December 31, 1997. Options to acquire a total 66,250 shares were exercisable as of such date. Mr. Schulman's 66,250 exercisable and 5,000 unexercisable options had values of $923,613 and $51,650, respectively, based upon the closing price of Kimco Common Stock on the NYSE on December 31, 1997 of $35.25 per share.

     Employment Contracts. In May 1995, Kimco entered into an employment agreement with Mr. Bruce M. Kauderer, Vice President--Legal, which provided for a minimum annual base salary and bonus of $175,000 and $25,000, respectively, and the issuance of options to acquire 37,500 shares of Kimco's Common Stock at an exercise price of $25.75 per share, the market price on June 19, 1995, the commencement date of his employment. The standard provisions of the Kimco Stock Option Plan provide that options granted vest one-third on each of the first three anniversaries of the date of grant, however, options first become exercisable only after the optionee has completed a three-year length of service requirement. Notwithstanding these provisions, should Mr. Kauderer's employment with Kimco terminate before such options become exercisable, he is nonetheless entitled to receive a cash payment equal to the value of those options that would have otherwise ratably vested at the time his employment terminates. The agreement further provides that should Mr. Kauderer's employment be terminated (other than of his own volition) prior to June 19, 2005, Kimco will pay, as an agreed one-time severance payment, an amount equal to the excess of (a) Mr. Kauderer's most recent annual salary plus bonus (but not less than $200,000), over (b) the value (i) realized by Mr. Kauderer upon the exercise of any options granted to acquire shares of Kimco's stock in excess of (ii) Mr. Kauderer's most recent annual salary plus bonus (but not less than $200,000).

     In November 1995, Kimco entered into a three-year employment agreement with Mr. Michael J. Flynn pursuant to which Mr. Flynn began to serve as Vice Chairman of the Board of Directors effective January 2, 1996. Mr. Flynn assumed the additional responsibilities of President and Chief Operating Officer in January 1997. In accordance with this employment agreement, Mr. Flynn is to receive $450,000 per annum ($350,000 base salary and $100,000 guaranteed bonus) as compensation for his services. In addition, Mr. Flynn received a grant of 37,500 shares of restricted Kimco Common Stock which vest in three equal installments, one-third on each of January 2, 1997, 1998 and 1999. In the event of, and depending upon the reasons for, a termination of Mr. Flynn's employment with Kimco prior to such dates, (i) any such nonvested shares would either vest or Mr. Flynn would receive, generally in lieu of the value thereof, cash severance payments, and (ii) Mr. Flynn would receive the greater of (a) the remaining compensation due through the term of his employment agreement, or (b) $450,000. The agreement further provides that Mr. Flynn be granted options to acquire 75,000 shares of Kimco Common Stock at an exercise price of $24.917 per share, the market price on the date of grant. These stock options are to be considered incentive stock options, as defined in and to the extent permitted under the Kimco Stock Option Plan, and otherwise shall be non-qualified options. Options with respect to 37,500 of these shares shall vest in three equal installments upon each of the first three anniversaries of the date of grant. Options with respect to the remaining 37,500 shares shall vest in three equal installments upon the day prior to each of the first three anniversaries of the date of grant, but only if the average of the closing prices of a share of the Kimco Common Stock (on the principal exchange on which such stock is then traded) during any twenty consecutive day trading period equals or exceeds $33.34.

     In April 1997, Kimco entered into a two-year employment agreement with Mr. Michael V. Pappagallo pursuant to which Mr. Pappagallo began to serve as Chief Financial Officer effective May 27, 1997. In accordance with this employment agreement, Mr. Pappagallo is to receive $400,000 per annum ($250,000 base salary and $150,000 guaranteed bonus) as compensation for his services. The agreement further provides that Mr. Pappagallo be granted options to acquire 50,000 shares of Kimco Common Stock at an exercise price equal to the market price on the date of grant. These stock options are to be considered incentive stock options, as defined in and to the extent permitted under the Kimco Stock Option Plan, and otherwise shall be non-qualified options. Options with respect to these shares shall vest in three equal installments upon each of the first three anniversaries of the date of grant. In the event of, and depending upon the reasons for, a termination of Mr. Pappagallo's employment with Kimco prior to such dates, (i) any such nonvested shares would become 100% vested as of the termination date and (ii) Mr. Pappagallo would receive the remaining compensation due through the term of his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee of the Board of Directors, comprised of Messrs. Martin Kimmel and Milton Cooper, is charged with the responsibility of determining compensation levels, including awards pursuant to the Kimco Stock Option Plan, for the Named Executive Officers other than Mr. Cooper. Mr. Cooper's compensation is subject to review and approval by the members of the Board of Directors other than Mr. Cooper and, further, both Messrs. Kimmel and Cooper are ineligible to participate in the Kimco Stock Option Plan for so long as they serve as members of this Committee.

     Mr. Milton Cooper is Chairman of the Board of Directors of Kimco and Mr. Martin Kimmel is Chairman Emeritus of the Board. Messrs. Cooper and Kimmel were founding members of Kimco's predecessor in 1966.

     Transactions with KC Holdings, Inc. To facilitate the IPO, Kimco transferred its interests in 46 shopping center properties to a newly-formed corporation, KC Holdings, Inc. ('KC Holdings'), and subsidiaries of KC Holdings. The stock of KC Holdings is owned by the stockholders of Kimco prior to the IPO. All of the real estate interests owned by KC Holdings and its subsidiaries are subject to purchase options held by Kimco.

     As of May 8, 1998, KC Holdings' subsidiaries had conveyed 14 shopping center properties back to Kimco and had disposed of 10 additional centers in transactions with third parties. The members of Kimco's Board of Directors who are not also stockholders of KC Holdings unanimously approved Kimco's acquisition of all fourteen shopping center properties that have been conveyed back to Kimco.

     Kimco is party to a management agreement pursuant to which it manages 18 of KC Holdings' 22 shopping center properties under terms which Kimco believes are no less favorable than would be obtained in negotiations with an independent third party. The remaining four shopping center properties are owned in two separate joint ventures and are managed by unaffiliated joint venture partners. The management agreement was approved by a majority of Kimco's Directors who are not also stockholders of KC Holdings. Management fees paid by KC Holdings to

Kimco totaled approximately $.6 million during 1997.

     Transactions with Ripco Real Estate Corporation. During 1997, Kimco paid a total of approximately $8,750 in brokerage commissions to Ripco Real Estate Corporation ('Ripco') for services rendered by Ripco as leasing agent in one transaction. Mr. Todd Cooper, a son of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of Kimco, is an officer and an approximate 37% stockholder of Ripco. Such commissions are customarily paid by landlords in comparable commercial leasing transactions, and Kimco believes that the commissions paid by it to Ripco were at or below the customary rates for the leasing services rendered.

     Joint Ventures. Members of Kimco's management have investments in certain real estate joint ventures or limited partnerships which own and/or operate seven of Kimco's 339 property interests. Such management investments predate Kimco's IPO and, in each case, Kimco is a general partner of the joint venture or partnership and controls or directs the management of the joint venture or partnership. Any material future transactions involving these joint ventures or partnerships, such as major renovations, disposal or sale, will be subject to the approval of a majority of disinterested directors of Kimco.

     Relationship with Chase Bank. Mr. Lourenso, an Executive Vice President of Chase Bank, has been a Director of Kimco since December 1991. Kimco has maintained its principal banking relationship with Chase Bank. Chase Bank, together with a consortium of six additional banks, has provided Kimco with a $100 million (the 'Facility'), unsecured revolving credit facility which is scheduled to expire in June 2000. Additionally, Chase Bank and one other bank have provided Kimco with an additional $150 million interim unsecured revolving credit facility which will expire in June, 1998. No borrowings were outstanding under the Facility at December 31, 1997.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF KIMCO ON EXECUTIVE
COMPENSATION

     The Executive Compensation Committee of Kimco has provided the following Report on Executive Compensation:

     Compensation Strategy and Performance Criteria. The members of this Committee believe Kimco's success is attributable in large part to the talent and dedication of its associates and, in particular, to the management and leadership efforts of its executive officers. Accordingly, Kimco, under the guidance of the Executive Compensation Committee, is committed to develop and maintain compensation policies, plans and programs which seek to enhance cash flows, and consequently real property and stockholder values, by aligning the financial interests of Kimco's senior management with those of its stockholders.

     In furtherance of these goals, Kimco relies, to a large degree, on annual and longer term incentive compensation (that is, specifically cash bonuses and stock option grants) to attract and retain corporate officers and other key associates of outstanding ability, and to motivate such persons to perform to their fullest potential. Both of these forms of incentive compensation are variable and designed to effectuate a pay-for-performance philosophy which considers management's ability to consistently improve Kimco's FFO (a widely accepted measure of performance for real estate investment trusts) to be of paramount importance. Other performance criteria which effect incentive awards include the demonstrated ability to strengthen Kimco's capital structure, the measure of improved total return to stockholders and individual performance/contributions to corporate goals and objectives.

     The Committee annually deliberates the appropriate combination of cash and stock-based compensation, and weighs the competitiveness of Kimco's plans in relation to compensation practices employed by a select group of successful real estate investment trusts that are (i) included in the NAREIT equity index used in the accompanying stock performance graph, and (ii) believed to be comparable to Kimco based on market capitalization, portfolio size and distribution and product type. In general, the Committee has set base compensation levels for Kimco's executive officers at competitive levels relative to this peer group. The number of stock options granted annually is an amount which the Committee, after due consideration of corporate and individual performance, changes in job function or title, competitive option grant levels and previously awarded options, considers appropriate to fairly compensate and properly motivate its officers.

     From time to time the Committee may retain compensation and other management consultants to assist with, among other things, structuring Kimco's various compensation programs and determining appropriate levels of salary, bonus and other awards payable to Kimco's officers and key personnel, as well as to guide Kimco in the development of near term individual performance objectives necessary to achieve long-term profitability. No compensation consultants were retained during the years for which compensation information has been provided in this Joint Proxy Statement/Prospectus.

     1997 Performance. In evaluating 1997 performance, particularly noteworthy was Kimco's ability, under senior management's direction, to increase FFO for the year ended December 31, 1997 by 15.4% to $98.2 million, from $85.1 million in the prior year. On a per share basis, FFO increased by 11%, to $2.63 per share from $2.37 per share in the prior year. The growth in FFO and FFO per share was achieved through both an aggressive acquisition program and significant accomplishments in new leasing and strategic re-tenanting within the portfolio which (i) added 14 neighborhood and community shopping center properties, 49 retail property interests and one health care facility comprising approximately 8.0 million square feet of GLA for an aggregate purchase price of $276 million, (ii) increased occupancy levels from the prior year from 87% to 90%, and (iii) enabled Kimco to realize continued growth in its average annualized base rent per square foot, capitalizing on its below market-rate rents.

     Further, consideration was given to management's ability to continue its strengthening of Kimco's consolidated balance sheet through (i) completing Kimco's sixth primary offering of its Common Stock which has added approximately $134 million to stockholders' equity and provided capital for property acquisitions and redevelopment projects underway in the portfolio, and, (ii) effectively utilizing its $150 million medium-term notes (MTN) program to issue $100 million in cost-effective unsecured debt financing while continuing, in management's opinion, to improve pricing thresholds for the real estate industry. As a consequence of these transactions, Kimco continues to maintain a strong, prudent capital structure as evidenced by the percentage of its total debt to total market capitalization of 24% at December 31, 1997.

     The increases in FFO and FFO per share, strong cash flow performance, and continued strengthening of Kimco's capital structure were significant factors in positioning Kimco for further growth. As a result of its 1997 performance, the Board of Directors of Kimco authorized an increase in dividends on Kimco Common Stock by 11.6% to $1.92 per share of Kimco Common Stock for 1998.

     1997 Incentive Compensation. In establishing 1997 incentive compensation (that is, the cash bonuses and stock option grants as set forth in the accompanying Summary Compensation and Option Grants in Last Fiscal Year tables) for Kimco's Named Executive Officers, the Committee concluded that each such officer had individually made a very substantial contribution toward achieving the aforementioned performance levels. The Committee did not specifically relate any measure of performance or any accomplishment to the incentives awarded, nor did the Committee assign relative weight to any specific performance factor. Rather, the Committee members made the subjective determination that the incentives awarded were appropriate in view of previously awarded incentives and their qualitative assessment that 1997 represented a year of significant achievement for Kimco that was, in large part, attributable to the talents and efforts of its executive officers.

     The annual bonus awarded for 1997 to Mr. Cooper, Chairman of the Board of Directors and Chief Executive Officer, as set forth in the accompanying Summary Compensation Table, was determined by the members of the Board, other than Mr. Cooper, after evaluating generally Kimco's achievements for the year and specifically Mr. Cooper's contributions towards realizing such performance levels. The Board concluded that Mr. Cooper's leadership, vision and decision making contributed significantly to these accomplishments and warranted the bonus awarded to Mr. Cooper.

        Martin S. Kimmel
        Milton Cooper


     As to that portion of the report which pertains to Mr. Cooper's compensation:

        Martin S. Kimmel
        Richard G. Dooley
        Michael J. Flynn
        Joe Grills
        Frank Lourenso

PERFORMANCE GRAPH

     The following stock price performance graph compares Kimco's performance to the S&P 500 and the index of equity REITs prepared by NAREIT. Equity REITs are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the NYSE, American Stock Exchange or the NASDAQ National Market System. Stock price performance, presented quarterly for the five years ended December 31, 1997, is not necessarily indicative of future results. All stock price performance assures the reinvestment of dividends.

              Dates     Kimco      NAREIT      S&P 500
              -----     -----      ------      -------

              1/1/93   100.00      100.00       100.00
              3/3/93   111.65      121.64       104.28
             6/30/93   113.62      118.50       104.82
             9/30/93   124.32      129.19       107.50
            12/31/93   120.10      119.65       109.99
             3/31/94   123.88      123.73       105.79
             6/30/94   125.58      126.01       106.23
             9/30/94   128.59      123.43       111.46
            12/30/94   136.22      123.45       111.43
             3/31/95   140.09      123.28       122.28
             6/30/95   132.84      130.49       133.88
             9/29/95   149.74      136.63       144.52
            12/29/95   155.60      142.30       153.13
             3/29/96   156.43      145.53       161.35
             6/28/96   166.09      152.00       168.60
             9/30/96   177.45      161.95       173.81
            12/31/96   210.76      192.48       188.29
             3/31/97   198.91      193.82       193.34
             6/30/97   197.01      203.46       227.10
             9/30/97   218.89      227.50       244.11
            12/31/97   224.39      231.47       251.13

STOCK OPTION PLAN

     Description of Plan. Kimco maintains its incentive and non-qualified Stock Option Plan (the 'Kimco Stock Option Plan') to further the growth and financial success of Kimco by attracting and retaining Kimco's directors, executive officers and other key employees. The Kimco Stock Option Plan allows for the grant of 'incentive' and 'non-qualified' options (within the meaning of the Code) that vest over time and are exercisable at the 'fair market value' of the Kimco Common Stock at the date of grant.

     The Executive Compensation Committee has the authority under the Kimco Stock Option Plan to determine the terms of options granted under the Kimco Stock Option Plan, including, among other things, the individuals (who may be employees or directors of Kimco or any of its subsidiaries) who shall receive options, the times when they shall receive the options, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option and the date or dates each option shall become exercisable. The Executive Compensation Committee also has the authority to grant options upon the condition that the employee agrees to cancel all or a part of a previously granted option and to amend or accelerate the vesting of previously granted options. No member of the Executive Compensation Committee is eligible to participate in the Kimco Stock Option Plan.

     The exercise price and term of each option are fixed by the Executive Compensation Committee, provided, however, that the exercise price must be at least equal to the fair market value of the stock on the date of grant and the term cannot exceed 10 years; and further provided that in the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Kimco, a subsidiary or a parent (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within 10 years from the date of adoption of the Kimco Stock Option Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted under the Kimco Stock Option Plan, or any other plan of Kimco or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. There is no limit on the number of non-qualified options that may be granted to any one individual provided that the grant of the options may not cause Kimco to fail to qualify as a REIT for Federal income tax purposes. An optionee may, with the consent of the Executive Compensation Committee, elect to pay for the shares to be received upon exercise of his options in cash, shares of Common Stock of Kimco or any combination thereof.

     Option Grants. A maximum of 3,000,000 shares of Kimco Common Stock have been reserved for issuance under the Kimco Stock Option Plan. Options to acquire 470,700, 315,500 and 423,540 shares were granted during 1997, 1996 and 1995 at weighted average exercise prices of $31.72, $28.32 and $24.96 per share, respectively. A total of 1,895,096 options exercisable at a weighted average exercise price of $25.37 per share were outstanding at December 31, 1997, and as of such date 329,673 shares were available for future grant under the Stock

Option Plan.

401(K) PLAN

     Kimco maintains a 401(k) retirement plan covering substantially all officers and employees of Kimco. The 401(k) plan permits participants to defer up to a maximum of 10% of their eligible compensation, which deferrals generally are matched concurrently by Kimco up to a maximum of 5% of the employee's eligible compensation. Participants in the 401(k) Plan are not subject to Federal and state income tax on salary deferral contributions or Kimco contributions or on the earnings thereon until such amounts are withdrawn from the 401(k) Plan. Salary reduction contributions are treated as wages subject to FICA tax. Withdrawals from the plan may only be made upon termination of employment, or in connection with certain provisions of the 401(k) Plan that permit hardship withdrawals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Members of Kimco's management hold investments in certain real estate joint ventures or limited partnerships to which Kimco is a party. Such investments predate Kimco's IPO and, in each case, Kimco controls or directs the management of the joint venture or limited partnership. Any material future transactions involving these joint ventures or partnerships require the approval of a majority of disinterested directors of Kimco. See '--Compensation Committee Interlocks and Insider Participation.'

     Messrs. Kimmel and Cooper, Directors of Kimco, are stockholders of KC Holdings. See '--Compensation Committee Interlocks and Insider Participation.'

     Mr. Frank Lourenso, a Director of Kimco, is also an Executive Vice President of Chase Bank. Kimco maintains its principal banking relationship with Chase Bank. See '--Compensation Committee Interlocks and Insider Participation.'

     Mr. Paul Dooley, Manager of Real Estate Tax Administration and Insurance for Kimco, is the son of Mr. Richard G. Dooley, a director of Kimco. Mr. Paul Dooley was paid total cash compensation of $105,761 in salary in 1997 as an employee of Kimco. In addition, he was granted 5,000 options in 1997 pursuant to the Kimco Stock Option Plan.

     Indebtedness of Management. The following table sets forth information with respect to indebtedness of Directors and executive officers to Kimco during 1997:


                                                           Largest
                                                    Aggregate Indebtedness
                                                         Outstanding                              Amount       Interest
                                                         During 1997            Purpose of      Outstanding      Rate
Name and Principal Position                                  ($)               Indebtedness         ($)          (%)
-------------------------------------------------   ----------------------    ---------------   -----------    --------
Michael J. Flynn.................................         496,750(2)           Stock purchase     496,750         6.0
  Vice Chairman of the Board of Directors.
  President and Chief Operating Officer
  since January 1997
Alex Weiss.......................................         225,938(1)           Stock purchase     219,280         6.0
  Vice President - Management
  Information Systems

------------------
(1) Loan extended during 1992 to supplement available margin loans and partially fund the purchase of 60,000 shares of the Kimco Common Stock by Mr. Weiss. The stock purchase loan is collateralized by the shares of Kimco Common Stock acquired and is scheduled to be repaid over a term of eight years.
(2) Loan extended to Mr. Flynn during 1996 to fund the purchase of 10,000 outstanding shares of Kimco Common Stock and in 1997 to fund amounts associated with a previously granted restricted stock award. This stock purchase loan is collateralized by the shares of Kimco Common Stock acquired and is repayable, commencing in 1999, over an approximate term of eight years.

     Indebtedness for Affiliate. During 1997, Kimco loaned to its preferred stock affiliate, KRS, an aggregate amount of $12,000,000 evidenced by a series of notes due in the year 2000 at a rate of interest of 10% per annum. Kimco believes that the terms of such loans are no less favorable than could have been obtained in an arm's length transaction with an unrelated third party.

INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. was engaged to perform the annual audit of the books of account of Kimco for the calendar year ended December 31, 1997. There are no affiliations between Kimco and Coopers & Lybrand L.L.P., its partners, associates or employees, other than as pertain to its engagement as independent auditors for Kimco in previous years. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Kimco Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The Audit Committee of the Kimco Board of Directors annually subsets its recommendation with respect to the engagement of independent public accountants at the meeting of the full Kimco Board of Directors which takes place each year during Kimco's third fiscal quarter. Coopers & Lybrand L.L.P. has been Kimco's independent public accountants since 1986. The Audit Committee of the Board of Directors will review the appointment of Coopers & Lybrand L.L.P. for 1998 later this year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Kimco's officers and directors, and persons who own more than ten percent of a registered class of Kimco's equity securities, to file reports (Forms 3, 4 and 5) of the ownership and changes in the ownership of such equity securities with the Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of Kimco's stock are required by Commission regulation to furnish Kimco with copies of all such forms which they file.

     Based solely on Kimco's review of the copies of Forms 3, 4 and 5 and amendments thereto received by it for the year ended December 31, 1997, or written representations from certain reporting persons that no such forms were required to be filed by those persons, Kimco believes that during the year ended December 31, 1997, all filing requirements were complied with by its officers, directors, beneficial owners of more than ten percent of Kimco's stock and other persons subject to Section 16 of the Exchange Act.

            PROPOSAL TO APPROVE KIMCO 1998 EQUITY PARTICIPATION PLAN

KIMCO 1998 EQUITY PARTICIPATION PLAN

     Prior to the Kimco Annual Meeting, the Kimco Board of Directors will adopt and approve the Kimco 1998 Equity Participation Plan and reserve 3,000,000 shares of Kimco Common Stock for stock options ('Options') and deferred stock ('Deferred Stock') awards (collectively, 'Awards') to employees of Kimco and its subsidiaries, employees of KRS and other eligible participants after the Merger. At the Kimco Annual Meeting, stockholders, of Kimco will be asked to approve a proposal adopting the Kimco 1998 Equity Participation Plan. The principal purposes of the Kimco 1998 Equity Participation Plan will be: (i) to provide additional incentives for directors, officers, employees and consultants of Kimco and its subsidiaries to further the growth, development and financial success of Kimco by personally benefitting through the ownership of Company stock and/or rights which recognize such growth, development and financial success and (ii) to enable Kimco to obtain and retain the services of directors, employees and consultants considered essential to the long range success of the Company. Under the terms of the Kimco 1998 Equity Participation Plan, Options may be granted to key employees and consultants of Kimco and its subsidiaries. In addition, the Kimco 1998 Equity Participation Plan provides for the automatic grant of certain Options to each of Kimco's non-employee directors (the 'Independent Directors') and permits such Independent Directors to elect to receive Deferred Stock awards in lieu of directors' fees.

     Under the Kimco 1998 Equity Participation Plan, not more than 3,000,000 shares of Kimco Common Stock (or the equivalent in other equity securities) will be authorized for issuance upon exercise of Options or upon the award of Deferred Stock. Such Options will be in addition to outstanding options to purchase Kimco Common Stock under the Kimco Stock Option Plan. Furthermore, the maximum number of shares which may be subject to Awards granted under the Kimco 1998 Equity Participation Plan to any individual in any calendar year will not exceed 500,000 shares.

     The principal features of the Kimco 1998 Equity Participation Plan are summarized below, but the summary is qualified in its entirety by reference to the Kimco 1998 Equity Participation Plan which is attached as Annex D to this Joint Proxy Statement/Prospectus.

ADMINISTRATION

     The Executive Compensation Committee of the Kimco Board of Directors (the 'Committee') will administer the Kimco 1998 Equity Participation Plan with respect to grants to officers, employees or consultants of Kimco and the full Board will administer the Kimco 1998 Equity Participation Plan with respect to grants to Independent Directors. The Committee will consist of at least two members of the Board, each of whom is a 'non-employee director' for purposes of Rule 16b-3 under the Exchange Act ('Rule 16b-3') and an 'outside director' for the purposes of Section 162(m) of the Code ('Section 162(m)'). Subject to the terms and conditions of the Kimco 1998 Equity Participation Plan, the Committee has the authority to select the persons to whom Options are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Kimco 1998 Equity Participation Plan. Similarly, the Kimco Board of Directors has discretion to determine the terms and conditions of grants of Awards to Independent Directors and to interpret and administer the Kimco 1998 Equity Participation Plan with respect to such grants to Independent Directors.

ELIGIBILITY

     Under the terms of the Kimco 1998 Equity Participation Plan, Options may be granted to individuals who are then officers or other employees of Kimco or any of its present or future subsidiaries or to employees of KRS. Such Options also may be granted to consultants of Kimco selected by the Committee for participation in the Kimco 1998 Equity Participation Plan. In addition, the Kimco 1998 Equity Participation Plan provides that, subject to certain conditions contained therein, Independent Directors of Kimco may be granted certain NQSOs (as defined herein) and may be granted Deferred Stock in lieu of directors' fees by the Kimco Board of Directors.

AWARDS UNDER THE KIMCO 1998 EQUITY PARTICIPATION PLAN

     The Kimco 1998 Equity Participation Plan provides that the Committee or the Board, as applicable, may grant or issue Options or Deferred Stock, or a combination thereof. Such grants are discretionary and are not determinable in advance. Each Award will be set forth in a separate agreement or certificate and will indicate the type, terms and conditions of the Award.

     Non-qualified Stock Options. Non-qualified Stock Options ('NQSOs') granted to employees or consultants will provide for the right to purchase Kimco Common Stock at a price specified by the Committee which may not be less than fair market value on the date of grant and usually will become exercisable, in the discretion of the Committee in one or more installments after the grant date, subject to the participant's continued provision of services to Kimco and/or subject to the satisfaction of individual or Kimco performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee, not to exceed ten years and one day from the date of grant.

     Incentive Stock Options. Incentive Stock Options ('ISOs') will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Kimco Common Stock on the date of grant, may only be granted to employees of Kimco or any subsidiary of Kimco, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within the ten years after the date of grant; but, subject to the consent of the optionee, may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Kimco, the Kimco 1998 Equity Participation Plan provides that the exercise price must be at least 110% of the fair market value of a share of Kimco Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

     Deferred Stock. The Kimco 1998 Equity Participation Plan will authorize the Kimco Board of Directors to, and it is expected that the Kimco Board of Directors will, adopt procedures pursuant to which Independent Directors may elect to receive a portion of their directors' fees in the form of Deferred Stock.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The Kimco 1998 Equity Participation Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. The Kimco 1998 Equity Participation Plan will be administered, and Awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Kimco 1998 Equity Participation Plan and Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     General Federal Tax Consequences. Under current federal laws, in general, recipients of awards and grants of NQSOs and Deferred Stock, under the Kimco 1998 Equity Participation Plan are taxable under Section 61 or 83 of the Code upon their receipt of Kimco Common Stock or cash with respect to such awards or grants and, subject to Section 162(m), Kimco will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Kimco Common Stock upon their exercises of ISOs if the ISOs and Options are held for certain minimum holding periods and, in such event, Kimco is not entitled to income tax deductions with respect to such exercises. Participants in the Kimco 1998 Equity Participation Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

     Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds one million dollars (less the amount of any 'excess parachute payments' as defined in Section 280G of the Code) per officer in any one year. However, under Section 162(m), the deduction limit does not apply to certain 'performance-based compensation.'

     Under Section 162(m), stock options will satisfy the 'performance-based compensation' exception if the award of the options are made by a Board of Directors committee consisting solely of two or more 'outside directors,' the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Kimco 1998 Equity Participation Plan provides that the Committee may grant Options which will qualify as 'performance-based compensation.'

VOTE REQUIRED

     Adoption of the Kimco 1998 Equity Participation Plan requires approval by the affirmative vote of the holders of a majority of the votes cast at the Kimco Annual Meeting; provided that the total number of votes cast at the Kimco Annual Meeting represents over 50% in interest of all Kimco Common Stock entitled to vote on such proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against such proposal unless holders of more than 50% in interest of all securities entitled to vote on such proposal cast votes, in which event abstentions will have no effect on the result of such vote.

     THE BOARD OF DIRECTORS OF KIMCO RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE KIMCO 1998 EQUITY PARTICIPATION PLAN.

                             ADJOURNMENT PROPOSALS

KIMCO ADJOURNMENT PROPOSAL

     At the Kimco Annual Meeting, holders of Kimco Common Stock may be asked to consider and vote upon the Kimco Adjournment Proposal. The Chairman of the Kimco Annual Meeting may deem it advisable to adjourn or postpone the Kimco Annual Meeting in order to allow additional time to solicit proxies and to maximize the number of Kimco stockholders casting votes with respect to the Kimco Share Proposal, in which case it is expected that the Kimco Adjournment Proposal will be submitted to the Kimco stockholders at the Kimco Annual Meeting for approval. The rules and regulations of the Commission require that, in order for the proxy holders to exercise discretion as to the adjournment of the Kimco Annual Meeting, the Board of Directors of Kimco solicit proxies entitling the proxy holders to vote on the Kimco Adjournment Proposal.

     The approval of the Kimco Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Kimco Annual Meeting.

     THE BOARD OF DIRECTORS OF KIMCO UNANIMOUSLY RECOMMENDS THAT KIMCO STOCKHOLDERS VOTE FOR THE KIMCO ADJOURNMENT PROPOSAL.

PRICE REIT ADJOURNMENT PROPOSAL

     At the Price REIT Special Meeting, holders of Price REIT Common Stock may be asked to consider and vote upon the Price REIT Adjournment Proposal. The Chairman of the Price REIT Special Meeting may deem it advisable to adjourn or postpone the Price REIT Special Meeting in order to allow additional time to solicit proxies and to maximize the number of holders of Price REIT Common Stock casting votes with respect to the Merger, in which case it is expected that the Price REIT Adjournment Proposal will be submitted to the Price REIT common stockholders at the Price REIT Special Meeting for approval. The rules and regulations of the Commission require that, in order for the proxy holders to exercise discretion as to the adjournment of the Price REIT Special Meeting, the Board of Directors of Price REIT solicit proxies entitling the proxy holders to vote on the Price REIT Adjournment Proposal.

     The approval of the Price REIT Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Price REIT Special Meeting.

     THE BOARD OF DIRECTORS OF THE PRICE REIT UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PRICE REIT COMMON STOCK VOTE FOR THE PRICE REIT ADJOURNMENT PROPOSAL.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Joint Proxy Statement/Prospectus will be brought before the Kimco Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the Kimco proxy to vote the proxy in accordance with their best judgment.

                                 LEGAL MATTERS

     The validity of the issuance of the Kimco Common Stock and Kimco Class D Depositary Shares being offered hereby will be passed upon for Kimco by Brown & Wood LLP. The Federal income tax consequences in connection with the Merger will be passed upon by Gibson, Dunn & Crutcher LLP.

                                    EXPERTS

     The consolidated balance sheets of Kimco as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, and the Combined Historical Summary of Revenue and Certain Operating Expenses of Certain Acquired Properties for the year ended December 31, 1997, all incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Price REIT, incorporated by reference in this Joint Proxy Statement/Prospectus for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP will be present at the Price REIT Special Meeting and shall have the opportunity to make a statement if they so desire and respond to appropriate questions.

                          KIMCO STOCKHOLDER PROPOSALS

     Proposals of Kimco stockholders intended to be presented at Kimco's Annual Meeting of Stockholders to be held in 1999 must be received by Kimco no later than January 15, 1999. Such proposals must comply with the requirements as to form and substance established by the Commission for such proposals in order to be included in the proxy statement.

                           LOCATION OF DEFINED TERMS

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Acquisition Proposal................................................................................           63
affiliates..........................................................................................           14
AFFO................................................................................................           51
Antitrust Division..................................................................................           56
Assumed Exchange Ratio..............................................................................           26
Awards..............................................................................................          112
BankBoston..........................................................................................           13
Base Amount.........................................................................................           66
Break-Up Expenses...................................................................................           66
Break-Up Fee........................................................................................           66
Built-in Gain.......................................................................................           70
business combinations...............................................................................           98
Certificate.........................................................................................           11
Chase Bank..........................................................................................           99
Class D Aggregate Limit.............................................................................           96
closely held........................................................................................           96
Closing Date........................................................................................            5
Code................................................................................................            4
Combined Entity.....................................................................................            2
Commission..........................................................................................           ii
Committee...........................................................................................          112
Conversion Price....................................................................................           12
dealer property.....................................................................................           70
December 1 Letter...................................................................................           38
Deferred Stock......................................................................................          112
Deposit Agreement...................................................................................           87
Depositary..........................................................................................           87
Effective Time......................................................................................           12
Excess Preferred Stock..............................................................................           97
Excess Stock........................................................................................           86
Exchange Act........................................................................................           ii
Exchange Agent......................................................................................           13
Expected Synergies..................................................................................           50
Facility............................................................................................          106
FAD.................................................................................................           44
FFO.................................................................................................            8
FIRPTA..............................................................................................           75
First Amendment.....................................................................................           41
First Call..........................................................................................           51
foreclosure property................................................................................           69
FTC.................................................................................................           56
GLA.................................................................................................            1
Holders.............................................................................................           87
HSR Act.............................................................................................           56
Independent Directors...............................................................................          112

IPO.................................................................................................           95
IRS.................................................................................................           68
ISOs................................................................................................          113
Jefferies...........................................................................................           11
Jefferies Advisory Fee..............................................................................           48
Jefferies Opinion...................................................................................           43
Joint Proxy Statement/Prospectus....................................................................   Cover Page
KC Holdings.........................................................................................          106

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Kimco...............................................................................................   Cover Page
Kimco 1998 Equity Participation Plan................................................................   Cover Page
Kimco Adjournment Proposal..........................................................................   Cover Page
Kimco Annual Meeting................................................................................   Cover Page
Kimco Average Price.................................................................................           10
Kimco Bylaws........................................................................................           83
Kimco Charter.......................................................................................           83
Kimco Class A Depositary Shares.....................................................................           93
Kimco Class A Preferred Stock.......................................................................           86
Kimco Class B Depositary Shares.....................................................................           93
Kimco Class B Preferred Stock.......................................................................           86
Kimco Class C Depositary Shares.....................................................................           93
Kimco Class C Preferred Stock.......................................................................           86
Kimco Class D Depositary Shares.....................................................................   Cover Page
Kimco Class D Excess Preferred Stock................................................................           86
Kimco Class D Preferred Stock.......................................................................   Cover Page
Kimco Class D Preferred Stock Articles Supplementary................................................            4
Kimco Class E Depositary Shares.....................................................................           11
Kimco Class E Excess Preferred Stock................................................................           86
Kimco Class E Preferred Stock.......................................................................           11
Kimco Common Stock..................................................................................   Cover Page
Kimco Comparable Companies..........................................................................           53
Kimco Dividend Reinvestment Plan....................................................................           84
Kimco Junior Stock..................................................................................           90
Kimco Optional Call.................................................................................           92
Kimco Optional Call Period..........................................................................           92
Kimco Option Shares.................................................................................           23
Kimco Outstanding Depositary Shares.................................................................           93
Kimco Outstanding Preferred Stock...................................................................           93
Kimco Parity Stock..................................................................................           90
Kimco Preference Shares.............................................................................           86
Kimco Preferred Stock...............................................................................           86
Kimco Record Date...................................................................................            7
Kimco Share Proposal................................................................................   Cover Page
Kimco Special Second Quarter Dividend...............................................................           12
Kimco Stock Option Plan.............................................................................          110

KRS.................................................................................................           71
Lehman Bros.........................................................................................           17
LTM.................................................................................................           47
Maryland Control Share Statute......................................................................           83
Merger..............................................................................................   Cover Page
Merger Agreement....................................................................................   Cover Page
Merger Consideration................................................................................   Cover Page
Merger Sub..........................................................................................   Cover Page
Merrill Lynch.......................................................................................           12
Merrill Lynch Opinion...............................................................................           50
Metropolitan Life...................................................................................           36
MGCL................................................................................................            4
Named Executive Officers............................................................................          103
NAREIT..............................................................................................            8
Net Offer Value.....................................................................................           51
New Regulations.....................................................................................           76
non-qualified REIT subsidiary.......................................................................           71
Non-U.S. Stockholder................................................................................           72
Notional Value......................................................................................           10

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
NQSOs...............................................................................................          113
NYSE................................................................................................   Cover Page
Option Consideration................................................................................           55
Options.............................................................................................          112
Original Merger Agreement...........................................................................           40
Ownership Limit.....................................................................................            4
Partnership.........................................................................................           17
PEI.................................................................................................           38
Pre-Closing Adjustment..............................................................................           58
Preferred Stock Ownership Limit.....................................................................           96
Price REIT..........................................................................................   Cover Page
Price REIT Adjournment Proposal.....................................................................   Cover Page
Price REIT Bylaws...................................................................................           83
Price REIT Charter..................................................................................           83
Price REIT Common Stock.............................................................................   Cover Page
Price REIT Comparable Companies.....................................................................           52
Price REIT Comparables..............................................................................           52
Price REIT Optional Call............................................................................           37
Price REIT Optional Call Period.....................................................................           37
Price REIT Preferred Stock..........................................................................           11
Price REIT Record Date..............................................................................            7
Price REIT Reinvestment and Purchase Plan...........................................................           84
Price REIT Special Meeting..........................................................................   Cover Page
Price REIT Special Second Quarter Dividend..........................................................           12
Price REIT Stock Option.............................................................................           55

prohibited transaction..............................................................................           71
Properties..........................................................................................           24
Purchase Agreement..................................................................................           17
Qualifying Income...................................................................................           66
Recognition Period..................................................................................           70
Registration Statement..............................................................................           ii
REIT................................................................................................            2
REIT Requirements...................................................................................           66
REIT taxable income.................................................................................           71
Related Party Limit.................................................................................           96
Related Party Tenants...............................................................................           96
reorganization......................................................................................           63
Ripco...............................................................................................          106
Rule 145............................................................................................           57
Rule 16b-3..........................................................................................          112
Run Rate............................................................................................           47
Second Amendment....................................................................................           41
Section 162(m)......................................................................................          112
Section 306 Stock...................................................................................           73
Securities Act......................................................................................           ii
Spin-Off REIT.......................................................................................            5
Spin-Off REIT Options...............................................................................            5
Spin-Off REIT Outstanding Stock.....................................................................            5
Surviving Corporation...............................................................................   Cover Page
Total Shopping Center GLA...........................................................................            1
Transaction Value...................................................................................           52

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
U.S. Stockholder....................................................................................           72
UBTI................................................................................................           75
USRPIs..............................................................................................           75
Venture.............................................................................................            3
Venture Properties Acquisition......................................................................           35

                     [This page intentionally left blank]

                                                                         ANNEX A

                          MERGER AGREEMENT, AS AMENDED

                     [This page intentionally left blank]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           KIMCO REALTY CORPORATION,

                                 REIT SUB, INC.

                                      AND

                              THE PRICE REIT, INC.

                          DATED AS OF JANUARY 13, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    ARTICLE 1
THE MERGER................................................................................................     A-1
   1.1.  The Merger.......................................................................................     A-1
   1.2.  The Closing......................................................................................     A-1
   1.3.  Effective Time...................................................................................     A-1
                                                    ARTICLE 2
CHARTER AND BYLAWS OF THE SURVIVING CORPORATION...........................................................     A-2
   2.1.  Charter..........................................................................................     A-2
   2.2.  Bylaws...........................................................................................     A-2
                                                    ARTICLE 3
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.......................................................     A-2
   3.1.  Directors........................................................................................     A-2
   3.2.  Officers.........................................................................................     A-2
                                                    ARTICLE 4
PRICE REIT STOCK..........................................................................................     A-2
   4.1.  Conversion of the Price REIT Stock...............................................................     A-2
   4.2.  Exchange of Certificates Representing Price REIT Common Stock....................................     A-3
                                                    ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PRICE REIT..............................................................     A-5
   5.1.  Existence; Good Standing; Authority; Compliance With Law.........................................     A-5
   5.2.  Authorization, Validity and Effect of Agreements.................................................     A-6
   5.3.  Capitalization...................................................................................     A-6
   5.4.  Subsidiaries.....................................................................................     A-6
   5.5.  Other Interests..................................................................................     A-6
   5.6.  No Violation.....................................................................................     A-6
   5.7.  SEC Documents....................................................................................     A-7
   5.8.  Litigation.......................................................................................     A-7
   5.9.  Absence of Certain Changes.......................................................................     A-7
  5.10.  Taxes............................................................................................     A-8
  5.11.  Books and Records................................................................................     A-8
  5.12.  Properties.......................................................................................     A-8
  5.13.  Environmental Matters............................................................................     A-9
  5.14.  Employee Benefit Plans...........................................................................    A-10
  5.15.  Labor Matters....................................................................................    A-10
  5.16.  No Brokers.......................................................................................    A-10
  5.17.  Opinion of Financial Advisor.....................................................................    A-11
  5.18.  Kimco Stock Ownership............................................................................    A-11
  5.19.  Related Party Transactions.......................................................................    A-11
  5.20.  Contracts and Commitments........................................................................    A-11
  5.21.  Leases...........................................................................................    A-11
  5.22.  Investment Company Act of 1940...................................................................    A-11
  5.23.  Development Rights...............................................................................    A-11
  5.24.  Certain Payments Resulting From Transactions.....................................................    A-12
  5.25.  State Takeover Statutes..........................................................................    A-12

                                                    ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF KIMCO AND MERGER SUB....................................................    A-12
   6.1.  Existence; Good Standing; Authority; Compliance With Law.........................................    A-12
   6.2.  Authorization, Validity and Effect of Agreements.................................................    A-13
   6.3.  Capitalization...................................................................................    A-13
   6.4.  Subsidiaries.....................................................................................    A-13
   6.5.  Other Interests..................................................................................    A-13
   6.6.  No Violation.....................................................................................    A-13
   6.7.  SEC Documents....................................................................................    A-14
   6.8.  Litigation.......................................................................................    A-14
   6.9.  Absence of Certain Changes.......................................................................    A-14
  6.10.  Taxes............................................................................................    A-15
  6.11.  Books and Records................................................................................    A-15
  6.12.  Properties.......................................................................................    A-15
  6.13.  Environmental Matters............................................................................    A-16
  6.14.  Employee Benefit Plans...........................................................................    A-16
  6.15.  Labor Matters....................................................................................    A-17
  6.16.  No Brokers.......................................................................................    A-17
  6.17.  Opinion of Financial Advisor.....................................................................    A-17
  6.18.  Price REIT Stock Ownership.......................................................................    A-17
  6.19.  Related Party Transactions.......................................................................    A-17
  6.20.  Contracts and Commitments........................................................................    A-17
  6.21.  Leases...........................................................................................    A-18
  6.22.  Investment Company Act of 1940...................................................................    A-18

                                                    ARTICLE 7
COVENANTS.................................................................................................    A-18
   7.1.  No Solicitation by Price REIT....................................................................    A-18
   7.2.  No Solicitation by Kimco.........................................................................    A-19
   7.3.  Conduct of Businesses............................................................................    A-20
   7.4.  Meetings of Stockholders.........................................................................    A-23
   7.5.  Filings; Other Action............................................................................    A-24
   7.6.  Inspection of Records............................................................................    A-24
   7.7.  Publicity........................................................................................    A-24
   7.8.  Registration Statement...........................................................................    A-24
   7.9.  Listing Application..............................................................................    A-25
  7.10.  Assumption of Debt and Leases....................................................................    A-25
  7.11.  Affiliates of Price REIT.........................................................................    A-25
  7.12.  Expenses.........................................................................................    A-25
  7.13.  Indemnification..................................................................................    A-25
  7.14.  Employees........................................................................................    A-26
  7.15.  Reorganization...................................................................................    A-27
  7.16.  Advice of Changes................................................................................    A-27
  7.17.  Disqualifying Event..............................................................................    A-27
  7.18.  Governance.......................................................................................    A-27

                                                    ARTICLE 8
CONDITIONS................................................................................................    A-28
   8.1.  Conditions to Each Party's Obligation to Effect the Merger.......................................    A-28

   8.2.  Conditions to Obligations of Price REIT to Effect the Merger.....................................    A-28
   8.3.  Conditions to Obligation of Kimco and Merger Sub to Effect the Merger............................    A-29

                                                    ARTICLE 9
TERMINATION...............................................................................................    A-30
   9.1.  Termination by Mutual Consent....................................................................    A-30
   9.2.  Termination by Either Kimco or Price REIT........................................................    A-30
   9.3.  Termination by Price REIT........................................................................    A-30
   9.4.  Termination by Kimco.............................................................................    A-30
   9.5.  Certain Fees and Expenses Upon Effect of Termination and Abandonment.............................    A-30
   9.6.  Extension; Waiver................................................................................    A-32

                                                    ARTICLE 10
GENERAL PROVISIONS........................................................................................    A-32
  10.1.  Nonsurvival of Representations, Warranties and Agreements........................................    A-32
  10.2.  Notices..........................................................................................    A-33
  10.3.  Assignment; Binding Effect; Benefit..............................................................    A-33
  10.4.  Entire Agreement.................................................................................    A-33
  10.5.  Confidentiality..................................................................................    A-34
  10.6.  Amendment........................................................................................    A-34
  10.7.  Governing Law....................................................................................    A-34
  10.8.  Counterparts.....................................................................................    A-35
  10.9.  Headings.........................................................................................    A-35
 10.10.  Interpretation...................................................................................    A-35
 10.11.  Extension; Waiver................................................................................    A-35
 10.12.  Incorporation....................................................................................    A-35
 10.13.  Severability.....................................................................................    A-35
 10.14.  Enforcement of Agreement.........................................................................    A-35
 10.15.  Definitions......................................................................................    A-35
SCHEDULE 6.2..............................................................................................     S-1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this 'Agreement'), dated as of January 13, 1998, among Kimco Realty Corporation, a Maryland corporation ('Kimco'), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ('Merger Sub'), and The Price REIT, Inc., a Maryland corporation ('Price REIT').

                                    RECITALS

     A. The Board of Directors of Kimco and the Board of Directors of Price REIT have both determined that a business combination between Kimco and Price REIT is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the 'Code'), and for financial accounting purposes shall be accounted for as a 'purchase.'

     C. Each of Kimco and Price REIT has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     D. Kimco, Merger Sub and Price REIT desire to make certain representations, warranties and agreements in connection with the merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Price REIT shall be merged with and into Merger Sub in accordance with this Agreement and the separate corporate existence of Price REIT shall thereupon cease (the 'Merger'). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the 'Surviving Corporation'). The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law (the 'MGCL').

     1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the 'Closing') shall take place (a) at the offices of Brown & Wood LLP, One World Trade Center, New York, New York, at 9:00 a.m., local time, on the third business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Kimco and Price REIT may agree. The date on which the Closing occurs is hereinafter referred to as the 'Closing Date.' As used herein, 'business day'

shall mean a day on which banks are not required or authorized to close in The City of New York.

     1.3.  Effective Time.  If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger meeting the requirements of the MGCL to be properly executed, verified and delivered for filing in accordance with the MGCL on the Closing Date. The Merger shall become effective upon the later of the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the 'SDAT') in accordance with the MGCL or at such later time which the parties hereto shall have agreed upon and designated in the Articles of Merger in accordance with the MGCL as the effective time of the Merger (the 'Effective Time').

                                   ARTICLE 2

                CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

     2.1. Charter. The Charter of Merger Sub in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law; provided that, as of the Effective Time, Article Second of such Charter shall be amended to read in its entirety as follows: 'The name of the corporation (which is hereinafter called the 'Corporation') is: The Price REIT, Inc.'

     2.2. Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

     3.2. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                   ARTICLE 4

                                PRICE REIT STOCK

     4.1.  Conversion of the Price REIT Stock.

     (a) At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of Common Stock, par value $.01 per share, of the Surviving Corporation.


     (b) At the Effective Time, each share of common stock, par value $.01 per share, of Price REIT (the 'Price REIT Common Stock'), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon surrender of the certificate formerly representing such share (a 'Certificate') in accordance with Section 4.2: (A) in the event that the sum of (i) the Kimco Average Closing Price (as hereinafter defined) and (ii) $10.00 (the sum being referred to herein as the 'Notional Value') is less than or equal to $45.00: one share of Kimco Common Stock, par value $.01 per share (the 'Kimco Common Stock'), plus a number of depositary shares (the 'Kimco Depositary Shares'), each of which represents an interest in one-tenth of a share of Kimco Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, having the terms and conditions specified on Exhibit A hereto (the 'Kimco Class D Preferred Stock'), equal to a fraction, the numerator of which is $45.00 less the Kimco Average Closing Price and the denominator of which is $25.00; provided, however, that if the Kimco Average Closing Price is less than $33.75, each share of Price REIT Common Stock shall be converted into the right to receive 0.45 Kimco Depositary Shares plus a number of shares of Kimco Common Stock equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Kimco Average Closing Price; and (B) if the Notional Value is greater than $45.00: one share of Kimco Common Stock plus a number of Kimco Depositary Shares equal to 0.4 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Kimco Depositary Shares issued in respect of one share of Price REIT Common Stock be less than 0.36. As used herein, the 'Kimco Average Closing Price' shall be the average of the closing sales prices of the Kimco Common Stock on the New York Stock Exchange (the 'NYSE') as reported in The Wall Street Journal, or, if not reported thereby, by another authoritative source, during the twenty (20) consecutive trading days ending on and including the third trading day immediately preceding the date of the special meeting of Kimco's stockholders contemplated by Section 7.4 hereof. The Kimco Common Stock and the Kimco Depositary Shares to be received as consideration pursuant to the Merger by each holder of Price REIT Common Stock are referred to herein as the 'Merger Consideration.'

     (c) As a result of the Merger and without any action on the part of the holder thereof, all shares of Price REIT Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a 'Certificate') representing any shares of Price REIT Common Stock shall thereafter cease to have any rights with respect to such shares of Price REIT Common Stock, except the right to receive, without interest, the Merger Consideration and cash in lieu of fractional shares of Kimco Common Stock and/or Kimco Depositary Shares in accordance with Sections 4.1(b) and 4.2(e) hereto upon the surrender of such Certificate.

     (d) Each share of Price REIT Common Stock issued and held in Price REIT's treasury at the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.


     (e) Each option (a 'Price REIT Stock Option') to purchase shares of Price REIT Common Stock granted under the stock option agreements and under the Price REIT 1993 Stock Option Plan or the Price REIT 1996 Directors' Stock Option Plan (the 'Price REIT Stock Option Plans') as set forth on Schedule 4.1(e) of the Price REIT Disclosure Letter (as hereinafter defined), which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall be satisfied and cancelled, at the Effective Time, and, in the case of each such satisfied and cancelled Price REIT Stock Option, each holder thereof shall be entitled to receive from Kimco and Kimco shall deliver or shall cause to be delivered to such holder, as soon as practicable but in no event later than five business days following the Effective Time, a number of shares of the Kimco Common Stock and Kimco Depositary Shares in the same proportion as such stock is issued as Merger Consideration pursuant to Section 4.1(b) (the 'Option Consideration') (and cash in lieu of fractional shares of Option Consideration) having a value equal to (A) the product of (i) the amount by which the value of the Merger Consideration payable per share of Price REIT Common Stock pursuant to Section 4.1(b), assuming such Price REIT Stock Option had been exercised immediately prior to the Effective Time, exceeds the per share exercise price of such Price REIT Stock Option and (ii) the number of shares subject to such Price REIT Stock Option (the product of (i) and (ii) being the 'Option Spread'), minus (B) the product of (i) the Option Spread and
(ii) the sum of the Federal Withholding Rate and the State Withholding Rate set forth opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter (which sum will be provided to Kimco at least ten (10) business days prior to the Closing Date). The parties understand, acknowledge and agree that the reduction in the Option Consideration, described in Clause
(B) of the previous sentence, is in full satisfaction of all federal and state employment and withholding tax requirements applicable to such holder, and that there shall be no reduction of any other compensation payable to such holder as a result of the cancellation of such Price REIT Stock Option. For each holder, Kimco shall remit to the Internal Revenue Service, in the manner required by the applicable withholding requirements, the product of (x) the Option Spread for such holder and (y) the percentage set forth under 'Federal Withholding Rate' opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter. For each holder, Kimco shall remit to the California Franchise Tax Board (or such other appropriate state authority) in the manner required by the applicable withholding requirements, the product of (x) the Option Spread for such holder and (y) the percentage set forth under 'State Withholding Rate' opposite the name of such holder on Schedule 4.1(e) of the Price REIT Disclosure Letter.

     (f)  Prior to the Effective Time, Price REIT shall use its best efforts to
(i) obtain any requisite consents or releases from holders of Price REIT Stock Options and (ii) make any amendments to the terms of the Price REIT Stock Option Plans or any award granted thereunder that are necessary to give effect to the transactions contemplated by Section 4.1(e). Notwithstanding any other provision of Section 4.1(e), delivery of the Option Consideration may be withheld in respect of any option or award contemplated by Section 4.1(e) until any necessary consents are obtained.

     4.2.  Exchange of Certificates Representing Price REIT Common Stock.

     (a)  As of the Effective Time, Kimco shall deposit, or shall cause to be deposited, with an exchange agent selected by Kimco, which shall be Kimco's transfer agent or such other party reasonably satisfactory to Price REIT (the 'Exchange Agent'), for the benefit of the holders of shares of Price REIT Common Stock, for exchange in accordance with this Article 4, certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration to be issued pursuant to Section
4.1 and paid pursuant to this Section 4.2 in exchange for outstanding shares of Price Common Stock.

     (b) Promptly after the Effective Time, Kimco shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Kimco may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing the number of whole shares of the Merger Consideration and (y) a check representing the amount of cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Price REIT Common Stock which is not registered in the transfer records of Price REIT, certificates representing the proper number of shares of the Merger Consideration, together with a check for the cash to be paid in lieu of fractional shares of the Merger Consideration, may be issued to such a transferee if the Certificate representing shares of such Price REIT Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Merger Consideration shall be paid with respect to any shares of Price REIT Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of the Merger Consideration issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Merger Consideration and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of the Merger Consideration, less the amount of any withholding taxes which may be required thereon.

     (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Price REIT of the shares of Price REIT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for whole shares of the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Article 4. Certificates surrendered for exchange by any person constituting an 'affiliate' of Price REIT for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the 'Securities Act'), shall not be exchanged until Kimco has received a written agreement from such person as provided in Section 7.11.

     (e) No fractional shares of the Merger Consideration shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of the Merger Consideration pursuant to Section 4.1(b) cash adjustments will be paid to holders in respect of any fractional shares of the Merger Consideration that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Kimco Average Closing Price per share of Kimco Common Stock and of the liquidation preference per depositary share of Kimco Class D Preferred Stock, as applicable.

     (f) Any portion of the Merger Consideration held by the Exchange Agent (together with any cash in lieu of fractional shares of the Merger Consideration and the proceeds of any investments thereof) that remains unclaimed by the former stockholders of Price REIT one year after the Effective Time shall be delivered to the

Surviving Corporation. Any former stockholders of Price REIT who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares constituting the Merger Consideration, cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions on the Merger Consideration deliverable in respect of each share of Price REIT Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (g) None of Kimco, Price REIT, the Exchange Agent or any other person shall be liable to any former holder of shares of Price REIT Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of fractional shares of Kimco Class D Preferred Stock, and unpaid dividends and distributions on shares of the Merger Consideration as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

     (i) The holders of shares of Price REIT Common Stock shall not be entitled to appraisal rights as a result of the Merger.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PRICE REIT

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Kimco, which shall refer to the relevant Sections of this Agreement (the 'Price REIT Disclosure Letter'), Price REIT represents and warrants to Kimco as follows:

     5.1. Existence; Good Standing; Authority; Compliance With Law. Price REIT is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. Price REIT is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Price REIT and its Subsidiaries taken as a whole (a 'Price REIT Material Adverse Effect'). Price REIT has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of Price REIT's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Price REIT Material Adverse Effect. Neither Price REIT nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Price REIT or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Price REIT Material Adverse Effect. To the knowledge of the executive officers of Price REIT, Price REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Price REIT Material Adverse Effect. Copies of Price REIT's and its Subsidiaries' charter, bylaws, organization documents and partnership and joint venture agreements have been previously delivered or made available to Kimco and such documents are listed in the Price REIT Disclosure

Letter and are true and correct. For the purposes of the immediately preceding sentence, the term 'Subsidiary' shall include the entities set forth on Schedule
5.5 of the Price REIT Disclosure Letter.

     5.2. Authorization, Validity and Effect of Agreements. Price REIT has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. Subject only to the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of holders of a majority of the outstanding shares of Price REIT Common Stock, the consummation by Price REIT of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Price REIT. This Agreement constitutes the valid and legally binding obligations of Price REIT, enforceable against Price REIT in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3. Capitalization. The authorized capital stock of Price REIT consists of 25,000,000 shares of Price REIT Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the 'Price REIT Preferred Stock'). As of January 12, 1998, there were 11,700,793 shares of Price REIT Common Stock issued and outstanding and no shares of Price REIT Preferred Stock issued and outstanding. Price REIT has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Price REIT on any matter. All such issued and outstanding shares of Price REIT Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than the Price REIT Stock Options, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Price REIT or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Price REIT or any of its Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of Price REIT or the Surviving Corporation pursuant to any Price REIT Benefit Plan (as defined in Section 5.14).

     5.4. Subsidiaries. Price REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Price REIT's Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Price REIT's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Price REIT free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Price REIT is set forth on the Price REIT Disclosure Letter, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it.

     5.5. Other Interests. Except for interests in the Price REIT Subsidiaries, neither Price REIT nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6. No Violation. Except as set forth on Schedule 5.6 of the Price REIT Disclosure Letter, neither the execution and delivery by Price REIT of this Agreement nor the consummation by Price REIT of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the charter or bylaws of Price REIT, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or, except as otherwise contemplated by Section 4.1(e), accelerate vesting under, any of the Price REIT Stock Option Plans, or any grant or award made under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Price REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Price REIT or any of its Subsidiaries is a party, or by which Price REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Price

REIT Material Adverse Effect, or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the filings provided for in
Article 1, any filings required by the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the Securities Act or applicable state securities and 'Blue Sky' laws (collectively, the 'Regulatory Filings') and filings with the NYSE, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Price REIT from performing its obligations under this Agreement in any material respect.

     5.7. SEC Documents. Price REIT has delivered or made available to Kimco each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements covering mortgage pass-through certificates) since January 1, 1995, which are set forth on the Price REIT Disclosure Letter, each in the form (including exhibits and any amendments thereto) filed with the United States Securities and Exchange Commission (the 'SEC') (collectively, the 'Price REIT Reports'). The Price REIT Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by Price REIT under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the 'Securities Laws'). As of their respective dates, the Price REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Price REIT included in or incorporated by reference into the Price REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of Price REIT and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Price REIT included in or incorporated by reference into the Price REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Price REIT and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of Price REIT and its Subsidiaries at September 30, 1997, including all notes thereto, or as set forth in the Price REIT Reports, neither Price REIT nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Price REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied other than any such liabilities or obligations that, individually or in the aggregate, would not have a Price REIT Material Adverse Effect.

     5.8. Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Price REIT or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the knowledge of Price REIT, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Price REIT or any of its Subsidiaries or, to the knowledge of Price REIT, against any of its directors, officers, employees or agents or, to the knowledge of Price REIT, threatened in writing against Price REIT or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Price REIT Material Adverse Effect.

     5.9. Absence of Certain Changes. Except as disclosed in the Price REIT Reports filed with the SEC prior to the date hereof, since September 30, 1997, Price REIT and its Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Price REIT Material Adverse Effect, (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Price REIT Common Stock, (iii) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a 'Commitment') entered into by Price

REIT or any of its Subsidiaries, other than Commitments made in the ordinary course of business none of which exceed $250,000 individually or

$1,000,000 in the aggregate, or (iv) any material change in Price REIT's accounting principles, practices or methods.

     5.10. Taxes. (a) Price REIT and each of its Subsidiaries (i) has timely filed all federal, state, local and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns. The federal, state or local income or franchise tax returns of Price REIT and each of its Subsidiaries, have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have a Price REIT Material Adverse Effect. Neither Price REIT nor any of its Subsidiaries has executed or filed with the Internal Revenue Service (the 'IRS') or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Neither Price REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Price REIT and each of its Subsidiaries and all communications relating thereto have been delivered to Kimco or made available to representatives of Kimco. The most recent audited financial statements contained in the Price REIT Reports reflect an adequate reserve for all material Taxes payable by Price REIT and the Price REIT Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, Price REIT has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither Price REIT nor any Price REIT Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. As used in this Agreement, 'Taxes' shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

     (b) Price REIT (i) has elected to be taxed as a real estate investment trust (a 'REIT') within the meaning of the Code commencing with its taxable year ended December 31, 1991, (ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1991 through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate, in such a manner so as to qualify as a REIT for its taxable year ending the Closing Date, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of Price REIT, no such challenge is pending or threatened. Price REIT represents that each of its corporate Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code (as in effect prior to the enactment of the Taxpayer Relief Act of 1997), and that each partnership, limited liability company, joint venture or other legal entity in which Price REIT (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

     5.11.  Books and Records.

     (a) The books of account and other financial records of Price REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Price REIT Reports.

     (b) The minute books and other records of Price REIT and its Subsidiaries, have been made available to Kimco, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders, members and directors and any committees of the Board of Directors of Price REIT and its Subsidiaries.

     5.12. Properties. Price REIT and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in the Price REIT Disclosure Letter (the 'Price REIT Properties'), which are all of the real estate properties owned or leased by them. The Price REIT Properties are not subject to any rights of way, written agreements (other than leases), laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, 'Property Restrictions'), except for (i) liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ('Encumbrances') and Property Restrictions set forth in the Price REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Kimco), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Price REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Price REIT and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Price REIT's or any of its Subsidiaries' fee simple title to the Price REIT Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and on the Price REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against any such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any of the Price REIT Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Price REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Price REIT has rights to, to and from any of the Price REIT Properties which are currently occupied has been obtained and is in full force and effect, and, to the best knowledge of Price REIT, there exists no pending threat of modification or cancellation of any of same. Price REIT is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Price REIT Properties issued by any governmental authority other than such violations which would not reasonably be expected to have a Price REIT Material Adverse Effect. To the knowledge of Price REIT, (A) there are no material structural defects relating to the Price REIT Properties, (B) there are no Price REIT Properties whose building systems are not in working order in any material respect (except for temporary and routine maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (C) there is no physical damage to any Price REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof, or (D) no current renovation or restoration to any Price REIT Property is underway or is being contemplated the cost of which exceeds $100,000, except as set forth in
Schedule 5.12 of the Price REIT Disclosure Letter. Neither Price REIT nor any of its Subsidiaries have received any written notice to the effect that (x) any condemnation or material rezoning proceedings are pending or threatened with respect to any of the Price REIT Properties or (y) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect by the continued maintenance, operation or use of any buildings or other improvements on any of the Price REIT Properties as currently maintained, used or operated or by the continued maintenance, operation or use of the parking areas as currently maintained, used or operated. All work to be performed, payments to be made and actions to be taken by Price REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Price REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Price REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

     5.13. Environmental Matters. To the actual knowledge of the executive officers of Price REIT, none of Price REIT, any of its Subsidiaries or any other person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Price REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Price REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Price REIT Material Adverse Effect; and in connection with the construction on or operation and use of the Price REIT Properties, Price REIT and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not reasonably be expected to have a Price REIT Material Adverse Effect.

     5.14. Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of Price REIT and the Price REIT Subsidiaries (the 'Price REIT Benefit Plans') are listed in the Price REIT Disclosure Letter. True and complete copies of the Price REIT Benefit Plans have been made available to Kimco. To the extent applicable, the Price REIT Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, and any Price REIT Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Price REIT Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Price REIT Benefit Plan nor any fiduciary thereof nor Price REIT has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Price REIT Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of Price REIT, there are no pending or anticipated claims against or otherwise involving any of the Price REIT Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Price REIT Benefit Plan activities) has been brought against or with respect to any such Price REIT Benefit Plan, except for any of the foregoing which would not have a Price REIT Material Adverse Effect. All material contributions required to be made as of the date hereof to the Price REIT Benefit Plans have been timely made or provided for. Neither Price REIT nor any entity under 'common control' with Price REIT within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any 'multiemployer plan' (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Price REIT does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code, and Price REIT has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Price REIT Reports, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Price REIT or any of its Subsidiaries.

     5.15. Labor Matters. Neither Price REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Price REIT, threatened against Price REIT or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a Price REIT Material Adverse Effect. To the knowledge of the executive officers of Price REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Price REIT or any of its Subsidiaries.

     5.16. No Brokers. Price REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Price REIT or Kimco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Price REIT has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') as its financial advisor, pursuant to an engagement letter dated November 20, 1997, a true and correct copy of which has been delivered to Kimco prior to the date hereof. Other than the foregoing arrangements, Price REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.17. Opinion of Financial Advisor. Price REIT has received the opinion of Merrill Lynch to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Price REIT Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

     5.18. Kimco Stock Ownership. Neither Price REIT nor any of its Subsidiaries owns any shares of Kimco Common Stock or other securities convertible into any shares of Kimco Common Stock.

     5.19. Related Party Transactions. Set forth in the Price REIT Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Price REIT or any of its Subsidiaries with any executive officer, director or family members or affiliates of such persons required to be disclosed in the Price REIT Reports (including reports and filings analogous to the Price REIT Reports prior to January 1, 1995) pursuant to the rules and regulations of the SEC. The copies of such documents, all of which have previously been delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter and are true and correct.

     5.20. Contracts and Commitments. The Price REIT Disclosure Letter or the Price REIT Reports set forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Price REIT Properties or personal property of Price REIT and its Subsidiaries and (ii) each Commitment entered into by Price

REIT or any of its Subsidiaries which may result in total payments or liability in excess of $500,000, excluding tenant reimbursements and leases entered into in the ordinary course. Copies of the foregoing have been previously delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter or included in the Price REIT Reports and are true and correct. Each of the contracts and Commitments described in the preceding sentence is in full force and effect; none of Price REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the contracts and Commitments described in the preceding sentence or is in default respecting any payment obligations thereunder beyond any applicable grace periods; and, to Price REIT's knowledge, none of the other parties to such contracts and Commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which Price REIT or any of its Subsidiaries is a party are set forth on the Price REIT Disclosure Letter and Price REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.21. Leases. (a) The Price REIT Disclosure Letter sets forth a list of all Price REIT Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Price REIT's rental revenues for the most recent period reflected in the financial statements included in the Price REIT Reports (a 'Material Price REIT Lease') and, with respect to each such Material Price REIT Lease, sets forth the following information:

          (i) the name of the lessee;

          (ii) the expiration date of the lease;

          (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

          (iv) with respect to any Material Price REIT Lease with a remaining term of less than 24 months, whether the lessee has notified Price REIT in writing of any intention not to renew, or seek to renew, the lease.

     (b) Except as set forth in the Price REIT Disclosure Letter, (i) all rental payments due under each Material Price REIT Lease have been paid during the period January 1, 1997 through November 30, 1997, and (ii) to Price REIT's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Price REIT Lease.

     5.22. Investment Company Act of 1940. Neither Price REIT nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

     5.23. Development Rights. Set forth in the Price REIT Disclosure Letter is a list of all agreements entered into by Price REIT or any of its Subsidiaries relating to the development or construction of retail shopping center or other real estate properties. The copies of such agreements, all of which have previously been delivered or made available to Kimco, are listed on the Price REIT Disclosure Letter and are true and correct.

     5.24. Certain Payments Resulting From Transactions. Except as set forth in the Price REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Price REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the 'Employee Arrangements') that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Price REIT or any of its Subsidiaries or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Price REIT, Merger Sub or Kimco to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in the Price REIT Disclosure Letter, no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Price REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of Price REIT or any of its Subsidiaries, will be characterized as an 'excess parachute payment' within the meaning of Section 280G(b)(l) of the Code.

     5.25. State Takeover Statutes. Assuming that presently or at any time within two years prior to the date hereof (i) neither Kimco nor Merger Sub is or has been an 'interested stockholder' of Price REIT, and (ii) neither Kimco nor Merger Sub has been an 'affiliate of an interested stockholder' of Price REIT, all within the meaning of Section 3-601 of the MGCL, Price REIT has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any applicable 'fair price,' 'moratorium,' 'control share acquisition' or any other applicable anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.

                                   ARTICLE 6
             REPRESENTATIONS AND WARRANTIES OF KIMCO AND MERGER SUB

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Price REIT, which shall refer to the relevant Sections of this Agreement (the 'Kimco Disclosure Letter'), Kimco and Merger Sub represent and warrant to Price REIT as follows:

     6.1. Existence; Good Standing; Authority; Compliance With Law. Kimco and Merger Sub are corporations, and each is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Kimco is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Kimco and its Subsidiaries taken as a whole (a 'Kimco Material Adverse Effect'). Kimco has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted. Each of Kimco's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Kimco Material Adverse Effect. Neither Kimco nor any or its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Kimco or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Kimco Material Adverse Effect. To the knowledge of the executive officers of Kimco, Kimco and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Kimco Material Adverse Effect. True and correct copies of Kimco's and its Subsidiaries' charter, bylaws, organization documents, and partnership and joint venture agreements have been previously delivered or made available to Price REIT.

     6.2. Authorization, Validity and Effect of Agreements. Each of Kimco and Merger Sub has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the agreements listed on Schedule 6.2 attached hereto (the 'Ancillary Agreements') to which it is a party. Subject only to the approval of the issuance of the Merger Consideration pursuant to the Merger contemplated hereby by the holders of a majority of the shares of Kimco Common Stock present and voting thereon, the consummation by Kimco and Merger Sub of this Agreement, the Ancillary Agreement to which they are parties and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Kimco and Merger Sub. This Agreement constitutes, and the Ancillary Agreements to which they are parties (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Kimco and Merger Sub, enforceable against Kimco and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6.3. Capitalization. The authorized capital stock of Kimco consists of 100,000,000 shares of Kimco Common Stock and 5,000,000 shares of Preferred Stock, 345,000 shares of Class A Cumulative Redeemable Preferred Stock (the 'Class A Preferred Stock'), 230,000 shares of Class B Cumulative Redeemable Preferred Stock, (the 'Class B Preferred Stock') and 460,000 Class C Cumulative Redeemable Preferred Stock (the 'Class C Preferred Stock'), each par value $1.00 per share (collectively, the 'Kimco Preferred Stock'). As of the date hereof, there were 40,394,805 shares of Kimco Common Stock issued and outstanding and 300,000 shares of Class A Preferred Stock, 200,000 shares of Class B Preferred

Stock, 400,000 shares of Class C Preferred Stock and no shares of Preferred Stock of Kimco issued and outstanding. Kimco has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Kimco on any matter. All such issued and outstanding shares of Kimco Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Kimco or any of its Subsidiaries to issue, transfer or sell any shares of stock or other equity interest of Kimco or any of its Subsidiaries, other than the issuance after the date hereof by Kimco of Kimco Common Stock, consistent with prior practice, upon the exercise of stock options issued to employees and directors. As of the date hereof, options to purchase an aggregate number of 1,879,841 shares of Kimco Common Stock are outstanding, of which options to purchase 1,069,485 are exercisable.

     6.4. Subsidiaries. (a) Except as set forth on Schedule 6.4 of the Kimco Disclosure Letter, as of the date hereof, Kimco owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Kimco's Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Kimco's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Kimco free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Kimco is set forth on the Kimco Disclosure Letter, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the percentage ownership in each Subsidiary.

     (b) The authorized stock of Merger Sub consists of one hundred (100) shares of Common Stock, par value $.01 per share, which shares are issued and outstanding and owned by Kimco. Kimco has owned and, as of the Closing Date, will own 100% of the stock of Merger Sub at all times since Merger Sub's formation. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

     6.5. Other Interests. Except for interests in the Kimco Subsidiaries and as otherwise set forth in the Kimco Disclosure Letter, neither Kimco nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     6.6. No Violation. Except as set forth in Schedule 6.6 of the Kimco Disclosure Letter, neither the execution and delivery by Kimco and Merger Sub of this Agreement nor the consummation by Kimco and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the charter of Kimco, the Articles of Incorporation of Merger Sub or their respective bylaws, (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Kimco's stock option plans, or any grant or award under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Kimco or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Kimco or any of its Subsidiaries is a party, or by which Kimco or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Kimco Material Adverse Effect or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the Regulatory Filings and filings with the NYSE, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Kimco from performing its obligations under this Agreement in any material respect.

     6.7. SEC Documents. Kimco has delivered or made available to Price REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1995, which are set forth on the Kimco Disclosure Letter, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the 'Kimco Reports'). The Kimco Reports, which were filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by Kimco under the Securities Laws. As of their respective dates, the Kimco Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Kimco included in or incorporated by reference into the Kimco Reports (including the related notes and schedules) fairly presents the consolidated financial position of Kimco and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Kimco included in or incorporated by reference into the Kimco Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Kimco and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of Kimco and its Subsidiaries at September 30, 1997, including all notes thereto, or as set forth in the Kimco Reports, neither Kimco nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Kimco or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, other than any such liabilities or obligations that, individually or in the aggregate, would not have a Kimco Material Adverse Effect.

     6.8. Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Kimco or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the best knowledge of Kimco, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Kimco or any of its Subsidiaries or, to the knowledge of Kimco, against any of its directors, officers, employees or agents or, to the knowledge of Kimco, threatened in writing against Kimco or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a Kimco Material Adverse Effect.

     6.9. Absence of Certain Changes. Except as disclosed in the Kimco Reports filed with the SEC prior to the date hereof or in Schedule 6.9 of the Kimco Disclosure Letter, since September 30, 1997, Kimco and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Kimco Material Adverse Effect, (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Kimco Common Stock or (iii) any material change in Kimco's accounting principles, practices or methods.

     6.10. Taxes. (a) Kimco and each of its Subsidiaries (i) has timely filed all federal, state, local and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns. The federal, state or local income or franchise tax returns of Kimco and each of its Subsidiaries have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have a Kimco Material Adverse Effect. Neither Kimco nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Neither Kimco nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Kimco and each of its Subsidiaries and all communications relating thereto have been delivered to Price REIT or made available to representatives of Price REIT. The most recent audited financial statements contained in the Kimco Reports reflect an adequate reserve for all material Taxes payable by Kimco and the Kimco Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, Kimco has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Kimco nor any Kimco Subsidiary has incurred any liability for Taxes other than in the ordinary course of business.

     (b) Kimco (i) has elected to be taxed as a real estate investment trust (a 'REIT') within the meaning of the Code commencing with its taxable year ended December 31, 1992, (ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its taxable year ended December 31, 1992 through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate in such a manner so as to qualify as a REIT for its taxable year ending December 31, 1998, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of Kimco, no such challenge is pending or threatened. Kimco represents that each of its corporate Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code (as in effect prior to the enactment of the Taxpayer Relief Act of 1997), and that each partnership, limited liability company, joint venture or other legal entity in which Kimco (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

     6.11. Books and Records. (a) The books of account and other financial records of Kimco and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Kimco Reports.

     (b) The minute books and other records of Kimco and its Subsidiaries, have been made available to Price REIT, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other trust and corporate action of the stockholders, members and directors and any committees of the Board of Directors of Kimco and its Subsidiaries.

     6.12. Properties. Kimco and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in the Kimco Disclosure Letter (the 'Kimco Properties'), which are all the real estate properties owned or leased by them. The Kimco Properties are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Kimco Disclosure

Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Price REIT) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Kimco Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Kimco and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Kimco's or any of its Subsidiaries' fee simple title to the Kimco Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and on the Kimco Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any of the Kimco Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Kimco Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Kimco has rights to, to and from any of the Kimco Properties which are currently occupied has not been obtained and is not in full force and effect, and, to the best knowledge of Kimco, there exists no pending threat of modification or cancellation of any of same. Kimco is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Kimco Properties issued by any governmental authority, other than such violations which would not reasonably be expected to have a Kimco Material Adverse Effect. To the knowledge of Kimco (A) there are no material structural defects relating to the Kimco Properties, (B) there are no Kimco Properties whose building systems are not in working order in any material respect (except for temporary and routine maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (C) there is no physical damage to any Kimco Property in excess of $500,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof or (D) no current renovation or restoration to any Kimco Property is under way or is being contemplated the cost of which exceeds $500,000, except as set forth on Schedule 6.12 of the Kimco Disclosure Letter. Neither Kimco nor any of its Subsidiaries have received any written notice to the effect that (x) any condemnation or material rezoning proceedings are pending or threatened with respect to any of the Kimco Properties or (y) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect by the continued maintenance, operation or use of any buildings or other improvements on any of the Kimco Properties as currently maintained, used or operated or by the continued maintenance, operation or use of the parking areas as currently maintained, used or operated.

     6.13. Environmental Matters. To the actual knowledge of the executive officers of Kimco, none of Kimco, any of its Subsidiaries or any other person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Kimco Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Kimco Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Kimco Material Adverse Effect; and in connection with the construction on or operation and use of the Kimco Properties, Kimco and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not reasonably be expected to have a Kimco Material Adverse Effect.

     6.14. Employee Benefit Plans. All employee benefits plans and other benefit programs, policies and arrangements covering employees of Kimco and its Subsidiaries (the 'Kimco Benefit Plans') are listed in the Kimco Disclosure Letter. True and complete copies of the Kimco Benefit Plans have been made available to Price REIT. To the extent applicable, the Kimco Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Kimco Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Kimco Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Kimco Benefit Plan nor any fiduciary thereof nor Kimco has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Kimco Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of Kimco, there are no pending or anticipated claims against or otherwise involving any of the Kimco Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Kimco Benefit Plan activities) has been brought against or with respect to any such Kimco Benefit Plan, except for any of the foregoing which would not have a Kimco Material Adverse Effect. All material contributions required to be made as of the date hereof to the Kimco Benefit Plans have been timely made or provided for. Neither Kimco nor any entity under 'common control' with Kimco within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any 'multiemployer plan' (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Kimco does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code, and Kimco has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Kimco Reports, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Kimco or any of its Subsidiaries.

     6.15. Labor Matters. Neither Kimco nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Kimco, threatened against Kimco or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a Kimco Material Adverse Effect. To the knowledge of the executive officers of Kimco, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Kimco or any of its Subsidiaries.

     6.16. No Brokers. Kimco has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Price REIT or Kimco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Kimco has retained Jefferies & Company, Inc. ('Jefferies') as its financial advisor, pursuant to an engagement letter dated December 16, 1997, a true and correct copy of which has been delivered to Price REIT prior to the date hereof. Other than the foregoing arrangements, Kimco is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.17. Opinion of Financial Advisor. Kimco has received the opinion of Jefferies to the effect that, as of the date hereof, the Merger Consideration to be paid by Kimco pursuant to the Merger is fair to the holders of Kimco Common Stock from a financial point of view.

     6.18. Price REIT Stock Ownership. Neither Kimco nor any of its Subsidiaries owns any shares of capital stock of Price REIT or other securities convertible into capital stock of Price REIT.

     6.19. Related Party Transactions. Set forth in the Kimco Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Kimco or any of its Subsidiaries with any executive officer, director or family members of affiliates of such persons required to be disclosed in the Kimco Reports (including reports and filings analogous to the Kimco Reports prior to January 1, 1995) pursuant to the rules and regulations of the SEC. The copies of such documents, all of which have been previously delivered or made available to Price REIT, are listed on the Kimco Disclosure Letter and are true and correct.

     6.20. Contracts and Commitments. The Kimco Disclosure Letter or the Kimco Reports set forth, as of the date hereof, (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the

Kimco Properties or personal property of Kimco and its Subsidiaries and (ii) each Commitment entered into by Kimco or any of its Subsidiaries which may result in total payments or liability in excess of $500,000, excluding tenant reimbursements and leases entered into in the ordinary course. Copies of the foregoing have been previously delivered or made available to Price REIT, are listed on the Kimco Disclosure Letter or included in the Kimco Reports and are true and correct. None of Kimco or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All joint venture agreements to which Kimco or any of its Subsidiaries is a party are set forth on the Kimco Disclosure Letter and Kimco or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     6.21. Leases.

     (a) The Kimco Disclosure Letter sets forth a list of all Kimco Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Kimco's rental revenues for the most recent period reflected in the financial statements included in the Kimco Reports (a 'Material Kimco Lease') and, with respect to each such Material Kimco Lease, sets forth the following information:

          (i) the name of the lessee;

          (ii) the expiration date of the lease;

          (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

          (iv) with respect to any Material Kimco Lease with a remaining term of less than 24 months, whether the lessee has notified Kimco in writing of any intention not to renew, or seek to renew, the lease.

     (b) Except as set forth in the Kimco Disclosure Letter, (i) all rental payments due under each Material Kimco Lease have been paid during the period January 1, 1997 through November 30, 1997 and (ii) to Kimco's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Kimco Lease.

     6.22. Investment Company Act of 1940. Neither Kimco nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

                                   ARTICLE 7
                                   COVENANTS

     7.1. No Solicitation by Price REIT. (a) Price REIT shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Price REIT Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Price REIT Takeover Proposal; provided, however, that if the Board of Directors of Price REIT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Price REIT's stockholders under applicable law, Price REIT may, in response to a Price REIT Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.1(a), and subject to providing prior written notice of its decision to take such action to Kimco and compliance with
Section 7.1(c), (x) furnish information with respect to Price REIT and its Subsidiaries to any person making a Price REIT Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Price REIT after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Price REIT Takeover Proposal. For purposes of this Agreement, 'Price REIT Takeover Proposal' means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than

50% of the combined voting power of the shares of Price REIT Common Stock then outstanding or all or substantially all the assets of Price REIT.

     (b) Except as expressly permitted by this Section 7.1, neither the Board of Directors of Price REIT nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Kimco, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Price REIT Takeover Proposal or (iii) cause Price REIT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a 'Price REIT Acquisition Agreement') related to any Price REIT Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Price REIT determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Price REIT Takeover Proposal is more favorable to Price REIT's stockholders than the Merger, (B) that such Price REIT Takeover Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the adoption of this Agreement by holders of Price REIT Common Stock will not be obtained due to the pending Price REIT Takeover Proposal, the Board of Directors of Price REIT may (subject to this and the following sentences and in compliance with Section 9.3(a)) approve and recommend such Price REIT Takeover Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger and terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Price REIT to enter into any Price REIT Acquisition Agreement with respect to such Price REIT Takeover Proposal), but only at a time that is after the fifth business day following Kimco's receipt of written notice advising Kimco that the Board of Directors of Price REIT is prepared to accept a Price REIT Takeover Proposal, specifying the material terms and conditions of such Price REIT Takeover Proposal and identifying the person making such Price REIT Takeover Proposal.

     (c) In addition to the obligations of Price REIT set forth in paragraphs
(a) and (b) of this Section 7.1, Price REIT shall immediately advise Kimco orally and in writing of any request for information or of any Price REIT Takeover Proposal, the material terms and conditions of such request or Price REIT Takeover Proposal and the identity of the person making such request or Price REIT Takeover Proposal. Price REIT will keep Kimco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Price REIT Takeover Proposal.

     (d) Nothing contained in this Section 7.1 shall prohibit Price REIT from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Price REIT's stockholders if, in the good faith judgment of the Board of Directors of Price REIT, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Price REIT nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Price REIT Takeover Proposal, except in accordance with this Section 7.1.

     7.2. No Solicitation by Kimco. (a) Kimco shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Kimco Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Kimco Takeover Proposal; provided, however, that if the Board of Directors of Kimco determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Kimco's stockholders under applicable law, Kimco may, in response to a Kimco Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 7.2(a), and subject to providing prior written notice of its decision to take such action to Price REIT and compliance with Section 7.2(c), (x) furnish information with respect to Kimco and its Subsidiaries to any person making a Kimco Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Kimco after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Kimco Takeover Proposal. For purposes of this Agreement, 'Kimco Takeover Proposal' means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Kimco Common Stock then outstanding or all or substantially all the assets of Kimco.

     (b) Except as expressly permitted by this Section 7.2, neither the Board of Directors of Kimco nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Price REIT, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Kimco Common Stock and Kimco Preferred Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Kimco Takeover Proposal or (iii) cause Kimco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a 'Kimco Acquisition Agreement') related to any Kimco Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Kimco determines in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Kimco Takeover Proposal is more favorable to Kimco's stockholders than the Merger, (B) that such Price REIT Takeover Proposal is reasonably capable of being consummated and (C) that there is a substantial probability that the adoption of this Agreement by holders of Kimco Common Stock will not be obtained due to the existence of the pending Kimco Takeover Proposal, the Board of Directors of Kimco may (subject to this and the following sentences) approve and recommend such Kimco Takeover Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger and terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Kimco to enter into any Kimco Acquisition Agreement with respect to such Kimco Takeover Proposal), but only at a time that is after the fifth business day following Price REIT's receipt of written notice advising Price REIT that the Board of Directors of Kimco is prepared to accept a Kimco Takeover Proposal, specifying the material terms and conditions of such Kimco Takeover Proposal and identifying the person making such Kimco Takeover Proposal.

     (c) In addition to the obligations of Kimco set forth in paragraphs (a) and
(b) of this Section 7.2, Kimco shall immediately advise Price REIT orally and in writing of any request for information or of any Kimco Takeover Proposal, the material terms and conditions of such request or Kimco Takeover Proposal and the identity of the person making such request or Kimco Takeover Proposal. Kimco will keep Price REIT reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Kimco Takeover Proposal.

     (d) Nothing contained in this Section 7.2 shall prohibit Kimco from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Kimco's stockholders if, in the good faith judgment of the Board of Directors of Kimco, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Kimco nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Kimco Common Stock and Kimco Preferred Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Kimco Takeover Proposal, except in accordance with this Section 7.2.


     7.3. Conduct of Businesses.

     (i) Prior to the Effective Time, except as set forth in the Price REIT Disclosure Letter or the Kimco Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, Kimco and Price REIT:

          (a) shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (b) shall confer on a regular basis with one or more representatives of the other to report material operational matters and, subject to Sections 7.1 and 7.2, respectively, any proposals to engage in material transactions;

          (c) shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (d) shall set the record date for the quarterly dividend payable with respect to the Kimco Common Stock and Kimco Preferred Stock and Price REIT Common Stock, respectively, for the first calendar quarter of 1998 to a date no later than April 1; and

          (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

     (ii) Prior to the Effective Time, except (1) as disclosed in the Price REIT Two-Year Projection and the Price REIT Development Pipeline, copies of which have been previously provided to Kimco, (2) as set forth in the Price REIT Disclosure Letter, unless Kimco has consented in writing thereto, Price REIT:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clause
     (b) below;

          (b) shall not, and shall cause its Subsidiaries not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, retail shopping center properties or other real estate projects, except in the case of any of the foregoing in an amount not to exceed $150,000,000 in the aggregate;

          (c) shall not amend its charter or bylaws;

          (d) shall not (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction other than a private placement or a sale pursuant to Rule 415 of the Securities Act under an effective Price REIT registration statement of capital stock of Price REIT for an amount not to exceed $75,000,000, the proceeds of which shall be applied to pay down outstanding borrowings under Price REIT's existing credit facilities or to the matters specified in Section 7.3(ii)(b), in each case in a manner consistent with Price REIT's past practice, (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (3) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors or (4) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by applicable law or are less favorable to participants in such plans;

          (e) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (1)(x) a dividend in an amount not to exceed $0.75 per share of Price REIT Common Stock for the last quarter of the year ending December 31, 1997 and (y) a dividend in an amount equal to the greater of (I) $0.75 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Price REIT's estimated undistributed real estate investment trust taxable income (calculated without regard to the dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of
     Section 857(b)(2) of the Code for Price REIT's 1998 taxable year ending on the Closing Date and (B) Price REIT's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Price REIT's 1998 taxable year ending on the Closing Date, and except (2) in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Price REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (f) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, sell, lease, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of (i) any Price REIT Properties or any of its capital stock of or other interests in its Subsidiaries or (ii) any of its other assets which are material, individually or in the aggregate;

          (g) shall not, and shall not permit any of its Subsidiaries to, (i) incur, assume or prepay any indebtedness for borrowed money in an amount in excess of $100,000,000, which amounts shall be applied to pay down outstanding borrowings under Price REIT's existing credit facilities or to the matters specified in Section 7.3(ii)(b), in each case in a manner consistent with Price REIT's past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or (iii) make any loans, advances or capital contributions to, or (except as permitted by Section 7.3(ii)(l)) investments in, any other person, other than loans, advances and capital contributions to Subsidiaries;

          (h) shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Price REIT included in the Price REIT Reports or incurred in the ordinary course of business consistent with past practice;

          (i) shall not, and shall not permit any of its Subsidiaries to, enter into any Commitment which may result in total payments or liability by or to it in excess of $200,000, except (1) tenant reimbursements and leases entered into in the ordinary course consistent with past practice and (2) capital expenditures disclosed in the Price REIT Project Pipeline for 1998 and 1999, a copy of which has been previously provided to Kimco;

          (j) shall not, and shall not permit any of its Subsidiaries to, enter into any Commitment with any officer, director, consultant or affiliate of Price REIT or any of its Subsidiaries, other than a payment to each of the three individuals entering into the Ancillary Agreements, of an amount equal to the respective 1997 bonus awards paid to such individuals by Price REIT pro-rated for the period from January 1, 1998 up to and including the Effective Time;

          (k) shall not, and shall not permit any of its Subsidiaries to, take any other action that would cause the representations and warranties set forth in Section 5.9 (with each reference therein to 'ordinary course of business' being deemed for purposes of this Section 7.3(ii)(k) to be immediately followed by 'consistent with past practice') to no longer be true and correct;

          (l) shall not acquire, or announce any proposed acquisition of, 50% or more of the Voting Securities, or all or substantially all of the assets, of another entity which has net assets in excess of $25,000,000. As used in this Section 7.3(ii)(l), 'Voting Securities' shall mean any capital stock or partnership or membership interests having the right generally to vote in the election of directors, in the case of a corporation, or to otherwise generally select the governing body, in the case of any other entity; and


          (m) shall not, and shall not permit any of its Subsidiaries to, authorize, or commit or agree to take, any of the foregoing actions.

     (iii) Prior to the Effective Time, unless Price REIT has consented in writing thereto, Kimco:

          (a) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed subsidiary of Kimco), except (1)(v) (subject to Section 7.3(i)(d)) a dividend in an amount not to exceed $0.48 per share of Kimco Common Stock for the last calendar quarter of 1997, (w) a dividend in the amount of $0.484375 per depositary share representing the Class A Preferred Stock,
     (x) a dividend in the amount of $0.53125 per depositary share representing the Class B Preferred Stock, (y) a dividend in the amount of $0.52345 per depositary share representing the Class C Preferred Stock and (z) a dividend in an amount equal to the greater of (I) $0.48 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Kimco's estimated undistributed real estate investment trust taxable income (calculated without regard to dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of Section 857(b)(2) of the Code for Kimco's 1998 taxable year ending on the Closing Date and (B) Kimco's estimated undistributed net capital gain within the meaning of
     Section 857(b)(3) of the Code for Kimco's 1998 taxable year ending on the Closing Date and except (2) in connection with the use of shares of its capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Kimco, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and

          (b) shall not amend its charter or bylaws.

     (iv) If Kimco enters into negotiations with another Person who has a class of securities registered under the Exchange Act regarding the acquisition of such Person (whether effected through a merger, consolidation, share exchange, tender offer or other form), then at least three business days prior to executing any definitive agreement with such Person, Kimco shall notify Price REIT of such transaction and consult with Price REIT with respect thereto, it being understood, however, that Price REIT shall have no approval rights with respect thereto. As used in this Section 7.3(iv), 'Person' means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     (v) Except as required by law, Kimco and Price REIT shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (b) any of such representations and warranties that are not qualified as to materiality becoming untrue in any material respect at the Effective Time or (c) except as contemplated by Sections 7.1 and 7.2, any of the conditions to the Merger set forth in Article 8 not being satisfied.

     7.4. Meetings of Stockholders. Each of Kimco and Price REIT will take all action necessary in accordance with applicable law and its charter and bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (a) in the case of Kimco, the approval of the issuance of the Kimco Common Stock constituting a part of the Merger Consideration pursuant to the Merger contemplated hereby and (b) in the case of Price REIT, the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of Kimco and the Board of Directors of Price REIT shall each recommend such approval and Kimco and Price REIT shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.8); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Kimco or the Board of Directors of Price REIT, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law. Kimco and Price REIT shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. If on the date of the stockholder meetings of Kimco and Price REIT established pursuant to this paragraph, either Kimco or Price REIT has respectively received less than a majority of the shares of the Kimco Common Stock present and voting at the meeting of the holders of Kimco Common Stock in favor of the issuance of the Kimco Common Stock constituting part of the Merger Consideration or a majority of the outstanding shares of Price REIT Common Stock at the meeting of the holders of Price REIT Common Stock in favor of the Merger and neither a Price REIT Takeover Proposal nor a Kimco Takeover Proposal has been publicly disclosed and not withdrawn prior to the date of such meeting, then both parties shall recommend the adjournment of their respective stockholder meetings until the first to occur of (i) the date (10) days after the originally scheduled date of the stockholder meetings or (ii) the date on which duly executed proxies for the requisite number of votes approving the Merger or the issuance of the Kimco Common Stock constituting a part of the Merger Consideration, as applicable, shall have been obtained. It shall be a condition to the mailing of the Proxy Statement/Prospectus that (i) Kimco shall have received a 'comfort' letter from Ernst & Young LLP, independent public accountants for Price REIT, dated as of a date within two business days before the date on which the Form S-4 (as defined in Section 7.8) shall become effective, with respect to the financial statements of Price REIT included in the Proxy Statement/Prospectus, in form and substance reasonably satisfactory to Kimco, and customary in scope and substance for 'comfort' letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement/Prospectus, and (ii) Price REIT shall have received a 'comfort' letter from Coopers & Lybrand, L.L.P., independent public accountants for Kimco, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Kimco included in the Proxy Statement/Prospectus, in form and substance reasonably satisfactory to Price REIT, and customary in scope and substance for 'comfort' letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4 and the Proxy Statement/ Prospectus.

     7.5. Filings; Other Action. Subject to the terms and conditions herein provided, Price REIT and Kimco shall: (a) to the extent required, promptly make their respective filings with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Price REIT and Kimco necessary to effectuate the Merger; and (d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Kimco and Price REIT shall take all such necessary action.

     7.6. Inspection of Records. From the date hereof to the Effective Time, each of Price REIT and Kimco shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Price REIT and Kimco and their respective Subsidiaries.

     7.7. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter Price REIT and Kimco shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     7.8. Registration Statement. Kimco and Price REIT shall cooperate and promptly prepare and Kimco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the 'Form S-4') under the Securities Act, with respect to the Merger Consideration issuable in the Merger and the Option Consideration deliverable pursuant to Section 4.1(e), a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Price REIT and of Kimco in connection with the Merger (the 'Proxy Statement/Prospectus'). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Kimco shall use all reasonable efforts, and Price REIT will cooperate with Kimco, to have the Form S-4 declared effective by the SEC as promptly as practicable. Kimco shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or 'Blue Sky' permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Kimco agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of Kimco and Price REIT, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Kimco in reliance upon and in conformity with information concerning Price REIT furnished to Kimco by Price REIT specifically for use in the Proxy Statement/Prospectus. Price REIT agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Kimco and Price REIT, or, in the case of information provided by Price REIT for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Kimco will advise Price REIT, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Kimco Class D Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     7.9. Listing Application. Kimco shall promptly prepare and submit to the NYSE a listing application covering the Kimco Common Stock and the Kimco Depositary Shares issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Kimco Common Stock and the Kimco Depositary Shares, subject to official notice of issuance.

     7.10. Assumption of Debt and Leases.  Without limiting the generality of
Section 7.5, with respect to debt issued by Price REIT under that certain Indenture by and between Price REIT and First Trust of California, National Association (the 'Trustee'), dated as of October 27, 1995 (the 'Indenture'), to the extent the provisions of the Indenture so require, Kimco shall execute and deliver to the Trustee (a) a Supplemental Indenture, in form and substance as required by the Indenture (the 'Supplemental Indenture'), expressly assuming the obligations of Price REIT with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by Price REIT under the Indenture and the due and punctual performance of all the terms, covenants and conditions of the Indenture to be kept or performed by Price REIT and (b) such other customary documents as the Trustee may request in accordance with the Indenture with respect to the Supplemental Indenture.

     7.11. Affiliates of Price REIT.

     (a) At least 30 days prior to the Closing Date, Price REIT shall deliver to Kimco a list of names and addresses of those persons who were, in Price REIT's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, 'affiliates' (each such person, an 'Affiliate') of Price REIT within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ('Rule 145'). Price REIT shall provide Kimco such information and documents as Kimco shall reasonably request for purposes of reviewing such list. Price REIT shall use all reasonable efforts to deliver or cause to be delivered to Kimco, prior to the Closing Date, from each of the Affiliates of Price REIT identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B. Kimco shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any shares of the Merger Consideration to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Merger Consideration, consistent with the terms of such Affiliate Letters.

     (b) Kimco shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Price REIT may reasonably request, all to the extent required from time to time to enable such Affiliate to sell the Merger Consideration received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     7.12. Expenses. Subject to Section 9.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC and (b) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by Price REIT and Kimco.

     7.13. Indemnification. (a) From and after the Effective Time, Kimco shall cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of director liability and indemnification of directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the charter and bylaws of Price REIT on the date hereof, subject to Maryland law, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the

Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Price REIT (the 'Indemnified Parties') in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, further, that from and after the Effective Time, Kimco shall guaranty the obligations of the Surviving Corporation under the indemnification provisions of the charter and bylaws of Price REIT existing on the date hereof to the directors, officers, employees or agents of Price REIT who at any time prior to the Effective Time were entitled to indemnification thereunder in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     (b) For a period of two years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Price REIT (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.13(b) more than an amount equal to 200% of current annual premiums paid by Price REIT for such insurance (which annual premiums Price REIT represents and warrants to be $130,000 in the aggregate).

     (c) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 7.13, which obligations are expressly intended to be for the irrevocable benefit or, and shall be enforceable by, each Indemnified Party.

     (d) This Section 7.13 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its representatives, successors and assigns.

     7.14. Employees.

     (a) Subject to considerations relating to the particular geographic region in which the employee is located, it is the intent of the parties hereto that the employees of Price REIT employed by the Surviving Corporation after the Effective Time (the 'Former Price REIT Employees') shall in general receive compensation and benefits on the same basis and subject to the same standards as the employees of Kimco; provided, that, for a period of one year after the Closing Date the standards of compensation and benefits received by such employees shall be substantially similar to, but not less than, those received from Price REIT immediately prior to the Closing Date. In addition, all Former Price REIT Employees shall, at the option of the Surviving Corporation, either
(i) continue to be eligible to participate in any 'employee benefit plan,' as defined in Section 3(3) of ERISA, and any other benefit programs, policies and arrangements of Price REIT which are, at the option of the Surviving Corporation, continued by the Surviving Corporation, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Corporation who were formerly employees of Kimco in any 'employee benefit plan,' as defined in Section 3(3) of ERISA, and any other benefit programs, policies and arrangements sponsored or maintained by the Surviving Corporation after the Effective Time. With respect to each such employee benefit plan, program, policy or arrangement, service with Price REIT or any of its Subsidiaries (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits. The medical plan or plans maintained by the Surviving Corporation after the Effective Time shall waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Former Price REIT Employees. With respect to vacation benefits provided by the Surviving Corporation, the vacation benefit of each Former Price REIT Employee shall include all hours of accrued but unused vacation hours with Price REIT or its affiliates. Nothing in this Section 7.14 shall require Kimco to continue the employment of any particular Price REIT employee from and after the Closing Date.

     (b) For purposes of this Section 7.14, the term 'employees' shall mean all current employees of Price REIT and its Subsidiaries (including those on disability or approved leave of absence, paid or unpaid).

     (c) As of the Effective Time, the Surviving Corporation shall adopt a retention and severance program (the 'Retention and Severance Program'). With respect to the Covered Employees (as defined below), the Surviving Corporation shall issue to such Covered Employees a letter substantially in the form previously agreed upon by the parties. The Surviving Corporation shall maintain the Retention and Severance Program in accordance with the terms thereof. Both
(i) the employees of Price REIT and its Subsidiaries who will participate in the Retention and Severance Program (the 'Covered Employees') and (ii) the aggregate obligation of the Surviving Corporation under the Retention and Severance Program shall be determined in the discretion of Joseph K. Kornwasser, subject to the approval of Kimco, which approval shall not be unreasonably withheld.

     (d) Concurrently with the execution and delivery of this Agreement, Kimco will enter into an employment agreement in the forms attached hereto with each of Joseph K. Kornwasser, Jerald Friedman and Lawrence M. Kronenberg, each of which shall become effective at, and only upon the occurrence of, the Effective Time.

     (e) Kimco agrees that options to purchase an aggregate of 60,000 shares of Kimco Common Stock shall be available for grant on the Closing Date, pursuant to Kimco's Amended and Restated Stock Option Plan, to be allocated to individuals in the discretion of Joseph K. Kornwasser, subject to the approval of Kimco, which approval shall not be unreasonably withheld. The exercise price of each such option shall be the closing price of a share of Kimco Common Stock on the Closing Date, as reported by the NYSE.

     7.15. Reorganization. From and after the date hereof and until the Effective Time, neither Kimco nor Price REIT nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     7.16. Advice of Changes. Kimco and Price REIT shall each promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 8 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     7.17. Disqualifying Event. In connection with the transactions contemplated by the Merger, the Board of Directors of Price REIT shall not exercise any power, and shall waive any right at any time, to take any action to declare a Disqualifying Event (as such term is defined in Price REIT's charter) under Article IX of Price REIT's charter or to redeem or to refuse to transfer shares of Price REIT Common Stock pursuant thereto.

     7.18. Governance. Kimco's Board of Directors shall take all action necessary to cause the directors comprising the full Board of Directors of Kimco at the Effective Time to be increased by one Director and shall take all such action necessary to cause Joseph K. Kornwasser to be selected as a Director of Kimco for a term expiring at the 1999 annual meeting of shareholders following the Effective Time, in order to fill the vacancy resulting from such newly created directorship; provided that, notwithstanding the foregoing, in the event the 1998 annual meeting of Kimco is held after the Effective Time, Joseph K. Kornwasser shall be among the nominees submitted to the stockholders of Kimco at the 1998 annual meeting of shareholders to vote on the election of directors for the term set forth above in accordance with Maryland law.

                                   ARTICLE 8

                                   CONDITIONS

     8.1. Conditions to Each Party's Obligation to Effect the Merger.  The

respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Price REIT and Kimco entitled to vote thereon.

     (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     (c) The Form S-4 shall have become effective and all necessary state securities law or 'Blue Sky' permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

     (d) Kimco shall have obtained the approval for the listing of the Kimco Common Stock and Kimco Depositary Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

     (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Kimco and Price REIT (and their respective Subsidiaries), taken as a whole, following the Effective Time.

     8.2. Conditions to Obligations of Price REIT to Effect the Merger. The obligation of Price REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Price REIT:

     (a) Kimco shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Kimco and Merger Sub contained in this Agreement that are qualified as to materiality or as to a Kimco Material Adverse Effect shall be true and correct and any of such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Price REIT shall have received a certificate of the President or a Vice President of Kimco, dated the Closing Date, certifying to such effect.

     (b) Price REIT shall have received the opinion dated the Closing Date of Gibson, Dunn & Crutcher LLP or another nationally recognized law firm selected by Price REIT, based upon certificates and letters, which certificates and letters are in the form agreed upon by the parties and are dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Price REIT and Kimco will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     (c) Price REIT shall have received the opinion of Brown & Wood LLP in the form attached as Exhibit C hereto (based upon customary representations in the form attached thereto), dated the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1992, Kimco was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     (d) Price REIT shall have received the opinion of Ballard Spahr Andrews & Ingersoll, which is acting as Maryland counsel to Price REIT, to the effect that all requisite approvals of the Merger by the stockholders of

Price REIT have been obtained, that assuming due authorization and approval of the Merger and the Articles of Merger by Kimco and its stockholders, upon filing of the Articles of Merger with the SDAT, the Merger will be effective, and as to such other matters of Maryland law as are customary in a transaction such as the Merger.

     (e) Price REIT shall have received a 'comfort' letter from Coopers & Lybrand, L.L.P., dated the Closing Date, with respect to the financial statements of Kimco included in the Proxy Statement/Prospectus, substantially in the form described in Section 7.4.

     (f) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Kimco and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Kimco Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Price REIT or Kimco operate and that affects both Price REIT and Kimco in a substantially similar manner.

     8.3. Conditions to Obligation of Kimco and Merger Sub to Effect the Merger. The obligations of Kimco and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Kimco:

     (a) Price REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Price REIT contained in this Agreement that are qualified as to materiality or as to a Price REIT Material Adverse Effect shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Kimco shall have received a certificate of the President or a Vice President of Price REIT, dated the Closing Date, certifying to such effect.

     (b) Kimco shall have received the opinion dated the Closing Date of Brown & Wood LLP or another nationally recognized law firm selected by Kimco, based upon certificates and letters, which certificates and letters are in the form agreed to by the parties and are dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Kimco and Price REIT will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     (c) Kimco shall have received the opinion of Gibson, Dunn & Crutcher LLP in the form attached as Exhibit D hereto (based upon customary representations in the form attached thereto), dated the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1991, Price REIT was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     (d) Kimco shall have received the opinion of Brown & Wood LLP, which is acting as Maryland counsel to Kimco, to the effect that this Agreement is enforceable under New York law, that all requisite approvals of the Merger by the stockholders of Kimco have been obtained, that assuming due authorization and approval of the Merger and the Articles of Merger by Price REIT and its stockholders, upon filing of the Articles of Merger with the SDAT, the Merger will be effective, and as to such other matters as are customary in a transaction such as the Merger.

     (e) Kimco shall have received a 'comfort' letter from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Price REIT included in the Proxy Statement/Prospectus, substantially in the form described in Section 7.4.

     (e) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Price REIT and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Price REIT Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Price REIT or Kimco operate and that affects both Price REIT and Kimco in a substantially similar manner.

                                   ARTICLE 9
                                  TERMINATION

     9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Price REIT or Kimco, by the mutual written consent of Kimco and Price REIT.

     9.2. Termination by Either Kimco or Price REIT. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Price REIT or the Board of Directors of Kimco if (a) the Merger shall not have been consummated by June 30, 1998 or (b) a meeting of Price REIT's stockholders shall have been duly convened and held and the approval of Price REIT's stockholders required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (c) a meeting of Kimco's stockholders shall have been duly convened and held and the approval of Kimco's stockholders required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

     9.3. Termination by Price REIT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Price REIT referred to in
Section 8.1(a), by action of the Board of Directors of Price REIT, (a) in accordance with Section 7.1(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.3(a) to be deemed effective, Price REIT shall have complied with all provisions contained in
Section 7.1, including the notice provisions therein, and with applicable requirements, including the payment of all amounts due under Section 9.5 or (b) if Kimco or any of its directors or officers shall participate in discussions or negotiations in breach of Section 7.2, or (c) if there has been a breach by Kimco or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Kimco Material Adverse Effect, which breach is not curable by June 29, 1998, or (d) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Kimco, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Price REIT to Kimco. Notwithstanding the foregoing, any termination pursuant to Section 9.3(a) shall only be effective if, simultaneously with such termination, all sums that Price REIT is required to pay to Kimco or deposit with the escrow agent pursuant to Section 9.5 have been paid or deposited in immediately available funds.

     9.4. Termination by Kimco. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Kimco referred to in Section 8.1(a), by action of the Board of Directors of Kimco, (a) in accordance with Section 7.2(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 9.4(a) to be deemed effective, Kimco shall have complied with all provisions contained in Section 7.2, including the notice provisions therein, or (b) if Price REIT or any of its directors or officers shall participate in discussions or negotiations in breach of Section 7.1, or (c) if there has been a breach by Price REIT of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Price REIT Material Adverse Effect, which breach is not curable by June 29, 1998, (d) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Price REIT, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Kimco to Price REIT or (e) in the event the Kimco Average Closing Price or the closing price of Kimco Common Stock on the date scheduled for the Closing or on either of the two immediately preceding business days is less than $32.00.

     9.5. Certain Fees and Expenses Upon Effect of Termination and
Abandonment. (a) If this Agreement shall be terminated (i) pursuant to Section 9.3(a), 9.4(b) or 9.4(d) (to the extent such termination pursuant to Section

9.4(d) results from a material breach by Price REIT of the covenants set forth in Sections 7.3(i)(a), 7.3(i)(c), 7.3(ii) (other than 7.3(ii)(c), 7.3(ii)(j) and
7.3(ii)(m) as it applies to Sections 7.3(ii)(c) and 7.3(ii)(j)), 7.5, 7.8 or 7.17; provided, that, the Board of Directors of Kimco makes a good faith determination that such breach materially impairs either the ability to consummate the Merger on the terms contemplated herein as of the date hereof or the economic benefit of the Merger to Kimco anticipated at the date hereof), then Price REIT will pay Kimco (provided Price REIT was not entitled to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d) at the time of such termination) a fee equal to the Break-Up Fee (as defined below) or (ii) pursuant to Section 9.4(c), 9.4(d) (to the extent such termination pursuant to Section 9.4(d) results from a material breach by Price REIT of any of its covenants in this Agreement other than those enumerated in clause (i) of this
Section 9.5(a) to the extent that the Board of Directors of Kimco has made the determination set forth in the first proviso of said clause (i)) or 9.2(b), then Price REIT will pay Kimco (provided Price REIT was not entitled to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below).

     (b) If this Agreement shall be terminated (i) pursuant to Section 9.4(e), then Kimco will pay Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(b) or 9.4(c) at the time of such termination) an amount equal to $6,250,000, (ii) pursuant to Section 9.4(a) or 9.3(b), then Kimco will pay to Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d) at the time of such termination) a fee equal to the Break-Up Fee or (iii) pursuant to Section 9.3(c), 9.3(d) or 9.2(c), then Kimco will pay Price REIT (provided Kimco was not entitled to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d) at the time of such termination) an amount equal to the Break-Up Expenses.

     (c) If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 9.1 or 9.2(c) or Kimco's failure to perform its obligations under this Agreement in such a manner so as to entitle Price

REIT to terminate this Agreement pursuant to Section 9.3(c) or 9.3(d)) and at the time of the termination of this Agreement a Price REIT Takeover Proposal has been received by Price REIT, and either prior to the termination of this Agreement or within twelve (12) months thereafter Price REIT enters into any written Price REIT Acquisition Agreement which is subsequently consummated (whether or not such Price REIT Acquisition Agreement is related to the Price REIT Takeover Proposal which had been received at the time of the termination of this Agreement), then Price REIT shall pay the Break-Up Fee to Kimco. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 9.1 or 9.2(b) or Price REITs's failure to perform its obligations under this Agreement in such a manner so as to entitle Kimco to terminate this Agreement pursuant to Section 9.4(c) or 9.4(d)) and at the time of the termination of this Agreement a Kimco Takeover Proposal has been received by Kimco, and either prior to the termination of this Agreement or within twelve
(12) months thereafter Kimco enters into any written Kimco Acquisition Agreement which is subsequently consummated (whether or not such Kimco Acquisition Agreement is related to the Kimco Takeover Proposal which had been received at the time of the termination of this Agreement), then Kimco shall pay the Break-Up Fee to Price REIT. Any and all amounts to be paid pursuant to this
Section 9.5, shall be paid, by Price REIT to Kimco or Kimco to Price REIT (as applicable), in immediately available funds within three days of termination (except as otherwise provided in Section 9.3).

     (d) As used in this Agreement, 'Break-Up Fee' shall be an amount equal to the lesser of (i) $12,500,000 plus Break-Up Expenses (the 'Base Amount') and
(ii) the maximum amount that can be paid to Kimco without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)- (H) and 856(c)(3)(A)-(I) of the Code ('Qualifying Income'), as determined by independent accountants to the party hereto which becomes entitled to the Break-Up Fee (the 'Fee Recipient'). Notwithstanding the foregoing, in the event the Fee Recipient receives a letter from outside counsel (the 'Break-Up Fee Tax Opinion') indicating that the Fee Recipient has received a ruling from the IRS holding that the Fee Recipient's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the 'REIT Requirements'), the Break-Up Fee shall be an amount equal to the Base Amount. The obligation of the party required to pay the Break-Up Fee to pay any unpaid portion of the Break-Up Fee shall terminate five years from the date of this Agreement. In the event that the Fee Recipient is not able to receive the full Base Amount, the other party shall place the unpaid amount in escrow by wire transfer within three days of termination (except as otherwise provided in Section 9.3) and shall not release any portion thereof to the Fee Recipient unless and until the other party receives either one or a combination of the following: (i) a letter from the Fee Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Fee Recipient without causing the Fee Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the other party shall pay to the Fee Recipient the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i)

above. Each of Price REIT and Kimco agrees to amend this Section 9.5 at the request of the Fee Recipient in order to (x) maximize the portion of the Break-Up Fee that may be distributed to the Fee Recipient hereunder without causing the Fee Recipient to fail to meet the requirements of Sections 856
(c)(2) and (3) of the Code or (y) improve the Fee Recipient's chances of securing a favorable ruling described in this Section 9.5(b), provided that no such amendment may result in any additional cost or expense to the other party. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Fee terminates shall be released to the party making such escrow deposit.

     (e) The 'Break-Up Expenses' payable to Kimco or Price REIT, as the case may be (the 'Expenses Recipient'), shall be an amount equal to the lesser of (i) $2,000,000, (ii) the Expenses Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants and investment bankers' fees and expenses) and (iii) the maximum amount that can be paid to the Expenses Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Expenses Recipient. Notwithstanding the foregoing, in the event the Expenses Recipient receives a letter from outside counsel (the 'Break-Up Fee Tax Opinion') indicating that the Expenses Recipient has received a ruling from the IRS holding that the Expenses Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Break-Up Expenses shall be determined without regard to clause (iii) above. The obligation of Kimco or Price REIT, as applicable ('Payor'), to pay any unpaid portion of the Break-Up Expenses shall terminate five years from the date of this Agreement. In the event that the Expenses Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Expenses Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Expenses Recipient's independent accountants indicating the maximum amount that can be paid at the time to the Expenses Recipient without causing the Expenses Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of such events the Payor shall pay to the Expenses Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Expenses terminates shall be released to the party making such escrow deposit.

     (f) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.12 and except for the provisions of Section 10.3, 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.13, 10.14 and 10.15. In the event either party is required to file suit to seek all or a portion of Break-up Fee and/or Break-up Expenses, and it ultimately succeeds, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

     9.6. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the

Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.5 and Sections 7.11, 7.13 and 7.14, and this Article 10 shall survive the Merger.

     10.2. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to Kimco or Merger Sub:

                  Milton Cooper
                  Kimco Realty Corporation
                  3333 New Hyde Park Road
                  New Hyde Park, NY 11042-0020
                  Facsimile: (516) 869-7117

          With a copy to:

                  Joseph W. Armbrust, Esq.
                  Brown & Wood LLP
                  One World Trade Center
                  New York, NY 10048
                  Facsimile: (212) 839-5599

          If to Price REIT:

                  Joseph K. Kornwasser
                  The Price REIT, Inc.
                  145 South Fairfax Avenue
                  Fourth Floor
                  Los Angeles, CA 90036
                  Facsimile: (213) 937-8175


          With a copy to:

                  Kenneth M. Doran, Esq.
                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, CA 90071
                  Facsimile: (213) 229-7520

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     10.3. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 7.13 and 7.14(e) (collectively, the 'Third Party Provisions'), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     10.4. Entire Agreement. This Agreement, the Exhibits, the Price REIT Disclosure Letter and the Kimco Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     10.5. Confidentiality. (a) Except to the extent that any of the provisions of that certain confidentiality agreement dated December 9, 1997 between Kimco and Price REIT (the 'Confidentiality Agreement') are inconsistent with this Agreement, in which case the terms of this Agreement shall govern and supersede such provisions, the parties hereto acknowledge and agree that the Confidentiality Agreement remains in full force and effect and shall survive any termination of this Agreement.

     (b) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until June 30, 1998, (1) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its Affiliates shall, directly or indirectly, (A) (w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any 'solicitation' of 'proxies' as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving the other party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other party or any Affiliate thereof, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any Affiliate thereof,
(iv) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party or any Affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section 10.5, or (vi) any proposal or other statement inconsistent with the terms of this Section 10.5 or (B) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of the other party to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential, non-public basis, submit to the Chief Executive Officer or, if none, the President of the other party a proposal to (I) amend any of the provisions of this Section 10.5(e) or (II) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party not to waive its rights under this Section 10.5.

     10.6. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Price REIT and Kimco and prior to the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland; provided, however, that after any such stockholder approval is obtained, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of the parties as REITs or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws, except that the validity of the Merger shall be governed by the MGCL. Each of Price REIT and Kimco hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the 'New York Courts') for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     10.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.9. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.10. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     10.11. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.6, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     10.12. Incorporation.  The Price REIT Disclosure Letter, the
Confidentiality Agreement and the Kimco Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     10.13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.14. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.15. Definitions. As used in this Agreement: (a) 'Subsidiary' when used with respect to any party means any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization; and (b) 'knowledge' or 'best knowledge' of any person means the actual knowledge of such person or of such person's directors and executive officers after reasonable inquiry.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          KIMCO REALTY CORPORATION

ATTEST:

By: /s/ PETER T. SIMOR                                  BY: /S/ MILTON COOPER
------------------------------------------------------  ------------------------------------------------------

ATTEST:                                                 REIT SUB, INC.

By: /s/ PETER T. SIMOR                                  BY: /S/ MILTON COOPER
------------------------------------------------------  ------------------------------------------------------

ATTEST:                                                 THE PRICE REIT, INC.

By: /s/ LAWRENCE M. KRONENBERG                          BY: /S/ JOSEPH K. KORNWASSER
------------------------------------------------------  ------------------------------------------------------

                                  SCHEDULE 6.2

1. Executive Employment Agreement dated January 13, 1998 between Kimco and Joseph K. Kornwasser.

2. Executive Employment Agreement dated January 13, 1998 between Kimco and Jerald Friedman.

3. Executive Employment Agreement dated January 13, 1998 between Kimco and Lawrence M. Kronenberg.

                     [This page intentionally left blank]

                                                                       EXHIBIT A

                           [REPLACED BY EXHIBIT A TO
                             THE SECOND AMENDMENT]

                                                                       EXHIBIT B

                            FORM OF AFFILIATE LETTER

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, NY 11042-0020

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an 'affiliate' of The Price REIT, Inc., a Maryland corporation ('Price REIT'), as the term 'affiliate' is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the 'Rules and Regulations') of the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended (the 'Act'), or (ii) used in and for the purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 13, 1998 (the 'Agreement'), among Kimco Realty Corporation, a Maryland corporation ('Kimco'), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ('Merger Sub'), and Price REIT, Price REIT will be merged with and into Merger Sub (the 'Merger').

     As a result of the Merger, I may receive Common Stock, par value $.01 per share, and depositary shares each of which represents an interest in one-tenth of a share of Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, of Kimco (the 'Merger Consideration') in exchange for shares owned by me of Common Stock, par value $.01 per share, of Price REIT ('Price REIT Common Stock').

     I represent, warrant and covenant to Kimco that in the event I receive any Merger Consideration as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Merger Consideration in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Merger Consideration to the extent I felt necessary, with my counsel or counsel of Price REIT.

          C. I have been advised that the issuance of Merger Consideration to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Price REIT, I may be deemed to have been an affiliate of Price REIT and any subsequent distribution by me of the Merger Consideration has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Merger Consideration issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the

     Act or (iii) in the opinion of counsel reasonably acceptable to Kimco or a 'no action' letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Kimco is under no obligation to register the sale, transfer or other disposition of the Merger Consideration by me or on my behalf under the Act, or except as expressly set forth in the Agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I do not own in excess of 1% of the outstanding Price REIT Common Stock and, upon consummation of the Merger, will not own in excess of 1% of the outstanding Kimco Common Stock.

     Execution of this letter should not be considered an admission on my part that I am an 'affiliate' of Price REIT as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          ------------------------------------
                                          Name:

Accepted this ____ day of
___________, 1998 by
KIMCO REALTY CORPORATION

By:
    -----------------
Name:
      ---------------
Title:
       --------------

                                                                       EXHIBIT C

                               [FORM OF OPINION]

                                                                          , 1998

The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, CA 90036

Ladies and Gentlemen:

     We have acted as counsel for Kimco Realty Corporation, a Maryland corporation ('Kimco'), in connection with the proposed merger (the 'Merger') of The Price REIT, Inc., a Maryland corporation ('Price REIT'), with and into REIT Sub, Inc., a Maryland corporation ('Merger Sub'), pursuant to an Agreement and Plan of Merger dated as of January 13, 1998 (the 'Merger Agreement'), among Kimco, Price REIT and Merger Sub, under which each issued and outstanding share of Price REIT common stock will be converted into Kimco common stock and depositary shares representing preferred stock.

     In that connection, you have requested our opinion regarding certain Federal income tax matters as further set forth below. In providing our opinion, we have examined the Merger Agreement, the joint proxy statement/prospectus of
Kimco and Price REIT to be dated as of                   , 1998 (the 'Proxy
Statement/Prospectus'), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement and (ii) the representations made to us by
Kimco and Price REIT in a letter, dated                   , 1998, and delivered
to us for purposes of this opinion (the 'Kimco Representation Letter') are accurate and complete.

     Based on the foregoing information and representations, in our opinion, commencing with its taxable year ending December 31, 1992, Kimco was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Internal Revenue Code of 1986, as amended (the 'Code'), and its method of operation has enabled it and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the Kimco Representation Letter, which we have assumed will be true as of the effective time of the Merger. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the Kimco Representation Letter are, or later become, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences in this opinion.

     Furthermore, our opinion as to the status of Kimco as a REIT under the Code is based upon the accuracy of the representations made by Kimco as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of Kimco. Kimco's qualification as a REIT depends upon its having met and continuing to meet, through source of income, nature of assets held, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code and described in the Proxy Statement/Prospectus and the Kimco Representation Letter, the results of which have not been and will not be reviewed by Brown & Wood LLP. Accordingly, we give no assurance that the actual results of Kimco's operations for any taxable year have satisfied or will satisfy such requirements.

     This opinion is being provided solely for the benefit of Price REIT. No other person or party shall be entitled to rely on this opinion.

                                          Very truly yours,

                     [This page intentionally left blank]

                                                                       EXHIBIT D

                               [FORM OF OPINION]

                                __________, 1998

(213) 229-7000
Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, NY 10142-0020

     Re: Opinion Pursuant to Section 8.3(c) of Agreement and Plan of Merger

Gentlemen:

     We are acting as special counsel to The Price REIT, Inc., a Maryland corporation ('Price REIT'), in connection with (i) the Proxy Statement/Prospectus, including the Registration Statement on Form S-4 (File No. ____________) (the 'Merger Registration Statement'), relating to the proposed merger (the 'Merger') of Price REIT with and into REIT Sub, Inc. ('Merger Sub'), a Maryland corporation, and a wholly-owned subsidiary of Kimco Realty Corporation ('Kimco'). You have requested our opinion as to certain federal income tax matters described below.

     The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger (the 'Merger Agreement') dated of January 13, 1998, among Kimco, Price REIT and Merger Sub. This opinion is being rendered pursuant to Section 8.3(c) of the Merger Agreement.

     In rendering our opinion, we have with your permission, relied upon and assumed as correct now and as of the effective time of the Merger, (i) the factual information contained in the Merger Registration Statement, (ii) certain factual representations made by Price REIT, which are attached as Exhibits hereto and made a part hereof, and (iii) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

     On the basis of the information and representations contained in the foregoing materials, we are of the opinion that:

          Commencing with its taxable year ending December 31, 1991, Price REIT was organized in conformity with the requirements for qualification as a real estate investment trust, and its method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the 'Code').

     This opinion expresses our views as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the 'Service') and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by Price REIT or Kimco contrary to such representations might adversely affect the conclusions stated herein.

     Furthermore, our opinion as to the status of Price REIT as a REIT under the Code is based upon the accuracy of the representations made by Price REIT as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of Price REIT. Price REIT's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code and described in the Merger Registration Statement and the Exhibits attached thereto, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, we give no assurance that the actual results of Price REIT's operations for any taxable year have satisfied or will satisfy such requirements.

     This opinion is being delivered to you solely for your use pursuant to
Section 8.3(c) of the Merger Agreement.

                                          Very truly yours,
                                          GIBSON, DUNN & CRUTCHER LLP

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT (the 'First Amendment') to Agreement and Plan of Merger (the 'Original Agreement'), dated as of January 13, 1998, among Kimco Realty Corporation, a Maryland corporation ('Kimco'), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ('Merger Sub'), and The Price REIT, Inc., a Maryland corporation ('Price REIT').

     WHEREAS, each of Kimco, Merger Sub and Price REIT has entered into the Original Agreement and now desires to make certain changes to the Original Agreement;

     WHEREAS, the Boards of Directors of Kimco, Merger Sub and Price REIT have approved the changes to the Original Agreement set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions herein, the parties hereby agree as follows:

     1. Section 4.1(b) is hereby deleted in its entirety and replaced by the following:

          (b) At the Effective Time, each share of common stock, par value $.01 per share, of Price REIT (the 'Price REIT Common Stock') issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, upon surrender of the certificate formerly representing such share (a 'Certificate') in accordance with
     Section 4.2: (A) in the event that the sum of (i) the Kimco Average Price (as hereinafter defined) and (ii) $10.00 (the sum being referred to herein as the 'Notional Value') is less than or equal to $45.00: one share of Kimco Common Stock, par value $.01 per share (the 'Kimco Common Stock'), plus a number of depositary shares (the 'Kimco Depositary Shares'), each of which represents an interest in one-tenth of a share of Kimco Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, having the terms and conditions specified on Exhibit A hereto (the 'Kimco Class D Preferred Stock'), equal to a fraction, the numerator of which is $45.00 less the Kimco Average Price and the denominator of which is $25.00; provided, however, that if the Kimco Average Price is less than $33.75, each share of Price REIT Common Stock shall be converted into the right to receive 0.45 Kimco Depositary Shares plus a number of shares of Kimco Common Stock equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Kimco Average Price; and (B) if the Notional Value is greater than $45.00: one share of Kimco Common Stock plus a number of Kimco Depositary Shares equal to 0.4 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Kimco Depositary Shares issued in respect of one share of Price REIT Common Stock be less than 0.36. As used herein, the 'Kimco Average Price' shall be the average of the Average Prices (as defined herein) of the Kimco Common Stock for fifteen (15) randomly selected trading days within the thirty (30) consecutive trading days ending on and including the seventh trading day immediately preceding the date of the special meeting of Kimco's stockholders contemplated by Section 7.4 hereof. The 'Average Price' for any day means the average of the daily high and low prices of Kimco Common Stock on the New York Stock Exchange (the 'NYSE') as reported in The Wall Street Journal or, if not reported thereby, by another authoritative source. The random selection of trading days shall be made under the joint supervision of the financial advisors retained by the parties in connection with the transactions contemplated hereby. The Kimco Common Stock and the Kimco Depositary Shares to be received as consideration pursuant to the Merger by each holder of Price REIT Common Stock are referred to herein as the 'Merger Consideration.'

     2. All references in the Original Agreement to the 'Kimco Average Closing Price' shall be amended to refer to the 'Kimco Average Price.'

     3. Except as expressly amended by this First Amendment, the Original Agreement and all of its terms, covenants, conditions and provisions are hereby ratified and confirmed in all respects and shall continue in full force and effect.

                                     A-1-1

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and caused it to be delivered on their behalf as of the 5th day of March, 1998.

ATTEST:                                                 KIMCO REALTY CORPORATION
By: /s/ Michael V. Pappagallo                           By: /s/ Milton Cooper

ATTEST:                                                 REIT SUB, INC.
By: /s/ Michael V. Pappagallo                           By: /s/ Milton Cooper

ATTEST:                                                 THE PRICE REIT, INC.
By: /s/ Lawrence M. Kronenberg                          By: /s/ Jerald Friedman

                                     A-1-2

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     SECOND AMENDMENT (the 'Second Amendment') to Agreement and Plan of Merger (the 'Original Agreement'), dated as of January 13, 1998, among Kimco Realty Corporation, a Maryland corporation ('Kimco'), REIT Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Kimco ('Merger Sub'), and The Price REIT, Inc., a Maryland corporation ('Price REIT'), as amended by the First Amendment to the Original Agreement, dated March 5, 1998 (the 'First Amendment'). Capitalized terms used herein without definition shall have the meanings as set forth in the Original Agreement.

     WHEREAS, each of Kimco, Merger Sub and Price REIT has entered into the Original Agreement, to which is attached as Exhibit A thereto the Articles Supplementary setting forth the terms and conditions of the Kimco Class D Preferred Stock (the 'Kimco Class D Articles Supplementary');

     WHEREAS, certain changes were made to the Original Agreement by way of the First Amendment;

     WHEREAS, the parties hereto desire to make certain revisions to the Kimco Class D Articles Supplementary in order to address certain voting and ownership restrictions that had been agreed upon by the parties hereto;

     WHEREAS, Kimco and Price REIT intend to enter into a Purchase Agreement (the 'Purchase Agreement') with Lehman Brothers Inc. ('Lehman Bros.') pursuant to which Lehman Bros. will agree to purchase up to $65.0 million of a new series of preferred stock of Price REIT (the 'Price REIT Preferred Stock');

     WHEREAS, it is the intention of the parties hereto that, in the event that
(i) such Purchase Agreement is entered into on the terms and conditions that are acceptable to Kimco, and (ii) Price REIT issues and Lehman Bros. purchases such Price REIT Preferred Stock, each share of Price REIT Preferred Stock outstanding at the Effective Time will be converted into the right to receive 10 Kimco Class E Depositary Shares (as defined herein); and

     WHEREAS, the Board of Directors of each of Kimco, Merger Sub and Price REIT has approved the further changes to the Original Agreement set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions herein, the parties hereby agree as follows:

     1. Exhibit A to the Original Agreement is hereby deleted and replaced in its entirety by Exhibit A to this Second Amendment.

     2. Article 4 of the Original Agreement is hereby amended by the addition of Sections 4.3 and 4.4 set forth below, each of which will become effective only in the event that (i) the Purchase Agreement is entered into upon terms and conditions that are acceptable to Kimco and (ii) Price REIT issues and Lehman Bros. purchases the Price REIT Preferred Stock:


     '4.3 Conversion of the Price REIT Preferred Stock.

          (a) At the Effective Time, each share of preferred stock, liquidation preference $1,000 per share, of Price REIT (the 'Price REIT Preferred Stock'), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 10 depositary shares (the 'Kimco Class E Depositary Shares'), each of which will represent an interest in one-tenth of a share in a new issue of Kimco Class E Floating Rate Cumulative Preferred Stock, liquidation preference $1,000 per share, having the terms and conditions substantially similar to those of the Price REIT Preferred Stock (except that while the Kimco Class E Preferred Stock will be redeemable by Kimco, the Price REIT Preferred Stock will be subject to a contractual call right by Price REIT) ('Kimco Class E Preferred Stock') upon surrender of the certificate formerly representing such share (a 'Price REIT Preferred Stock Certificate') in accordance with Section 4.4.

          (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of Price REIT Preferred Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Price REIT Preferred Stock Certificate shall thereafter cease to have any rights

                                     A-2-1
     with respect to such shares of Price REIT Preferred Stock, except the right to receive, without interest, the Kimco Class E Depositary Shares in accordance with Sections 4.3(a) and 4.4(b) hereto upon the surrender of such Price REIT Preferred Stock Certificate.

          (c) Each share of Price REIT Preferred Stock issued and held in Price REIT's treasury at the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

     4.4 Exchange of Price REIT Preferred Stock Certificates.

          (a) As of the Effective Time, Kimco shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Price REIT Preferred Stock, for exchange in accordance with this
     Article 4, certificates representing Kimco Class E Preferred Stock to be issued pursuant to Section 4.3 in exchange for outstanding shares of Price REIT Preferred Stock.

          (b) Promptly after the Effective Time, Kimco shall cause the Exchange Agent to mail to each holder of record of the Price REIT Preferred Stock Certificate or Price REIT Preferred Stock Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Price REIT Preferred Stock Certificates shall pass, only upon delivery of the Price REIT Preferred Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Kimco may reasonably specify and (ii) instructions for use in effecting the surrender of the Price REIT Preferred Stock Certificates in exchange for receipts representing Kimco Class E Depositary Shares. Upon surrender of Price REIT Preferred Stock Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Price REIT Preferred Stock Certificate shall be entitled to receive in exchange therefor (x) receipts evidencing the number of whole Kimco Class E Depositary Shares and (y) a check representing the amount of any declared but unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Price REIT Preferred Stock Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Price REIT Preferred Stock Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on unpaid dividends and distributions, if any, payable to the holder of Price REIT Preferred Stock Certificates.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Kimco Class E Depositary Shares shall be paid with respect to any shares of Price REIT Preferred Stock represented by a Price REIT Preferred Stock Certificate until such Price REIT Preferred Stock Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Price REIT Preferred Stock Certificate, there shall be paid to the holder of the receipts evidencing whole Kimco Class E Depositary Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Kimco Class E Depositary Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Kimco Class E Depositary Shares, less the amount of any withholding taxes which may be required thereon.

          (d) If, after the Effective Time, Price REIT Preferred Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for receipts for whole Kimco Class E Depositary Shares but any declared and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

          (e) None of Kimco, Price REIT, the Exchange Agent or any other person shall be liable to any former holder of shares of Price REIT Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Price REIT Preferred Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Price REIT Preferred Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against


                                     A-2-2
     any claim that may be made against it with respect to such Price REIT Preferred Stock Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Price REIT Preferred Stock Certificate Kimco Class E Depositary Shares.

     3. Section 7.3(ii)(e) is hereby deleted in its entirety and replaced with the following:

          '(e) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (1)(x) a dividend per share of Price REIT Preferred Stock not to exceed $20.00 per quarter pro-rated for the period from the date of issuance of such share to and including the Closing Date, (y) a dividend in an amount not to exceed $0.75 per share of Price REIT Common Stock for the last quarter of the year ending December 31, 1997 and (z) a dividend per share of Price REIT Common Stock in an amount equal to the greater of (I) $0.75 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Price REIT's estimated undistributed real estate investment trust taxable income (calculated without regard to the dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of
     Section 857(b)(2) of the Code for Price REIT's 1998 taxable year ending on the Closing Date and (B) Price REIT's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Price REIT's 1998 taxable year ending on the Closing Date, and except (2) in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Price REIT, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;'

     4. Section 7.3 (iii)(a) is hereby deleted in its entirety and replaced with the following:

          '(a) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed subsidiary of Kimco), except (1)(v) (subject to Section 7.3(i)(d)) a dividend in an amount not to exceed $0.48 per share of Kimco Common Stock for the last calendar quarter of 1997, (w) a dividend in the amount of $0.484375 per depositary share representing the Class A Preferred Stock,
     (x) a dividend in the amount of $0.53125 per depositary share representing the Class B Preferred Stock, (y) a dividend in the amount of $0.52345 per depositary share representing the Class C Preferred Stock and (z) a dividend per share of Kimco Common Stock in an amount equal to the greater of (I) $0.48 per quarter pro-rated for the period from January 1, 1998 up to and including the Closing Date and (II) the sum of (A) Kimco's estimated undistributed real estate investment trust taxable income (calculated without regard to dividends paid deductions as defined in Section 561 of the Code and by excluding net capital gain) within the meaning of Section

     857(b)(2) of the Code for Kimco's 1998 taxable year ending on the Closing Date and (B) Kimco's estimated undistributed net capital gain within the meaning of Section 857(b)(3) of the Code for Kimco's 1998 taxable year ending on the Closing Date and except (2) in connection with the use of shares of its capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Kimco, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and'

     5. Except as expressly amended by this Second Amendment, the Original Agreement (as amended by the First Amendment) and all of its terms, covenants, conditions and provisions are hereby ratified and confirmed in all respects and shall continue in full force and effect.

     6. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                                     A-2-3

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment and caused it to be delivered on their behalf as of the 14th day of May, 1998.

ATTEST:                                                 KIMCO REALTY CORPORATION
By: /s/ Michael V. Pappagallo                           By: /s/ Milton Cooper

ATTEST:                                                 REIT SUB, INC.
By: /s/ Michael V. Pappagallo                           By: /s/ Milton Cooper

ATTEST:                                                 THE PRICE REIT, INC.
By: /s/ Lawrence M. Kronenberg                          By: /s/ Joseph K. Kornwasser

                                     A-2-4

                                                                       EXHIBIT A

                             ARTICLES SUPPLEMENTARY
                                       OF
                            KIMCO REALTY CORPORATION

Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland (the 'Corporation'), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the 'Board of Directors') in accordance with
     Article IV.D. of the charter of the Corporation, including these Articles Supplementary (the 'Charter'), the Board of Directors, at a meeting held on January 13, 1998, adopted resolutions reclassifying 700,000 shares (the 'Shares') of Preferred Stock (as defined in the Charter) as a separate class of stock, 7.5% Class D Cumulative Convertible Preferred Stock, par value $1.00 per share ('Class D Preferred Stock'), and reclassifying 700,000 shares (the 'Class D Excess Shares') of Preferred Stock (as defined in the Charter) as a separate class of stock, Class D Excess Preferred Stock, par value $1.00 per share ('Class D Excess Preferred Stock'), each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption set forth below:

                7.5% Class D Cumulative Convertible Preferred Stock

A. Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph
(A) shall have, for all purposes of the provisions of the Charter in respect of the Class D Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Acquire. The term 'Acquire' shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below. The term 'Acquisition' shall have the correlative meaning.

     Aggregate Stock Ownership Limit. The term 'Aggregate Stock Ownership Limit' shall mean not more than 5.0% in value of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes thereof.

     Beneficial Ownership. The term 'Beneficial Ownership' shall mean ownership of any shares of Capital Stock by a Person who is or would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms 'Beneficial Owner,' 'Beneficially Owns' and 'Beneficially Owned' shall have the correlative meanings.

     Beneficiary. The term 'Beneficiary' shall mean the beneficiary of the Trust as determined pursuant to subparagraph (11)(e)(1) of paragraph (G) below.

     Business Day. The term 'Business Day' shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     Capital Stock. The term 'Capital Stock' shall mean all classes of series of stock of the Corporation, including, without limitation, Common Equity, Class A Preferred Stock, Class B Preferred, Class C Preferred Stock and Preferred Equity Stock.

                                    A-2-A-1

     Class A Preferred Stock. The term 'Class A Preferred Stock' shall mean the 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

     Class B Preferred Stock. The term 'Class B Preferred Stock' shall mean the 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

     Class C Preferred Stock. The term 'Class C Preferred Stock' shall mean the 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

     Code. The term 'Code' shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity. The term 'Common Equity' shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Common Stock. The term 'Common Stock' shall mean the common stock, par value $.01 per share, of the Corporation.

     Constructive Ownership. The term 'Constructive Ownership' shall mean ownership of any shares of Capital Stock by a Person who is or would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms 'Constructive Owner,' 'Constructively Owns' and 'Constructively Owned' shall have the correlative meanings.


     Conversion Price. The term 'Conversion Price' shall mean a conversion price of $40.25 per share of Common Stock, subject to adjustment as set forth in paragraph (E).

     Depositary Shares. The term 'Depositary Shares' shall mean the Depositary Shares each representing 1/10 of a share of Class D Preferred Stock.

     Dividend Payment Date. The term 'Dividend Payment Date' shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

     Dividend Period. The term 'Dividend Period' shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date, and thereafter each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

     Initial Issue Date. The term 'Initial Issue Date' shall mean the date that shares of Class D Preferred Stock are first issued by the Corporation.

     Junior Stock. The term 'Junior Stock' shall mean, as the case may be, (i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class D Preferred Stock shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class D Preferred Stock shall have received the entire amount to which such Class D Preferred Stock is entitled upon such liquidation, dissolution or winding up.

     IRS.  The term 'IRS' shall mean the United States Internal Revenue Service.

     Liquidation Preference. The term 'Liquidation Preference' shall mean $250.00 per share of Class D Preferred Stock, plus any accumulated, accrued and unpaid dividends.

     Market Price. The term 'Market Price' shall mean the price of the Class D Preferred Stock (i) as determined by multiplying by ten the last reported sales price of the Depositary Shares reported on the New York Stock Exchange ('NYSE') on the trading day immediately preceding the relevant date or, (ii) if the Depositary Shares are not then traded on the NYSE, as determined by the last reported sales price of the Depositary Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over

                                    A-2-A-2
which the Depositary Shares may be traded, or (iii) if the Depositary Shares are not then traded over any exchange or quotation system, as determined in good faith by the Board of Directors of the Corporation.

     Ownership Limit. The term 'Ownership Limit' shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Preferred Equity Stock. The number and value of outstanding shares of Class D Preferred Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     Parity Stock. The term 'Parity Stock' shall mean, as the case may be, (i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Class D Preferred Stock or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class D Preferred Stock. The term 'Parity Stock' shall include the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

     Person. The term 'Person' shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Class D Preferred Stock or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being 'closely held' within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

     Preferred Equity Stock. The term 'Preferred Equity Stock' shall mean shares of stock that are either Class D Preferred Stock or Class D Excess Preferred Stock.

     Press Release. The term 'Press Release' shall mean the press release issued pursuant to subparagraph (1) of paragraph (D).

     Purported Beneficial Transferee. The term 'Purported Beneficial Transferee' shall mean, with respect to any purported Transfer which results in Class D Excess Preferred Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class D Preferred Stock if such Transfer had been valid under subparagraph (1) of paragraph (G) below.

     Purported Record Transferee. The term 'Purported Record Transferee' shall mean, with respect to any purported Transfer which results in Class D Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under subparagraph (1) of paragraph (G) below.

     REIT. The term 'REIT' shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     Record Date. The term 'Record Date' shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.


     Redemption Date. The term 'Redemption Date' shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

     Redemption Shares. The term 'Redemption Shares' shall mean such number of shares of Common Stock into which Class D Preferred Stock is convertible at the Conversion Price as of the opening of business on the Redemption Date.

     Senior Stock. The term 'Senior Stock' shall mean, as the case may be, (i) any class or series of stock of the Corporation created after the Initial Issue Date in accordance with subparagraph (1) of paragraph (F) ranking senior to the Class D Preferred Stock in respect of the right to receive dividends or (ii) any class or series of stock of the Corporation created after the Initial Issue Date in accordance with subparagraph (1) of paragraph

                                    A-2-A-3

(F) ranking senior to the Class D Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

     Trading Day. The term 'Trading Day' shall mean any day on which the securities in question are traded on the NYSE.

     Transfer. The term 'Transfer' shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise. The term 'Transferring' and 'Transferred' shall have the correlative meanings.

     Trust. The term 'Trust' shall mean the trust created pursuant to subparagraph (11)(a) of paragraph (G).

     Trustee. The term 'Trustee' shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

B.  Dividends.

     1. The record holders of Class D Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate per share equal to the greater of (i) $18.75 per annum or (ii) the cash dividends (determined on each Dividend Payment Date referred to in subsection (2) of this paragraph (B)) on the shares of Common Stock (or portion thereof) into which a share of the Class D Preferred Stock is convertible, plus $0.275 per quarter.


     2. Dividends on shares of Class D Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on January 15, April 15, July 15 and October 15 of each year (each, a 'Dividend Payment Date'), commencing, with respect to the period commencing on the Initial Issue Date and ending on June 30, 1998, on July 15, 1998. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Class D Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend rate set forth in subparagraph (1) of this paragraph (B) above. Dividends payable in respect of the first Dividend Period and any subsequent Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Class D Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Class D Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable. Upon issuance, the Class D Preferred Stock will rank on parity as to dividends with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

     3. If any shares of Class D Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking junior to or on a parity with the Class D Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class D Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class D Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Class D Preferred Stock, all dividends declared upon the shares of the Class D Preferred Stock and any other such class or series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Class D Preferred Stock and such class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Class D Preferred Stock and

                                    A-2-A-4
such class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class D Preferred Stock which may be in arrears.

     4. Except as provided in subparagraph (3) of this paragraph (B), unless full cumulative dividends on the Class D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in common stock or other stock ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the affairs of the Corporation) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

     5. Notwithstanding anything contained herein to the contrary, no dividends on shares of Class D Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

     6. Notwithstanding anything contained herein to the contrary, dividends on the Class D Preferred Stock, if not paid on the applicable Dividend Payment Date, will accrue whether or not dividends are authorized or declared for such Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends.

     7. If, for any taxable year, the Corporation elects to designate as 'capital gain dividends' (as defined in Section 857 of the Code) any portion (the 'Capital Gains Amount') of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the 'Total Dividends'), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class D Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Class D Preferred Stock for the year bears to the Total Dividends.

C.  Distributions Upon Liquidation, Dissolution or Winding Up.

     1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class D Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class D Preferred Stock and the corresponding amounts payable on each class or series of stock ranking on a parity with the Class D Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class D Preferred Stock and all such stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled.

                                    A-2-A-5

Upon issuance, the Class D Preferred Stock will rank on parity with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation. Neither the consolidation or merger of the Corporation into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C).

D.  Redemption by the Corporation.

     1. The Class D Preferred Stock may be redeemed for Redemption Shares, in whole or from time to time in part, on any date on or after the third anniversary of the Initial Issue Date (or, if such date is not a Business Day, on the first Business Day after such date) at the option of the Corporation if for any 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the average closing price per share of the Common Stock exceeds 120% of the Conversion Price. In order to exercise its redemption option, the Corporation shall issue a press release announcing the redemption (the 'Press Release') prior to the opening of business on the fifth Trading Day after the condition in the preceding sentence has, from time to time, been met. The Press Release shall announce the redemption and set forth the number of shares of Class D Preferred Stock that the Corporation intends to redeem. The redemption date shall be selected by the Corporation, shall be specified in the notice of the redemption and shall not be less than 30 days nor more than 60 days after the date on which the Corporation issues the Press Release (the 'Redemption Date').

     2. Upon any redemption of the Class D Preferred Stock, the Corporation shall pay in cash any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Record Date and prior to the corresponding Dividend Payment Date, then each holder of Class D Preferred Stock at the close of business on such Record Date shall be entitled to the dividend payable on such shares of Class D Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of such shares of Class D Preferred Stock before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Class D Preferred Stock to be redeemed or on the shares of Common Stock issued upon such redemption.

     3. If the Corporation shall redeem shares of Class D Preferred Stock pursuant to subparagraph (1) of this paragraph (D), notice of such redemption shall be given not more than five (5) Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares of Class D Preferred Stock to be redeemed. Notice shall be by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Class D Preferred Stock to be redeemed at their respective addressees as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class D Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Class D Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Conversion Price; (iii) the number of shares of Class D Preferred Stock to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered in exchange for certificates evidencing the Redemption Shares; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

     4. Notice having been published or mailed in accordance with subparagraph
(3) of this paragraph (D), from and after the Redemption Date (unless the Corporation shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Class D Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and cash

                                    A-2-A-6
payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of a least $50,000,000, Common Stock and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Stock and cash be applied to the redemption of the shares of Class D Preferred Stock so called for redemption. At the close of business on the Redemption Date, each holder of shares of Class D Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the Common Stock or cash payable on such Redemption
Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Class D Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the shares of Class D Preferred Stock. No interest shall accrue for the benefit of the holder of shares of Class D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     5. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Class D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Class D Preferred Stock shall be exchanged for certificates representing shares of Common Stock and any cash (without interest thereon) for which such shares of Class D Preferred Stock have been redeemed. In case of redemption of less than all shares of Class D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation that will not result in the issuance of any Class D Excess Preferred Stock. If fewer than all the shares of Class D Preferred Stock represented by any certificate are redeemed, than new certificates representing the unredeemed shares of Class D Preferred Stock shall be issued without cost to the holder thereof.

     6. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the redemption of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon redemption of Class D Preferred Stock, the Corporation shall pay to the holder of the shares of Class D Preferred Stock which were mandatorily converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors at the close of business on the Redemption Date).

     7. Unless full cumulative dividends on all shares of Class D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Class D Preferred Stock shall be redeemed unless all outstanding shares of Class D Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Class D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class D Preferred Stock, and, unless full cumulative dividends on all outstanding shares of Class D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Class D Preferred Stock (except by conversion into or exchange for stock of the Corporation ranking junior to the Class D Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

     8. All shares of Class D Preferred Stock redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued shares of Preferred Stock, without designation as to class or series and may thereafter be reissued as shares of any class or series of Preferred Stock.

                                    A-2-A-7

E.  Conversion.

     1. Subject to paragraph (D), each holder of shares of Class D Preferred Stock shall have the right, at his or her option at any time, to convert all or a portion of such shares (including fractions of such shares so long as such fractions are in integral multiples of 1/10 of a share), unless previously redeemed, into Common Stock at the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Class D Preferred Stock shall be valued at $250.00. However, the right to convert shares of Class D Preferred Stock called for redemption pursuant to paragraph (D) hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in the making of payment of the Common Stock and any cash payable upon redemption under paragraph (D) hereof.

     2. The Conversion Price shall be adjusted from time to time as follows:

          a. If the Corporation shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (2)(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the corporation.

          b. If the Corporation shall issue additional rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subparagraph
     (2)(g) of this paragraph (E)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subparagraph (2)(g) of this paragraph (E)) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (2)(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

          c. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          d. If the Corporation shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock evidences of its indebtedness, assets or securities of the Corporation or other Persons (but excluding

                                    A-2-A-8

     (i) any rights or warrants referred to in subparagraph (2)(b) of this paragraph (E), (ii) any dividend or distribution referred to in subparagraph (2)(e) of this paragraph (E), (iii) any cash dividend or cash distribution out of current or accumulated funds from operations (as determined by the Board of Directors) and (iv) any dividend or distribution referred to in subparagraph (2)(a) of this paragraph (E)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (2)(g) of this paragraph (E)) of a share of Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Class D Preferred Stock) of the portion of the evidences of the indebtedness, assets or securities so distributed applicable to a share of Common Stock and the denominator shall be such current market price of a share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event of a distribution to all holders of shares of Common Stock of rights to subscribe for additional shares of the Corporation's capital stock (other than rights described in subparagraph (2)(b) of this paragraph (E)), the Corporation may, instead of making the adjustment in the Conversion Price set forth in this subparagraph (2)(d), provide that each holder of shares of Class D Preferred Stock who converts such shares shall be entitled to receive upon such conversion, in addition to the applicable number of shares of Common Stock, the number of such rights such holder would have been entitled to receive had such holder converted such shares immediately prior to the record date applicable to such distribution of rights.

          e. If the Corporation shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock securities of one of its subsidiaries that is (i) organized to qualify as a real estate investment trust under applicable federal tax laws and regulations and (ii) identified in any informational materials distributed to stockholders as being intended to operate on a leveraged basis, then the Conversion Price shall be adjusted so that the same shall equal the price determined by subtracting from the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution (the 'Determination Date') the per share amount of the distribution for tax purposes, as determined by the Board of Directors. The Corporation will publish notice of such distribution to holders of Class D Preferred Stock in a newspaper of general circulation at least ten (10) business days prior to the Determination Date.

          f. For the purposes of this subparagraph (2), the reclassification of shares of Common Stock into securities including securities other than shares of Common Stock (other than any reclassification upon a consolidation or merger to which subparagraph (6) of this paragraph (E) applies) shall be deemed to involve (i) a distribution of such securities other than shares of Common Stock to all holders of shares of Common Stock (and the effective date of such reclassification shall be deemed to be 'the date fixed for the determination of stockholders entitled to receive such distribution' and the 'date fixed for such determination' within the meaning of subparagraph (2)(d) of this paragraph (E)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be 'the day upon which such subdivision became effective' and 'the day upon which such subdivision or combination becomes effective,' as the case may be, within the meaning of subparagraph (2)(c) of this paragraph (E)).

          g. For the purpose of any computation under subparagraphs (2)(b) and 2(d) of this paragraph (E), the current market price of a share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the NYSE, or, if the shares of Common Stock are no longer quoted on such exchange, on the principal national securities exchange on which the shares of Common Stock are then listed or admitted to trading or, if the shares of Common Stock are not quoted on any national securities exchange, the closing sale price of the shares of

                                    A-2-A-9

     Common Stock or, in case no reported sale takes place, average of the shares of Common Stock or, in case no reported sale takes place, average of the closing bid and asked prices on the Nasdaq National Market or any comparable system, or if the shares of Common Stock are not quoted on the Nasdaq National Market or any comparable system, the closing sale price, or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose.

          h. Notwithstanding the foregoing, no adjustment in the Conversion Price for the Class D Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (2)(h) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          i. In the event that, as a result of an adjustment made pursuant to paragraph (E), the holder of any shares of Class D Preferred Stock thereafter surrendered for conversion shall become entitled to receive any capital stock other than shares of Common Stock, thereafter the number of shares of such capital stock so received shall be subject to adjustment from time to time in a manner and on terms equivalent as nearly as practicable to the provisions relating to the Class D Preferred Stock contained in subparagraph (2) of this paragraph (E).

     3. Upon the occurrence of a conversion as specified in this paragraph (E), the holders of Class D Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing shares of Class D Preferred Stock at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Class D Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Class D Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

     4. Holders of shares of Class D Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on the shares of Class D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to such Dividend Payment Date. However, shares of Class D Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date (except shares of Class D Preferred Stock converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, the Class D Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Class D Preferred Stock on such Dividend Payment Date. A holder of shares of Class D Preferred Stock on a Record Date who (or whose transferees) tenders any such shares of Class D Preferred Stock for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such Class D Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Class D Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Class D Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

     5. If the Common Stock issuable upon the conversion of the Class D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this paragraph (E), or the sale of all or substantially all of the Corporation's properties and assets to any other person), then and in each such event the holder of each share of Class D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into

                                    A-2-A-10
which such shares of Class D Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     6. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph
(E)) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation with or transfer of assets to the Corporation by any subsidiary), or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Class D Preferred Stock shall thereafter be entitled to receive upon conversion of the Class D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Class D Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale.

     7. In each case of an adjustment or readjustment of the Conversion Price for the Class D Preferred Stock, the Corporation at its expense will furnish each holder of Class D Preferred Stock with a certificate, prepared by independent public accountants of recognized standing certified by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     8. To exercise its conversion privilege, a holder of shares of Class D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office in accordance with subparagraph (3) of this paragraph (E), and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificated or certificates representing the shares of Preferred Stock being converted, shall be the 'Conversion Date.' As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Class D Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class D Preferred Stock as the case may be, in accordance with the provisions of this subparagraph
(8), cash in the amount of all accrued and unpaid dividends on such shares of Class D Preferred Stock, up to and including the Conversion Date, and cash, as provided in subparagraph (9) of this paragraph (E), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     9. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Class D Preferred Stock, the Corporation shall pay to the holder of the shares of Class D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors at the close of business on the Conversion Date).

     10. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                    A-2-A-11

F.  Voting Rights.

     1. The holders of record of shares of Class D Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
(F). The Corporation shall not, without either (a) the affirmative vote of the holders of at least two-thirds of the shares of the Class D Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (such Class D Preferred Stock voting separately as a class) or (b) the unanimous written consent of all of the holders of shares of Class D Preferred Stock, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock, or reclassify any authorized stock into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Stock; or (ii) amend or repeal the provisions of the Charter in respect of the Class D Preferred Stock so as to materially and adversely affect any right, preference, privilege or voting power of the Class D Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of the Class D Preferred Stock, in each case ranking on a parity with or junior to the Class D Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     2. If and whenever dividends payable on Class D Preferred Stock shall be in arrears for six (6) or more quarterly periods, regardless of whether such quarterly periods are consecutive, then the holders of Class D Preferred Stock (voting separately as a class with such other class or series as provided in subparagraph (6) of this paragraph (F)) shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) additional directors. Upon election, such directors shall become directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.


     3. Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Class D Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Class D Preferred Stock. Such right of the holders of Class D Preferred Stock to elect directors may be exercised until all dividends to which the holders of Class D Preferred Stock shall have been entitled for (i) all previous Dividend Periods and (ii) the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Class D Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

     4. At any time when such voting right shall have vested in the holders of Class D Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class D Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Class D Preferred Stock. Such meeting shall be held on the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class D Preferred Stock then outstanding may designate in writing a holder of Class D Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class D Preferred Stock that would be entitled to vote at such meeting shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (F). Notwithstanding the provisions of this

                                    A-2-A-12
paragraph (F), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders.

     5. If a director so elected by the holders of Class D Preferred Stock shall cease to serve as a director before his/her term shall expire, the holders of Class D Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     6. If, at any time when the holders of Class D Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph (F), the holders of any one or more classes or series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Charter, as in effect at the time, and if the terms for such classes or series of Preferred Stock so provide, then the voting rights of the Class D Preferred Stock and the one or more classes or series of Preferred Stock then entitled to vote shall be combined (with each having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class D Preferred Stock and of all such classes or series of Preferred Stock then entitled so to vote, voting together as a class, shall elect such directors. If the holders of any such classes or series of Preferred Stock have elected such directors prior to the happening of the default or event providing for the election of directors by the holders of Class D Preferred Stock, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in subparagraph (4) of paragraph (F) above, then a new election shall be held with all such classes or series of Preferred Stock and the Class D Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such classes or series of Preferred Stock are entitled to elect in excess of two directors, the Class D Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Class D Preferred Stock; provided that if at the expiration of such terms the holders of Class D Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph
(F), then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph (3) of this paragraph (F)) of holders of Class D Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph (F)) to be held at or prior to the time of expiration of the expiring terms referred to above.

     7. In any matter in which the Class D Preferred Stock is entitled to vote (as expressly provided herein), including any action by written consent, each share of Class D Preferred Stock shall subject to subparagraph (6) of this paragraph (F) be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Class D Preferred Stock, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totalling ten (10) votes per share of Class D Preferred Stock).

G. Restrictions on Ownership and Transfer to Preserve Tax Benefit; Conversion and Exchange for Class D Excess Preferred Stock; and Terms of Class D Excess Preferred Stock.

          1. Restriction on Ownership and Transfer.

          a. Except as provided in subparagraph (8) of this paragraph (G), no

     Person shall Acquire any shares of Class D Preferred Stock if, as the result of such Acquisition, such Person shall Beneficially or Constructively Own shares of Class D Preferred Stock in excess of the Ownership Limit;

          b. Except as provided in subparagraph (8) of this paragraph (G), no Person shall Beneficially Own or Constructively Own any shares of Class D Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit;

          c. Except as provided in subparagraph (8) of this paragraph (G), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Beneficially Owning Class D Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Class D Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class D Preferred Stock;

                                    A-2-A-13

          d. Except as provided in subparagraph (8) of this paragraph (G), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class D Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Class D Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class D Preferred Stock; and

          e. Notwithstanding any other provisions contained in this paragraph
     (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being 'closely held' within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in
     Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class D Preferred Stock or other event which would cause the Corporation to be 'closely held' within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Class D Preferred Stock.

     2. Conversion Into and Exchange For Class D Excess Preferred Stock. If, notwithstanding the other provisions contained in this paragraph (G), at any time after the date of the Initial Issue Date, there is a purported Transfer or Acquisition (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph (1) of this paragraph (G), above, has been violated, then the Class D Preferred Stock being Transferred or Acquired (or in the case of an event other than a Transfer or Acquisition, the Class D Preferred Stock owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class D Preferred Stock identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class D Excess Preferred Stock. If at any time of such purported Transfer or Acquisition any of the shares of the Class D Preferred Stock are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class D Preferred Stock, then shares of Class D Preferred Stock that shall be converted to Class D Excess Preferred Stock shall be first taken from any Class D Preferred Stock that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of subparagraph (1) of this paragraph (G) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

     3. Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (1) of this paragraph (G) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph (1) of this paragraph (G), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph (1) of this paragraph (G) shall automatically result in the conversion described in subparagraph (ii), irrespective of any action (or non-action) by the Board of Directors.

     4. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Class D Preferred Stock or other securities in violation of subparagraph
(1) of this paragraph (G), or any Person who owns or will own Class D Excess Preferred Stock as a result of an event under subparagraph (2) of this paragraph
(G), shall

                                    A-2-A-14
immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

     5. Owners Required To Provide Information. From and after the Initial Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Class D Preferred Stock and each Person (including the stockholder of record) who is holding Class D Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     6. Remedies Not Limited. Nothing contained in this paragraph (G) (but subject to subparagraph (12) of this paragraph (G)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     7. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this paragraph (G), including any definition contained in paragraph (A), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (G) with respect to any situation based on the facts known to it (subject, however, to the provisions of paragraph (12) of this paragraph (G)).

     8. Exceptions.

     a. Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Acquiring Class D Preferred Stock in excess of the Ownership Limit or Beneficially Owning Class D Preferred Stock in excess of the Aggregate Stock Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Acquisition or Beneficial Ownership of such Class D Preferred Stock will violate the Ownership Limit or Beneficially Owning Class D Preferred Stock in excess of the Aggregate Stock Ownership Limit, as the case may be, and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this paragraph
(G)) or attempted violation will result in such Class D Preferred Stock being exchanged for Class D Excess Preferred Stock in accordance with subparagraph (2) of this paragraph (G).

     b. Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning or Acquiring Class D Preferred Stock in excess of the Ownership Limit or Beneficially Owning or Acquiring Class D Preferred Stock in excess of the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Class D Preferred Stock in excess of the Ownership Limit or Beneficially Owning Class D Preferred Stock in excess of the Aggregate Stock Ownership Limit being exchanged for Class D Excess Preferred Stock in accordance with subparagraph (2) of this paragraph (G).

     c. Prior to granting any exception pursuant to subparagraph (8)(a) or
(8)(b) of this paragraph (G), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

     9. Legend. Each certificate for Class D Preferred Stock shall bear substantially the following legend:

          'The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting

                                    A-2-A-15
     powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the 'Charter'), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

          'The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Acquire any shares of Class D Preferred Stock if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Class D Preferred Stock in excess of 9.8% of the outstanding Class D Preferred Stock and any Class D Excess Preferred Stock of the Corporation or (ii) Beneficially Own or Constructively Own any shares of Class D Preferred Stock such that such Person would Beneficially Own or Constructively Own in excess of 5.0% in value of the aggregate of the outstanding shares of Capital Stock. Any Person who attempts to Acquire or Beneficially Own or Constructively Own shares of Class D Preferred Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class D Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.'

     10. Severability. If any provision of this paragraph (G) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     11.  Class D Excess Preferred Stock.

     a. Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that results in the issuance of Class D Excess Preferred Stock pursuant to subparagraph (2) of this paragraph (G), such Class D Excess Preferred Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Class D Excess Preferred Stock may later be transferred pursuant to subparagraph (11)(e) of this paragraph (G). Class D Excess Preferred Stock so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Class D Excess Preferred Stock except the right to designate a transferee of such Class D Excess Preferred Stock upon the terms specified in subparagraph (11)(e) of this paragraph (G). The Purported Beneficial Transferee shall have no rights in such Class D Excess Preferred Stock except as provided in subparagraph (11)(e) of this paragraph (G).

     b. Dividend Rights. Class D Excess Preferred Stock shall not be entitled to any dividends or other distribution (except as provided in subparagraph
(11)(d) of this paragraph (G)). Any dividend or distribution paid prior to the discovery by the Corporation that shares of Class D Preferred Stock have been converted into Class D Excess Preferred Stock shall be repaid to the Corporation upon demand.

     c. Conversion Rights. Holders of shares of Class D Excess Preferred Stock shall not be entitled to convert any shares of Class D Excess Preferred Stock into shares of Common Stock. Any conversion made prior to the discovery by the Corporation that shares of Class D Preferred Stock have been converted into Class D Excess

                                    A-2-A-16

Preferred Stock shall be void ab initio and the Purported Record Transferee shall return the shares of Class D Preferred Stock so converted to the

Corporation upon demand.

     d. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class D Excess Preferred Stock shall be entitled to receive, ratably with each other holder of shares of Preferred Equity Stock, that portion of the assets of the Corporation available for distribution to the holders of shares of Preferred Equity Stock as the number shares of Class D Excess Preferred Stock held by such holder bears to the total number of shares of Preferred Equity Stock then outstanding. The Corporation, as holder of the Class D Excess Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph (11)(e) of this paragraph (G), any such assets received in respect of the Class D Excess Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

     e. Restrictions On Transfer; Designation of Beneficiary.

     (1) Shares of Class D Excess Preferred Stock shall not be transferable. Subject to the last sentence of this clause (1), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Class D Excess Preferred Stock held by the Trust attributable to a purported Transfer that resulted in the issuance of Class D Excess Preferred Stock), if (i) the Class D Excess Preferred stock held in the Trust would not be Class D Excess Preferred Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price from such Beneficiary that reflects a price per share for such Class D Excess Preferred Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Class D Preferred Stock in the purported Transfer that resulted in the issuance of Class D Excess Preferred Stock, or (y) if the Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class D Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Class D Excess Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Class D Preferred Stock and such Class D Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Class D Preferred Stock would not be Class D Excess Preferred Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph (11)(g) of this paragraph (G).

     (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (11)(e)(1) of this paragraph
(G), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

     f. Voting and Notice Rights.  The holders of shares of Class D Excess

Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings.

     g. Purchase Rights in Class D Excess Preferred Stock. Notwithstanding the provisions of subparagraph (11)(e) of this paragraph (G), shares of Class D Excess Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class D Excess Preferred Stock (or, if the Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class D Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class D Excess Preferred Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class D Excess Preferred Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class D Excess Preferred Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (4) of this paragraph (G). The Corporation may appoint a

                                    A-2-A-17
special trustee of the Trust for the purpose of consummating the purchase of Class D Excess Preferred Stock by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Class D Preferred Stock outstanding and such reduction results in the issuance of Class D Excess Preferred Stock, the Corporation is required to exercise its option to repurchase such shares of Class D Excess Preferred Stock if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class D Excess Preferred Stock.

     12. Settlement. Nothing in this paragraph (G) shall preclude the settlement of any transaction entered into through facilities of the NYSE.

H. Exclusion of Other Rights.

     Except as may otherwise be required by law, the shares of Class D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption other than those specifically set forth in the Charter. The shares of Class D Preferred Stock and Class D Excess Preferred Stock shall have no preemptive or subscription rights.

I. Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

J. Severability of Provisions.


     If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of the Class D Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of Class D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of conversion or redemption of Class D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

K. Registration as Depositary Shares.

     Shares of Class D Preferred Stock shall be registered in the form of Depositary Shares representing a one-tenth fractional interest in a share of Class D Preferred Stock on such terms and conditions as may be provided for in any agreement binding upon the Corporation (whether directly or through merger with any other corporation).

          SECOND: The Shares and the Class D Excess Shares have been reclassified by the Board of Directors under a power contained in the Charter.

          THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                    A-2-A-18

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 14th day of May, 1998.

ATTEST:                                                 KIMCO REALTY CORPORATION

/s/ Bruce Kauderer                                      /s/ Michael J. Flynn
Bruce Kauderer                                          Michael J. Flynn
Secretary                                               President

                                    A-2-A-19

                                                                         ANNEX B

                 FAIRNESS OPINION OF JEFFERIES & COMPANY, INC.

                                              January 14, 1998

The Board of Directors
KIMCO REALTY CORPORATION
3333 New Hyde Park Road
New Hyde Park, NY 11042-0020

To the Members of the Board of Directors:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders (the 'Kimco Shareholders') of the outstanding common shares, par value $.01 per share (the 'Kimco Common Shares'), of Kimco Realty Corporation, a Maryland corporation ('Kimco' or the 'Company'), of the Consideration (as defined below) to be paid by Kimco pursuant to the Proposed Transaction (as defined below). Under the terms of the Agreement (as defined below), (i) The Price REIT, Inc., a Maryland corporation ('Price'), will merge with and into REIT Sub, Inc., a wholly owned subsidiary of Kimco, (ii) each outstanding common share of Price, par value $.01 per share (the 'Price Common Shares'), will be converted into the right to receive (A) 1.00 Kimco Common Share and (B) and 0.40 depositary shares of Kimco (the 'Kimco Preferred Shares'), each representing a one-tenth of a share of Kimco Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, subject to adjustment as set forth in the paragraph immediately below (the 'Consideration') and (iii) Price will cease to exist as a corporation (collectively, the 'Proposed Transaction'), all upon the terms and conditions presently set forth in the Agreement and Plan of Merger, dated January 13, 1998 and as amended (the 'Agreement'), by and among Kimco and Price. The Proposed Transaction is subject to the approval of the shareholders of both Kimco and Price. The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement.

     In the event that the sum of (i) the Kimco Average Price (as hereinafter defined) and (ii) $10.00 (the sum of (i) and (ii) being referred to herein as the 'Notional Value') is less than or equal to $45.00, each Price Common Share will be converted in the Merger into the right to receive (1) one Kimco Common Share, plus (2) a number of Kimco Preferred Shares equal to a fraction, the numerator of which is $45.00 less the Kimco Average Price and the denominator of which is $25.00; provided, however, that if the Kimco Average Price is less than $33.75, each Price Common Share will be converted in the Merger into the right to receive (1) a number of Kimco Common Shares equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Kimco Average Price, and (2) 0.45 Kimco Preferred Shares. In the event that the Notional Value is greater than $45.00, each Price Common Share will be converted in the Merger into the right to receive (1) one Kimco Common Share, plus (2) a number of Kimco Preferred Shares equal to 0.4 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Kimco Preferred Shares issued in respect of one Price Common Share be less than 0.36. The 'Kimco Average Price' means the average of the daily high and low sales prices of the Kimco Common Shares on the New York Stock Exchange for fifteen randomly selected trading days within the thirty consecutive trading days ending on and including the seventh trading day preceding the date of the meeting of the holders of the Kimco Common Shares to be held in connection with the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

     Jefferies & Company, Inc. ('Jefferies'), as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We are currently acting as financial advisor to the Company in connection with the Proposed Transaction and received a fee for delivering this opinion. Kimco has agreed to indemnify Jefferies against certain liabilities arising out of or in connection with the services rendered by Jefferies under such engagement. In the ordinary course of our business, we may trade the securities of Kimco for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities. We call your attention to the fact that Richard G. Dooley, an outside director of our parent, Jefferies Group, Inc., is also an outside director of Kimco. Mr. Dooley did not participate in any way in the preparation and rendering of this opinion.

     In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Agreement (including any schedules and exhibits thereto); (ii) reviewed certain financial and other information that was publicly available; (iii) reviewed information furnished to us by Kimco and Price, including certain internal financial analyses, budgets, reports and other information prepared by the respective managements of the companies; (iv) held discussions with various members of senior management of the Company and Price concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated by each company from the Proposed Transaction; (v) reviewed the share price and trading history of Kimco's and Price's publicly traded securities from January 2, 1996 to January 9, 1998; (vi) reviewed the valuations of publicly traded companies which we deemed comparable to Kimco and Price; (vii) reviewed the acquisition valuation multiples and stock purchase price premiums of publicly traded companies which we deemed comparable to Kimco and Price; (viii) reviewed the net asset valuations of both Kimco and Price with the net asset valuations of publicly traded companies which we deemed comparable to Kimco and Price; (ix) analyzed the combined funds from operations and funds available for distribution per share of the combined company on a pro forma basis; (x) prepared discounted cash flow analyses of Kimco and Price on both stand-alone and combined bases; and (xi) prepared a relative contribution analysis of revenue, net operating income, funds from operations and funds available for distribution contributed by each company compared with their pro forma common stock ownership position in the combined company. In addition, we have conducted such other reviews, analyses and inquiries relating to Kimco and Price as we considered appropriate in rendering this opinion.

     In our review and analysis and in rendering this opinion, we have relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by Kimco or Price or that was publicly available to us (including, without limitation, the information described above and the financial projections and financial models prepared by Kimco and Price regarding the estimated future performance of the respective companies before and after giving effect to the Proposed Transaction). This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

     With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. You have informed us, however, and we have assumed, that such projections and models were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the companies as to the future performance of each company. In addition, although we have performed sensitivity analyses thereon, in rendering this opinion we have assumed that each company will perform in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections and models could affect the opinion rendered herein. We have assumed that the Proposed Transaction will be reported as a tax-free reorganization and will be treated as a 'purchase' for accounting purposes.

     In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor conducted a comprehensive physical inspection of any of the assets of, Price, nor have we been furnished with any such evaluations or appraisals for Price or reports of such physical inspections for Price, nor have we assumed any responsibility to obtain any such evaluations, appraisals or inspections for Price. In addition, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor conducted a comprehensive physical inspection of any of the assets of, Kimco, nor have we been furnished with any such evaluations or appraisals for Kimco or reports of such physical inspections for Kimco, nor have we assumed any responsibility to obtain any such evaluations, appraisals or inspections for Kimco. Our opinion is based on economic, monetary, political, regulatory, market and other conditions existing and which can be evaluated as of the date hereof (including, without limitation, current market prices of the Kimco or Price Common Shares); however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting Kimco or Price, and we have assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences (including the effect of the Proposed Transaction on Kimco's continuing status as a 'real estate investment trust' under the Internal Revenue Code of 1986, as amended) of the Proposed Transaction to Kimco, Price and their respective shareholders.

     In rendering this opinion we have also assumed that: (i) the Proposed Transaction will be consummated on the terms described in the Agreement without any waiver of any material terms or conditions and that the conditions to the consummation of the Proposed Transaction set forth in the Agreement will be satisfied without material expense; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Kimco, Price or any of their respective subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of Kimco and Price are as set forth in their respective consolidated financial statements.

     Moreover, in rendering the opinion set forth below we note that the consummation of the Proposed Transaction is conditioned upon the approval of the shareholders of Kimco, and we are not recommending that Kimco, its Board of Directors, any of its security holders or any other person should take any specific action in connection with the Proposed Transaction. Our opinion does not constitute a recommendation of the Proposed Transaction over any alternative transactions which may be available to Kimco, and does not address Kimco's underlying business decision to effect the Proposed Transaction. Finally, we are not opining as to the market value or the prices at which any of the securities of Kimco may trade at any time.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid by Kimco pursuant to the Proposed Transaction, taken as a whole, is fair to the Kimco Shareholders from a financial point of view.

     This opinion does not constitute a recommendation to any shareholder of Kimco (or any other person) as to how such person should vote with respect to the Proposed Transaction or any other matter. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. This opinion may be reproduced in full in any proxy statement or prospectus mailed to shareholders of Kimco in connection with the Proposed Transaction but may not otherwise be disclosed publicly in any manner without our prior written approval. In furnishing this opinion, we do not admit that we are experts within the meaning of the term 'experts' as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          Sincerely,
                                          /s/ JEFFERIES & COMPANY, INC.

                                                                         ANNEX C

         OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                          January 13, 1998

Board of Directors
The Price REIT, Inc.
7979 Ivanhoe Avenue
La Jolla, California 92037

Members of the Board of Directors:

     The Price REIT, Inc. (the 'Company'), Kimco Realty Corporation (the 'Acquiror') and REIT Sub, Inc., a newly formed, wholly owned subsidiary of the Acquiror (the 'Acquisition Sub'), propose to enter into an Agreement and Plan of Merger, dated as of January 13, 1998 (the 'Agreement'), pursuant to which the Company will be merged with and into the Acquisition Sub in a transaction (the 'Merger') in which each outstanding share of the Company's common stock, par value $.01 per share (a 'Company Share'), will be converted into the right to receive (1) shares of common stock, par value $.01 per share, of the Acquiror (the 'Acquiror Common Shares') and (2) Depositary Shares of the Acquiror (the 'Acquiror Preferred Shares'), each representing one-tenth of one share of the Acquiror's Class D Cumulative Convertible Preferred Stock, par value $1.00 per share, all as set forth in the next paragraph. The Acquiror Common Shares and Acquiror Preferred Shares to be issued to the Company's shareholders in the Merger, as set forth in the next paragraph, shall be referred to herein as the 'Consideration'.

     In the event that the sum of (i) the Acquiror Average Closing Price (as hereinafter defined) and (ii) $10.00 (the sum of (i) and (ii) being referred to herein as the 'Notional Value') is less than or equal to $45.00, each Company Share will be converted in the Merger into the right to receive (1) one Acquiror Common Share, plus (2) a number of Acquiror Preferred Shares equal to a fraction, the numerator of which is $45.00 less the Acquiror Average Closing Price and the denominator of which is $25.00; provided, however, that if the Acquiror Average Closing Price is less than $33.75, each Company Share will be converted in the Merger into the right to receive (1) a number of Acquiror Common Shares equal to a fraction, the numerator of which is $33.75 and the denominator of which is the Acquiror Average Closing Price, and (2) 0.45 Acquiror Preferred Shares. In the event that the Notional Value is greater than $45.00, each Company Share will be converted in the Merger into the right to receive (1) one Acquiror Common Share, plus (2) a number of Acquiror Preferred Shares equal to 0.4 minus a fraction, the numerator of which is the Notional Value less $45.00 and the denominator of which is $50.00; provided, however, that in no event shall the aggregate fractional number of Acquiror Preferred Shares issued in respect of one Company Share be less than 0.36. The 'Acquiror Average Closing Price' means the average of the closing sales prices of the Acquiror Common Shares on the New York Stock Exchange during the twenty consecutive trading days ending on and including the third trading day preceding the date of the meeting of the holders of the Company Shares to be held in connection with the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the proposed Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the 'Expected Synergies') furnished to us by the Company and the Acquiror, respectively;

     (3) Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Common Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     (8) Reviewed the potential pro forma impact of the Merger;

     (9) Reviewed a draft, dated January 12, 1998, of the Agreement, including the form of Articles Supplementary of the Acquiror (the 'Articles Supplementary') setting forth the preferences, rights and designations for the Acquiror Preferred Shares, included as an exhibit to the Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement (including the Articles Supplementary) will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have also assumed that the Acquiror will continue to qualify after the Merger as a Real Estate Investment Trust for U.S. federal income tax purposes. In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the delivery of this opinion and the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory and financing services to the Company and the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares, as well as the Acquiror Common Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the Company Shares or the Acquiror Common Shares will trade following the announcement or consummation of the Merger or as to the price at which the Acquiror Preferred Shares will trade following the consummation of the Merger.


     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

                                          Very truly yours,
                                          /s/ MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                                                         ANNEX D

                       THE 1998 EQUITY PARTICIPATION PLAN

                       THE 1998 EQUITY PARTICIPATION PLAN
                                       OF
                            KIMCO REALTY CORPORATION

     Kimco Realty Corporation, a Maryland corporation, has adopted The 1998 Equity Participation Plan of Kimco Realty Corporation (the 'Plan'), effective _____________, 1998, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

     The purposes of this Plan are as follows:

     To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

     To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.
                                  DEFINITIONS

  Section 1.1.  General.

     Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

  Section 1.2.  Award Limit.

     'Award Limit' shall mean 500,000 shares of Common Stock.

  Section 1.3.  Board.

     'Board' shall mean the Board of Directors of the Company.

  Section 1.4.  Code.

     'Code' shall mean the Internal Revenue Code of 1986, as amended.

  Section 1.5.  Committee.

     'Committee' shall mean the Executive Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 7.1.

  Section 1.6.  Common Stock.

     'Common Stock' shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

  Section 1.7.  Company.

     'Company' shall mean Kimco Realty Corporation, a Maryland corporation.

  Section 1.8.  Corporate Transaction.

     'Corporate Transaction' shall mean any of the following stockholder-approved transactions to which the Company is a party:

     (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

     (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

     (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

  Section 1.9.  Deferred Stock.

     'Deferred Stock' shall mean Common Stock awarded under Article VI of this Plan.

  Section 1.10.  Director.

     'Director' shall mean a member of the Board.

  Section 1.11.  Employee.

     'Employee' shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, of Kimco Realty Services, Inc., or of any corporation which is a Subsidiary.

  Section 1.12.  Exchange Act.

     'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

  Section 1.13.  Fair Market Value.


     'Fair Market Value' of a share of Common Stock as of a given date shall be
(i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a NYSE successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith.

  Section 1.14.  Grantee.

     'Grantee' shall mean an Independent Director granted an award of Deferred Stock under this Plan.

  Section 1.15.  Incentive Stock Option.

     'Incentive Stock Option' shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

  Section 1.16.  Independent Director.

     'Independent Director' shall mean a member of the Board who is not an Employee of the Company.

  Section 1.17.  Non-Qualified Stock Option.

     'Non-Qualified Stock Option' shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

  Section 1.18.  Option.

     'Option' shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

  Section 1.19.  Optionee.

     'Optionee' shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

  Section 1.20.  Plan.


     'Plan' shall mean The 1998 Equity Participation Plan of Kimco Realty Corporation.

  Section 1.21.  QDRO.

     'QDRO' shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

  Section 1.22.  Rule 16b-3.

     'Rule 16b-3' shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

  Section 1.23.  Subsidiary.

     'Subsidiary' shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  Section 1.24.  Termination of Consultancy.

     'Termination of Consultancy' shall mean the time when the engagement of an Optionee or Grantee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  Section 1.25.  Termination of Directorship.

     'Termination of Directorship' shall mean the time when an Optionee or Grantee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

  Section 1.26.  Termination of Employment.


     'Termination of Employment' shall mean the time when the employee-employer relationship between an Optionee or Grantee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee or Grantee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.
                             SHARES SUBJECT TO PLAN

  Section 2.1.  Shares Subject to Plan.

     (a) The shares of stock subject to Options and awards of Deferred Stock shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or upon any such awards of Deferred Stock under the Plan shall not exceed three million (3,000,000). The shares of Common Stock issuable upon exercise of such options or Deferred Stock may be either previously authorized but unissued shares or treasury shares.

     (b) The maximum number of shares which may be subject to Options and awards of Deferred Stock granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

  Section 2.2.  Add-back of Options and Other Rights.

     If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or Grantee or withheld by the Company upon the exercise of any Option, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under
Section 422 of the Code.

                                  ARTICLE III.
                              GRANTING OF OPTIONS

  Section 3.1.  Eligibility.

     Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

  Section 3.2.  Disqualification for Stock Ownership.

     No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

  Section 3.3.  Qualification of Incentive Stock Options.

     No Incentive Stock Option shall be granted to any person who is not an Employee.

  Section 3.4.  Granting of Options

     (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

          (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;


          (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

          (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code; and

          (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

     (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

     (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an 'incentive stock option' under Section 422 of the Code.

     (d) Any person who, in his capacity as an Independent Director, was scheduled to receive a grant of Options under Section 3.4 of the Amended and Restated Stock Option Plan For Key Employees and Outside Directors of Kimco Realty Corporation (the '1995 Plan') will receive such grants under this Plan. Any person who, upon adoption of this Plan, is not an Independent Director of the Company, but who later becomes an Independent Director shall be granted at the time of his appointment as an Independent Director, a Non-Qualified Option to purchase 3,000 shares of Common Stock. Each Independent Director who has received a grant pursuant to this Section 3.4(d) or Section 3.4 of the 1995 Plan shall be granted on the first and second anniversary of the date of his grant under this Section 3.4.(d) or Section 3.4 of the 1995 Plan (so long as he is an Independent Director on such date) a Non-Qualified Option to purchase 3,000 shares of Common Stock. All the foregoing Option grants authorized by this
Section 3.4(d) are subject to stockholder approval of the Plan.

                                  ARTICLE IV.
                                TERMS OF OPTIONS

  Section 4.1.  Option Agreement.

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

  Section 4.2.  Option Price.

     The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Options granted to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

  Section 4.3.  Expiration of Options.

     (a) The term of an Option shall be set by the Committee in its discretion; provided, however, that, no Option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) In the case of an Incentive Stock Option, (A) the expiration of ten years from the date the Option was granted, or (B) in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation (within the meaning of Section 422 of the Code), the expiration of five years from the date the Option was granted; or

          (ii) In the case of a Non-Qualified Option, the expiration of ten years and one day from the date the Option was granted; or

          (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be, for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

          (iv) In the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be, for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

          (v) The expiration of one year from the date of the Optionee's death.

     (b) Subject to the provisions of Section 4.3(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Stock Option Agreements that said Options expire immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship, as the case may be; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement, death, disability or as may otherwise be determined by the Committee.

  Section 4.4.  Consideration.

     In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V.
                              EXERCISE OF OPTIONS

  Section 5.1.  Partial Exercise.

     An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the

Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  Section 5.2.  Manner of Exercise.

     All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

     (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

     (b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (c) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

     (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

  Section 5.3.  Conditions to Issuance of Stock Certificates.

     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

     (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

  Section 5.4.  Rights as Stockholders.

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

  Section 5.5.  Ownership and Transfer Restrictions.

     The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

  Section 5.6.  Exercise by Employees of Kimco Realty Services, Inc.

     Notwithstanding anything to the contrary contained in this Plan, an Optionee who is an employee of Kimco Realty Services, Inc. shall exercise his Option in accordance with the following procedures:

     (a)(i) Such Employee shall pay the exercise price to the Secretary of Kimco Realty Services, Inc. in cash; (ii) Kimco Realty Services, Inc. shall then purchase for cash from Kimco the number of shares underlying the exercised Options for the Fair Market Value of such shares; and (iii) Kimco Realty Services, Inc. shall then deliver such shares to the Employee.

     (b) In the case of exercise of Options pursuant to Section 5.2(d)(iii), only the provisions of paragraphs (a)(ii) and (a)(iii) above shall apply, and then only with respect to the net number of shares issuable.

                                  ARTICLE VI.
                                 DEFERRED STOCK

  Section 6.1.  Eligibility.

     Subject to the Award Limit, Independent Directors may be granted awards of Deferred Stock in lieu of directors' fees, as provided in Section 6.2.

  Section 6.2.  Deferred Stock.

     Deferred Stock may be granted to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies as may be adopted by the Board from time to time. Unless otherwise provided by the Board, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Common Stock underlying the award has been issued.

  Section 6.3. Deferred Stock Agreement.

     Each award of Deferred Stock shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Plan.

  Section 6.4.  Term.

     The term of an award of Deferred Stock shall be set by the Board in its discretion.


                                  ARTICLE VII.
                                 ADMINISTRATION

  Section 7.1.  Committee.

     The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a 'non-employee director' as defined by Rule 16b-3 and an 'outside director' for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  Section 7.2. Duties and Powers of Committee.

     It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and awards of Deferred Stock granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee or Grantee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

  Section 7.3.  Majority Rule; Unanimous Written Consent.

     The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

  Section 7.4.  Compensation; Professional Assistance; Good Faith Actions.

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all

Optionees or Grantees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options and awards of Deferred Stock and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                 ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

  Section 8.1.  Not Transferable.

     Options and Deferred Stock awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option or Deferred Stock award or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     During the lifetime of the Optionee or Grantee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

  Section 8.2.  Amendment, Suspension or Termination of this Plan.

     Except as otherwise provided in this Section 8.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options or Deferred Stock awards, alter or impair any rights or obligations under any Options or Deferred Stock awards theretofore granted or awarded, unless the award itself otherwise expressly so provides. No

Options or Deferred Stock may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

     (a) The expiration of ten years from the date the Plan is adopted by the Board; or

     (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.4.

  Section 8.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

     (a) Subject to Section 8.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar Corporate Transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or Deferred Stock award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

          (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, or which may be granted as Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

          (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options and in the number and kind of shares of outstanding Deferred Stock, and

          (iii) the grant or exercise price with respect to any Option.

     (b) Subject to Sections 8.3(b)(vii) and 8.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

          (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee's request, for either the purchase of any such Option or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee's rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion;

          (ii) In its sole and absolute discretion, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

          (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such Option;

          (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, Deferred Stock or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

          (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and in the number and kind of outstanding Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options and Deferred Stock awards and options and Deferred Stock awards which may be granted in the future.

          (vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide either by the terms of a Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Deferred Stock Agreement upon some or all shares of Deferred Stock may be terminated.

          (vii) In the event of any Corporate Transaction, each outstanding Option shall, immediately prior to the effective date of the Corporate Transaction, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such rights or fully vested, as applicable, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding right shall not so accelerate if and to the extent: (i) such right is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof) or (ii) the acceleration of exercisability of such right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability of rights under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     (c) Subject to Section 8.3(d) and 8.8, the Committee may, in its discretion, include such further provisions and limitations in any Option or Deferred Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

     (d) With respect to Options and awards of Deferred Stock described in
Article VI which are granted to Section 162(m) participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.


  Section 8.4.  Approval of Plan by Stockholders.

     This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options and Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

  Section 8.5.  Tax Withholding.

     The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee or Grantee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option or Deferred Stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee or Grantee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

  Section 8.6.  Loans.

     The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

  Section 8.7.  Forfeiture Provisions.

     Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of Options granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or
(b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

  Section 8.8.  Limitations Applicable to Section 16 Persons and
  Performance-Based Compensation.

     Notwithstanding any other provision of this Plan, this Plan and any Option or Deferred Stock awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option or award of Deferred Stock described in Article VI which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in

Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

  Section 8.9.  Effect of Plan Upon Options and Compensation Plans.

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

  Section 8.10.  Compliance with Laws.

     This Plan, the granting and vesting of Options, Deferred Stock awards and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options and Deferred Stock awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  Section 8.11.  Titles.


     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

  Section 8.12.  Governing Law.

     This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof.

                                     * * *

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of __________________ on ____________, 1998.

     Executed on this ____ day of _______________, 1998.


                                                  ------------------------------
                                                             Secretary

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